As filed with the Securities and Exchange Commission on January 25, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governing instruments)

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Address, including zip code, and telephone number, including, area code, of principal executive offices)	Charles M. Baughn 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Judith D. Fryer, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public:  as soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Security	Offering Price(1)	Fee
Common Stock, par value $.001 per share			$$3,500,000,000	$137,550

(1)	Represents an indeterminate number of shares to be offered by the registrant at prices to be determined by the registrant from time to time, with an aggregate offering amount of $3,500,000,000. Includes an indeterminate number of shares to be issued under the registrant’s dividend reinvestment plan with an aggregate offering amount of $500,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

PROSPECTUS
Hines Real Estate Investment Trust, Inc.
Up to $3,500,000,000 in Common Shares Offered to the Public

We are a Maryland corporation sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated global real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 50 years. We invest primarily in institutional-quality office properties located throughout the United States. In addition, we have invested or may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases. As of September 30, 2007, we had direct and indirect interests in 37 office properties located throughout the United States, one mixed-use office and retail complex in Toronto, Canada and one industrial property in Rio de Janeiro, Brazil. We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Through our affiliated Dealer Manager, Hines Real Estate Securities, Inc., we are offering up to $3,000,000,000 in our common shares to the public on a best efforts basis. We are also offering up to $500,000,000 in our common shares to be issued pursuant to our dividend reinvestment plan. We will initially offer shares to the public at a price of $     . Our board of directors may change this price from time to time during the offering. Shares sold under our dividend reinvestment plan will initially be sold for $     . Our board of directors may likewise change this price from time to time. You must initially invest at least $2,500. This offering will terminate on or before          , 2010, unless extended by our board of directors.

We encourage you to carefully review the complete discussion of risk factors beginning on page 10 before purchasing our common shares. This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Significant risks relating to your investment in our common shares include:

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

•	There is currently no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or to include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	There are restrictions and limitations on your ability to have all or any portion of your shares redeemed under our share redemption program.

•	We have not identified any specific assets to acquire or investments to make with all of the proceeds of this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines. We also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to many of those investment opportunities.

•	We are Hines’ only publicly-offered investment program and one of Hines’ first REITs. Because Hines’ other programs and investments have been conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or to all of the laws and regulations we are subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

							Proceeds to Us,
	Price to the Public		Selling Commission		Dealer Manager Fee		Before Expenses

Per Share	$		$		$		$
Maximum Offering		$3,000,000,000		$210,000,000		$66,000,000	$2,724,000,000
Dividend Reinvestment Plan		$500,000,000		$—		$—	$500,000,000

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the common shares is not permitted.

SUITABILITY STANDARDS

The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or on a national market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $70,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $250,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

New Hampshire — Investors must have either (i) a net worth of at least $250,000 or (ii) a minimum annual gross income of at least $60,000 and a minimum net worth of at least $125,000.

Iowa, Kentucky, Michigan, Missouri, Ohio and Pennsylvania — In addition to our suitability requirements and the state-specific suitability requirements set forth above, investors must have a liquid net worth of at least 10 times their investment in our shares.

Kansas — In addition, the Office of the Securities Commission of the State of Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as “that portion of net worth which consists of cash, cash equivalents and readily marketable securities.”

For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become shareholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each shareholder for a period of six years.

In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially invest at least $2,500. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

In order to satisfy the initial minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases through this or future offerings in increments of at least five shares, except for purchases made pursuant to our dividend reinvestment plan which may be in increments of less than five shares.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

SUITABILITY STANDARDS
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	ix
PROSPECTUS SUMMARY	1
Hines Real Estate Investment Trust, Inc.	1
Our Board	1
Our Advisor	1
Our Property Manager	1
Our Structure	2
Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest	3
Description of Capital Stock	8
Distribution Objectives	8
Dividend Reinvestment Plan	8
Share Redemption Program	8
RISK FACTORS	10
Investment Risks	10
There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount	10
Your ability to have your shares redeemed is limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares	10
Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose some or all of your investment	11
You will not have the benefit of an independent due diligence review in connection with this offering	11
We have invested a significant percentage of our total current investments, and we may invest a portion of the net proceeds of this offering, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor	11
The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party	11
We will pay substantial compensation to Hines, the Advisor and their affiliates, which may be increased or decreased during this offering or future offerings by our independent directors	12
We may pay the Advisor a fee on any line of credit made available to us, whether or not we utilize all or any portion of such line of credit	12
You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund	12
This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering	12
If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares	13
If we sell less than the maximum offering amount for this offering, the acquisition fees payable to the Advisor (as a percentage of net proceeds) will be higher than if we are able to sell a greater number of shares	13

The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded	13
The price of our common shares may be adjusted to a price less than the price you paid for your shares	13
The price you pay for our common shares in this offering may depend upon the broker-dealer or financial advisor executing the transaction	13
Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares	14
The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith	14
The Participation Interest would increase at a faster rate with frequent dispositions of properties followed by acquisitions using proceeds from such dispositions	14
Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement	15
We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering	15
We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company	15
If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned	16
The ownership limit in our charter may discourage a takeover attempt	16
We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations	17
Business and Real Estate Risks	17
Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies similar to ours, is subject to many of the same business and real estate risks as we are	17
We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results	18
Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas	18
Delays in purchasing properties with proceeds received from this offering may result in a lower rate of return to investors	18
If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value	19
In our initial quarters of operations, dividends we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances, borrowings, deferrals or waivers of fees from our Advisor or affiliates, or other sources in the future to fund dividends to our shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all	19
We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements	19

We expect to acquire additional properties in the future, which, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders	20
We are subject to risks as the result of joint ownership of real estate with other Hines programs or third parties	20
Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions	21
If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected	21
If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership	22
Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited	22
Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow	22
We have acquired and may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and will reduce our cash available for distribution to our shareholders	23
Our success will be dependent on the performance of Hines as well as key employees of Hines	23
We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us	23
We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space	23
The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay dividends	24
Unfavorable changes in economic conditions could adversely impact occupancy or rental rates	24
Uninsured losses relating to real property may adversely impact the value of our portfolio	24
We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs	25
Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability	25
Our operations will be directly affected by general economic and regulatory factors we cannot control or predict	25
Volatility in debt markets could impact future acquisitions and values of real estate assets potentially reducing cash available for distribution to our shareholders	26
We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited	26
Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations	27
All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow	27
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions	27
If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements	28
We are subject to additional risks from our international investments	28
Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status	28

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant	29
If we make or invest in loans, our loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan investments	29
If we make or invest in loans, our loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the loans in the event we sell the loans	29
Delays in liquidating defaulted loans could reduce our investment returns	29
We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.	30
Our investment policies may change without shareholder approval, which could not only alter the nature of your investment but also subject your investment to new and additional risks	30
Potential Conflicts of Interest Risks	30
We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Many of the preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines	30
We may compete with other entities affiliated with Hines for tenants	31
Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities	31
Hines may face conflicts of interest if it sells properties it acquires or develops to us	32
Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property	32
Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates	32
Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities	32
Our officers and directors have limited liability	33
Our UPREIT structure may result in potential conflicts of interest	33
Tax Risks	33
If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted	33
If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay dividends to our shareholders could be adversely affected	34
Dividends to tax-exempt investors may be classified as unrelated business taxable income	34
Investors may realize taxable income without receiving cash dividends	34
Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT	35
In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders	35
Entities through which we hold foreign real estate investments will, in most cases, be subject to foreign taxes, notwithstanding our status as a REIT	35
Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities	35
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	36
ESTIMATED USE OF PROCEEDS	36
MANAGEMENT	39

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Hines Real Estate Investment Trust, Inc., or Hines REIT?

A:	Hines REIT is a real estate investment trust, or “REIT,” that has invested and intends to continue to invest primarily in institutional-quality office properties located in the United States. In addition, we have invested and may invest in other real estate investments including, but not limited to, properties located outside of the United States, non-office properties, loans and ground leases.

We commenced operations in November 2004. As of September 30, 2007, we had raised approximately $1.5 billion of gross proceeds through public offerings of our common shares. We invest the net offering proceeds into our real estate investments, and, as of September 30, 2007, owned interests in 37 institutional-quality office properties throughout the United States, one mixed-use office and retail complex in Toronto, Canada and one industrial property in Rio de Janeiro, Brazil.

We are externally managed by our advisor, Hines Advisors Limited Partnership (our “Advisor”), which is responsible for identifying our investment opportunities and managing our day-to-day operations. Our advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”).

Q:	Who is Hines Interests Limited Partnership?

A:	Hines is a fully integrated global real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 50 years. Hines provides investment management services to numerous investors and partners including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. As of December 31, 2006, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 160 projects, valued at approximately $16.0 billion. Please see “Management — Hines and our Property Management and Leasing Agreements — The Hines Organization” for more information regarding Hines.

Q:	What competitive advantages does Hines REIT achieve through its relationship with Hines and its affiliates?

A:	We believe our relationship with Hines and its affiliates provides us the following benefits:

•	Global Presence — Our relationship with Hines and its affiliates as our sponsor, advisor and property manager allows us to have access to an organization that has extraordinary depth and breadth around the world with approximately 3,150 employees located in 67 cities across the United States and 15 foreign countries. This provides us a significant competitive advantage in drawing upon the experiences resulting from the vast and varied real estate cycles and strategies that varied economies and markets experience.

•	Local Market Expertise — Hines’ global platform is built from the ground up based on Hines’ philosophy that real estate is essentially a local business. Hines provides us access to a team of real estate professionals who live and work in individual major markets around the world. These regional and local teams are fully integrated to provide a full range of real estate investment and management services including sourcing investment opportunities, acquisitions, development, re-development, financing, property management, leasing, asset management, disposition, accounting and financial reporting.

•	Centralized Resources — Hines’ headquarters in Houston, Texas provides the regional and local teams with a group of approximately 342 personnel who specialize in areas such as capital markets, corporate finance, construction, engineering, operations, marketing, human resources, cash management, risk management, tax and internal audit. These experienced personnel provide a repository of knowledge, experience and expertise and an important control point for preserving performance standards and maintaining operating consistency for the entire organization.

•	Tenure of Personnel — Hines has one of the most experienced executive management teams in the real estate industry with an average tenure within the organization of 29 years. This executive team provides stability to the organization and provides experience through numerous real estate cycles during such time frame. This impressive record of tenure is attributable to a professional culture of quality and integrity and long-term compensation plans that align personal wealth creation with real estate and investor performance and value creation.

•	Long-Term Track Record — Hines has more than 50 years of experience in creating and successfully managing capital and real estate investments for numerous third-party investors. As stated above, Hines and its affiliates currently have approximately 3,150 employees located in regional and local offices in 67 cities in the United States and in 15 foreign countries around the world. Since inception in 1957, Hines, its predecessor and their respective affiliates have acquired or developed more than 700 real estate projects representing approximately 229 million square feet.

Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Hines.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	pays distributions to investors of at least 90% of its annual ordinary taxable income;

•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its taxable income to the extent it currently distributes such income and provided certain income tax requirements are satisfied relating to, among other things, the nature of its income, assets, and share ownership; and

•	combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate assets under professional management.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of Hines REIT Properties, L.P., and as described in more detail below, Hines or its affiliates own limited partner interests and a profits interest in Hines REIT Properties, L.P. To avoid confusion, in this prospectus:

•	we refer to Hines REIT Properties, L.P. as the “Operating Partnership” and partnership interests and the profits interest in the Operating Partnership, respectively, as “OP Units” and the “Participation Interest;”

•	we refer to Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries, collectively, as the “Company;” and

•	the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines REIT or the Company as required by the context in which such pronoun is used.

Q:	What are the risks involved in an investment in your shares?

A:	An investment in our common shares is subject to significant risks. Below is a summary of certain of these risks. A more detailed list and description of the risks are contained in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. You should carefully read and consider all of these risks, and the other risks described in this prospectus, prior to investing in our common shares.

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

x

•	There is currently no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•	Your ability to have your shares redeemed is limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.

•	We have not identified any specific assets to acquire or investments to make with all of the proceeds from this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services and the fees may increase during the offering. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

•	We are Hines’ only publicly-offered investment program and one of Hines’ first REITs. Because Hines’ other programs and investments have been conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or all of the laws and regulations we are subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

•	We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Many of the preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.

•	We compete with other entities affiliated with Hines for tenants.

•	Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.

•	We are a general partner in Hines US Core Office Fund LP (the “Core Fund”); therefore, we could be responsible for all of its liabilities.

•	Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions, and we may never be able to redeem all or any portion of our investment in the Core Fund.

•	In our initial quarters of operations, dividends we paid to our shareholders were partially funded with advances or borrowings from our Advisor. We may use similar advances, borrowings, deferrals or waivers of fees from our Advisor or others in the future to fund dividends to our shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.

•	Real estate investments are subject to a high degree of risk because of general economic or local market conditions, changes in supply or demand, terrorist attacks, competing properties in an area, changes in interest rates, inflationary impact on operating expenses and changes in tax, real estate, environmental or zoning laws and regulations.

•	Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay.

•	Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT will be diluted if we issue additional shares.

•	Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.

•	You will not have the benefit of an independent due diligence review in connection with this offering, and the fees we pay in connection with this offering were not determined on an arm’s-length basis.

•	We use debt, which will put us at risk of losing the assets securing such debt should we be unable to make debt service payments.

•	If we lose our REIT tax status, we will be subject to increased taxes and/or penalties, which will reduce the amount of cash we have available to pay dividends to our shareholders.

•	In order to maintain our status as a REIT, we may have to incur additional debt to pay the required dividends to our shareholders.

•	The price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets as well as changes in fees and expenses and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

Q:	Why should I invest in real estate?

A:	Allocating some portion of your investment portfolio to real estate may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation, and attractive risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. According to a survey prepared by the Pension Real Estate Association in February 2007 (the “PREA Survey”), of institutional investors such as public and private plan sponsors, endowments, foundations and other pension funds surveyed that held more than $2 trillion in assets at the time of the survey, real estate equity investments accounted for approximately 6.9% of these institutional investors’ total investment portfolios. This represented an increase from the average allocations to real estate equity investments in prior years, which approximated 6.0% of total investment portfolios in the previous survey. We believe that individual investors can also benefit by adding a real estate component to their investment portfolio. You and your financial advisor, investment advisor or financial planner should determine whether investing in real estate would benefit your investment portfolio.

Q:	Why should I invest in office real estate?

A:	Institutional investors have historically allocated a substantial portion of the real estate component of their investment portfolio to office real estate in an effort to obtain income, portfolio diversification and capital appreciation. We believe that investing in office real estate has the potential to provide both institutional and individual investors a combination of the following:

•	Income. Investing in income producing office real estate, whether directly or through traded or non-traded REITs or other ownership structures, has historically provided an attractive and stable source of income to investors.

•	Portfolio Diversification. Because the performance of investments in office real estate have historically had a low correlation to non-REIT stocks and a negative correlation to bonds, investing in office real estate may provide investors an opportunity to earn better risk-adjusted returns in their investment portfolios over the long term.

•	Capital Appreciation. Office real estate investments have, over the long term, historically provided moderate capital appreciation and have served as a hedge against inflation for many investors. We believe that adding an office real estate component to an investor’s portfolio may enhance the investor’s overall portfolio return.

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of office properties;

•	pay regular cash dividends;

•	achieve appreciation of our assets over the long term; and

•	remain qualified as a REIT for federal income tax purposes.

Q:	What percentage of the gross proceeds from this offering will you invest in real estate?

A:	Assuming that we sell all the shares offered in this offering, including all shares we are offering under our dividend reinvestment plan, we expect to use approximately 90-92% of the gross proceeds to make real estate investments. We will use the balance of the gross proceeds to pay sales commissions, dealer manager fees, acquisition fees and to pay third-party acquisition expenses related to those investments. Please see “Estimated Uses of Proceeds.”

Q:	Do you have conflicts of interest?

A:	Yes, Hines owns and/or manages many real estate investments and real estate ventures. Hines and its affiliates are not prohibited from engaging in future business activities that may be similar to our operations. Conflicts of interest exist among us, Hines and its affiliates, principally due to the following:

•	Hines and its affiliates are general partners and sponsors of other real estate investment programs with similar and/or non-similar investment objectives. Hines or an affiliate of Hines owes certain legal, fiduciary and financial obligations to both us and these other programs. Because of this and Hines’ other business activities, Hines and other entities affiliated with it may have conflicts of interest with us:

•	in allocating the time of Hines’ employees and other Hines resources among our operations and the operations of other entities;

•	competing with other Hines-affiliated entities for investment opportunities, some of which have priority rights over us to such opportunities, and some of which may result in higher compensation being paid to Hines, its affiliates and certain of its employees (including our directors and officers) than if such opportunities were allocated to us; and

•	competing with other properties owned or managed by Hines for tenant leasing opportunities.

•	We may buy assets from or sell assets to Hines affiliates, including properties developed by Hines, subject to the approval of a majority of our independent directors. Hines and its affiliates, including our officers and directors, may make significant profits from these transactions.

•	Hines, the Advisor and other Hines affiliates will receive substantial fees from us, which have not been negotiated at arm’s-length, which may not be conditioned upon our financial performance and which could be increased or decreased during or after this offering.

Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of these and other conflicts of interest.

Q:	Do you pay fees to your sponsor?

A:	Yes, we pay fees to Hines and affiliates of Hines for services relating to this offering, our property acquisitions, our financings, the conduct of our day-to-day activities and the management of our properties, which could be increased or decreased during or after this offering. Please see “Prospectus Summary — Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” below for more information about these fees.

Q:	How would you describe your acquisition and operations process?

A:	We generally seek to follow the process used by Hines for many years, which is the following:

Accordingly, we expect to primarily invest in institutional quality office properties that we believe have some of the following attributes:

•	Preferred Location. We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

•	Premium Buildings. We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties.

•	Quality Tenancy. We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations.

We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

Q:	What assets do you currently own?

A:	Our portfolio consisted of the following assets at September 30, 2007:

Direct Investments

		Leasable	Percent	Our Effective
Property	City	Square Feet	Leased	Ownership(1)

321 North Clark	Chicago, Illinois	885,664	99%	100%
Citymark	Dallas, Texas	220,079	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
One Wilshire	Los Angeles, California	664,248	99%	100%
3 Huntington Quadrangle	Melville, New York	407,731	88%	100%
Airport Corporate Center	Miami, Florida	1,018,793	89%	100%
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	766,240	86%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	250,515	99%	100%
Laguna Buildings	Redmond, Washington	464,701	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	94%	100%
Seattle Design Center	Seattle, Washington	390,684	88%	100%
5th and Bell	Seattle, Washington	197,135	98%	100%
Atrium on Bay	Toronto, Ontario	1,078,040	85%	100%

Total for Directly-Owned Properties		7,440,224	93%

Indirect Investments
Joint Venture
Cargo Center Dutra II	Rio de Janeiro, Brazil	693,115	88%	50%
Core Fund Investments
One Atlantic Center	Atlanta, Georgia	1,100,312	82%	27.47%
The Carillon Building	Charlotte, North Carolina	470,726	100%	27.47%
Charlotte Plaza	Charlotte, North Carolina	625,026	98%	27.47%
Three First National Plaza	Chicago, Illinois	1,419,978	93%	21.97%
333 West Wacker	Chicago, Illinois	845,206	85%	21.92%
One Shell Plaza	Houston, Texas	1,228,160	99%	13.73%
Two Shell Plaza	Houston, Texas	566,960	95%	13.73%
425 Lexington Avenue	New York, New York	700,034	100%	12.98%
499 Park Avenue	New York, New York	288,722	100%	12.98%
600 Lexington Avenue	New York, New York	282,409	100%	12.98%
Riverfront Plaza	Richmond, Virginia	950,025	100%	27.47%
Johnson Ranch Corporate Center	Roseville, California	179,990	72%	21.92%
Roseville Corporate Center	Roseville, California	111,418	96%	21.92%
Summit at Douglas Ridge	Roseville, California	185,128	82%	21.92%
Olympus Corporate Center	Roseville, California	191,494	86%	21.92%
Douglas Corporate Center	Roseville, California	214,606	86%	21.92%
Wells Fargo Center	Sacramento, California	502,365	93%	21.92%
525 B Street	San Diego, California	447,159	92%	27.47%
The KPMG Building	San Francisco, California	379,328	100%	27.47%
101 Second Street	San Francisco, California	388,370	100%	27.47%
720 Olive Way	Seattle, Washington	300,710	93%	21.92%
1200 19th Street	Washington, D.C.	235,404	11%	12.98%
Warner Center	Woodland Hills, California	808,274	97%	21.92%

Total for Core Fund Properties		12,421,804	92%

Total for All Properties		20,555,143	92%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On September 30, 2007, Hines REIT owned a 97.8% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.2% interest in the Operating Partnership. As of September 30, 2007, we owned interests in the 23 Core Fund investments through our interest in the Core Fund, in which we owned an approximate 32.0% non-managing general partner interest as of September 30, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 85.9%. In addition, we owned a 50% interest in Cargo Center Dutra II through a joint venture with an affiliate of Hines.

Q:	Why do you invest in the Core Fund?

A:	The Core Fund has preferential rights to invest in high quality Class A office properties. We make investments in the Core Fund to provide Hines REIT the opportunity to invest with a number of institutional investors in the Core Fund into such a portfolio. Our investment in the Core Fund allows us to own an indirect interest in a diversified portfolio of Class A office buildings located in markets such as New York City, Washington D.C., Atlanta, Houston, Chicago, Los Angeles, Richmond, Sacramento, San Francisco, San Diego, Charlotte, Phoenix and Seattle. Since the amount of capital required to acquire these types of buildings is substantial, we believe it would take us a significant amount of time, if ever, to be in a position to prudently acquire these types of buildings on our own. We believe that owning an indirect interest in the buildings owned by the Core Fund, together with the properties we acquire directly, will result in a more diversified and stable portfolio of real estate investments for our shareholders.

Q:	What investment or ownership interests does Hines or any of its affiliates have in the Company?

A:	Hines or its affiliates have the following investments and ownership interests in the Company:

•	an investment of $10,000 for common shares of Hines REIT by Hines REIT Investor L.P., an affiliate of Hines;

•	an investment of $10,200,000 in limited partnership interests of the Operating Partnership by an affiliate of Hines, Hines 2005 VS I LP; and

•	an interest in the Operating Partnership, which is adjusted monthly in a manner intended to approximate the economic equivalent of the reinvestment by Hines of approximately one-half of what would otherwise be cash payments of acquisition fees and asset management fees. As of September 30, 2007, this participation interest in the Operating Partnership represented approximately $22.8 million in reinvestment by Hines. Please see “The Operating Partnership — The Participation Interest” for a description of this interest.

Q:	What kind of offering is this?

A:	We are offering a maximum of $3,000,000,000 in our common shares to the public on a “best efforts” basis through Hines Real Estate Securities, Inc., an affiliate of Hines (the “Dealer Manager”), at an initial price of $ per share. We are also offering up to $500,000,000 in our common shares to be issued pursuant to our dividend reinvestment plan at an initial price of $ per share to those shareholders who elect to participate in such plan as described in this prospectus. Our board of directors may change the offering price of our shares, as well as the price for shares issued under our dividend reinvestment plan.

Q:	Who can buy shares?

A:	You can generally buy shares pursuant to this prospectus if you have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (not including home, furnishings and personal automobiles) of at least $70,000; or

•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum required investment?

A:	Yes. You must initially invest at least $2,500. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase common shares in this offering, you will need to contact your registered broker-dealer or investment advisor and fill out a subscription agreement substantially in the form (or similar to the form) attached to this prospectus as Appendix A for a certain investment amount and pay for the shares at the time you subscribe.

Q:	If I buy shares, will I receive dividends and, if so, how often?

A:	With the authorization of our board of directors, we declare distributions to our shareholders as of daily record dates and aggregate and pay such distributions quarterly. From the date we commenced business operations through June 30, 2006, we declared distributions equal to $0.00164384 per share, per day. From July 1, 2006 through January 31, 2008, we declared distributions equal to $0.00170959 per share, per day. Please see “Description of Capital Stock — Distribution Objectives.”

Q:	Are dividends I receive taxable?

A:	Yes and no. Generally, dividends that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits for tax purposes. Because we anticipate that our dividends will exceed our taxable income, we expect a portion of your dividends will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your shares are sold or the Company is liquidated, at which time you will be taxed at capital gains rates on any gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled “Material Tax Considerations.”

Q:	Do you have a dividend reinvestment plan?

A:	Yes, our dividend reinvestment plan allows shareholders to reinvest dividends for additional shares at a price currently set at $ per share. The terms of this plan may, however, be amended or terminated by our board in its discretion upon at least 10 days’ notice.

Q:	How can I have my shares redeemed?

A:	We provide a share redemption program under which we may redeem shares, provided that the number of shares we may redeem under the program during any calendar year may not exceed, as of the date we commit to any redemption, 10% of our shares outstanding as of the same date in the prior calendar year. Please see “Risk Factors — Investment Risks — Your ability to have your shares redeemed is limited under our share redemption plan, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.”

Q:	What is your current share redemption price?

A:	Shares are currently redeemed at a price of $ per share. Our board of directors may change this redemption price from time to time and may otherwise amend, suspend or terminate our share redemption program at any time upon at least 30 days’ notice.

Q:	What potential exit strategies may occur?

A:	We may consider and execute exit strategies at both the asset level and portfolio level. These exit strategies may consist of any of the following:

•	disposition of individual properties;

•	sale of a portion or all of our assets;

•	a merger or other business combination; or

•	a listing of our shares on a national exchange or for quotation on a national securities market.

Our board of directors will approve any such exit strategy only if it is deemed to be in the best interests of our shareholders.

Q:	Why have you not set a finite date for a liquidity event?

A:	Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions that are not necessarily in the best interests or within the expectations of our shareholders. Therefore, we believe it is more appropriate to allow us and our board of directors the flexibility to consider multiple options and not be obligated to execute a particular liquidity event by a set date.

Q:	How long will this offering last?

A:	We currently expect that this offering will terminate on , 2010 (which is two years after the effective date of this prospectus). We reserve the right to terminate or extend this offering at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive or have access to periodic updates on the performance of your investment, including:

•	four quarterly dividend statements;

•	periodic prospectus supplements;

•	an annual report;

•	an annual Internal Revenue Service Form 1099-DIV, if required; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods:

•	electronic delivery;

•	posting on our web site, located at www.HinesREIT.com, along with any required notice;

•	to the extent requested, U.S. mail or other courier; or

•	facsimile.

Q:	When will I get my detailed tax information?

A:	We expect that we will send you your Form 1099-DIV tax information by January 31 of each year.

Q:	Who is your transfer agent?

A:	Our transfer agent is Trust Company of America, Inc.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Hines Real Estate Securities, Inc.
2800 Post Oak Boulevard, Suite 4700
Houston, Texas 77056-6118
Telephone: (888) 446-3773

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. You should read and consider this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any common shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page 171.

Hines Real Estate Investment Trust, Inc.

Hines REIT, a Maryland corporation, was formed on August 5, 2003 primarily for the purpose of engaging in the business of investing in and owning interests in real estate. We have invested and intend to continue to invest primarily in institutional-quality office properties located throughout the United States. As of September 30, 2007, we owned interests in 37 institutional-quality office properties throughout the United States, one mixed-use office and retail complex in Toronto, Canada and one industrial property in Rio de Janeiro, Brazil. We have invested or may invest in other real estate investments, including additional properties located outside of the United States, non-office properties, loans and ground leases. Please see “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies” for a more detailed description of our acquisition and investment policies and procedures.

We have qualified and intend to continue to operate as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute at least 90% of their annual ordinary taxable income.

Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.HinesREIT.com.

Our Board

We operate under the direction of our board of directors, which has a fiduciary duty to act in the best interest of our shareholders. Our board of directors approves each investment recommended by our Advisor and oversees our operations. We currently have five directors, three of whom are independent directors. Our directors are elected annually by our shareholders. Our three independent directors serve on the conflicts committee of our board of directors, and this committee is required to review and approve all matters the board believes may involve a conflict of interest between us and Hines or its affiliates.

Our Advisor

Our Advisor, who manages our day-to-day operations, is an affiliate of Hines. The Advisor is responsible for identifying potential investments, acquiring real estate investments, structuring and negotiating financings, asset and portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. The Advisor may contract with other Hines entities to perform these functions.

Our Property Manager

Hines is responsible for the day-to-day operation and management of our real estate properties. Services provided or managed by Hines may include tenant relations, tenant marketing and leasing, lease negotiation and administration, tenant construction, property maintenance and repairs, property refurbishment and renovation, energy management, security, risk management, parking management, financial budgeting and accounting.

Our Structure

The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of September 30, 2007:

Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

Our Advisor and its affiliates will receive substantial fees in connection with this offering and our operations, which could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments by the Company payable directly to Hines and its affiliates in connection with this offering and our operations. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum
(Based on $3,500,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Organizational and Offering Activities(2)
Selling Commissions — the Dealer Manager	Up to 7.0% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers. If you are party to an agreement with a licensed broker dealer, investment advisor or bank trust department pursuant to which you pay a fee based on assets under management such as a “wrap fee”, “commission replacement fee”, or similar fee, we will waive selling commissions and dealer manager fees and sell shares to you at an aggregate 9.2% discount.	$210,000,000(3)
Dealer Manager Fee — the Dealer Manager	Up to 2.2% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan, all or a portion of which may be reallowed to selected participating broker-dealers. If you are party to an agreement with a licensed broker dealer, investment advisor or bank trust department pursuant to which you pay a fee based on assets under management such as a “wrap fee”, “commission replacement fee”, or similar fee, we will waive dealer manager fees and the selling commissions and sell shares to you at an aggregate 9.2% discount.	$66,000,000(4)
No Reimbursement of Organization and Offering Expenses	All organization and offering expenses will be paid by an affiliate of Hines.(5)	None

Estimated Maximum
(Based on $3,500,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Investment Activities(6)
Acquisition Fee — the Advisor	With respect to each real estate investment made after the commencement of this offering up to an aggregate of $2,000,000,000 in real estate investments, 2.5% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. With respect to each real estate investment made thereafter, the fee will be equal to 0.50% of the amounts set forth in (i) and (ii), as applicable.	$55,771,000(7)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.	Not determinable at this time(8)
Debt Financing Fee — the Advisor	1.0% of the amount obtained under any property loan or made available to us under any other debt financing. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time. (9)
Operational Activities
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(10)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)	Not determinable at this time(10)
Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(11)	Not determinable at this time

Estimated Maximum
(Based on $3,500,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.(12)	Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.(12)	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(13)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re-development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(14)	Not determinable at this time
Disposition and Liquidation
Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(15)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Assumes we sell the maximum of $3,000,000,000 in shares in our primary offering and issue $500,000,000 in shares under our dividend reinvestment plan pursuant to this offering.

(2)	The total compensation related to our organizational and offering activities, which includes selling commissions and the dealer manager fee (but does not include our organization and offering expenses, because those expenses are being paid by an affiliate and not by us), will not exceed 15% of the proceeds raised in this offering. See footnote 5 below.

(3)	Commissions may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum selling commissions in this table, we have not assumed any such discounts or waivers. Further, the Dealer Manager will not receive selling commissions for shares issued pursuant to our dividend reinvestment plan.

(4)	The dealer manager fees may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum dealer manager fees in this table, we have not assumed any such discounts or waivers. Further, the Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan.

(5)	An affiliate of Hines will pay for all organization and offering expenses, other than selling commissions and the dealer manager fee, whether incurred by us directly or through the Advisor, the Dealer Manager and/or their affiliates, which expenses are expected to consist of, among other expenses, actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses. Organization and offering expenses may also include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; (vii) payment or reimbursement of due diligence expenses; and (viii) any other compensation or reimbursements payable to participating broker-dealers (other than selling commissions and any reallowance of dealer manager fees), regardless of whether such participating broker-dealers otherwise receive commissions. We will have no liability for such expenses.

(6)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $3,500,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $71,811,000. Some of these fees may be payable out of the proceeds of such borrowings.

(8)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 6. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 11.

(9)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $3,500,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $31,811,000.

(10)	In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(11)	The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our charter. The expenses identified by our charter as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(12)	Property management fees and leasing fees for international acquisitions may differ from our typical property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter and shall be approved by our independent directors.

(13)	These fees relate to construction management services for improvements and build-out to tenant space.

(14)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

(15)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.

In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.” We will not pay any fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.

For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” section of this prospectus. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.

Description of Capital Stock

Distribution Objectives

In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our shareholders. We intend to continue to make regular quarterly distributions to holders of our common shares at least at the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code.

With the authorization of our board of directors, we declare distributions to our shareholders as of daily record dates and aggregate and pay such distributions quarterly. From the date we commenced business operations through June 30, 2006, our board of directors authorized and we declared distributions equal to $0.00164384 per share, per day. From July 1, 2006 through January 31, 2008, our board of directors authorized and we declared distributions equal to $0.00170959 per share, per day. Please see “Description of Capital Stock — Distribution Objectives.”

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan, pursuant to which you may have your dividends reinvested in additional whole or fractional common shares at an initial price of $      per share. If you participate in the dividend reinvestment plan and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. A majority of our board of directors may change the per-share purchase price or otherwise amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior notice to plan participants. Please see the “Description of Capital Stock — Dividend Reinvestment Plan” section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is included as Appendix B to this prospectus.

Share Redemption Program

An investment in our common shares should be made as a long-term investment which is consistent with our acquisition and investment policies and strategies. We offer a share redemption program that may allow shareholders to have their shares redeemed subject to certain limitations and restrictions discussed more fully in the “Description of Capital Stock — Share Redemption Program” portion of this prospectus. No fees will be paid to Hines in connection with any redemptions. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without shareholder approval.

After you have held your shares for a minimum of one year, our share redemption program will provide you with the ability to have all or a portion of your shares redeemed, subject to certain restrictions and limitations. We initially intend to allow redemptions of our shares on a monthly basis to the extent we have sufficient available cash to do so, however, our board of directors may determine from time to time to adjust the timing of redemptions to a quarterly basis upon 30 days’ notice. During any calendar year, the number of shares we may redeem under the program may not exceed, as of the date we commit to any redemption, 10% of our shares outstanding as of the same date in the prior calendar year. We may, but are not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs, including proceeds from our dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings.

Shares will be redeemed at a price of $      per share beginning on the effective date of this offering. Our board of directors may adjust the per share redemption price from time to time upon 30 days’ notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. You may withdraw your request to have your shares redeemed in accordance with the terms of the program. In addition, we may waive the one-year holding period requirement and the annual limitation in connection with redemption requests made after the death or disability of a shareholder. As a result of these restrictions, you should not assume that you will be able to have all or a portion of your shares redeemed. Please see “Description of Capital Stock — Share Redemption Program” for further explanation of our share redemption program.

RISK FACTORS

You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If certain of the following risks actually occur, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

Investment Risks

There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no public market for our common shares, and we do not expect one to develop. We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption program, but it is limited in terms of the amount of shares that may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ written notice. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay selling commissions, the dealer manager fee and acquisition fees in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption program or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective shareholders should consider our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restrictions on Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

Your ability to have your shares redeemed is limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.

Even though our share redemption program may provide you with a limited opportunity to have your shares redeemed after you have held them for a period of one year, you should understand that our share redemption program contains significant restrictions and limitations. We expect to redeem shares to the extent our board determines we have sufficient available cash to do so subject to the annual limitation on the number of shares we can redeem set forth in our share redemption program. Please see “Description of Capital Stock — Share Redemption Program.” Further, if at any time all tendered shares are not redeemed, shares will be redeemed on a pro rata basis. We may, but are not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs, including proceeds from our dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings. Our board of directors reserves the right to amend, suspend or terminate the share redemption program at any time in its discretion upon 30 days’ written notice. Shares are currently redeemed at a price of $      per share. However, our board of directors may change the redemption price from time to time upon 30 days’ written notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. The methodology used in determining the redemption price is subject to a number of limitations and to a number of assumptions and estimates which may or may not be accurate or complete. The redemption price may not be indicative of the price our shareholders would receive if our shares were actively traded or if we were liquidated. Therefore, in making a decision to purchase common shares, you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share redemption program or at a price that reflects the then-current market value of the shares.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose some or all of your investment.

By owning our shares, shareholders will be subjected to significant risks associated with owning and operating real estate. The performance of your investment in Hines REIT will be subject to such risks, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

Please see the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk” for additional information on interest rate risks. If our assets decrease in value, the value of your investment will likewise decrease, and you could lose some or all of your investment.

You will not have the benefit of an independent due diligence review in connection with this offering.

Because the Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

We have invested a significant percentage of our total current investments, and we may invest a portion of the net proceeds of this offering, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor.

While a majority of our independent directors may remove our Advisor upon 60 days’ written notice, our independent directors cannot unilaterally remove the managing general partner of the Core Fund, which is also an affiliate of Hines. We have substantial investments in the Core Fund and may invest a portion of the proceeds from this offering in the Core Fund. Because of our current Core Fund investments and because our ability to remove the managing general partner of the Core Fund is limited, it is likely that an affiliate of Hines will maintain a substantial degree of control over a significant percentage of our investments despite the removal of our Advisor by our independent directors. Any additional investments by us in the Core Fund will contribute to this risk. Please see “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement” for a description of the procedures for removing the managing general partner of the Core Fund. In addition, our ability to redeem any investment we hold in the Core Fund is limited. Please see “— Business and Real Estate Risks — Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions” for more information regarding our ability to redeem any investments in the Core Fund.

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor, Dealer Manager and Property Manager for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, and the Property Management and Leasing Agreement. We cannot assure you that a third party unaffiliated with Hines would not be able and willing to provide such services to us at a lower price.

We will pay substantial compensation to Hines, the Advisor and their affiliates, which may be increased or decreased during this offering or future offerings by our independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines, the Advisor and their affiliates may increase or decrease during this offering or future offerings from those described in “Management Compensation, Expense Reimbursements and Operating Partnership,” if such increase or decrease is approved by our independent directors.

We may pay the Advisor a fee on any line of credit made available to us, whether or not we utilize all or any portion of such line of credit.

We may pay the Advisor a debt financing fee equal to 1.0% of the amount obtained under any property loan or made available under any other debt financing obtained by us. With respect to a line of credit obtained by us, we will pay the debt financing fee on the aggregate amount available to us under the line of credit, irrespective of whether any amounts are drawn down under such line of credit. Because of this, the Advisor will have a conflict in determining when to obtain a line of credit and the amount to be made available thereunder.

You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.

Our board of directors and the Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering, and we have not definitively identified investments that we will make with all of the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Regarding our investments other than those we currently hold or have committed to make, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. Further, we may not have the opportunity to evaluate and/or approve properties acquired or other investments made by entities in which we invest, such as the Core Fund. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the Core Fund. You must rely on our board of directors and the Advisor to evaluate our investment opportunities, and we are subject to the risk that our board and/or the Advisor may not be able to achieve our objectives, will make unwise decisions or will make decisions that are not in our best interest because of conflicts of interest. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest but do not control, such as the Core Fund. Please see the risks discussed under “— Potential Conflicts of Interest Risks” below.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering.

Our common shares are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. Additionally, no minimum amount must be raised prior to the release of proceeds to the Company and no proceeds will be placed in escrow. Funds paid by an investor will be immediately available for use by the Company upon our acceptance of a subscription agreement. We are subject to the risk that fewer than all of the shares we are offering will be sold. If we are only able to sell a limited number of shares, we will make fewer investments, resulting in less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located.

If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.

We incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, will have a greater proportionate adverse impact on our ability to pay dividends to you.

If we sell less than the maximum offering amount for this offering, the acquisition fees payable to the Advisor (as a percentage of net proceeds) will be higher than if we are able to sell a greater number of shares.

The acquisition fees payable to the Advisor and its affiliates decrease after our first $2,000,000,000 in real estate investments made after the commencement of this offering. If receive less than $2,000,000,000 in subscriptions in this offering, the acquisition fees payable to the Advisor will only be payable at the higher rate and the corresponding aggregate percentage of net proceeds will be higher than the percentage presented in the “Estimated Use of Proceeds” table.

The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors determined the selling price of our common shares based upon a number of factors, and there are no established criteria for valuing issued or outstanding shares. Please see “Plan of Distribution.” Therefore, our offering price may not be indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers or of the proceeds that a shareholder would receive if we were liquidated or dissolved.

The price of our common shares may be adjusted to a price less than the price you paid for your shares.

The price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets as well as changes in fees and expenses and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

The price you pay for our common shares in this offering may depend upon the broker-dealer or financial advisor executing the transaction.

Discounts and fee waivers will be available through certain financial advisers and broker-dealers under the circumstances described in “Plan of Distribution,” and you should ask your financial advisor and/or broker-dealer about the ability to receive such discounts or fee waivers. Accordingly, the aggregate selling commissions and dealer manager fees presented in the “Estimated Use of Proceeds” table will vary depending on the total amount of subscriptions to which discounts and fee waivers apply. If you purchase our shares at a discount, you will receive a higher percentage return on your investment than investors who do not purchase shares at such discount. With respect to shares purchased pursuant to our dividend reinvestment plan, you cannot receive a discount greater than 5% of the then-current price of our shares, regardless of whether you have received a greater discount on shares purchased in this or prior offerings due to the volume of your purchases or otherwise. Accordingly, if you qualify for the discounts and fee waivers described in “Plan of Distribution,” you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our dividend reinvestment plan and have your dividends reinvested at the price offered thereunder.

Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.

Hines REIT owned a 97.8% general partner interest in the Operating Partnership as of September 30, 2007. HALP Associates Limited Partnership owns a Participation Interest in the Operating Partnership, which was issued as consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. As of September 30, 2007, the percentage interest in the Operating Partnership attributable to the Participation Interest was 1.5%, and such interest was convertible into approximately 2.3 million common shares, subject to the fulfillment of certain conditions. The Participation Interest will increase to the extent leverage is used because the use of leverage will allow us to acquire more assets. Please see “The Operating Partnership — The Participation Interest” for a summary of this interest. Each increase in this interest will dilute your indirect investment in the Operating Partnership and, accordingly, reduce the amount of dividends that would otherwise be payable to you in the future. Please see “The Operating Partnership — Hypothetical Impact of the Participation Interest.”

Additionally, shareholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment if we:

•	sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan and shares issued to our officers and directors or employees of the Advisor and its affiliates under our Employee and Director Incentive Share Plan;

•	sell securities that are convertible into shares, such as interests in the Operating Partnership;

•	issue shares in a private offering;

•	issue common shares to the Advisor or affiliates in exchange for any cash fees they may agree to defer;

•	issue common shares upon the exercise of options granted to our independent directors, or employees of the Company or the Advisor; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.

In the event of a merger in which we are not the surviving entity, and pursuant to which our Advisory Agreement is terminated under certain circumstances, Hines and its affiliates may require the Operating Partnership to purchase all or a portion of the Participation Interest and any interest in the Operating Partnership, or OP Units, that they hold at any time thereafter for cash, or our shares, as determined by the seller. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The Participation Interest increases on a monthly basis and as the percentage interest in the Operating Partnership attributable to this interest increases, these rights may deter transactions that could result in a merger in which we are not the survivor. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us through a merger.

The Participation Interest would increase at a faster rate with frequent dispositions of properties followed by acquisitions using proceeds from such dispositions.

A component of the Participation Interest is intended to approximate an increased interest in the Operating Partnership based on a percentage of the cost of our investments or acquisitions. Because the interest in the Operating Partnership represented by the Participation Interest increases with each acquisition we make, if we frequently sell assets and reinvest the proceeds of such dispositions, the Participation Interest would increase at a faster rate than it would if we acquired assets and held them for an extended period. Likewise, if we frequently sell assets and reinvest the proceeds of such dispositions, our Advisor will earn additional cash acquisition fees.

Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.

Under our Advisory Agreement, if the Company is not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Participation Interest or OP Units then held by such entities. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The purchase price will be based on the net asset value of the Operating Partnership and payable in cash, or our shares, as determined by the seller. If the termination of the Advisory Agreement would result in the Company not being advised by an affiliate of Hines, and if the amount necessary to purchase Hines’ interest in the Operating Partnership is substantial, these rights could discourage or deter us from terminating the Advisory Agreement under circumstances in which we would otherwise do so.

We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.

We may issue, without shareholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Upon the affirmative vote of a majority of our directors (including, in the case of preferred shares, a majority of our independent directors), our charter authorizes our board of directors (without any further action by our shareholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. In addition, a majority of our independent directors must approve the issuance of preferred shares. If we ever create and issue preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.

We are not, and the Core Fund is not, registered as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Investment companies subject to this act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections.

In order to operate in a manner to avoid being required to register as an investment company we may be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire. The operations of the Core Fund may likewise be limited in order for the Core Fund to avoid being required to register as an investment company.

If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. It is possible that many of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities.

If we held investment securities and the value of these securities exceeded 40% of the value of our total assets we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. Please see “— We are not registered as an investment company under the Investment Company Act and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, the Core Fund is not registered as an investment company.” The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.

We have received an opinion from our counsel, Greenberg Traurig, LLP that is based on certain assumptions and representations and taking into consideration our current assets and the percentage which could be deemed “investment securities,” we are not currently an investment company.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our investment in the Core Fund is subject to the risks described in this risk factor as the Core Fund will need to operate in a manner to avoid qualifying as an investment company as well. If the Core Fund is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact the Core Fund’s operations, which would indirectly reduce your investment return, and that registration also could adversely affect our status as an investment company.

The ownership limit in our charter may discourage a takeover attempt.

Our charter provides that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% in value of the aggregate of our outstanding shares or more than 9.9% of the number or value, whichever is more restricive, of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders, and thus may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% in value of the aggregate of our outstanding shares, whichever is more restrictive, or 9.9% in number or value of the outstanding common shares or otherwise to effect a change of control in us. Please see the “Description of Capital Stock — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.

Provisions of the Maryland General Corporation Law prohibit business combinations, unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”);

•	any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (also an “interested shareholder”); or

•	an affiliate of an interested shareholder.

These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Because our charter contains limitations on ownership of 9.9% or more of our common shares by a shareholder other than Hines or an affiliate of Hines, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our charter will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.

Business and Real Estate Risks

Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies similar to ours, is subject to many of the same business and real estate risks as we are.

For example, the Core Fund:

•	may not have sufficient available funds to make distributions;

•	expects to acquire additional properties in the future which, if unsuccessful, could affect our ability to pay dividends to our shareholders;

•	is subject to risks as a result of joint ownership of real estate with Hines and other Hines programs or third parties;

•	intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our shareholders;

•	is also dependent upon Hines and its key employees for its success;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	may not have funding or capital resources for future tenant improvements;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	will be affected by general economic and regulatory factors it cannot control or predict;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes and operating expenses that may increase.

To the extent the operations and ability of the Core Fund, or any other entity through which we indirectly invest in real estate, to make distributions is adversely affected by any of these risks, our operations and ability to pay dividends to you will be adversely affected.

We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.

We are Hines’ only publicly-offered investment program and one of Hines’ first REITs. Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs. A significant portion of Hines’ other programs and investments also involve development projects. Although we are not prohibited from participating in development projects, we currently have no plans to do so. This is also the first program sponsored by Hines with investment objectives permitting the making and purchasing of mortgage loans and participations in mortgage loans, and Hines does not have experience making such investments.

The past performance of other programs sponsored by Hines may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by Hines. You should not rely on the past performance of other programs or investments sponsored by Hines to predict or as an indication of our future performance.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties. For example, as of September 30, 2007, approximately 14% of our portfolio consists of properties located in Chicago, 14% of our portfolio consists of properties located in Los Angeles, and 14% of our portfolio consists of properties located in Seattle. Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Delays in purchasing properties with proceeds received from this offering may result in a lower rate of return to investors.

As of the date of this prospectus we have not identified specific properties we will purchase with all of the proceeds of this offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to locate and commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions. We may be substantially delayed in making investments due to delays in the sale of our common shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments or other factors. We expect to invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds in our operations. We expect that the income we earn on these temporary investments will not be substantial. Therefore, delays in investing proceeds we raise from this offering could impact our ability to generate cash flow for distributions.

If we purchase assets at a time when the commercial real estate market is experiencing substantialinfluxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

In the past several years, the commercial real estate market has experienced a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may have resulted in inflated purchase prices for such assets. We and the Core Fund have recently purchased assets, and to the extent either of us purchases real estate in the future in such an environment, we are subject to the risks that the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets if the real estate market ceases to attract the same level of capital investment in the future as it has recently attracted, or if the number of companies seeking to acquire such assets decreases. If any of these circumstances occur or the values of our investments are otherwise negatively affected, the value of your investment may be lower.

In our initial quarters of operations, dividends we paid to our shareholders were partially funded withadvances or borrowings from our Advisor. We may use similar advances, borrowings, deferrals or waivers of fees from our Advisor or affiliates, or other sources in the future to fund dividends to our shareholders. We cannot assure you that in the future we will be able to achieve cash flows necessary to repay such advances or borrowings and pay dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.

We cannot assure you that we will be able to continue paying dividends to our shareholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. In our initial quarters of operations, the distributions we received from the Core Fund and our net cash flow provided by or used in operating activities (before the payments of cash acquisition fees to our Advisor, which we fund with net offering proceeds) were insufficient to fund our distributions to shareholders and minority interests. As a result, our Advisor advanced funds to us to enable us to partially fund our dividends, and our Advisor deferred, and in some cases forgave, the reimbursement of such advances. As of September 30, 2007, other than with respect to amounts previously forgiven, we have reimbursed our Advisor for these advances. Our Advisor is under no obligation to advance funds to us in the future or to defer or waive fees in order to support our dividends. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Uses of Funds — Distributions.”

If our Advisor or its affiliates were to refuse to advance funds to cover our expenses or to defer or waive fees in the future, our ability to pay dividends to our shareholders could be adversely affected, and we may be unable to pay dividends to our shareholders, or such dividends could decrease significantly. In addition, our Advisor, banks or other financing sources may make loans or advances to us in order to allow us to pay future dividends to our shareholders. The ultimate repayment of this liability could adversely impact our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment. In addition, our Advisor or affiliates could choose to receive shares of our common stock or interests in the operating partnership in lieu of cash fees to which they are entitled, and the issuance of such securities may dilute your interest in Hines REIT.

We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain dividends paid (or deemed paid) by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.

We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of dividends by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefor; and

•	the annual distribution requirements contained in the Code necessary to qualify and maintain our qualification as a REIT.

Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.

In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

We expect to acquire additional properties in the future, which, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders.

We expect to acquire interests in additional properties in the future with the proceeds of this offering. We also expect that the Core Fund will acquire properties in the future. The acquisition of properties, or interests in properties by us or the Core Fund, will subject us to risks associated with owning and/or managing new properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition;

•	risks that projections or estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

•	general investment risks associated with any real estate investment.

We are subject to risks as the result of joint ownership of real estate with other Hines programs and third parties.

We have invested in properties and assets jointly with other Hines programs and with other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•	that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of actions taken by our partner or co-investor; or

•	that such partners or co-investors may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Hines affiliates may also entail conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” for a description of these risks.

Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions.

The Core Fund is not obligated to redeem the interests of any of its investors, including us, prior to 2008. Please see “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement.” Additionally, after the Core Fund begins redeeming interests, it will only redeem up to 10% of its outstanding interests during any calendar year and the managing general partner of the Core Fund may limit redemptions as a result of certain tax and other regulatory considerations. We may not be able to exit the Core Fund or liquidate all or a portion of our interest in the Core Fund. Please see the risk factor captioned “— If the Core Fund is forced to sell its assets to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected” below.

If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.

The Core Fund owns several buildings together with certain independent pension plans and funds (the “Institutional Co-Investors”) that are advised by General Motors Investment Management Corporation (the “Institutional Co-Investor Advisor”). Each entity formed to hold these buildings is required to redeem the interests held by the Institutional Co-Investors in such entity at dates ranging from August 19, 2012 to October 2, 2018. Please see “Our Real Estate Investments — Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor — Redemption Right” for a summary of these rights. Additionally, the Institutional Co-Investor Advisor is entitled to co-investment rights for real estate assets in which the Core Fund invests. For each asset in which Institutional Co-Investors acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund will establish a three-year period ending no later than the twelfth anniversary of the date the asset is acquired during which the entity through which those Institutional Co-Investors co-invest in such asset will redeem such Institutional Co-Investors’ interests in such entity, unless the Institutional Co-Investors elect to extend such period. The Institutional Co-Investor Advisor also has certain buy/sell rights in entities in which the Institutional Co-Investors have co-invested with the Core Fund. Additionally, certain other investors in the Core Fund have rights to seek a redemption of their interest in the Core Fund under certain circumstances.

We cannot assure you that the Core Fund will have capital available on favorable terms or at all to fund the redemption of the Institutional Co-Investors’ interest under these circumstances. If the Core Fund is not able to raise additional capital to meet such mandatory redemption requirements, the Core Fund may be required to sell assets that it would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when it would not otherwise do so. If the Core Fund is forced to sell any of its assets under such circumstances, the disposition of such assets could materially adversely impact the Core Fund’s operations and ability to make distributions to us and, consequently, our investment in the Core Fund.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may acquire a general partner interest in the form of a non-managing general partner interest. For example, our interest in the Core Fund is in the form of a non-managing general partner interest. As a non-managing general partner, we are potentially liable for all liabilities of the partnership without having the same rights of management or control over the operation of the partnership as the managing general partner. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.

We intend to rely in part on borrowings under our credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.

If we cannot meet our required debt obligations, the property or properties subject to indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and dividend payments.

We have acquired and may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and will reduce our cash available for distribution to our shareholders.

Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase the loss to our company. Further, hedging transactions may reduce cash available for distribution to our shareholders.

Our success will be dependent on the performance of Hines as well as key employees of Hines.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Hines and its affiliates as well as key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our board of directors and our Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. If Hines (or any of its key employees) suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, the ability of Hines and its affiliates to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. Please see “— Potential Conflicts of Interest Risks — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.” The Core Fund is also managed by an affiliate of Hines. Its performance and success is also dependent on Hines and the Core Fund is likewise subject to these risks.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

Numerous real estate companies that operate in the markets in which we operate or may operate in the future will compete with us in acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower our occupancy rates and the rent we may charge tenants.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Please see “Our Real Estate Investments” for information about tenants at some of our larger properties. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay dividends.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Unfavorable changes in economic conditions could adversely impact occupancy or rental rates

Economic conditions may significantly affect office building occupancy or rental rates. Occupancy and rental rates in the markets in which we operate, in turn, may have a material adverse impact on our cash flows, operating results and carrying value of investment property. The risks that may affect conditions in these markets include the following:

•	Changes in the national, regional and local economic climates;

•	Local conditions, such as an oversupply of office space or a reduction in demand for office space in the area;

•	A future economic downturn which simultaneously effects more than one of our geographical markets; and

•	Increased operating costs, if these costs cannot be passed through to tenants.

National, regional and local economic climates may be adversely affected should population or job growth slow. To the extent either of these conditions occurs in the markets in which we operate, market rents will likely be affected. We could also face challenges related to adequately managing and maintaining our properties, should we experience increased operating costs. As a result, we may experience a loss of rental revenues, which may adversely affect our results of operations and our ability to satisfy our financial obligations and to pay distributions to our shareholders.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters.

We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. Such attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We have also invested and expect that we will continue to invest in such properties. For example, the Core Fund owns interests in properties located in New York City and Washington, D.C. We and the Core Fund also own buildings in the central business districts of other major metropolitan cities. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. We intend to obtain terrorism insurance, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by tenants, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our shareholders.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.

One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. A significant number of the properties in which we own an interest and expect to acquire are office buildings located in major metropolitan or suburban areas. Please see the “Our Real Estate Investments” section of this prospectus. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of our properties by eminent domain.

Volatility in debt markets could impact future acquisitions and values of real estate assets potentially reducing cash available for distribution to our shareholders.

The commercial real estate debt markets have recently experienced volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold collateralized mortgage backed securities in the market. This is resulting in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. As our existing debt is either fixed rate debt or floating rate debt with a fixed spread over LIBOR, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the overall availability of debt decrease and/or the cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to include such factors in the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution to our shareholders.

In addition, the state of debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.

Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption program;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to avoid such characterization and to take advantage of certain safe harbors under the Code, we may determine to hold our properties for a minimum period of time, generally four years.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

While we invest primarily in institutional-quality office properties, we may also invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected, substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distributions and the amount of distributions to you.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.

If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

We are subject to additional risks from our international investments.

We own a mixed-use office and retail complex in Toronto, Canada and have an indirect interest in an industrial property in Rio de Janeiro, Brazil. We may purchase additional properties located outside the United States and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose the following risks:

•	the burden of complying with a wide variety of foreign laws, including:

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Our investments outside the United States may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We own properties with retail components and we may acquire more retail properties in the future. As with our office properties, we are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we make or invest in loans, our loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan investments.

If we make or invest in loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. With respect to loans secured by real property, we will not know whether the values of the properties securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in loans, our loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the loans in the event we sell the loans.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under our loans secured by real property, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the secured property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal.

Our investment policies may change without shareholder approval, which could not only alter the nature of your investment but also subject your investment to new and additional risks.

Except as otherwise provided in our organizational documents, our investment policies and the methods of implementing our investment objectives and policies may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Please see “Investment Objectives and Policies with Respect to Certain Activities.” We may invest in different property types and/or use different structures to make such investments than we have historically. Please see “— We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Investment Objectives and Policies with Respect to Certain Activities — Joint Venture Investments.” As a result, the nature of your investment could change indirectly without your consent and become subject to risks not described in this prospectus.

Potential Conflicts of Interest Risks

We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Many of the preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.

Hines has existing programs with investment objectives and strategies similar to ours. Because we compete with these entities for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between us and these other entities. We have limited rights to specific investment opportunities located by Hines. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet certain defined investment criteria. For example, the Core Fund and other entities sponsored by Hines have the right to accept or reject investments in office properties located in the United States before we have the right to accept such opportunities. Because we and other Hines entities intend to invest primarily in such properties and rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of some of these entities and priority rights. We therefore may not be able to accept, or we may only invest indirectly with or through another Hines affiliated-entity in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets. Please see “— Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” above.

Other than the rights described in the “Conflicts of Interest — Investment Opportunity Allocation Procedure” section of this prospectus, we do not have rights to specific investment opportunities located by Hines. In addition, our right to participate in the allocation process described in such section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated programs, how to allocate such opportunities among us, Hines and other programs or entities sponsored or managed by or otherwise affiliated with Hines. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines affiliates have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities which we would otherwise pursue if we were the only program sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that, as a result of the conflicts of interest between Hines, us and other entities or programs sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other entities or programs, we may not be offered favorable investment opportunities located by Hines when it would otherwise be in our best interest to accept such investment opportunities, and our results of operations and ability to pay dividends may be adversely impacted thereby.

We may compete with other entities affiliated with Hines for tenants.

Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we own or expect to acquire interests in real estate assets. Therefore, our properties compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see “Conflicts of Interest — Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates” for a description of these conflicts of interest.

Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

We do not have employees. Pursuant to a contract with Hines, the Advisor relies on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in real estate operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines’ employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the Advisor, own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.

We have acquired, and may in the future acquire, properties from Hines and affiliates of Hines. Likewise, the Core Fund has acquired, and may in the future acquire, properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see “Investment Objectives and Policies With Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.

We expect that Hines will manage most, if not all, of the properties we acquire directly as well as most, if not all, of the properties we acquire an indirect interest in as a result of investments in Hines affiliated entities, such as the Core Fund. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.

Hines and the Advisor manage our day-to-day operations and properties pursuant to property management agreements and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance.

Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement, renewal and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines such as the managing general partner of the Core Fund. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.

These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our officers and directors have limited liability.

Generally, we are obligated under our charter and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have also executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. These indemnification agreements, as well as the indemnification provisions in our charter and bylaws, could limit our ability and the ability of our shareholders to effectively take action against our officers and directors arising from their service to us. In addition, there could be a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. You should read the section of this prospectus under the caption “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for more information about the indemnification of our officers and directors.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our shareholders.

Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.

We believe we qualify as a REIT under the Code.  A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

Investments in foreign real property may be subject to foreign currency gains and losses. Foreign currency gains may not be qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Material Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay dividends to our shareholders could be adversely affected.

We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. Please see “— If we fail to qualify as a REIT, our operations and ability to pay dividends to our shareholders would be adversely impacted” above. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.

These topics are discussed in greater detail in the “Material Tax Considerations — Tax Aspects of the Operating Partnership” section of this prospectus.

Dividends to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain dividend distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•	part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to read the “Material Tax Considerations — Taxation of Tax Exempt Entities” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investors may realize taxable income without receiving cash dividends.

If you participate in the dividend reinvestment plan, you will be required to take into account, in computing your taxable income, ordinary and capital gain dividend distributions allocable to shares you own, even though you receive no cash because such dividends and/or distributions are reinvested. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our dividend reinvestment plan may be deemed to be taxable as income to participants in the plan.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares. We encourage you to read the “Material Tax Considerations — Taxation of Foreign Investors — Sales of Shares” section of this prospectus for a further discussion of this issue.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid paying federal income tax and/or the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

Entities through which we hold foreign real estate investments will, in most cases, be subject to foreign taxes, notwithstanding our status as a REIT.

Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States will, in most cases, be subject to income taxation by jurisdictions in which such assets are located. Our cash available for distribution to our shareholders will be reduced by any such foreign income taxes.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.

Under recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which currently are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay dividends that are not formed as REITs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, economic updates, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk exists that actual results will differ materially from the expectations expressed in this prospectus and this risk will increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ESTIMATED USE OF PROCEEDS

The table on the following page sets forth information about how we intend to use the proceeds raised in this offering and assumes we sell:

•	the maximum $3,000,000,000 in shares pursuant to this offering and issue all of the $500,000,000 in shares under our dividend reinvestment plan;

•	the maximum $3,000,000,000 in shares pursuant to this offering but issue no shares under our dividend reinvestment plan; and

•	the maximum $3,000,000,000 in shares pursuant to this offering and issue all of the $500,000,000 in shares under our dividend reinvestment plan, whereby $750,000,000 (i.e., 25%), of the $3,000,000,000 in shares sold pursuant to this offering are sold to investors who are party to an agreement with a licensed broker dealer, investment advisor or bank trust department pursuant to which the investor pays a fee based on assets under management such as a “wrap fee”, “commission replacement fee”, or similar fee. In such instances, selling commissions and dealer manager fees are waived.

We have not given effect to any other special sales or volume discounts which could also reduce the selling commissions and dealer manager fees.

This is a “best efforts” offering, without a minimum offering. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering” and “— If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expense (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.”

Many of the amounts set forth below represent our management’s best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.

Assuming we raise the maximum offering proceeds pursuant to this offering, including proceeds from the sale of all of the shares offered under our dividend reinvestment plan, we expect that approximately 90-92% of the money you invest will be used to make real estate investments. The balance will be used to pay selling commissions, the dealer manager fee, acquisition fees paid to our Advisor for investing the net offering proceeds and to pay third party acquisition expenses related to those investments.

We have not identified the investments we will make with all of the proceeds of this offering. We will rely on our Advisor and our board of directors to identify and evaluate our future investments. Please see “Risk Factors — Investment Risks — You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.”

	Maximum Offering		Maximum Offering		Maximum Offering
	$3,500,000,000 in		$3,000,000,000 in		$3,500,000,000 in
	Shares(1)		Shares(2)		Shares(3)
	Amount	Percentage	Amount	Percentage	Amount	Percentage

GROSS PROCEEDS	$3,500,000,000	100%	$3,000,000,000	100%	$3,500,000,000	100%
Less Expenses:
Selling Commissions(4)	$210,000,000	6.0%	$210,000,000	7.0%	$157,500,000	4.5%
Dealer Manager Fees(5)	$66,000,000	1.9%	$66,000,000	2.2%	$49,500,000	1.4%
Organization & Offering Costs(6)	$0	0%	$0	0%	$0	0%

Total Expenses	$276,000,000	7.9%	$276,000,000	9.2%	$207,000,000	5.9%

NET PROCEEDS AVAILABLE FOR INVESTMENT	$3,224,000,000	92.1%	$2,724,000,000	90.8%	$3,293,000,000	94.1%
Less:
Acquisition Fees on Investments(7)(8)	$55,771,000	1.6%	$53,294,000	1.8%	$56,114,000	1.6%
Third-party Acquisition Expenses(8)(9)	$14,000,000	0.4%	$12,000,000	0.4%	$14,000,000	0.4%
Working Capital Reserve	$—	—%	$—	—%	$—	—%

REMAINING PROCEEDS AVAILABLE FOR INVESTMENT	$3,154,229,000	90.1%	$2,658,706,000	88.6%	$3,222,886,000	92.1%

(1)	Assumes we sell the maximum of $3,000,000,000 in our common shares and issue $500,000,000 in our common shares under our dividend reinvestment plan pursuant to this offering.

(2)	Assumes we sell the maximum $3,000,000,000 in our common shares pursuant to this offering but issue no shares under our dividend reinvestment plan.

(3)	Assumes we sell the maximum of $3,000,000,000 in our common shares and issue $500,000,000 in our common shares under our dividend reinvestment plan pursuant to this offering, whereby 25% of the $3,000,000,000 in shares sold pursuant to this offering are sold to investors who are party to an agreement with a licensed broker dealer, investment advisor or bank trust department pursuant to which the investor pays a fee based on assets under management such as a “wrap fee”, “commission replacement fee”, or similar fee. In such instances, selling commissions and dealer manager fees are waived.

(4)	We will pay the Dealer Manager sales commissions of up to 7.0% for sales of our common shares, except for sales of shares pursuant to our dividend reinvestment plan. All of these commissions will be reallowed to participating broker-dealers. The commission may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of the first and second columns in this table we have not assumed any such discounts. As specified in footnote 3 above, the third column in this table reflects the waiver of selling commissions with respect to 25% of the shares sold pursuant to this offering.

(5)	We will pay the Dealer Manager a dealer manager fee of up to 2.2% of gross offering proceeds for common shares sold to the public, all or a portion of which may be reallowed to participating broker-dealers as marketing fees, in part to cover fees and costs associated with conferences sponsored by participating broker-dealers and to defray other distribution-related costs and expenses of participating broker-dealers. We will not pay the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus. As specified in footnote 3 above, the third column in this table reflects the waiver of dealer manager fees with respect to 25% of the shares sold pursuant to this offering.

(6)	An affiliate of Hines will pay for all organization and offering expenses, other than selling commissions and the dealer manager fee, whether incurred by us directly or through the Advisor, the Dealer Manager and/or their affiliates, which expenses are expected to consist of, among other expenses, actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses. We will have no liability for such expenses.

(7)	With respect to each real estate investment made after the commencement of this offering up to an aggregate of $2,000,000,000 in real estate investments, we will pay the an acquisition fee of 2.5% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. With respect to each real estate investment made thereafter, the fee will be equal to 0.50% of the amounts set forth in (i) and (ii), as applicable. For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $3,500,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $71,811,000 or approximately 2.1% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(8)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.

(9)	Acquisition expenses include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. For purposes of this table, we have assumed that we will not use debt when making real estate investments.

We will pay the Advisor 1.0% of the amount obtained under any property loan or made available to us under any other debt financing. Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $3,500,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $31,811,000. Debt financing fees are expected to be payable out of the proceeds of such borrowings.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to Hines, the Advisor and other Hines affiliates may increase or decrease during or after this offering, if such increase or decrease is approved by our independent directors.

MANAGEMENT

Management of Hines REIT

We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the identification and acquisition of our properties, subject to the board’s supervision. We have retained Hines or an affiliate of Hines to perform property management for our properties. We have retained the Dealer Manager to manage activities relating to the offering of our shares.

Our Officers and Directors

Other than our independent directors, each of our officers and directors is affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Potential Conflicts of Interest Risks.” As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent directors will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our shareholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities.

The following sets forth information about our directors and executive officers:

Name	Age	Position and Office with Hines REIT

Jeffrey C. Hines	52	Chairman of the Board of Directors
C. Hastings Johnson	58	Director
George A. Davis	68	Independent Director
Thomas A. Hassard	56	Independent Director
Stanley D. Levy	43	Independent Director
Charles M. Baughn	52	Chief Executive Officer
Charles N. Hazen	46	President and Chief Operating Officer
Sherri W. Schugart	41	Chief Financial Officer
Frank R. Apollo	40	Chief Accounting Officer, Treasurer and Secretary

Jeffrey C. Hines.  Mr. Hines currently serves as the Chairman of our board of directors and as Chairman of the board of managers of our Advisor. Mr. Hines is also a member of the management board of the Core Fund. He is also the co-owner and President of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President in 1990 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 160 projects valued at approximately $16.0 billion. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.

C. Hastings Johnson.  Mr. Johnson currently serves as a member of our board of directors and as a member of the board of managers of our Advisor. Mr. Johnson is also a member of the management board of the Core Fund. He is also an Executive Vice President and Chief Financial Officer of the general partner of Hines and is responsible for the financial policies, equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. Mr. Johnson became Chief Financial Officer of Hines in 1992, and prior to that, he led the development or redevelopment of numerous projects and initiated the Hines acquisition program. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $28 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.

George A. Davis.  Mr. Davis, an independent director, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company unaffiliated with our Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher’s Retirement System (“NYSTRS”) reporting directly to the Executive Director of the system. In addition, Mr. Davis also served as a member of the Investment Committee, which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.

Thomas A. Hassard.  Mr. Hassard, an independent director, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before recently retiring. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.

Stanley D. Levy.  Mr. Levy, an independent director, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego and Orlando. Mr. Levy joined The Morgan Group in 2001. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the firm and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate and Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance.

Charles M. Baughn.  Mr. Baughn serves as our Chief Executive Officer and the Chief Executive Officer of our Advisor. He is also an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines, responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Dealer Manager. Mr. Baughn is also a member of the management board of the Core Fund. Mr. Baughn joined Hines in 1984. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

Charles N. Hazen.  Mr. Hazen serves as our President and Chief Operating Officer and the President and Chief Operating Officer of the Advisor. He is also a Senior Vice President of the general partner of Hines, the President and a member of the management board of the Core Fund and a director of our Dealer Manager. Mr. Hazen joined Hines in 1989. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of retail and office properties in the U.S. valued at approximately $9.0 billion and managed Hines Corporate Properties, a $700 million fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Sherri W. Schugart.  Ms. Schugart serves as our Chief Financial Officer and the Chief Financial Officer of both our Advisor and the Core Fund. She is also a Senior Vice President of the general partner of Hines and serves as a director of our Dealer Manager. Ms. Schugart joined Hines in 1995. As a Senior Vice President in Hines’ Capital Markets group, Ms. Schugart has been responsible for arranging more than $8.0 billion in equity and debt for Hines’ private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.

Frank R. Apollo.  Mr. Apollo serves as our Chief Accounting Officer, Treasurer, and Secretary and the Chief Accounting Officer, Treasurer and Secretary of our Advisor. He is also the Chief Accounting Officer of the Core Fund, a Vice President of the general partner of Hines and the Vice President, Treasurer, and Secretary of our Dealer Manager. Mr. Apollo joined Hines in 1993. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations. He was also previously the Vice President and Regional Controller for Hines’ European Region and, prior to that, was the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Our Board of Directors

As required by the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association (the “NASAA Guidelines”), our board of directors reviewed and unanimously ratified our charter and adopted our bylaws. Our charter and bylaws allow for a board of directors with no fewer than three directors and no more than ten directors, of which a majority must be independent directors. We currently have five directors, three of whom are independent directors. Directors are elected annually by our shareholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of shareholders or (if longer) until his or her successor has been duly elected and qualifies.

Although the number of directors may be increased or decreased, subject to the limits of our charter, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal or resignation of a director may be filled by a majority vote of the remaining directors, or by a vote of shareholders as permitted by the Maryland General Corporation Law. If a vacancy is created by an increase in the number of directors, the vacancy will be filled by the board or by the affirmative vote of the holders of the outstanding common shares. Where possible, independent directors must nominate replacements for vacancies required to be filled by independent directors.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our charter, and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), independence rules set forth in the NYSE Listed Company Manual. Our board applied the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

An “independent director” is defined under our charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

•	ownership of an interest in Hines, the Advisor or their affiliates;

•	employment by Hines or the Advisor or their affiliates;

•	service as an officer, trust manager or director of Hines or the Advisor or their affiliates;

•	performance of services for us, other than as a director;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or organized by Hines; or

•	maintenance of a material business or professional relationship with Hines, the Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or the Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, the Advisor, or their affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. Independent directors may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than in their capacity as members of our board of directors or any committee thereof.

To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by us or Hines;

•	an immediate family member of the director was employed by us or Hines as an executive officer;

•	the director, or an immediate family member of the director, received more than $100,000 during any 12-month period in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director was affiliated with or employed by a present or former internal or external auditor of us or Hines;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of us or Hines;

•	a Company executive officer serves on our compensation committee or the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or

•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or Hines for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Our directors are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director believes to be in the best interest of us and our shareholders. Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on the Advisor. Therefore, our directors will be dependent on the Advisor and information they receive from the Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate the Advisor and its affiliates. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines” and “Risk Factors — Potential Conflicts of Interest Risks.”

In addition to the investment policies set forth in our charter and bylaws, our board of directors has approved written policies on investments and borrowing for us as described in this prospectus. The directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our charter and bylaws.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. Our independent directors may determine from time to time during or after this offering to increase or decrease the fees and expenses payable to Hines, the Advisor and other Hines affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

Our directors and their affiliates may not vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either the removal of the Advisor, any director and any of their affiliates, or any transaction between us and the Advisor, any director or any of their affiliates.

Committees of the Board of Directors

Our full board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. The four standing committees of our board of directors are: the audit committee, the conflicts committee, the nominating and corporate governance committee and the compensation committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board. The board of directors adopted a written charter for each of these committees. A copy of each charter is available on our website, www.HinesREIT.com. Our independent directors, Messrs. Davis, Hassard and Levy, each serve on all of these committees. Mr. Davis serves as chairman of the conflicts committee. Mr. Levy serves as chairman of the audit committee. Mr. Hassard serves as chairman of the nominating and corporate governance and compensation committees.

Audit Committee

Members of the audit committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify, or until their earlier death, retirement, resignation or removal. The audit committee reviews the functions of our management and independent auditors pertaining to our financial statements and performs such other duties and functions deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors. Our board of directors has determined that each member of our audit committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the rules of the NYSE. In addition, our board of directors has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of applicable rules promulgated by the Securities and Exchange Commission. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the audit committee of more than two other public companies.

Conflicts Committee

Members of the conflicts committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, resignation, retirement or removal. The primary purpose of the conflicts committee is to review specific matters that the board believes may involve conflicts of interest and to determine if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and Hines, or reduce the risks related thereto.

The conflicts committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the Advisory Agreement between us and the Advisor. The conflicts committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. For further discussion, please see the “Investment Objectives and Policies with Respect to Certain Activities — Affiliate Transaction Policy” section of this prospectus. The conflicts committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

Compensation Committee

Members of the compensation committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. The committee meets as called by the chairman of the committee, but not less frequently than annually. The primary purpose of the compensation committee is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if desired by our board of directors, produces an annual report to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Members of the nominating and corporate governance committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. This committee:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our Code of Business Conduct and Ethics for Senior Officers and Directors, and any other corporate governance policies and procedures we may have from time to time.

Compensation Committee Interlocks and Insider Participation

During 2007, our compensation committee consisted of Messrs. Davis, Levy and Hassard, our three independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our compensation committee.

Compensation of Directors

Our compensation committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board requires a substantial time commitment as well as broad expertise in the fields of real estate and real estate investment. The compensation committee balances these considerations with the principles that our director compensation program should be transparent and should align directors’ interests with those of our shareholders.

The following table sets forth information regarding compensation of our directors during 2006.

2006 Director Compensation

					Change in
					Pension Value
					and Non-
					Qualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other	Total
Name	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Compensation

C. Abbott Davis	$64,000	1,000 shares	—	—	—	—	$73,180
Thomas A. Hassard	$61,500	1,000 shares	—	—	—	—	$70,680
Stanley D. Levy	$62,500	1,000 shares	—	—	—	—	$71,680
Jeffery C. Hines and C. Hastings Johnson(2)	—	—	—	—	—	—	—

(1)	Each of Messrs. Davis, Hassard and Levy received 1,000 restricted shares under our incentive plan upon his election to our board of directors in each of 2004, 2005 and 2006.

(2)	Messrs. Hines and Johnson, who are employees of Hines, receive no additional compensation for serving as Hines REIT directors.

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If a committee meeting is held on the same day as a meeting of the board, each independent director will receive $1,000 for each committee meeting attended in person on such day, subject to a maximum of $2,000 for all committee meetings attended in person on such day. We will also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We pay the following annual retainers to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of our conflicts committee;

•	$6,000 to the Chairperson of our audit committee;

•	$3,000 to the Chairperson of our compensation committee; and

•	$3,000 to the Chairperson of our nominating and corporate governance committee.

Under the terms of our Employee and Director Incentive Share Plan, each independent director elected or reelected to the board (whether through a shareholder meeting or by directors to fill a vacancy on the board) is granted 1,000 restricted shares on or about the date of election or reelection. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. Messrs. Davis, Hassard and Levy each received 1,000 restricted shares under our incentive plan upon his election to our board of directors in each of 2004, 2005 and 2006.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Employee and Director Incentive Share Plan

We adopted our Employee and Director Incentive Share Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor; and

•	increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our common shares.

The Employee and Director Incentive Share Plan provides for the grant of awards to our full-time employees (in the event we ever have employees), full-time employees of our Advisor, full-time employees of entities that provide services to us, certain of our independent directors, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor or to entities that provide services to us. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares, share appreciation rights, and dividend equivalent rights.

The total number of common shares reserved for issuance under the Employee and Director Incentive Share Plan is equal to 0.5% of our outstanding shares on a fully diluted basis at any time, not to exceed 10,000,000 shares. Our compensation committee has adopted a policy that prohibits awards of shares of common stock under the Employee and Director Incentive Share Plan except for issuances to our independent directors as compensation for serving as such. This policy may be revised or terminated at any time that our compensation committee believes that such action would be in the best interests of our shareholders.

Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Employee and Director Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common shares underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common shares) equal to the excess of the fair market value of the common shares underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date.

Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

As indicated above, each individual who is elected or re-elected to the board as an independent director (whether through shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on or about the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. In addition to the shares described above, on July 9, 2007, we awarded 1,000 additional restricted shares to each of our independent directors pursuant to the Employee and Director Incentive Share Plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals. We also maintain a directors and officers liability insurance policy.

An indemnification provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of the Maryland General Corporation Law, the charter and bylaws of Hines REIT provide that our directors and officers will be indemnified by us for losses arising from our operations only if all of the following conditions are met:

•	the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of non-independent directors and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

The Advisor and its affiliates will also be subject to the limitations on indemnification to which the non-independent directors and officers are subject, as described above.

The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to Company and our shareholders against our officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, officers, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

Our charter and bylaws provide that the advancement of funds to our directors and officers for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

•	the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking advancement undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Operating Partnership has agreed to indemnify and hold harmless the Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement and our Property Management and Leasing Agreements, subject to the limitations contained in such agreements. Please see ‘‘— The Advisor and the Advisory Agreement — Indemnification” and the “— Hines and our Property Management and Leasing Agreements — Our Property Management and Leasing Agreements — Indemnification” sections below. The Operating Partnership must also indemnify Hines REIT and its directors, officers and employees in Hines REIT’s capacity as its general partner. Please see “The Operating Partnership — Indemnity.”

We have entered into indemnification agreements with our officers and directors. These agreements provide our officers and directors with a contractual right to indemnification to substantially the same extent they enjoy mandatory indemnification under our charter and bylaws.

The Advisor and the Advisory Agreement

The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of September 30, 2007:

Our Advisor is an affiliate of Hines. Its address is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. All of our day-to-day operations are managed and performed by the Advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of the Advisor. The following table sets forth information regarding the officers and managers of our Advisor, or our Advisor’s general partner. The biography of each of these officers and managers is set forth above.

Name	Age	Position and Office with the General Partner of the Advisor

Jeffrey C. Hines	52	Chairman of the Board of Directors
C. Hastings Johnson	58	Manager
Charles M. Baughn	52	Chief Executive Officer
Charles N. Hazen	46	President and Chief Operating Officer
Sherri W. Schugart	41	Chief Financial Officer
Frank R. Apollo	40	Chief Accounting Officer, Treasurer and Secretary

Duties of Our Advisor

We do not have any employees. We entered into an Advisory Agreement with our Advisor. Pursuant to this agreement, which was unanimously approved by our board of directors, including our independent directors, we appointed the Advisor to manage, operate, direct and supervise our operations. In connection with managing our operations, the Advisor will face conflicts of interest. Please see “Risk Factors — Potential Conflicts of Interest Risks.” Therefore, the Advisor and its affiliates will perform our day-to-day operational and administrative services. The Advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our independent directors are responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives and the provisions of the Advisory Agreement are being carried out. The Advisor’s duties under the Advisory Agreement include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

•	preparation and approval of all marketing materials to be used by our Dealer Manager or others relating to this offering;

•	along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	all other services related to this offering, whether performed and incurred by the Advisor or its affiliates.

Acquisition Services

•	serve as our investment and financial advisor and provide relevant market research and economic and statistical data in connection with our assets and investment objectives and policies;

•	subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of investment transactions; (iii) acquire assets on our behalf; and (iv) arrange for financing related to acquisitions of assets;

•	perform due diligence on prospective investments and create summarized due diligence reports;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

•	negotiate and service our debt facilities and other financings;

•	monitor and evaluate the performance of our investments; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

•	coordinate with Hines on its duties under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by such agreement;

•	coordinate and manage relationships between the Company and any joint venture partners;

•	consult with our officers and board of directors and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;

•	provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

•	provide financial and operational planning services and investment portfolio management functions;

•	maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

•	perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable laws, including the Sarbanes-Oxley Act; and

•	perform tax and compliance services, cash management services and risk management services.

Shareholder Services

•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and service.

Term of the Advisory Agreement

The current term of the Advisory Agreement ends in June 2008, and the Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by a majority of our independent directors. Additionally, the Advisory Agreement may be terminated:

•	immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice;

•	without cause by a majority of our independent directors or by the Advisor upon 60 days’ written notice; or

•	immediately by the Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

For more information regarding a decision by our board of directors to terminate (or elect not to renew) the Advisory Agreement, please see “— Removal of the Advisor,” “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” and “Risk Factors — Investment Risks — Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.” In the event that a new advisor is retained, the Advisor will cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified. The Advisory Agreement also provides that in the event the Advisory Agreement is terminated, we will promptly change our name and cease doing business under or using the name “Hines” (or any derivative thereof), upon the written request of Hines.

Compensation

The Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. The compensation, expense reimbursements and other payments payable to the Advisor and its affiliates may increase or decrease during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” for a description of these matters. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Please see “— Removal of the Advisor” and “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its affiliates if Hines or its Affiliates Cease to be Our Advisor” for information regarding additional payments the Company may be required to make to our Advisor and other affiliates of Hines in connection with the termination of the Advisory Agreement.

An affiliate of Hines will pay for all organization and offering expenses other than selling commissions and dealer manager fees and will reimburse us, the Advisor, the Dealer Manager and our affiliates in connection with the organization and offering expenses incurred by any of us. Organization and offering expenses, for which an affiliate of Hines will pay, are expected to consist of the actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer manager fee and may also include, but are not limited to: (1) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (2) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, (3) travel and entertainment expenses related to the offering and marketing of our shares; (4) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and marketing of our shares; (5) costs and expenses of conducting educational conferences and seminars; (6) costs and expenses of attending broker-dealer sponsored conferences; (7) payment or reimbursement of due diligence expenses; and (8) any other compensation or reimbursements payable to participating broker-dealers (other than selling commissions and any reallowance of dealer manager fees), regardless of whether such participating broker-dealers otherwise receive commissions.

We will reimburse the Advisor for all of the costs it incurs in connection with the other services it provides to us, including, but not limited to:

•	acquisition expenses incurred in connection with the selection and acquisition of assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;

•	the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our assets;

•	taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

•	out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and directors;

•	all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and shareholders;

•	personnel and related employment direct costs and overhead of the Advisor and its affiliates in performing shareholder services such as (1) managing communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications, and (2) establishing reasonable technology infrastructure to assist in providing shareholder support and service;

•	out-of-pocket expenses of maintaining communications with shareholders, including the cost of preparation, printing, and mailing annual reports and other shareholder reports, proxy statements and other reports required by governmental entities;

•	audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request of, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and

•	all other out-of-pocket costs necessary for the operation of the Company and its assets incurred by the Advisor in performing its duties under the Advisory Agreement.

Except as provided above, the expenses and payments subject to reimbursement by the Company do not include personnel and related direct employment or overhead costs of the Advisor or its affiliates, unless such costs are approved by a majority of our independent directors. For example, our independent directors have approved reimbursement for personnel and overhead costs of the Advisor in providing in-house legal services to the Company. If (1) we request that the Advisor perform services that are outside of the scope of the Advisory Agreement or (2) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed by the Advisor, such that the costs and expenses borne by the Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under the Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by the Advisor and our independent directors, subject to the limitations contained in our charter.

Reimbursements by the Advisor

The Advisor must reimburse us quarterly for any amounts by which Operating Expenses (as defined below) exceed, in any four consecutive fiscal quarters, the greater of (i) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues applicable to any given period, less the expenses applicable to such period (excluding additions to depreciation, bad debt or similar non-cash reserves), unless our independent directors determine that such excess was justified.

Operating Expenses is defined as generally including all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our charter which include:

•	expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	amounts paid as partnership distributions by our Operating Partnership; and

•	all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

The Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, the Advisor. Specifically, the independent directors must consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

The Advisor has the right to assign the Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign the Advisory Agreement without the consent of the Advisor.

Indemnification

The Operating Partnership has agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in our charter or the partnership agreement of the Operating Partnership, provided that: (i) the Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (ii) the Advisor and its affiliates were acting on behalf of or performing services for us, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the Advisor or resulted from a breach of the agreement by the Advisor.

Any indemnification made to the Advisor may be made only out of our net assets and not from our shareholders. The Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of the Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.

Removal of the Advisor

In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, any partner in the Operating Partnership affiliated with Hines may require that the Operating Partnership acquire all or a portion of the Participation Interest or any OP Units held by any such holder. The purchase price for the Participation Interest will equal the amount that would be distributed to the holder assuming all the Operating Partnership’s assets were sold for their then-current fair market value and the proceeds were distributed in an orderly liquidation of the Operating Partnership. The purchase price for any OP Units will also be based on the then-current net asset value of the assets of the

Operating Partnership. In such event, the purchase price is required to be paid in cash or common shares, at the option of the holder. Please see “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.” The Operating Partnership must purchase any such interests within 120 days after the applicable holder gives the Operating Partnership written notice of its desire to sell all or a portion of the OP Units or Participation Interest (as applicable) held by such holder.

Hines and Our Property Management and Leasing Agreements

Hines or an affiliate of Hines manages our properties, as well as all of the properties owned by the Core Fund. We expect that Hines or an affiliate of Hines will manage most of the properties we and the Core Fund acquire in the future.

The Hines Organization

General

Hines is a fully integrated real estate investment and management firm which, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 50 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I. M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations. Please see the “Hines Timeline” included as Appendix D for additional information about the history of Hines.

Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco and London. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All of these executive vice presidents, whose average tenure at Hines is 29 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.

Hines’ central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines’ central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

From inception through December 31, 2006, Hines, its predecessor and their respective affiliates have acquired or developed more than 700 real estate projects representing approximately 229 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2006, the portfolio of Hines and its affiliates consisted of approximately 160 projects valued at approximately $16.0 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Included in this portfolio are approximately 129 properties managed by Hines, representing approximately 50.8 million square feet. In addition, Hines manages a portfolio of approximately 129 properties with about 56.9 million square feet owned by third parties in which Hines has no ownership interest. The total square feet Hines manages is approximately 107.7 million square feet located in 67 cities in the United States and 15 foreign countries.

The following table sets forth the history of the number of square feet under Hines’ management:

Commercial Real Estate Managed by Hines and its Affiliates

The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office as of December 31, 2006:

The following is information about the executive officers of the general partner of Hines and members of its Executive Committee:

		Number of
		Years with
Name	Age	Hines	Position

Gerald D. Hines	81	50	Chairman of the Board
Jeffrey C. Hines	52	25	President and Chief Executive Officer
C. Hastings Johnson	58	29	Vice Chairman and Chief Financial Officer
Charles M. Baughn	52	22	Executive Vice President and CEO — Capital Markets Group
James C. Buie, Jr.	54	27	Executive Vice President and CEO — West Region and Asia Pacific
Kenneth W. Hubbard	64	33	Executive Vice President and CEO — East Region
Christopher D. Hughes	45	21	Executive Vice President and CEO — East Region
E. Staman Ogilvie	57	33	Executive Vice President and CEO — Eurasia Region
C. Kevin Shannahan	51	24	Executive Vice President and CEO — Midwest, Southeast Region and South America
Mark A. Cover	47	23	Executive Vice President and CEO — Southwest Region and Mexico/Central America
Michael J.G. Topham	59	31	Executive Vice President and CEO — Hines Europe and Middle East/North Africa

Jeffrey C. Hines and C. Hastings Johnson are on our board of directors and Charles M. Baughn is our Chief Executive Officer. Their biographies are included above with the rest of our management.

Gerald D. Hines.  Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of the firm’s Executive Committee. He oversees a portfolio of approximately 160 projects valued at approximately $16.0 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.

James C. Buie, Jr. Mr. Buie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the West Region of the United States and in the Asia Pacific, representing a cumulative total of approximately 27 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

Kenneth W. Hubbard.  Mr. Hubbard is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the East Region of the United States, representing a cumulative total of more than 36 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Duke University with a B.A. in History and received his J. D. from Georgetown Law School.

Christopher D. Hughes.  Mr. Hughes is an Executive Vice President of the general partner of Hines, responsible for all development, operations and transactions in the East Region of the United States. He is also a member of the Capital Markets Group having raised approximately $10.8 billion in committed equity since 2001. He is responsible for structuring commingled funds and raising equity capital for Hines projects globally. Mr. Hughes was a development officer in the Washington, DC office, where he contributed to the development and acquisition of more than 3.6 million square feet of office space. He graduated from Southern Methodist University with a B.A. in History. Mr. Hughes is a registered representative of Hines Real Estate Securities, Inc., an affiliate of Hines that is registered as a broker dealer, and holds a Series 22 license.

E. Staman Ogilvie.  Mr. Ogilvie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions. He is Chief Executive of Hines’ Eurasia Region which encompasses Russia and the Former Soviet Union, Central and Eastern Europe, Turkey and India. He is a member of the Hines Executive Committee and former co-head of Hines’ Southwest Region. Mr. Ogilvie has been responsible for the development, acquisition, and management of more than 29 million square feet of commercial real estate as well as several thousand acres of planned community development. He also has extensive experience in strategic planning and finance. He graduated from Washington and Lee University with a B. S. in Business Administration and received his M.B.A. from the Harvard Graduate School of Business.

C. Kevin Shannahan.  Mr. Shannahan is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Midwest and Southeast Regions of the United States and in South America, representing a cumulative total of more than 55 million square feet of real estate and 5,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Graduate School of Business.

Mark A. Cover.  Mr. Cover is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Southwest Region of the United States, Mexico and Central America representing a total of more than 20 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Bob Jones University with a B. S in Accounting and is a Certificated Public Accountant (retired).

Michael J.G. Topham.  Mr. Topham is an Executive Vice President of the general partner of Hines responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of the U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

Hines’ Real Estate Personnel and Structure

Hines is one of the largest and most experienced privately owned real estate investment, acquisition, development and management companies in the world. Hines and its affiliates currently have approximately

3,150 employees who work out of Hines’ offices located in 67 cities in the United States and in 15 foreign countries, as shown in the map below.

Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines’ profitability related to each project, investment fund, geographic region, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines’ senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines’ employees, Hines and its investors, while providing Hines’ employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines and its affiliates as well as key employees of Hines.”

		Average
	Number of	Tenure
Title	Employees	(Years)
	(As of December 31, 2006)

Executive Vice President	9	29
Senior Vice President	29	21
Vice President	123	15
Manager	1091	7

Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines’ decentralized structure may or may not have a positive impact on our performance.

Hines’ Leasing and Property Management

Hines and its affiliates have extensive experience in providing responsive and professional property management and leasing services. Property management and leasing services provided by Hines include the following:

•	Tenant relations;

•	Energy management;

•	Preventive maintenance;

•	Security;

•	Vendor contracting;

•	Parking management;

•	Marketing plans;

•	Broker relations;

•	Tenant prospecting; and

•	Lease negotiation.

Hines believes that providing these services in a high quality and professional manner is integral to tenant satisfaction and retention.

Hines has been repeatedly recognized as an industry leader in property management and leasing. In 2001, 2002 and 2003, the U.S. Environmental Protection Agency (“EPA”) named Hines as “Energy Star” Partner of the year. An Energy Star label is a designation by the EPA for buildings that it believes show excellence in energy performance, reduced operating costs and environmental leadership. In 2004, the EPA recognized Hines with its Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. Hines has owned or managed 114 buildings, with more than 66 million square feet, which have received an “Energy Star” label. Hines has 80 of these buildings, with approximately 54 million square feet, under current management. We had an interest in 43 of these buildings, which had been awarded the “Energy Star” label, as of August, 2007. Hines has received more than 75 awards for buildings it has owned and/or managed from the Building Owners and Managers Association including “Building of the Year,” “New Construction of the Year,” “Commercial Recycler of the Year” and “Renovated Building of the Year” in local, regional, national and international competitions.

Hines believes that real estate is essentially a local business and that it is often a competitive advantage for Hines to have real estate professionals living and working in the local markets in which Hines and its affiliates own properties. This allows Hines’ real estate professionals to obtain local market knowledge and expertise and to maintain significant local relationships. As a result, Hines may have access to off-market acquisitions involving properties that are not yet being generally marketed for sale, which can alleviate competitive bidding and potentially higher costs for properties in certain cases. In addition, in part, as a result of Hines’ strong local presence in the markets it serves and its corporate culture, we believe Hines has a strong track record in attracting and retaining tenants.

Hines believes that tenant retention is a critical component of profitable building operations and results in lower volatility. Tenant loss can reduce operating income by decreasing rental revenue and operating expense recoveries and by exposing the property to market-driven rental concessions that may be required to attract replacement tenants. In addition, a property with high tenant turn-over may incur costs of leasing brokerage commissions and construction costs of tenant improvements required by new occupants of the vacant space.

Hines attempts to manage tenant occupancy proactively by anticipating and meeting tenant needs. In addition, Hines attempts to maintain productive relationships with leasing brokers in most major markets in the U.S. and currently maintains ongoing direct relationships with approximately 2,000 tenants as the manager of buildings for its own account and as a third-party manager. Hines also has a substantial number of relationships with corporate and financial users of office space as well as with law firms, accounting and consulting firms in multiple locations throughout the United States and, increasingly, in a range of global locations.

The following table reflects the average leasing levels of buildings managed by Hines over the past 10 years, as compared to the national average of U.S. office buildings as reported by the National Council of Real Estate Investment Fiduciaries (NCREIF):

Our Property Management and Leasing Agreements

The Operating Partnership has entered into a property management and leasing agreement with Hines, or affiliates of Hines, for each of the properties we own directly, under substantially the same terms as contained in our form of Property Management and Leasing Agreement summarized below, which was unanimously approved by our board of directors, including the independent directors. We expect to enter into similar agreements in connection with properties we will acquire and own directly in the future. Pursuant to these agreements, we have appointed and expect to appoint Hines to provide services in connection with the rental, leasing, operation and management of most, if not all, of our properties under the terms provided in the form Property Management and Leasing Agreement. To the extent we own interests in properties indirectly through entities or joint ventures, the Property Management and Leasing Agreements in place for properties owned by such entities or joint ventures, including agreements with Hines, may differ in material respects from our form agreement. The Core Fund has retained Hines to manage the properties it has acquired to date, and we expect the Core Fund will enter into similar agreements for properties it acquires in the future.

Hines may subcontract part or all of the required property management and leasing services but will remain ultimately responsible for services set forth in the Property Management and Leasing Agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Also, we may retain a third-party to perform certain property management and leasing functions. For example, we currently retain third party leasing agents at some of our properties.

Many of the services to be performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. Under each Property Management and Leasing Agreement, Hines, either directly or indirectly by engaging an affiliate or a third party, may:

•	manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;

•	prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

•	collect all rents and other charges;

•	perform construction management services in connection with the construction of leasehold improvements or redevelopment;

•	be primarily responsible for the leasing activities of each property or supervise any third party we retain directly to provide such leasing activities; and

•	enter into various agreements with sub-contractors for the operational activities of each property.

Compensation under the Property Management and Leasing Agreement

For properties we acquire and own directly, we pay Hines a management fee equal to the lesser of (i) 2.5% of the annual gross revenues received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases, subject to a minimum of 1% of the annual gross revenues in the case of single-tenant properties. If we retain Hines as our primary leasing agent, we will pay Hines a leasing fee of 1.5% of gross rentals payable over the term of each executed lease including any lease amendment, renewal, extension, expansion or similar event. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. Leasing fees are paid 50% at the time the lease or amendment is executed and the balance on the earlier of when the tenant takes occupancy subject to such lease or amendment or the date the tenant commences the payment of rent; or with respect to a renewal, extension, expansion or similar term - the date such term begins. If the property manager provides construction management services for leasehold improvements, we pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager is paid 2.5% of total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Property management fees and leasing fees for international acquisitions may differ from our typical property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter and shall be approved by our independent directors.

We also generally reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit.

Term of the Property Management and Leasing Agreement

The Operating Partnership is party to a separate Property Management and Leasing Agreement for each property we own directly, each with an initial term of ten years from the date of each agreement. Thereafter, the term of each agreement will continue from year to year unless written notice of termination is given at least 90 days prior to any anniversary of the commencement of the term of the agreement. A majority of our independent directors must approve the continuance of the agreement.

Either Hines or we may terminate an agreement upon 30 days’ prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our advisor. In addition, we may terminate the applicable Property Management and Leasing Agreement if Hines commits a material breach and such breach continues for 30 days after written notice from us (plus, with respect to breaches which Hines commences diligent efforts to cure within such period, but which cannot reasonably be cured within 30 days, such additional period not to exceed 90 days as is reasonably necessary to cure such breach).

Every year, Hines will complete and deliver to us a written performance review, the scope and substance of which will be agreed to by Hines and us prior to the delivery of the first such performance review of the management of each property subject to a Property Management and Leasing Agreement. If we identify any material operating or performance deficiencies that are within the reasonable control of Hines after reviewing the performance review, we may give Hines written notice of such deficiencies. Hines will then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies we identified. If such deficiencies are not corrected within this time period, we then may give Hines notice of our desire to terminate the applicable Property Management and Leasing Agreement. If Hines does not cure such deficiencies within 30 days of the second notice, and provide written notice to us that such deficiencies have been cured, we may then terminate the applicable Property Management and Leasing Agreement.

Indemnification

The Operating Partnership has agreed to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with the Property Management and Leasing Agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.

The Dealer Manager

Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for the distribution and sale of our common shares and for offerings by other Hines-sponsored programs. The Dealer Manager is a member firm of the Financial Industry Regulatory Authority.

The following table sets forth information with respect to the directors, officers and the key employees of the Dealer Manager who are involved in the sales of the REIT:

Name	Age	Position and Office with the Dealer Manager

Charles M. Baughn	52	Director and Chief Executive Officer
Charles N. Hazen	46	Director
Christopher D. Hughes	45	Director
Sherri W. Schugart	41	Director
Robert F. Muller, Jr.	45	Director and President — Retail Distribution
Frank R. Apollo	40	Vice President, Treasurer and Secretary
J. Mark Earley	44	Director of REIT Distribution
Julie B. Nickell	39	Chief Operating Officer
S. William Lehew	50	Divisional Director
Dugan Fife	32	Divisional Director

Please see “— Our Officers and Directors” for the biographies of Messrs. Baughn, Hazen, Hughes and Apollo and Ms. Schugart.

Robert F. Muller, Jr.  Mr. Muller joined the Dealer Manager in June of 2003 and is the President and a director of the Dealer Manager. Prior to joining the Dealer Manager, he was National Director of Sales for Morgan Stanley’s Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal.

J. Mark Earley.  Mr. Earley joined the Dealer Manager in September of 2003. He is responsible for overseeing share distribution nationally for the Dealer Manager. Prior to joining the Dealer Manager, he was a Managing Director for Morgan Stanley from April 2002 to September 2003. In addition, he was responsible for seeking sales and revenue growth within a region of 65 branches and approximately 1,600 financial advisors. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

Julie B. Nickell.  Ms. Nickell joined the Dealer Manager in 2003 and is the Chief Operating Officer of the Dealer Manager. Ms. Nickell previously worked for Hines from 1994 to 1999. From 1999 until she joined the Dealer Manager in the 2003, Ms. Nickell served in the risk consulting practice of a national accounting firm. She graduated from the University of Louisiana at Monroe with a B.B.A. in Accounting. She is a certified public accountant, certified internal auditor, and holds Series 7, 24 and 63 securities licenses.

S. William Lehew.  Mr. Lehew joined the Dealer Manager in April of 2004 and is responsible for overseeing share distribution for the Eastern Division of the Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for the Dealer Manager covering the states of North Carolina, South Carolina, Virginia, Maryland, West Virginia and Washington, D.C. Before joining the Dealer Manager, Mr. Lehew served as a Regional Vice President for Seligman Advisors, with responsibility for wholesaling managed money and mutual funds. Prior to that, Mr. Lehew worked for Van Kampen Investments as a Vice President responsible for wholesaling mutual funds. He has been in the securities business since 1986. He is a graduate of the Citadel with a B.A. in political science and holds Series 7, 24 and 63 securities licenses.

Dugan Fife.  Mr. Fife joined the Dealer Manager in June of 2004 and is responsible for overseeing share distribution for the Western Division of the Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for the Dealer Manager covering the states of Michigan, Indiana and Kentucky. Before joining the Dealer Manager, Mr. Fife served as a Regional Vice President for Scudder/Deutsche Bank, with responsibility for wholesaling variable annuities. Prior to that, Mr. Fife worked for Sun Life/MFSLF Securities as a Vice President responsible for wholesaling variable, fixed and indexed annuities. He has been in the securities business since 1997. He is a graduate of the University of Michigan with a B.A. in organizational studies and holds Series 7, 24 and 63 securities licenses.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS
AND OPERATING PARTNERSHIP PARTICIPATION INTEREST

Our Advisor and its affiliates will receive substantial fees in connection with this offering and our operations, which could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable to Hines or affiliates of Hines in connection with this offering and our operations. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum
(Based on $3,500,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Organizational and Offering Activities(2)
Selling Commissions — the Dealer Manager	Up to 7.0% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers. If you are party to an agreement with a licensed broker dealer, investment advisor or bank trust department pursuant to which you pay a fee based on assets under management such as a “wrap fee”, “commission replacement fee”, or similar fee, we will waive selling commissions and dealer manager fees and sell shares to you at an aggregate 9.2% discount.	$210,000,000(3)
Dealer Manager Fee — the Dealer Manager	Up to 2.2% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan, all or a portion of which may be reallowed to selected participating broker-dealers. If you are party to an agreement with a licensed broker dealer, investment advisor or bank trust department pursuant to which you pay a fee based on assets under management such as a “wrap fee”, “commission replacement fee”, or similar fee, we will waive dealer manager fees and the selling commissions and sell shares to you at an aggregate 9.2% discount.	$66,000,000(4)
No Reimbursement of Organization and Offering Expenses	All organization and offering expenses will be paid by an affiliate of Hines.(5)	None

Estimated Maximum
(Based on $3,500,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Investment Activities(6)
Acquisition Fee — the Advisor	With respect to each real estate investment made after the commencement of this offering up to an aggregate of $2,000,000,000 in real estate investments, 2.5% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. With respect to each real estate investment made thereafter, the fee will be equal to 0.50% of the amounts set forth in (i) and (ii), as applicable.	$55,771,000(7)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.	Not determinable at this time(8)
Debt Financing Fee — the Advisor	1.0% of the amount obtained under any property loan or made available to us under any other debt financing. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time. (9)
Operational Activities
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(10)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)	Not determinable at this time(10)
Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(11)	Not determinable at this time
Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.(12)	Not determinable at this time

Estimated Maximum
(Based on $3,500,000,000
Type and Recipient	Description and Method of Computation	in Shares)(1)

Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.(12)	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(13)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re- development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(14)	Not determinable at this time
Disposition and Liquidation
Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(15)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Assumes we sell the maximum of $3,000,000,000 in shares in our primary offering and issue $500,000,000 in shares under our dividend reinvestment plan pursuant to this offering.

(2)	The total compensation related to our organizational and offering activities, which includes selling commissions and the dealer manager fee (but does not include our organization and offering expenses, because those expenses are being paid by an affiliate and not by us), will not exceed 15% of the proceeds raised in this offering. See footnote 5 below.

(3)	Commissions may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum selling commissions in this table, we have not assumed any such discounts or waivers. Further, the Dealer Manager will not receive selling commissions for shares issued pursuant to our dividend reinvestment plan.

(4)	The dealer manager fees may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum dealer manager fees in this table, we have not assumed any such discounts or waivers. Further, the Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan.

(5)	An affiliate of Hines will pay for all organization and offering expenses, other than selling commissions and the dealer manager fee, whether incurred by us directly or through the Advisor, the Dealer Manager and/or their affiliates, which expenses are expected to consist of, among other expenses, actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses. Organization and offering expenses may also include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; (vii) payment or reimbursement of due diligence expenses; and (viii) any other compensation or reimbursements payable to participating broker-dealers (other than selling commissions and any reallowance of dealer manager fees), regardless of whether such participating broker-dealers otherwise receive commissions. We will have no liability for such expenses.

(6)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $3,500,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $71,811,000. Some of these fees may be payable out of the proceeds of such borrowings.

(8)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 6. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 11.

(9)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $3,500,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $31,811,000.

(10)	In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(11)	The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our charter. The expenses identified by our charter as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(12)	Property management fees and leasing fees for international acquisitions may differ from our typical property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter and shall be approved by our independent directors.

(13)	These fees relate to construction management services for improvements and build-out to tenant space.

(14)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

(15)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.

In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.” We will not pay fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.

OUR REAL ESTATE INVESTMENTS

Overview

We were formed for the purpose of acquiring real estate investments. As of September 30, 2007, we owned interests in 37 office properties located throughout the United States, one mixed-use office and retail complex in Toronto, Canada and one industrial property in Rio de Janeiro, Brazil. These properties contain, in the aggregate, approximately 20.6 million square feet of leasable space.

Although we own a non-managing general partner interest in the Core Fund and are involved in and/or supervise the management of the Core Fund, we do not control the Core Fund’s operations and its results of operations are not consolidated in our financial statements. We are providing selected combined operating data for all of the properties in which we own an interest to give investors additional information about our portfolio-wide operational position. As we do not control the Core Fund’s operations, the Core Fund’s operating data and the operating data of the combined portfolio of all properties in which we own an interest are not attributable to our oversight and management. Similarly, although we have consent rights with respect to certain actions that the joint venture that owns the industrial property in Brazil may take, we do not control the joint venture, and the operating data of the joint venture and the industrial property are not attributable to our oversight and management.

The tables on the following pages provide summary information regarding the 39 properties in which we owned an interest as of September 30, 2007. Each of our significant investments is briefly discussed after the table.

		Date Acquired/		Leasable	Percent	Our Effective
Property	City	Acquisition Cost		Square Feet	Leased	Ownership(1)	Major Tenants
		(In millions)

321 North Clark	Chicago, IL	04/2006; $	247.3	885,664	99%	100%	ABA; Foley & Lardner LLP; Mesirow Financial
Citymark	Dallas, TX	08/2005; $	27.8	220,079	100%	100%	Two subsidiaries of Centex Corporation
Watergate Tower IV	Emeryville, CA	12/2006; $	144.9	344,433	100%	100%	Oracle Corporation; Novartis AG
One Wilshire	Los Angeles, CA	08/2007; $	287.0	664,248	99%	100%	CRG West; Musick, Peeler & Garrett; Verizon
3 Huntington Quadrangle	Melville, NY	07/2007; $	87.0	407,731	88%	100%	Empire BC/BS; Gentiva Health Services, Inc.
Airport Corporate Center	Miami, FL	01/2006; $	156.8	1,018,793	89%	100%	Subsidiary of Norwegian Cruise Lines
Minneapolis Office/Flex Portfolio	Minneapolis, MN	09/2007; $	87.0	766,240	86%	100%	PreferredOne
3400 Data Drive	Rancho Cordova, CA	11/2006; $	32.8	149,703	100%	100%	Catholic Healthcare West
Daytona Buildings	Redmond, WA	12/2006; $	99.0	250,515	99%	100%	Microsoft Corporation
Laguna Buildings	Redmond, WA	01/2007; $	118.0	464,701	100%	100%	Honeywell Industries; Microsoft Corporation
1515 S Street	Sacramento, CA	11/2005; $	66.6	348,881	100%	100%	State of California
1900 and 2000 Alameda	San Mateo, CA	06/2005; $	59.8	253,377	94%	100%	California Casualty
Seattle Design Center	Seattle, WA	06/2007; $	56.8	390,684	88%	100%	(4)
5th and Bell	Seattle, WA	06/2007; $	72.2	197,135	98%	100%	Koninklijke Philips Electronics, N.V.
Atrium on Bay	Toronto, CAN	02/2007; $	215.6(2)	1,078,040	85%	100%	Canadian Imperial Bank of Commerce

Total for Directly-Owned Properties				7,440,224	93%

One Atlantic Center	Atlanta, GA	07/2006; $	305.0	1,100,312	82%	27.47%	Alston & Bird; Powell Goldstein
The Carillon Building	Charlotte, NC	07/2007; $	140.0	470,726	100%	27.47%	Cadwalder Wickersham & Taft; Deloitte & Touche
Charlotte Plaza	Charlotte, NC	06/2007; $	175.5	625,026	98%	27.47%	Wachovia Securities
Three First National Plaza	Chicago, IL	03/2005; $	245.3	1,419,978	93%	21.97%	Bell, Boyd & Lloyd LLC
333 West Wacker	Chicago, IL	04/2006; $	223.0	845,206	85%	21.92%	Skadden Arps; Nuveen Investments, Inc.
One Shell Plaza	Houston, TX	05/2004; $	228.7	1,228,160	99%	13.73%	Shell Oil Company; Baker Botts L.L.P.
Two Shell Plaza	Houston, TX	05/2004; $	123.1	566,960	95%	13.73%	Shell Oil Company
425 Lexington Avenue	New York, NY	08/2003; $	358.6	700,034	100%	12.98%	Simpson Thatcher & Bartlett; CIBC
499 Park Avenue	New York, NY	08/2003; $	153.1	288,722	100%	12.98%	Dreier & Baritz; Bloomberg L.P.
600 Lexington Avenue	New York, NY	02/2004; $	91.6	282,409	100%	12.98%	(4)
Riverfront Plaza	Richmond, VA	11/2006; $	277.5	950,025	100%	27.47%	Wachovia Securities; Hunton & Williams
Johnson Ranch Corporate Center	Roseville, CA		05/2007; (5)	179,990	72%	21.92%	Centex Homes
Roseville Corporate Center	Roseville, CA		05/2007; (5)	111,418	96%	21.92%	Prudential Insurance Company; Verizon California Inc.; Umpqua Bank

		Date Acquired/		Leasable	Percent	Our Effective
Property	City	Acquisition Cost		Square Feet	Leased	Ownership(1)	Major Tenants
		(In millions)

Summit at Douglas Ridge	Roseville, CA		05/2007; (5)	185,128	82%	21.92%	Beazer Homes USA; Marcus & Millichap Real Estate
Olympus Corporate Center	Roseville, CA		05/2007; (5)	191,494	86%	21.92%	Paramount Equity Mortgage; McDonalds Corporation; Financial Freedom
Douglas Corporate Center	Roseville, CA		05/2007; (5)	214,606	86%	21.92%	New York Life Insurance; Countrywide Home Loans; Pacific Health Advantage
Wells Fargo Center	Sacramento, CA		05/2007; (5)	502,365	93%	21.92%	Wells Fargo
525 B Street	San Diego, CA	08/2005; $	116.3	447,159	92%	27.47%	Golden Eagle Insurance; Elsevier; US Navy HR
The KPMG Building	San Francisco, CA	09/2004; $	148.0	379,328	100%	27.47%	KPMG; Paul Hastings; UPS Freight Services
101 Second Street	San Francisco, CA	09/2004; $	157.0	388,370	100%	27.47%	Thelen Reid; Ziff Davis Media
720 Olive Way	Seattle, WA	01/2006; $	83.7	300,710	93%	21.92%	Community Health Plan of Washington
1200 19th Street	Washington, D.C.	08/2003; $	69.4	235,404	11%	12.98%	(4)
Warner Center	Woodland Hills, CA	10/2006; $	311.0	808,274	97%	21.92%	Health Net of California, Inc.; NetZero, Inc.

Total for Core Fund Properties				12,421,804	92%

Cargo Center Dutra II	Rio de Janeiro	07/2007; $	53.7(3)	693,115	88%	50%	DHL Exel; Schio; Rapidão Cometa
Total for Other Indirectly-Owned Properties				693,115	88%

Total for All Properties				20,555,143	92%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On September 30, 2007, Hines REIT owned a 97.8% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.2% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 32.0% non-managing general partner interest as of September 30, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 85.9%. In addition, we own a 50% interest in Cargo Center Dutra II through a joint venture with an affiliate of Hines.

(2)	This amount was translated from the $250.0 million CAD acquisition cost as of the date of acquisition.

(3)	This amount was translated from the $103.7 million BRL acquisition cost as of the date of acquisition.

(4)	No tenant leases more than 10% of the property’s rentable area.

(5)	These properties were purchased as part of portfolio that included 6 properties for a purchase price of $490.2 million.

Market and Industry Concentration

The following table provides a summary of the market concentration of our portfolio based on our pro-rata share of the purchase price in each of the properties in which we owned an interest as of September 30, 2007.

		Market
	Market	Concentration:
	Concentration:	Indirectly-	Market
	Directly-Owned	Owned	Concentration:
City	Properties	Properties(1)	All Properties(2)

Chicago, Illinois	14%	10%	14%
Seattle, Washington	20%	3%	14%
Los Angeles, California	16%	7%	14%
Toronto, Canada	12%	—	8%
Sacramento, California	6%	10%	8%
Miami, Florida	9%	—	6%
San Francisco, California	3%	15%	6%
Emeryville, California	8%	—	6%
New York, New York	5%	19%	6%
Minneapolis, Minnesota	5%	—	3%
Richmond, Virginia	—	8%	3%
Charlotte, North Carolina	—	7%	3%
Atlanta, Georgia	—	7%	3%
Houston, Texas	—	6%	2%
San Diego, California	—	5%	1%
Dallas, Texas	2%	—	1%
Washington, D.C.	—	1%	1%
Rio de Janeiro, Brazil	—	2%	1%

(1)	These amounts represent the Core Fund’s pro-rata share of the Core Fund and our Brazilian joint venture based on their effective ownership in each of the properties as of September 30, 2007.

(2)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of September 30, 2007.

The following table provides a summary of the industry concentration of the tenants of the properties in which we owned interests based on our pro-rata share of their leased square footage as of September 30, 2007:

		Industry
	Industry	Concentration:
	Concentration:	Indirectly-	Industry
	Directly-Owned	Owned	Concentration:
Industry	Properties	Properties(1)	All Properties(2)

Finance and Insurance	19%	29%	21%
Information	18%	5%	15%
Legal	7%	33%	14%
Manufacturing	12%	2%	9%
Government	9%	2%	7%
Health Care	7%	1%	5%
Professional Services	4%	6%	5%
Other	5%	6%	5%
Construction	4%	1%	3%
Transportation and Warehousing	1%	1%	3%
Wholesale Trade	5%	—	3%
Other Services	4%	1%	3%
Oil & Gas/Energy	—	7%	2%
Hospitality	2%	1%	2%
Arts, Entertainment and Recreation	3%	—	2%
Accounting	—	5%	1%

(1)	These amounts represent the pro-rata share of the Core Fund and our Brazilian joint venture based on their effective ownership in each of the properties as of September 30, 2007.

(2)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of September 30, 2007.

Lease Expiration

Directly-Owned Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from September 30, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through December 31, 2016 and thereafter for the properties we owned directly as of September 30, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

Vacant	—	517,021	7.0%
2007	48	141,851	1.9%
2008	76	589,881	8.0%
2009	75	784,879	10.7%
2010	87	657,363	8.9%
2011	62	577,389	7.8%
2012	41	1,030,300	14.0%
2013	14	1,076,605	14.7%
2014	21	319,457	4.3%
2015	10	165,292	2.2%
2016	9	275,529	3.7%
Thereafter	16	1,239,838	16.8%

Indirectly-Owned Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from September 30, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through December 31, 2016 and thereafter for the properties in which we had an indirect interest as of September 30, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

Vacant	—	1,050,035	8.1%
2007	46	416,442	3.2%
2008	100	681,559	5.2%
2009	119	1,090,325	8.4%
2010	92	919,453	7.1%
2011	86	1,196,989	9.2%
2012	78	1,061,375	8.2%
2013	44	1,524,042	11.7%
2014	29	540,666	4.2%
2015	21	1,924,995	14.8%
2016	19	351,124	2.7%
Thereafter	43	2,265,512	17.2%

All Properties

The following table lists our pro-rata share of the scheduled lease expirations for the period from September 30, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through December 31, 2016 and thereafter for al of the properties in which we owned an interest as of September 30, 2007. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet(1)	Leasable Area(1)

Vacant	—	1,567,056	7.7%
2007	94	558,293	2.7%
2008	176	1,271,440	6.2%
2009	194	1,875,204	9.2%
2010	179	1,576,816	7.7%
2011	148	1,774,378	8.7%
2012	119	2,091,675	10.3%
2013	58	2,600,647	12.8%
2014	50	860,123	4.2%
2015	31	2,090,287	10.3%
2016	28	626,653	3.1%
Thereafter	57	3,472,953	17.1%

(1)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of September 30, 2007.

Our Significant Investments

These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, replacement cost, the credit worthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

Airport Corporate Center

Airport Corporate Center, a portfolio of properties located in the Miami Airport submarket of Miami, Florida, consists of 11 buildings and a 5.46-acre land tract. A subsidiary of Norwegian Cruise Lines leases 190,790 square feet, or approximately 19% of the properties’ rentable area, through January 2009 and thereafter has the right to renew for two five-year terms. The remaining lease space of Airport Corporate Center is leased to 106 tenants, none of which leases more than 10% of the property’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2002	75.9%	$17.14
2003	78.4%	$14.99
2004	82.0%	$17.29
2005	89.9%	$17.95
2006	92.4%	$18.76

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component) by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Airport Corporate Center (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from September 30, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through

2016 for Airport Corporate Center. The table shows the approximate leasable square feet represented by the applicable lease expirations and is based on information available as of September 30, 2007:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2007	10	66,454	6.6%
2008	19	172,443	17.2%
2009	26	126,682	12.6%
2010	25	95,625	9.5%
2011	14	108,080	10.8%
2012	8	79,717	7.9%
2013	2	28,724	2.9%
2014	—	—	—
2015	—	—	—
2016	—	—	—

321 North Clark

321 North Clark, an office property located in the central business district in Chicago, Illinois, consists of a 35-story office building and a parking structure that were constructed in 1987. The American Bar Association leases 225,555 square feet, or approximately 25% of the property’s rentable area, under a lease that expires in June 2019 and provides an option to renew for one ten-year term. The lease also provides a termination option effective in June 2014 and contraction options in June 2011 and June 2016, subject to certain penalties. Foley & Lardner LLP, a legal firm, leases 211,546 square feet, or approximately 24% of the property’s rentable area, under a lease that expires in April 2018 and provides options to renew for two five-year terms. The lease also provides contraction options effective in April 2010 and April 2013, subject to certain penalties. Mesirow Financial, a diversified financial services firm, leases 185,442 square feet, or approximately 21% of the property’s rentable area, under a lease that expires in December 2009 and provides an option to renew for one additional five year term. The remaining lease space of 321 North Clark is leased to 23 tenants, none of which leases more than 10% of the property’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2002	80.3%	$19.29
2003	50.0%	$16.35
2004	67.9%	$17.94
2005	85.3%	$19.85
2006	91.5%	$20.29

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s cash-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of 321 North Clark (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from September 30, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through 2016 for 321 North Clark. The table shows the approximate leasable square feet represented by the applicable lease expirations and is based on information available as of September 30, 2007:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2007	1	2,781	0.3%
2008	2	16,612	1.9%
2009	9	240,326	27.4%
2010	1	48,097	5.5%
2011	5	21,472	2.5%
2012	1	22,493	2.6%
2013	—	—	—
2014	—	—	—
2015	2	30,039	3.4%
2016	—	—	—

Watergate Tower IV

Watergate Tower IV, a 16-story office building located at 2100 Powell Street in Emeryville, California (a submarket of the East Bay), consists of 344,433 square feet of rentable area and is 100% leased. Oracle Corporation, a software application company, leases 298,089 square feet or approximately 87% of the building’s rentable area, under a lease that expires in 2013 and provides an option to renew for one additional five-year term. Novartis AG, a pharmaceutical company, leases 46,344 square feet or approximately 13% of the building’s rentable area, under a lease that expires in 2013. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2002	100.0%	$32.47
2003	100.0%	$33.07
2004	100.0%	$33.65
2005	100.0%	$34.27
2006	100.0%	$34.30

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Watergate Tower IV (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

Atrium on Bay

Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada, is comprised of three office towers, a two-story retail mall, and a two-story parking garage, and was constructed in 1984. The buildings consist of 1,079,870 square feet of rentable area and are 86% leased to a variety of office and retail tenants. The Canadian Imperial Bank of

Commerce, a financial institution, leases 372,733 square feet, or approximately 35% of the rentable area, through leases that expire in 2011, 2013 and 2016. The balance of the complex is leased to 93 tenants, none of which leases more than 10% of the rentable area of the complex.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2002	89.2%	$30.19
2003	90.9%	$29.73
2004	88.3%	$29.88
2005	85.4%	$32.46
2006	83.6%	$34.22

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries), by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Atrium on Bay (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from September 30, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through 2016 for Atrium on Bay. The table shows the approximate leasable square feet represented by the applicable lease expirations and is based on information available as of September 30, 2007:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2007	11	30,883	2.9%
2008	13	105,339	9.9%
2009	13	91,935	8.6%
2010	15	21,718	2.0%
2011	11	49,091	4.6%
2012	7	59,880	5.6%
2013	4	188,176	17.6%
2014	7	104,276	9.8%
2015	6	34,276	3.2%
2016	7	227,918	21.4%

One Wilshire

One Wilshire, an office property in Los Angeles, California, consists of a thirty-story office building constructed in 1966 and renovated in 1992. The property contains 664,248 square feet of rentable area and is 99% leased. CRG West LLC, a data center and property management company, leases 171,529 square feet or approximately 26% of the building’s rentable area, under a lease that expires in June 2017. Musick, Peeler & Garrett LLP, a national law firm, leases 106,475 square feet or approximately 16% of the building’s rentable area, under a lease that expires in October 2018 and contains options to renew for two additional five-year periods. Verizon Communications, Inc., a broadband and telecommunications company, leases 77,898 square feet or approximately 12% of the building’s rentable area, under seven leases that expire in various years through 2013. One of the leases expires in July 2012 and contains an option to renew for one additional five-year period and another lease expires in August 2013 and contains options to renew for two additional five-year periods. The remaining lease space is leased to 30 tenants, none of which leases more than 10% of the building’s rentable area.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for One Wilshire during the past five years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent per
Year	Occupancy	Leased Sq. Ft.(1)

2002	92.8%	$21.81
2003	92.5%	$22.68
2004	92.8%	$22.16
2005	97.7%	$21.94
2006	97.3%	$21.79

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of One Wilshire (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from September 30, 2007 through December 31, 2007 and for each of the years ending December 31, 2008 through 2016 for One Wilshire. The table shows the approximate leasable square feet represented by the applicable lease expirations and is based on information available as of September 30, 2007:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2007	7	8,616	1.3%
2008	9	66,512	10.2%
2009	6	21,469	3.3%
2010	10	36,022	5.5%
2011	10	88,755	13.6%
2012	5	82,735	12.7%
2013	3	34,225	5.2%
2014	3	16,645	2.5%
2015	—	—	—
2016	—	—	—

Recent Significant Investments

Chase Tower

On November 16, 2007, we acquired JPMorgan Chase Tower (“Chase Tower”), a 55-story office building located in the uptown submarket of Dallas, Texas. The seller, 2200 Ross L.P. is not affiliated with us or our affiliates. Chase Tower was constructed in 1987 and consists of 1,296,407 square feet of rentable area that is approximately 92% leased. JP Morgan Chase, a financial services firm, leases 210,707 square feet or approximately 16% of the building’s rentable area, under a lease that expires in September 2022. Locke Lord Bissell & Liddell LLP, a law firm, leases 207,833 square feet or approximately 16% of the building’s rentable area, under a lease that expires in December 2015. Deloitte & Touche LLP, a public accounting firm, leases 154,476 square feet or approximately 12% of the building’s rentable area, under a lease that expires in June 2012. Fulbright & Jaworski, a law firm, leases 146,064 square feet or approximately 11% of the building’s rentable area, under a lease that expires in December 2016. The remaining lease space is leased to 31 tenants, none of which leases more than 10% of the building’s rentable area.

The contract purchase price for Chase Tower was approximately $289.6 million, exclusive of transaction costs, financing fees and working capital reserves.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Chase Tower during the past five years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent per
Year	Occupancy	Leased Sq. Ft.(1)

2002	89.7%	$27.33
2003	84.2%	$27.06
2004	80.8%	$26.01
2005	77.7%	$25.35
2006	80.1%	$24.52

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year.

We currently have no plans for material renovations or other capital improvements at the property and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Chase Tower (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table lists, on an aggregate basis, all of the scheduled lease expirations for the period from the date of acquisition (November 16, 2007) through December 31, 2007 and for each of the years ending December 31, 2008 through 2016 for Chase Tower. The table shows the approximate leasable square feet represented by the applicable lease expirations and is based on information available as of September 30, 2007:

		Gross Leasable Area
	Number of	Approximate	Percent of Total
Year	Leases	Square Feet	Leasable Area

2007	—	—	—
2008	8	56,226	4.5%
2009	7	58,856	4.7%
2010	3	25,061	2.0%
2011	5	64,563	5.2%
2012	6	169,551	13.6%
2013	4	60,060	4.8%
2014	—	—	—
2015	1	207,833	16.7%
2016	3	192,709	15.5%

Potential Acquisitions

Raytheon/DirecTV Buildings

On December 17, 2007, we entered into a contract with Newkirk Segair L.P. to acquire the Raytheon/DirecTV Buildings, a complex consisting of two office buildings located in the South Bay submarket of El Segundo, California. The seller is not affiliated with us or its affiliates. The Raytheon/DirecTV Buildings were constructed in 1976 and consist of 550,579 square feet of rentable area that are 100% leased to two tenants. Raytheon Company, a defense and aerospace systems supplier, leases 345,377 square feet or approximately 63% of the buildings’ rentable area, under a lease that expires in December 2018. DirecTV, a satellite television provider, leases 205,202 square feet or approximately 37% of the buildings’ rentable area, under a lease that expires in December 2013.

The contract purchase price for the Raytheon/DirecTV Buildings is expected to be approximately $120.0 million, exclusive of transaction costs, financing fees and working capital reserves. We expect to fund the acquisition using proceeds from our current public offering and the assumption of an existing mortgage loan. In connection with the acquisition of this property, we expect to pay our Advisor approximately $600,000 in cash acquisition fees. Likewise, the interest in the Operating Partnership represented by the Participation Interest will increase as a result of the acquisition.

We expect the closing of this acquisition to occur during January 2008. There is no guarantee that this acquisition will be consummated and if we elect not to close the acquisition of the Raytheon/DirecTV Buildings, we could forfeit our $10.0 million earnest money deposit.

Our Permanent Debt and Revolving Credit Facility

Permanent Debt Secured by Our Properties

Debt Secured by Airport Corporate Center

In connection with the acquisition of Airport Corporate Center, a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the aggregate principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, matures and becomes payable on March 11, 2009 and is secured by a mortgage, assignment of leases and other customary loan documents encumbering Airport Corporate Center. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.

Debt Secured by Atrium on Bay

We borrowed $190.0 million CAD (approximately $163.9 million USD as of February 26, 2007) under a mortgage loan with Capmark Finance, Inc. (“Capmark”) in connection with our acquisition of Atrium on Bay. This loan bears interest at an effective fixed rate of 5.33%, has a 10-year term and is secured by Atrium on Bay. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT.

Debt Secured by 321 North Clark

In connection with our acquisition of 321 North Clark, we entered into a term loan agreement with KeyBank to provide bridge financing in the principal amount of $165.0 million. On August 2, 2006, we repaid the loan in full with proceeds from a credit facility we entered into with HSH Nordbank, which is discussed below.

Debt Secured by One Wilshire

The Operating Partnership and a subsidiary of the Operating Partnership that owns One Wilshire borrowed $159.5 million from The Prudential Insurance Company of America pursuant to a deed of trust and security agreement and a promissory note. Pursuant to the loan documents executed in connection with this loan, it is secured by a mortgage and related security interests in One Wilshire. The loan documents also include assignments of rent, leases and permits for the benefit of the lender. The loan matures on November 1, 2012 and bears interest at a fixed annual rate of 5.98%. Interest payments are due monthly, beginning on December 1, 2007 through maturity. The loan may be repaid in full prior to maturity, subject to a prepayment premium. The lender may exercise its rights under the loan documents, including the right of foreclosure and the right to accelerate payment of the entire balance of the loan (including fees and the prepayment premium) upon events of default. The loan documents include customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults. The subsidiary of the Operating Partnership agreed to indemnify the Lender for all environmental liabilities with respect to One Wilshire. A default under this indemnity is included among the events of default under the loan documents.

Met Life Credit Facility

On December 20, 2007, a subsidiary of the Operating Partnership entered into a credit agreement with Metropolitan Life Insurance Company, which provides a secured credit facility to the borrower and certain of its subsidiaries in the maximum principal amount of $750.0 million, subject to certain borrowing limitations (the “Met Life Credit Facility”). Borrowings under the Met Life Credit Facility may be drawn at any time until December 20, 2009, subject to the approval of Metropolitan Life Insurance Company. Such borrowings will be interest-only loans and will have terms of five to ten years. Each loan will contain a prepayment lockout period of two years and thereafter, prepayment will be permitted subject to certain fees.

The Met Life Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of minimum loan-to-value and debt service coverage ratios.

On December 20, 2007, subsidiaries of the Operating Partnership borrowed approximately $205.0 million under the Met Life Credit Facility to repay amounts owed under the Operating Partnership’s existing revolving credit facility with KeyBank. This initial borrowing under the Met Life Credit Facility is secured by mortgages or deeds of trust and related assignments and security interests on two properties: JP Morgan Chase Tower in Dallas, Texas and the Minneapolis Office/Flex Portfolio, a collection of office/flex buildings in Minneapolis, Minnesota. The subsidiaries of the Operating Partnership that own such properties are the borrowers named in the loan documents reflecting the initial $205.0 million borrowing. As substitute security for borrowings under the Met Life Credit Facility, the Operating Partnership may, at its election and subject to certain conditions and fees, pledge newly acquired properties. The initial $205.0 million borrowing has a term of five years and bears interest at 5.70%. At its option, Metropolitan Life Insurance Company may accelerate the repayment of the initial borrowing upon an event of default.

HSH Credit Facility

We have a credit agreement with HSH Nordbank AG, New York Branch (“HSH Nordbank”) providing for a secured credit facility in the maximum principal amount of $500.0 million (the “HSH Facility”), subject to certain borrowing limitations. We have utilized the total borrowing capacity under the HSH Facility as follows:

					Principal
	Origination	Maturity	Interest		Outstanding at
Description	Date	Date	Rate		September 30, 2007

HSH Nordbank — Citymark, 321 North Clark, 1900 and 2000 Alameda	8/1/2006	8/1/2016	5.8575	%(1)	$185,000
HSH Nordbank — 3400 Data Drive, Watergate Tower IV	1/23/2007	1/12/2017	5.2505	%(2)	98,000
HSH Nordbank — Daytona and Laguna Buildings	5/2/2007	5/2/2017	5.3550	%(3)	119,000
HSH Nordbank — 3 Huntington Quadrangle	7/19/2007	7/19/2017	5.9800	%(4)	48,000
HSH Nordbank — Seattle Design Center / 5th and Bell	8/14/2007	8/14/2017	6.0300	%(5)	70,000

TOTAL					$520,000

(1)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.8575%.

(2)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.2505%.

(3)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.355%.

(4)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.98%.

(5)	Borrowings under the HSH Credit Facility that closed after August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.45%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 6.03%.

Loans under the HSH Facility may be prepaid in whole or in part, subject to the payment of certain prepayment fees and breakage costs. The Operating Partnership provides customary non-recourse carve-out guarantees under the HSH Facility and limited guarantees with respect to the payment and performance of (i) certain tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (ii) certain major capital repairs with respect to the properties securing the loans.

The HSH Facility provides that an event of default will exist if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The HSH Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios.

Our Revolving Credit Facility

We have a revolving credit facility with KeyBank, as administrative agent for itself and various other lenders, with maximum aggregate borrowing capacity of up to $250.0 million. We established this facility to repay certain bridge financing incurred in connection with certain of our acquisitions and to provide a source of funds for future real estate investments and to fund our general working capital needs. From October 1,

2007 to November 9, 2007, we repaid all amounts outstanding under our revolving credit facility with KeyBank. No new borrowings were made under the KeyBank facility during that period.

The credit facility has a maturity date of October 31, 2009, which is subject to extension at our election for two successive periods of one year each, subject to specified conditions. We may increase the amount of the facility to a maximum of $350.0 million upon written notice prior to May 8, 2008, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at our election, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios. The weighted-average interest rate on outstanding borrowings was 6.32% as of September 30, 2007.

In addition to customary covenants and events of default, the credit facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The loan is secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including our interest in the Core Fund, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and our Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by us for certain expenses are subordinate to our obligations under the credit agreement.

Purpose and Structure of the Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than us are, and Hines expects that future third-party investors in the Core Fund will continue to be, primarily U.S. and foreign institutional investors and high net worth individuals. Under the terms of the organizational documents of the Core Fund, Hines and its affiliates are required to maintain, directly or indirectly, the greater of $25.0 million or 1.0% of the equity capital of the Core Fund. As of September 30, 2007, we had invested a total of approximately $395.5 million and owned a 32.0% non-managing general partner interest in the Core Fund.

Please see “Our Real Estate Investments — Overview” for a description of the properties in which we own an interest through the Core Fund.

Hines formed the Core Fund as an investment vehicle to acquire “core” office buildings in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in a central business districts or suburban locations. The Core Fund may acquire a mixed-use property, so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment. The Core Fund has raised capital primarily from U.S. and foreign institutional investors and high net worth individuals. As long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of such capital call. We have no assurance that the Core Fund will raise significant capital after the date of this prospectus or that our board of directors will approve any additional investments in the Core Fund.

The Core Fund periodically adjusts the per unit price at which investors acquire partnership interests. Investors in the Core Fund generally make capital commitments, which are called at times when the Core Fund needs capital, such as to acquire properties, pay for significant capital improvements or repay debt. If we exercise our right to participate in Core Fund capital calls, we may acquire additional non-managing general partner interests at a per unit price that may be higher or lower than the per unit price paid by other investors contributing capital at an earlier or later time.

In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to 40% of the partnership units sold by the Core Fund will terminate. Except as described in this prospectus, we are not obligated to fund any future capital calls; however, once we contractually commit to make an investment, we will be obligated to contribute capital in accordance with the terms of such commitment. We have invested, and we may invest a substantial portion of the proceeds raised in this offering, in real estate investments outside of the Core Fund.

Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement

Non-Managing General Partner Interest

We are involved in and/or supervise the management of the Core Fund. Hines US Core Office Capital LLC, the managing general partner and an affiliate of Hines, remains solely responsible for the day-to-day operations of the Core Fund. We, as non-managing general partner, are a general partner for the purposes of the Delaware Revised Uniform Limited Partnership Act, and our approval is required before the Core Fund may take certain actions, including but not limited to:

•	selling investments to Hines or any affiliate of Hines or acquiring investments from Hines or any affiliate of Hines;

•	merging or consolidating the Core Fund with any affiliate of Hines;

•	removing and appointing any property manager or approving renewals, amendments or modifications to any Property Management and Leasing Agreement; and

•	removing and appointing any advisor to the Core Fund that is an affiliate of Hines, and approving renewals, amendments or modifications to any advisory agreement between the Core Fund or any operating company of the Core Fund and any advisor that is an affiliate of Hines.

For all decisions involving transactions with Hines, any action we take as non-managing general partner would need to be approved by a majority of our independent directors in accordance with our conflict of interest procedures. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

We may sell or otherwise transfer our non-managing general partner interest in the Core Fund subject to restrictions intended to comply with applicable securities laws, to prevent a termination of the Core Fund, and to enable the Core Fund to:

•	avoid investment company status under the Investment Company Act;

•	maintain its status as a partnership for U.S. federal income tax purposes;

•	avoid being treated as a “publicly traded partnership”; and

•	avoid any or all of its assets being considered “plan assets” or subject to the provisions of ERISA.

However, if we sell or otherwise transfer any non-managing general partner interest in the Core Fund, such transferee will be considered to be a limited partner and the transferred interest will become a limited partner interest.

Summary of Certain Provisions of the Core Fund Partnership Agreement

Set forth below is a summary of the material terms of the Core Fund partnership agreement relating to our investment in the Core Fund.

Management Board

The managing general partner of the Core Fund is subject to the oversight of a management board which, as of the date of this prospectus, had five members. The members of the management board were designated by the managing general partner. The approval of the management board is required for funding new investments, incurring indebtedness, new offerings of equity interests in the Core Fund, acquisitions and dispositions of investments, mergers, combinations, or consolidations involving any entity through which the Core Fund invests in properties, transfers or exchanges of properties or other assets, amendments and restatement of the constituent documents of an entity through which the Core Fund invests in properties, annual budgets and certain other major decisions. Decisions of the management board will require the approval of a majority of its members.

Members of the management board will not receive any compensation for serving in such capacity. The current members of the management board are as follows:

Name	Position

Managing General Partner designees:
Jeffrey C. Hines	President, Hines
C. Hastings Johnson	Executive Vice President and Chief Financial Officer, Hines
Charles M. Baughn	Executive Vice President, Hines
Charles N. Hazen	Senior Vice President, Hines and President, Core Fund
Edmund A. Donaldson	Vice President, Hines and Senior Investment Officer, Core Fund

Advisory Committee

The Core Fund has an advisory committee composed of representatives of certain investors in the Core Fund or entities in which the Core Fund has an interest selected from time to time by the managing general partner. No member of the advisory committee is or will be an affiliate of Hines. The advisory committee’s approval is required for:

•	certain matters involving potential affiliated transactions between Hines and the managing general partner, Hines or their affiliates;

•	the selection of appraisers by the managing general partner; and

•	in-kind distributions of publicly-traded securities.

Any action by the advisory committee requires the vote of members who account for at least a majority of the aggregate equity interests in the Core Fund held by the investors represented on the advisory committee. Members of the advisory committee will be reimbursed by the Core Fund for their reasonable out-of-pocket expenses but will not receive compensation for serving on the advisory committee.

Removal of the Managing General Partner

The managing general partner will be subject to removal without cause at any time with the approval of the holders of not less than 75% in interest of limited partners of the Core Fund and of certain designated investors in entities in which the Core Fund has an interest (such limited partners and such other investors, collectively, “Fund Investors”), other than a Fund Investor that is an affiliate of Hines. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by our independent directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors. In the event of such removal, all partnership interests held by the managing general partner and its affiliates, including the participation interest held in the Core Fund, will be repurchased by the issuance of a note from the Core Fund. Any such note will have a term of not more than three years, bear interest at the prime rate and be in a principal amount equal to the aggregate value of such units and participation interests valued at the then-current per unit net asset value.

The managing general partner will also be subject to removal upon the vote of at least a majority-in-interest of Fund Investors (not affiliated with Hines) at any time on the grounds that it has committed willful malfeasance in the performance of its duties or has committed gross negligence, willful misconduct or fraud that has a material adverse effect on the Core Fund. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors.

Upon any removal of the managing general partner, holders of a majority-in-interest in the Core Fund (not affiliated with Hines) will elect a successor managing general partner. The successor managing general partner will be entitled to appoint members of the management board to replace those appointed by the removed managing general partner.

We cannot be removed as the non-managing general partner of the Core Fund, except as may be required under applicable law.

Affiliate Transactions

The Core Fund advisory committee must approve all affiliate transactions which are on terms less favorable to the Core Fund than those that would be obtained from an unaffiliated third party, except that transactions specifically contemplated by the Core Fund partnership agreement or certain agreements entered into in connection therewith do not need to be approved by such committee. Additionally, we must approve certain affiliate transactions as the non-managing general partner of the Core Fund, as described above. All such transactions must be approved by our independent directors. Although the other investors in the Core Fund may pay fees to the Core Fund in connection with their investments, we do not pay such fees.

Distributions

The Core Fund distributes cash available for distribution on at least a quarterly basis to the holder of any profits interest and to all partners in respect to their percentage interests. The Core Fund will not make any distributions in kind without the approval of the holders of at least a majority-in-interest in the Core Fund, except for distributions of publicly-traded securities made with the approval of the advisory committee and us, as non-managing general partner.

Liquidity and Redemption Rights

Beginning one year after acquisition of an interest in the Core Fund, a partner may request redemption of all or a portion of such interest at a price equal to the interest’s value based on the net asset value of the Core Fund’s assets. In such event, the Core Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the managing general partner may limit redemptions as the result of certain tax and regulatory considerations. To exercise a redemption right, a partner must request that the Core Fund redeem a specific number of units at any time within the last 45 days of any calendar year after the holding period described above. Subject to specified limitations, the managing general partner will be required to use its reasonable best efforts to redeem the units specified on or before the last day of the following calendar year. The Core Fund may use unused capital commitments, proceeds from asset sales, indebtedness or other sources to fund any such redemption. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties,” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.”

Liquidation

The holders of a majority-in-interest of Fund Investors (including us, but not including the managing general partner or other partners affiliated with Hines) may vote to liquidate the Core Fund. Upon this event, the Core Fund must be liquidated within two years of such vote.

Liability and Indemnification

We will not be liable to the Core Fund or its partners for any act or omission on its part except for any liability arising out of our gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement. We shall be indemnified by the Core Fund to the fullest extent permitted by law for any damages arising in connection with acts or omissions taken by us in respect of the affairs of the Core Fund and its subsidiaries, unless such act or omission constitutes gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement.

Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor

Co-Investment Rights

The Institutional Co-Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment. The Institutional Co-Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment, except in certain cases set forth in the Core Fund Partnership Agreement.

Redemption Right

The Core Fund is required to redeem or acquire any interest its Institutional Co-Investors may have in any investment within three years of the investment, at net asset value, unless the Institutional Co-Investor Advisor elects to extend this period. This period may be extended by the Institutional Co-Investor.

Buy/Sell Right

The Institutional Co-Investor Advisor, on one hand, and the Core Fund, on the other hand, have the right to initiate at any time the purchase and sale of an investment in the Core Fund or interests therein.

Certain Rights of IK US Portfolio Invest GmbH & Co. KG

Certain limited partnerships established by Ideenkapital Financial Engineering AG (“IKFE”) and affiliated entities under the laws of Germany own interests in Hines-Sumisei US Core Office Properties LP (“US Core Properties”), a subsidiary of the Core Fund through which it owns a majority of its investments and through which it expects to acquire all future investments. Each such entity (individually known as an “IK Fund” and collectively the “IK Funds”) has the right to require US Core Properties to redeem, at current value as of the date of redemption, all or a portion of its interest in US Core Properties as of the dates listed below.

IK Fund	Committed Capital ($MM)	IK Redemption Date

IK Fund I	$115	December 31, 2014
IK Fund II	$107	December 31, 2016
IK Fund III	$99	December 31, 2017

The Core Fund is obligated to provide US Core Properties with sufficient funds to fulfill US Core Properties’ obligations in respect of the IK Fund redemption rights described above, to the extent sufficient funds are not otherwise available to US Core Properties.

IKFE, the sponsor of the IK Funds, has been granted an exclusive right to raise equity capital from retail investors in Germany for US Core Properties, and it is contemplated that it will organize follow-on funds to the existing IK Funds that would subscribe to interests in US Core Properties with corresponding priority redemption rights. US Core Properties has also agreed to provide information about US Core Properties, the properties in which it has an interest, and the Core Fund to IKFE for use by IKFE in raising such equity capital, and to indemnify IKFE and its affiliates and their respective directors, officers, agents, and employees, to the extent any such person suffers losses due to material misstatements or omissions in the information provided to IKFE.

Our Joint Venture With Affiliates

On July 2, 2007, we acquired a 50% interest in Cargo Center Dutra II (“CCDII”), an industrial property located in Rio de Janeiro, Brazil, through a joint venture with an affiliate of Hines, Hines CalPERS Brazil II fund. Designed by architect Gilberto Buffara, CCDII is comprised of four distinctive buildings totaling 693,000 rentable square feet. The buildings were completed between 2001 and 2007 and have separate and secured entrances. CCDII is 97% leased to multinational tenants including DHL and Unilever, as well as leading Brazilian logistics providers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number and percentage of our outstanding common shares that were owned as of September 30, 2007 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

		Common Shares(2)
		Beneficially Owned
		Number of	Percentage
Name of Beneficial Owner(1)	Position	Common Shares	of Class

Jeffrey C. Hines	Chairman of the Board	3,450,245.7	2.31	%(3)
C. Hastings Johnson	Director	12,788.8	*
George A. Davis	Director	10,757.0	*
Thomas A. Hassard	Director	5,176.8	*
Stanley D. Levy	Director	9,446.6	*
Charles M. Baughn	Chief Executive Officer	12,747.0	*
Charles N. Hazen	President and Chief Operating Officer	6,390.0	*
Sherri W. Schugart	Chief Financial Officer	3,812.6	*
Frank R. Apollo	Chief Accounting Officer, Treasurer and Secretary	5,593.4	*

All directors and executive officers as a group		3,516,958.0	2.36%

*	Less than 1%

(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of March 31, 2007 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes (i) 1,000 common shares owned directly by Hines REIT Investor, L.P., (ii) 1,106,957.0 OP Units in the Operating Partnership held by Hines Real Estate Holdings Limited Partnership and (iii) 2,342,288.74 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of September 30, 2007. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

CONFLICTS OF INTEREST

Potential conflicts of interest exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors. Our independent directors will act on our behalf in all situations in which a conflict of interest may arise and have a fiduciary duty to act in the best interests of our shareholders. However, we cannot assure you that our independent directors will be able to eliminate these conflicts of interest, or reduce the risks related thereto.

Competitive Activities of Hines and its Affiliates

Hines and its affiliates, including the Advisor, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns interests in, and manages, many other real estate ventures which have investment objectives similar to our objectives. Hines may organize and/or manage similar programs and ventures in the future. Additionally, Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits as the result of investment opportunities allocated to current or future entities affiliated with Hines other than us. Such individuals may therefore face conflicts of interest when allocating investment opportunities among Hines affiliates. Please see “Risk Factors — Potential Conflicts of Interests — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Description of Certain Other Hines Ventures

Some of the real estate ventures currently operated by Hines have priority rights with respect to certain types of investment opportunities. Below is a description of some of these programs:

•	The Core Fund acquires existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in central business districts or desirable suburban locations. The Core Fund may acquire a mixed-use property (i.e., a part of the value of the property is attributable to non-office components) so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment.

•	Hines U.S. Office Value Added Fund II, L.P. (the “Hines Value Added Fund”) acquires existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income from the property is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies (a “value add asset”).

•	National Office Partners Limited Partnership (“NOP”) acquires and develops office properties in the United States, including core and value-add assets.

Investment Opportunity Allocation Procedure

Set forth below is a description of the priority investment rights and investment allocation process currently applicable to us and the Hines sponsored real estate ventures for the types of properties described below. While these are the current procedures for allocating Hines’ investment opportunities for the types of properties described below, Hines may sponsor additional real estate funds or other ventures in the future and, in connection with the creation of such funds or ventures, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may be to increase the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us. Although a change in this allocation may increase the number of entities which participate with us in an investment allocation process, as long as we have capital available for investment and are actively seeking new investments, Hines will not grant rights to new real estate funds, ventures or investors that are superior to our rights to such opportunities. However, Hines may grant rights to new real estate funds, ventures or programs that are equal to our rights, and investment opportunities sourced by Hines will be allocated between us and any such fund, venture or investor on a rotating basis. In addition, Hines may grant priority investment allocation rights to any successor funds or programs that have comparable investment strategies to those funds or ventures described in the section entitled “— Description of Certain Other Hines Ventures” above.

Type of Property	Allocation Procedure

An existing office property located in the United States that Hines determines in its discretion is a “core asset”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Core Fund. If NOP and the Core Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Core Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis. If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Core Fund will have the first right to acquire the property. If the Core Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis.
An existing office property located in the United States that Hines determines in its discretion is a “value add asset”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Hines Value Added Fund. If NOP and the Hines Value Added Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Hines Value Added Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis.
If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Hines Value Added Fund will have the first right to acquire the property. If the Hines Value Added Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis.

Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines, and this right and process may be amended sooner with the approval of our independent directors. Please see “Risk Factors — Potential Conflicts of Interest Risks — We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Many of the preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.”

Except as described above, we have no specific rights to invest in any other investment opportunities identified by, sourced by or participated in by Hines or affiliates of Hines including, but not limited to, international, development and non-office investment opportunities. Our Advisor is obligated by our advisory agreement to locate investment opportunities to offer to us and our Advisor has access to the Hines organization to locate such opportunities. However, Hines’ ability to offer some investment opportunities to us is limited by contractual obligations Hines has, or may have in the future, to other real estate programs sponsored by Hines not summarized above.

If the Core Fund accepts an investment opportunity, we will participate in that investment indirectly through our investment in the Core Fund. Additionally, as long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of any future capital calls made by the Core Fund. In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to this additional interest in the Core Fund will terminate. If we exercise this 40% right or otherwise make a capital commitment, we will be bound to contribute capital in accordance with the terms of such commitment. We have no assurance that our board of directors will approve other investments in the Core Fund. This right to participate in future Core Fund capital calls may be amended or terminated with the approval of our independent directors.

While the investment strategies of some of the investment vehicles described above are different, the decision of how any potential investment should be characterized may, in many cases, be a matter of subjective judgment which will be made by Hines’ investment allocation committee. This committee currently consists of the following four individuals: Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. If an investment opportunity is determined to fall within the priority rights of more than one investment fund or program, and more than one fund expresses an interest in pursuing such opportunity, the investment will be allocated between such funds on a rotating basis. Additionally, certain types of investment opportunities, which may include core assets, may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights of any investor. In these cases, the investment may be made by a Hines-sponsored fund or program without us having an opportunity to make such investment.

Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates

Our officers and some of our directors, the officers and directors of the Advisor and employees of Hines will not devote their efforts full-time to our operations or the management of our properties, but may devote a material amount of their time to the management of the business of other property-owning entities controlled or operated by Hines, but otherwise unaffiliated with us. In some cases, these entities own properties which are located in the same geographical area as, and directly compete with, our properties. Members of our management also conduct the operations of the Core Fund. Circumstances may arise when the interests of third party investors in the Core Fund may differ from our interests and our management will face conflicts of interest when dealing with such circumstances. Likewise, our management face conflicts of interest when allocating time and resources between our operations and the operations of the Core Fund.

In allocating employees and services among, and in soliciting business for, properties owned by other entities affiliated with Hines, Hines may face conflicts of interest including the fact that Hines, its affiliates, and its employees, including our officers and some of our directors, may receive greater compensation from other investment opportunities than they could from investment opportunities allocated to us. We may also compete with other entities affiliated with Hines for tenants and Hines may face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. The Advisor also may be in a conflict of interest position upon a potential sale of our properties as well as in locating new tenants for available space and/or negotiating with current tenants to renew expiring leases. Please see “Risk Factors — Potential Conflicts of Interest Risks.”

Fees and Other Compensation Payable to Hines and its Affiliates

We pay Hines and its affiliates substantial fees in relation to this offering and our operations, which could be increased or decreased during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest.” We expect to purchase properties in which Hines, its affiliates and its employees (including our officers and directors) directly or indirectly have an interest. We may also purchase properties developed by Hines and provide development loans in connection with such developments. On April 24, 2006, we acquired 321 North Clark for approximately $247.3 million, excluding transaction costs, financing fees and working capital reserves. The seller, 321 North Clark Realty LLC, was a joint venture between an affiliate of Hines and an institution advised by JP Morgan Chase. The Hines affiliate owned a 5% equity interest in the seller and controlled its day-to-day operations. Through its affiliate, Hines received a promoted share of approximately $8.2 million of the proceeds from the sale based on the return achieved in connection with the closing in addition to its 5% share of net sale proceeds. The promoted share Hines received did not affect the purchase price for $247.3 million and was reviewed and approved by the conflicts committee of our board of directors. Our acquisition of 321 North Clark was, and any other such transactions will be, consummated in accordance with the conflict of interest policies set forth in this prospectus or otherwise in effect at that time. Please see “— Certain Conflict Resolution Procedures” below. The Core Fund may also acquire properties from entities affiliated with Hines. For example, the Shell Buildings and Three First National Plaza were acquired by the Core Fund from sellers affiliated with Hines. Please see “Our Real Estate Investments — Purpose and Structure of the Core Fund.” Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits in connection with such transactions.

Joint Venture Conflicts of Interest

We have invested and may continue to invest in properties and assets jointly with other Hines’ programs, such as the Core Fund, as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines, Hines affiliates or third parties. For example, we acquired Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil, through a joint venture with another affiliate of Hines. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•	under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with Hines programs or third parties.”

Affiliated Dealer Manager and Property Manager

Because our Dealer Manager is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see “Risk Factors — Investment Risks — You will not have the benefit of an independent due diligence review in connection with this offering.”

Hines manages many of the properties we own, as well as all of the Core Fund’s properties. We expect that Hines will manage most, if not all, future properties acquired by us or the Core Fund.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor, and us were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, the Property Management and Leasing Agreement, our charter, and the Operating Partnership’s partnership agreement. The policies with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these policies will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest and related party transactions. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” section of this prospectus.

Lack of Separate Representation

Hines REIT, the Operating Partnership, the Dealer Manager, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. In this regard, Greenberg Traurig, LLP represents Hines REIT and is providing services to certain of its affiliates including the Operating Partnership, the Dealer Manager and the Advisor. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

Additional Conflicts of Interest

We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

•	computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership’s partnership agreement, our charter, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	enforcement or termination of the Operating Partnership’s partnership agreement, our charter, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to the Advisor, Hines or its affiliates;

•	order and priority in which we pay amounts owed to third parties as opposed to amounts owed to Hines or the Advisor;

•	determination of whether to sell properties and acquire additional properties (as to which acquisitions, the Advisor might receive additional fees and as to which sales, the Advisor might lose fees, such as property management fees);

•	timing, amount and manner in which we finance or refinance any indebtedness (as to which arrangements, the Advisor might receive additional fees); and

•	extent to which we repay or refinance the indebtedness which is recourse to Hines, if any, prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

Certain Conflict Resolution Procedures

In order to reduce the effect on the Company of certain potential conflicts of interest, the Advisory Agreement and our charter contain a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties for comparable goods or services.

•	We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable and appropriate disclosure is made with respect to the transaction. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the directors not otherwise interested in the transaction, determine the transaction is fair and reasonable to us. Even following these procedures, Hines, its affiliates and employees (including our officers and directors) may make substantial profits in connection with acquisition of properties from Hines-affiliated entities.

•	We will not enter into joint ventures with affiliates of Hines, such as acquiring interests in the Core Fund, unless a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines, its affiliates or our directors, except in the case of loans to our subsidiaries and mortgage loans in which an independent expert has appraised the underlying property. Any loans to us by Hines, its affiliates or our directors must be approved by a majority of our directors, including a majority of the directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

•	Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” section of this prospectus.

Despite these restrictions, conflicts of interest may be detrimental to your investment.

INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our current objectives and policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our charter, which may only be modified with a vote or the approval of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

Decisions relating to our investments will be made by our Advisor, subject to approval by our board of directors. Please see “Management — Our Officers and Directors” and “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization — General” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives

Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of office properties;

•	pay regular cash dividends;

•	achieve appreciation of our assets over the long term; and

•	remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

We cannot assure you that we will attain these objectives. We also cannot change our primary investment objectives without the approval of our shareholders.

Acquisition and Investment Policies

We invest primarily in institutional-quality office properties located throughout the United States. We believe that there is an ongoing opportunity to create stable cash returns and attractive total returns by employing a strategy of investing primarily in a diversified portfolio of office properties over the long term. We believe that this strategy can help create stable cash flow and capital appreciation potential if the office portfolio is well-selected and well-diversified in number and location of properties, and the office properties are consistently well-managed. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to continue to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant. In addition, we invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, loans and ground leases.

We also own Atrium on Bay, a mixed-use office and retail complex in Toronto, Canada and have an indirect interest in an industrial property in Rio de Janeiro, Brazil. We believe there are also significant opportunities for real estate investments that currently exist in other markets outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France, while other real estate investment opportunities are located in emerging or maturing markets such as Brazil, Mexico, Russia and China. We believe that investing in international properties that meet our investment policies and objectives could provide additional diversification and enhanced investment returns to our real estate portfolio.

We may continue to invest in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with other investors or joint venture partners, including other Hines-affiliated entities, such as the Core Fund. We anticipate that we will fund our future acquisitions primarily with proceeds raised in this offering and potential follow-on offerings, as well as with proceeds from debt financings. All of our investment decisions are subject to the approval of a majority of our board of directors, and specifically a majority of our independent directors if an investment involves a transaction with Hines or any of its affiliates.

We will seek to invest in properties that will satisfy the primary objectives of preserving invested capital and providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have both the potential for growth in value and for providing cash dividends to our shareholders. We intend to invest in a portfolio of properties which is diversified by location, lease expirations and tenant industries. Even if we are able to achieve this diversification objective, we expect that it may take a long time to achieve. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.”

We have bought and expect to buy additional assets with the proceeds of this offering that we believe have some of the following attributes:

Preferred Location.  We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets over the long term may attract and retain a greater number of desirable tenants in the marketplace.

Quality Tenancy.  We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their spaces, and thus may be more likely to renew their leases prior to expiration.

We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

However, our Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if the Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see “Risk Factors — Business and Real Estate Risks” and “Risk Factors — Potential Conflicts of Interest Risks.”

Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or long-term ground leases in the properties we acquire, owning interests in investment vehicles sponsored by Hines or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to continue to acquire such interests through the Operating Partnership. Please see “The Operating Partnership.” The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.” We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see “— Joint Venture Investments” below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests, as in the case with our non-managing general partner interest in the Core Fund. Please see “Risk Factors — Business and Real

Estate Risks — If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.”

We are not limited as to the geographic area where we may conduct our operations. We are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In seeking investment opportunities for us, our Advisor will consider relevant real estate and financial factors including the creditworthiness of major tenants, the leases and other agreements affecting the property, the location of the property, its income-producing capacity, its prospects for long-term appreciation and liquidity and tax considerations. In this regard, our Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.

We may invest in properties which have been developed, are being developed or are to be developed by Hines or a Hines affiliate. We may acquire a property that has been developed by Hines or a Hines affiliate and we may contract to acquire a property under development, or to be developed, by Hines or a Hines affiliate at a pre-determined purchase price. All such transactions or investments will be approved by a majority of our independent directors as described in “Conflicts of Interest — Certain Conflict Resolution Procedures” and generally may not be acquired by us for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such development investment and our cost to acquire the property may be in excess of the cost that would have been incurred by us if we had developed the property. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Conflicts of Interest — Joint Venture Conflicts of Interest” such as our interest.

International Investments

According to Prudential Real Estate Investors, approximately two-thirds of global real estate available for investment is located outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. Other real estate investments are located in maturing markets in countries that either have less advanced capital markets or are surrounded by emerging or higher risk markets. We believe examples of maturing markets include Russia and China. Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets have a higher degree of market risk, they also offer higher potential returns.

We have recently expanded our portfolio to include two international properties. We acquired Atrium on Bay, a mixed-use office and retail complex in Toronto, Canada and a 50% interest, through a joint venture with an affiliate of Hines, in Cargo Center Dutra II, an industrial property in Rio de Janeiro, Brazil.

We believe that international properties may play a more important role in well-diversified real estate portfolios in the future and that a meaningful allocation to international properties that meet our investment policies and objectives could be an effective tool we could use to create a well-diversified portfolio. International investment diversification may involve diversity in regard to property types as well as market types. Additionally, we believe that acquiring international properties during periods in which investors are spending significant capital to acquire properties in the United States may allow us to more successfully make investments that are accretive to our cash flow available for distributions.

However, international investments involve unique risks. In addition to risks associated with real estate investments generally, regardless of location, country-specific risks and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate. We believe that having access to Hines’ international organization, with regional offices in 15 foreign countries and real estate professionals living and working full time in these international markets, will be a valuable resource to us when considering international opportunities. As of December 31, 2006, Hines had offices in the United Kingdom, France, Spain, Mexico, Poland, Germany, Brazil, Italy, Argentina, China, Canada, Russia, Panama, Luxembourg and India. Hines has acquired, developed, or redeveloped over 35 projects outside of the United States in the 10 year period ended December 31, 2006 with an aggregate cost of approximately $3.6 billion. A majority of these projects are located in maturing or emerging markets. Our Advisor has access to Hines’ international organization, and we expect to consider interests in non-U.S. markets as the size of our portfolio increases, including opportunities in maturing or emerging markets. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.

Joint Venture Investments

We have entered into, and may continue to enter into joint ventures with third parties or Hines affiliates, such as our interest in the Core Fund and the joint venture that owns Cargo Center Dutra II. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

We will enter into joint ventures with Hines affiliates for the acquisition of properties only if:

•	a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

Our entering into joint ventures with other Hines affiliates will result in certain conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” and “Conflicts of Interest — Competitive Activities of our Officers and Directors, the Advisor and Other Hines Affiliates.” Please also see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected.” Management may determine that increasing our indirect investment in the Core Fund or investing in another Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in the Company. Likewise, such investments may provide us with access to real estate investments with benefits not available to us for direct investments, or are otherwise in the best interest of our shareholders. We do not expect that we will incur additional costs of any significance associated with increasing our indirect investments made through the Core Fund compared to acquiring interests in real estate directly.

We have not established safeguards we will apply to, or be required in, our potential joint ventures. Particular safeguards we will require in joint ventures will be determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and/or assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

•	The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.

•	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, make payments to our Advisor, to pay for capital improvements, repairs or tenant buildouts, to refinance existing indebtedness, to pay dividends, to fund redemptions of our shares or to provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility. Please see “Our Real Estate Investments” for a description of our current debt.

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of this offering and other potential follow-on offerings, our debt financing, or the debt financing of entities in which we invest, will be in the range of approximately 40%-60% of the aggregate value of our real estate investments. Financing for future acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs. Additionally, the amount of debt placed on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report along with justification for the excess. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.

We had debt financing in an amount equal to approximately 47% of the estimated value of our direct and indirect real estate investments as of September 30, 2007, consisting primarily of outstanding loans under our revolving credit facility and secured mortgage financings. The Core Fund, in which we have invested, had debt financing in an amount equal to approximately 46% of the estimated value of its real estate investments as of September 30, 2007, consisting primarily of secured mortgage financings.

Our financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. Please see “Risk Factors — Business and Real Estate Risks — Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.”

By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably-priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties may be restricted. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

It is our policy generally not to enter into interest rate swap or cap transactions, hedging arrangements or similar transactions for speculative purposes. However, because we are exposed to the effects of interest rate changes, for example as a result of variable interest rate debt we may hold, we have entered into and may in the future enter into interest rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our interest rate risk on variable rate debt.

We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Disposition Policies

We generally intend to hold each property we acquire for an extended period, and we have no present intention to sell any of our properties or other real estate investments. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders. Additionally, ventures in which we have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors. Please see “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.” We may sell properties to fund redemptions under our share redemption program.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines will be completed in accordance with our conflict of interest policies. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our charter is amended, which requires the approval of our shareholders. Unless our charter is amended, we may not:

•	Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser.

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities which are non-voting or assessable.

•	Issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act.

•	When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Engage in securities trading, as compared with real estate activities, or engage in the business of loan underwriting or the agency distribution of securities issued by other persons.

•	Lend money to our directors, or to Hines or its affiliates, except for certain mortgage loans described above.

If we become an investment company, we might be required to revise some of these policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a shareholder meeting to vote on proposals for such changes.

Investments in Real Estate Financings

While we intend to emphasize equity real estate investments, we may invest in first or second mortgages or other real estate-related investments that do not conflict with the maintenance of our REIT status. Such financings may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third-party. We may also invest in participating or convertible mortgages if our directors conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Investments in such mortgages are similar to equity participation.

Investments in Mezzanine Loans

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. An investment in a mezzanine loan generally involves a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine loan investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity.

Although generally a lower-risk investment than an investment in equity, a mezzanine loan involves a higher degree of risk relative to a long-term senior mortgage loan secured by the real property underlying the mezzanine loan because the mezzanine loan may become unsecured as a result of foreclosure by the senior lender. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior mortgage loan. Further, mezzanine loans usually have higher loan-to-value ratios than traditional senior mortgage loans, increasing the risk of loss of principal. If we invest in mezzanine loans, we expect that we will generally charge higher interest rates than we would in connection with traditional mortgage loans and that we will receive a portion of our return during the duration of the loan, with the balance payable upon maturity.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares in Hines REIT or OP Units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate or interests in real estate. Existing shareholders have no preemptive rights to purchase such shares in any offering, and any such issuance of our shares or OP Units might result in dilution of a shareholder’s investment.

Affiliate Transaction Policy

Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Investment Risks — We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by such act. Similarly, the Core Fund is not registered as an investment company.” Please also see “Risk Factors — Investment Risks — If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return.”

We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

Change in Investment Objectives, Policies and Limitations

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

SELECTED FINANCIAL DATA

The following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2006	2006	2005	2004	2003(1)
	(In thousands, except per share amounts)

Operating Data:
Revenues	$117,640	$43,554	$63,930	$6,247	$—	$—
Depreciation and amortization	$44,828	$15,336	$22,478	$3,331	$—	$—
Asset management and acquisition fees	$22,014	$10,445	$17,559	$5,225	$818	$—
Organizational and offering expenses, net of reversal(2)	$5,115	$3,123	$5,760	$(6,630)	$14,771	$—
General and administrative expenses, net(3)	$2,989	$2,040	$2,819	$494	$618	$—
Equity in earnings (losses) of unconsolidated entities	$(6,922)	$(1,839)	$(3,291)	$(831)	$68	$—
Net loss before income taxes and (income) loss allocated to minority interests	$(48,985)	$(27,878)	$(38,919)	$(2,392)	$(16,549)	$(20)
(Income) loss allocated to minority interests	$(680)	$409	$429	$635	$6,541	$—
Net loss	$(50,245)	$(27,469)	$(38,490)	$(1,757)	$(10,008)	$(20)
Basic and diluted loss per common share	$(0.43)	$(0.66)	$(0.79)	$(0.16)	$(60.40)	$(20.43)
Distributions authorized per common share(4)	$0.46	$0.45	$0.61	$0.60	$0.06	$—
Weighted average common shares outstanding — basic and diluted	116,037	41,333	48,468	11,061	166	1
Balance Sheet Data:
Total investment property	$1,760,984	$531,666	$798,329	$143,577	$—	$—
Investment in unconsolidated entities	$369,249	$207,884	$307,553	$118,575	$28,182	$—
Total assets	$2,301,190	$855,240	$1,213,662	$297,334	$30,112	$394
Long-term obligations	$946,920	$333,163	$498,989	$77,922	$409	$—

Note: Except as described below, the differences in operating and balance sheet data between periods are primarily the result of increases in the number of properties in which we held an interest.

(1)	For the period from August 5, 2003 (date of inception) through December 31, 2003 for operating data and as of December 31, 2003 for balance sheet data.

(2)	Based on actual gross proceeds raised in the initial offering, we were not obligated to reimburse the Advisor for certain organizational and offering costs that were previously accrued by us. Accruals of these costs were reversed in our financial statements during the year ended December 31, 2005. See further discussion in Note 2 to our consolidated financial statements for the years ended December 31, 2006 and 2005 included in this prospectus.

(3)	During the year ended December 31, 2005, the Advisor forgave amounts previously advanced to us for certain corporate-level general and administrative expenses. See further discussion in Note 6 to our consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 included in this prospectus.

(4)	The Company paid its first distributions in January 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We commenced real estate operations on November 23, 2004. Therefore, we do not have meaningful active operations to discuss for the year ended December 31, 2004. You should read the following discussion and analysis together with our consolidated financial statements and notes thereto included in this prospectus. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” above for a description of these risks and uncertainties.

Executive Summary

We were formed by our sponsor, Hines, in August 2003 for the purpose of investing in and owning interests in real estate. We commenced operations on November 23, 2004. We have invested and intend to continue to make real estate investments that will satisfy our primary investment objectives of preserving invested capital, paying regular cash distributions and achieving modest capital appreciation of our assets over the long term. We make investments directly through entities wholly-owned by the Operating Partnership or indirectly by owning interests in entities not wholly-owned by the Operating Partnership such as the Core Fund. As of September 30, 2007, we had direct and indirect interests in 37 office properties located throughout the United States, one mixed-use office and retail property in Toronto, Ontario, and one industrial property in Rio de Janeiro, Brazil. In addition, we have and may make other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in properties which will be diversified by location, lease expirations and tenant industries.

In order to provide capital for these investments, we sold shares to the public through our initial public offering (the “Initial Offering”), which commenced on June 18, 2004 and terminated on June 18, 2006, and we continue to sell common shares through our follow-on public offering of a maximum of $2.2 billion in common shares (the “Current Offering”), which commenced on June 19, 2006 and will terminate on or before June 19, 2008.

The following table provides summary information regarding the properties in which we owned interests as of September 30, 2007:

Direct Investments

		Leasable	Percent	Our Effective
Property	City	Square Feet	Leased	Ownership(1)

321 North Clark	Chicago, Illinois	885,664	99%	100%
Citymark	Dallas, Texas	220,079	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
One Wilshire	Los Angeles, California	664,248	99%	100%
3 Huntington Quadrangle	Melville, New York	407,731	88%	100%
Airport Corporate Center	Miami, Florida	1,018,793	89%	100%
Minneapolis Office/Flex Portfolio	Minneapolis, Minnesota	766,240	86%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	250,515	99%	100%
Laguna Buildings	Redmond, Washington	464,701	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	94%	100%
Seattle Design Center	Seattle, Washington	390,684	88%	100%
5th and Bell	Seattle, Washington	197,135	98%	100%
Atrium on Bay	Toronto, Ontario	1,078,040	85%	100%

Total for Directly-Owned Properties		7,440,224	93%

Indirect Investments
Joint Venture
Cargo Center Dutra II	Rio de Janeiro, Brazil	693,115	88%	50%
Core Fund Investments
One Atlantic Center	Atlanta, Georgia	1,100,312	82%	27.47%
The Carillon Building	Charlotte, North Carolina	470,726	100%	27.47%
Charlotte Plaza	Charlotte, North Carolina	625,026	98%	27.47%
Three First National Plaza	Chicago, Illinois	1,419,978	93%	21.97%
333 West Wacker	Chicago, Illinois	845,206	85%	21.92%
One Shell Plaza	Houston, Texas	1,228,160	99%	13.73%
Two Shell Plaza	Houston, Texas	566,960	95%	13.73%
425 Lexington Avenue	New York, New York	700,034	100%	12.98%
499 Park Avenue	New York, New York	288,722	100%	12.98%
600 Lexington Avenue	New York, New York	282,409	100%	12.98%
Riverfront Plaza	Richmond, Virginia	950,025	100%	27.47%
Johnson Ranch Corporate Center	Roseville, California	179,990	72%	21.92%
Roseville Corporate Center	Roseville, California	111,418	96%	21.92%
Summit at Douglas Ridge	Roseville, California	185,128	82%	21.92%
Olympus Corporate Center	Roseville, California	191,494	86%	21.92%
Douglas Corporate Center	Roseville, California	214,606	86%	21.92%
Wells Fargo Center	Sacramento, California	502,365	93%	21.92%
525 B Street	San Diego, California	447,159	92%	27.47%
The KPMG Building	San Francisco, California	379,328	100%	27.47%
101 Second Street	San Francisco, California	388,370	100%	27.47%
720 Olive Way	Seattle, Washington	300,710	93%	21.92%
1200 19th Street	Washington, D.C.	235,404	11%	12.98%
Warner Center	Woodland Hills, California	808,274	97%	21.92%

Total for Core Fund Properties		12,421,804	92%

Total for All Properties		20,555,143	92%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On September 30, 2007, Hines REIT owned a 97.8% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.2% interest in the Operating Partnership. As of

September 30, 2007, we owned interests in the 23 Core Fund investments through our interest in the Core Fund, in which we owned an approximate 32.0% non-managing general partner interest as of September 30, 2007. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 85.9%. In addition, we owned a 50% interest in Cargo Center Dutra II through a joint venture with an affiliate of Hines.

As of September 30, 2007, we had primarily invested in institutional-quality office properties in the United States. These types of properties continue to attract significant capital, and competition to acquire such assets remains intense. However, we intend to continue to pursue institutional-quality office properties as well as other real estate investments that we believe will satisfy our long-term primary objectives of preserving invested capital and achieving modest capital appreciation over the long term, in addition to providing regular cash distributions to our shareholders.

We expect to continue to focus primarily on investments in institutional-quality office properties located in the United States (whether as direct investments or as indirect investments through the Core Fund or otherwise). However, we have expanded our focus to include other real estate investments such as our investment in Toronto, Ontario and our recent international joint venture investment in Rio de Janeiro, Brazil. In the future, our investments may include additional investments outside of the United States, investments in non-office properties, non-core or development investments, various types of loans, ground leases and investments in joint ventures.

Critical Accounting Policies

Each of our critical accounting policies involves the use of estimates that require management to make assumptions that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments regarding assumptions as to future uncertainties. Actual results could materially differ from these estimates.

Basis of Presentation

Our consolidated financial statements included in this prospectus include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries, as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

We evaluate the need to consolidate joint ventures based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”) and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures (“SOP 78-9”), as amended by Emerging Issues Task Force Issue No. 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, we will consolidate joint ventures that are determined to be variable interest entities for which we are the primary beneficiary. We will also consolidate joint ventures that are not determined to be variable interest entities, but for which we exercise control over major operating decisions through substantive participation rights, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

On June 28, 2007, we invested $28.9 million into HCB River II, LLC, a joint venture we created with HCB Interests II LP (“HCB”). HCB is an investment vehicle organized by Hines and the California Public Employees’ Retirement System. The joint venture is in the form of a Delaware limited liability company governed by an Amended and Restated Limited Liability Company Agreement. We and HCB each own a 50% interest in the joint venture. HCB is responsible for managing the day-to-day operations of the joint venture, however, we have various approval rights and must approve certain major decisions related to the joint venture. On July 2, 2007, the joint venture acquired Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil for $103.7 million Brazilian real ($53.7 million USD as of July 2, 2007). We own a 50% interest in Cargo Center Dutra II as a result of its investment in the joint venture.

We concluded that the joint venture does not meet the definition of a variable interest entity under FIN 46R. Further, as neither we nor HCB has a controlling interest in the joint venture or any special or disproportionate voting or participation rights, consolidation is not required under SOP 78-9. Therefore, we account for our interest in the joint venture as an equity method investment

Investment Property

Real estate assets we own directly are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At September 30, 2007, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in the Company’s results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Initial valuations are subject to change until such information is finalized, no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved and includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Management estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

We consider a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the term of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, we consider all of the above factors. No one factor is determinative.

Tenant inducement amortization was approximately $1.4 million and $429,000 for the nine months ended September 30, 2007 and 2006, respectively, and was recorded as an offset to rental revenue. In addition, we recorded approximately $468,000 and $60,000 as amortization expense related to other direct leasing costs for the nine months ended September 30, 2007 and 2006, respectively.

Tenant inducement amortization was approximately $493,000 and $155,000 for the three months ended September 30, 2007 and 2006, respectively, and was recorded as an offset to rental revenue. In addition, we recorded approximately $188,000 and $33,000 as amortization expense related to other direct leasing costs for the three months ended September 30, 2007 and 2006, respectively.

Organizational and Offering Costs

Certain organizational and offering costs related to our public offerings have been paid by our Advisor on our behalf.

Initial Offering

Certain organizational and offering costs associated with the Initial Offering were paid by the Advisor on our behalf. Pursuant to the Advisory Agreement among Hines REIT, the Operating Partnership and the Advisor during the Initial Offering, we were obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred related to the Initial Offering or 3.0% of the gross proceeds raised from the Initial Offering.

As of December 31, 2006, 2005 and 2004, the Advisor had incurred on behalf of the Company organizational and offering costs related to the Initial Offering of approximately $43.3 million, $36.8 million and $24.0 million, respectively (of which approximately $23.0 million, $20.4 million, and $14.8 million as of December 31, 2006, 2005 and 2004, respectively, relates to the Advisor or its affiliates). These amounts include approximately $24.2 million, $21.3 million and $14.8 million as of December 31, 2006, 2005 and 2004, respectively, of organizational and internal offering costs, and approximately $19.1 million, $15.5 million and $9.2 million as of December 31, 2006, 2005 and 2004, respectively, of third-party offering costs, such as legal and accounting fees and printing costs.

As described above, our obligation to reimburse the Advisor for organizational and offering costs related to the Initial Offering was limited by the amount of gross proceeds raised from the sale of our common shares in the Initial Offering. Amounts of organizational and offering costs recorded in our financial statements in periods prior to the quarter ended June 30, 2006 were based on estimates of gross proceeds to be raised through the end of the Initial Offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with our Dealer Manager, anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales.

Based on actual gross proceeds raised in the Initial Offering, the total amount of organizational and offering costs for which the Company was obligated to reimburse the Advisor related to the Initial Offering was $16.0 million. As a result of amounts recorded in prior periods, during the six months ended June 30, 2006, organizational and internal offering costs related to the Initial Offering totaling $1.0 million incurred by the Advisor were expensed and included in the accompanying condensed consolidated statement of operations and third-party offering costs related to the Initial Offering of $2.0 million were offset against additional paid-in capital. During the six months ended June 30, 2006, organizational and internal offering costs related to the Initial Offering totaling $1.9 million and third-party offering costs related to the Initial Offering of $1.5 million were incurred by the Advisor but were not recorded in the consolidated condensed financial statements because we were not obligated to reimburse the Advisor for these costs.

Current Offering

We commenced the Current Offering on June 19, 2006. Certain organizational and offering costs associated with the Current Offering have been paid by the Advisor on our behalf. Pursuant to the terms of the Advisory Agreement, we are obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, so long as such costs, together with selling commissions and dealer manager fees, do not exceed 15% of gross proceeds from the Current Offering. As of September 30, 2007 and December 31, 2006, the Advisor had incurred on our behalf organizational and offering costs in connection with the Current Offering of $24.6 million and $12.6 million, respectively (of which $9.6 million and $4.7 million, respectively, relates to the Advisor or its affiliates).

The Advisor incurred $5.1 million and $2.1 million of internal offering costs, which have been expensed in the accompanying condensed consolidated statements of operations for the nine months ended September 30, 2007 and 2006, respectively. In addition, $6.9 million and $5.0 million of third-party offering costs have been offset against net proceeds of the Current Offering within additional paid-in capital for the nine months ended September 30, 2007 and 2006, respectively.

The Advisor incurred approximately $1.6 million and $1.5 million of internal offering costs, which have been expensed in the accompanying condensed consolidated statements of operations for the three months ended September 30, 2007 and 2006, respectively. In addition, $2.3 million and $2.0 million of third-party offering costs have been offset against net proceeds of the Current Offering within additional paid-in capital for the three months ended September 30, 2007 and 2006, respectively.

Revenue Recognition and Valuation of Receivables

We recognize rental revenue on a straight-line basis over the life of the lease including rent holidays, if any. Straight-line rent receivable in the amount of $9.2 million and $3.4 million as of September 30, 2007 and December 31, 2006, respectively, consisted of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements and is included in tenant and other receivables in the accompanying condensed consolidated balance sheets. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement.

We commence revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. The determination of who is the owner of the tenant improvements for accounting purposes determines the nature of the leased asset and when revenue recognition under a lease begins. If we are the owner of the tenant improvements for accounting purposes, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If we conclude the lessee is the owner of the tenant improvements for accounting purposes, then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduce revenue recognized over the term of the lease. In these circumstances, we begin revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements.

Derivative Instruments

We have entered into interest rate swap transactions as economic hedges against the variability of future interest rates on certain variable interest rate debt. To date, we have not designated any such contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in the accompanying condensed consolidated balance sheets as of September 30, 2007 and December 31, 2006. Any changes in the fair value of the interest rate swaps have been recorded in the accompanying condensed consolidated statement of operations for the three and nine months ended September 30, 2007.

We will mark the interest rate swaps to their estimated fair value as of each balance sheet date, and the changes in fair value will be reflected in our condensed consolidated statements of operations.

On February 8, 2007, we entered into a foreign currency contract related to the acquisition of Atrium on Bay, an office property located in Toronto, Ontario. The contract was entered into as an economic hedge against the variability of the foreign currency exchange rate related to our equity investment and was settled at the close of this acquisition on February 26, 2007. The gain that resulted upon settlement was recorded in loss on derivative instruments, net, in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2007.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

We outsource management of our operations to the Advisor and certain other affiliates of Hines. Fees related to these services are accounted for based on the nature of the service and the relevant accounting literature. Fees for services performed that represent period costs of the Company are expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to cash payments for acquisition fees and asset management fees paid to the Advisor, an affiliate of the Advisor has received a participation interest, which represents a profits interest in the Operating Partnership related to these services. As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment is charged against earnings, and the participation interest will be recorded as a liability until it is repurchased for cash or converted into common shares of the Company. The conversion and redemption features of the participation interest are accounted for in accordance with the guidance in Emerging Issues Task Force (“EITF”) publication 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts. Redemptions for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into common shares of the Company will be recorded as an increase to the outstanding common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the participation interest will result in a corresponding reduction in the percentage attributable to the participation interest and will have no impact on the calculation of subsequent increases in the participation interest.

Hines may perform construction management services for us for both re-development activities and tenant construction. These fees are considered incremental to the construction effort and will be capitalized as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. These costs will be capitalized to the associated real estate project as incurred. Costs related to tenant construction will be depreciated over the estimated useful life. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project. Leasing activities are generally performed by Hines on our behalf. Leasing fees are capitalized and amortized over the life of the related lease in accordance with the provisions of SFAS No. 91,

Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

Income Taxes

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code beginning with our taxable year ended December 31, 2004. In addition, we hold an investment in the Core Fund, which has invested in properties through a structure that includes entities that have elected to be taxed as REITs. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. It is our intention to adhere to these requirements and maintain our REIT status, as well as to ensure that the applicable entities in the Core Fund structure also maintain their REIT status. As such, no provision for U.S. federal income taxes has been included in the accompanying consolidated financial statements. As a REIT and indirectly through our investment in the Core Fund, we still may be subject to certain state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income. In addition, we are and will indirectly be required to pay federal and state income tax on the net taxable income, if any, from the activities conducted through the taxable REIT subsidiary of the Core Fund.

During 2006, the State of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the then-current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax under SFAS 109, Accounting for Income Taxes. This legislation had an immaterial impact on our financial statements.

Due to the acquisition of Atrium on Bay, an office property located in Toronto, Ontario, we have recorded a provision for Canadian income taxes of approximately $236,000 and $552,000, respectively, for the three and nine months ended September 30, 2007 in accordance with Canadian tax laws and regulations.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires companies to recognize uncertain tax positions in the financial statements if management believes it is more likely than not that the position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We have reviewed our current tax positions and believe our positions will be sustained on examination. The adoption of the provisions of FIN 48 on January 1, 2007 did not have a material impact on our financial statements.

As of September 30, 2007, we had no significant temporary differences, tax credits, or net operating loss carry-forwards.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. We will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We do not anticipate the adoption of this statement will have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

This Statement is effective for fiscal years beginning after November 15, 2007. We have not decided if we will early adopt SFAS No. 159 or if we will choose to measure any eligible financial assets and liabilities at fair value.

Financial Condition, Liquidity and Capital Resources

General

Our principal cash requirements are for property acquisitions, property-level operating expenses, capital improvements, debt service, organizational and offering expenses, corporate-level general and administrative expenses and distributions. We have three primary sources of capital for meeting our cash requirements:

•	proceeds from our public offerings, including our dividend reinvestment plan;

•	debt financings, including secured or unsecured facilities; and

•	cash flow generated by our real estate investments and operations.

For the nine months ended September 30, 2007, our cash needs for acquisitions have been met primarily by proceeds from our public equity offerings and debt financing while our operating cash needs have been met through cash flow generated by our properties and investments. We believe that our current capital resources and cash flow from operations are sufficient to meet our liquidity needs for the foreseeable future.

We raised significant funds from the Current Offering during the first nine months of 2007 (see discussion below), and we expect to continue to raise significant funds from the Current Offering and other potential follow-on offerings. We intend to continue making real estate investments with these funds and funds available to us under our credit facilities and other permanent debt. We also intend to continue to pay distributions to our shareholders on a quarterly basis. As noted above, we are currently looking for investment opportunities in an intensely competitive environment, and acquisitions in such an environment may put downward pressure on our distribution payments as a result of potentially lower yields on new investments. Additionally, we have experienced, and expect to continue to experience, delays between raising capital and acquiring real estate investments. We temporarily invest unused proceeds from our public offering in investments that typically yield lower returns when compared to our real estate investments. We may need to use short-term borrowings or advances from affiliates in order to maintain our current per-share distribution levels in future periods. However, we will continue to make investment and financing decisions, and decisions regarding distribution payments, with a long-term view. We will also continually monitor our cash flow and market conditions when making such decisions. In this environment, we may decide to lower our per-share distribution amount rather than take actions we believe may compromise our long-term objectives.

Cash Flows from Operating Activities

Our direct investments in real estate assets generate cash flow in the form of rental revenues, which are reduced by debt service, direct leasing costs and property-level operating expenses. Property-level operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees, and property taxes. Additionally, we have incurred corporate-level debt service, general and administrative expenses, asset management and acquisition fees. Results of operations are not directly comparable for the three and nine months ended September 30, 2007 and 2006 as a result of our acquisition activity.

During the year ended December 31, 2006 and 2005, net cash flow provided by (used in) operating activities was $7.7 million and ($1.8) million, respectively. The increase compared to the corresponding prior year period was primarily attributable to:

•	a full year of operations for each of 1900 and 2000 Alameda, Citymark and 1515 S Street, which were acquired in June, August and November 2005, respectively; and

•	cash flow from Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV and the Daytona Buildings all of which were acquired in 2006.

As mentioned above, we did not commence real estate operations until November 23, 2004. For the year ended December 31, 2004, cash flow used in operating activities was approximately ($1.2) million.

Net cash flow provided by operating activities was $15.8 million and $4.2 million for the nine months ended September 30, 2007 and 2006, respectively. Our operating net cash flows are primarily the result of the net loss for the period offset by non-cash components of our net loss such as depreciation and amortization, equity in losses of the Core Fund, accrued costs of our Current Offering, loss on derivative instruments, and changes in other asset and liability accounts.

Cash Flows from Investing Activities

During the year ended December 31, 2006, we had cash outflows totaling $586.8 million related to the acquisition of five office properties and their related lease intangibles. During the year ended December 31, 2005, we had cash outflows totaling $153.0 million related to the acquisition of three office properties and their related lease intangibles, excluding amounts financed.

During the years ended December 31, 2006, 2005 and 2004, we made capital contributions to the Core Fund totaling $209.3 million, $99.9 million and $28.4 million, respectively. As of December 31, 2006, we had invested approximately $337.6 million in the Core Fund representing an approximate 34.0% non-managing general partner interest compared to the approximate 26.2% and 12.5% interest we owned at December 31, 2005 and 2004, respectively. During the years ended December 31, 2006 and 2005, we received distributions related to our interest in the Core Fund of approximately $14.8 million and $5.3 million, respectively. The increase in distributions related to the additional investments we made in the Core Fund during 2006 as well as the increased cash flow at the Core Fund resulting from the five properties it acquired since December 31, 2005.

During the year ended December 31, 2006, we had increases in restricted cash of approximately $2.5 million related to certain escrows required by our mortgage agreement for Airport Corporate Center.

During the years ended December 31, 2006 and 2005, we had increases in other assets of $8.9 million and $5.0 million, respectively, primarily as a result of deposits paid on investment properties that were acquired subsequent to the applicable year end.

During the nine months ended September 30, 2007, we made payments of $909.3 million related to our acquisition of seven properties and $86.9 million related to our additional investment in the Core Fund and our unconsolidated joint venture in Brazil. During the nine months ended September 30, 2006, we made payments of $310.7 million related to our acquisitions of two properties and $102.4 million related to our additional investments in the Core Fund.

During the nine months ended September 30, 2007 and 2006, we received distributions related to our interest in the Core Fund of approximately $17.9 million and $10.0 million, respectively. The increase in distributions is attributable to our interest in the Core fund following additional capital contributions we made to the Core Fund since September 30, 2006, as well as the increased cash flow of the Core Fund resulting from the additional properties it has acquired since September 30, 2006. The Core Fund owned interests in 23 properties as of September 30, 2007, up from 13 properties as of September 30, 2006.

During the nine months ended September 30, 2007 and 2006, we had increases in restricted cash of approximately $3.5 million and $4.3 million, respectively, related to certain escrows required by our mortgage agreements.

During the nine months ended September 30, 2007, we had cash outflows of $3.0 million, net of receipts, for master leases entered into in connection with our acquisitions.

Cash Flows from Financing Activities

Equity Offerings

The following table summarizes the activity from our offerings for the years ended December 31, 2006, 2005 and 2004 and the nine months ended September 30, 2007 (in millions):

	Initial Public Offering				Second Public Offering				All Offerings
Period	# of Shares		Proceeds		# of Shares		Proceeds		# of Shares	Proceeds

Year Ended December 31, 2004	2.1		$20.6		—		$—		2.1	$20.6
Year Ended December 31, 2005	21.0	(a)	207.7	(a)	—		—		21.0	207.7
Year Ended December 31, 2006	30.1	(b)	299.2	(b)	27.3	(b)	282.7	(b)	57.4	581.9
Nine Months Ended September 30, 2007	—		—		69.4	(c)	720.9	(c)	69.4	720.9

Total	53.2		$527.5		96.7		$1,003.6		149.9	$1,531.1

(a)	Amounts include $2.1 million of gross proceeds relating to approximately 223,000 shares issued under our dividend reinvestment plan.

(b)	Amounts include $13.5 million of gross proceeds relating to approximately 1.4 million shares issued under our dividend reinvestment plan.

(c)	Amounts include $24.8 million of gross proceeds relating to approximately 2.5 million shares issued under the Company’s dividend reinvestment plan.

As of December 31, 2006, approximately $1,726.6 million in common shares remained available for sale pursuant to this offering, exclusive of approximately $190.7 million in common shares available under our dividend reinvestment plan. As of September 30, 2007, $1,030.6 million in common shares remained available for sale pursuant to our Current Offering, exclusive of $165.8 million in common shares available under our dividend reinvestment plan. From October 1 through November 9, 2007, we received gross offering proceeds of approximately $59.6 million from the sale of 5.7 million common shares, including approximately $12.6 million relating to 1.3 million shares sold under our dividend reinvestment plan. As of November 9, 2007, $983.5 million in common shares remained available for sale to the public pursuant to the Current Offering, exclusive of $153.2 million in common shares available under our dividend reinvestment plan.

Payment of Offering and Other Costs and Expenses

In addition to making investments in accordance with our investment objectives, we use our capital resources to pay our Dealer Manager and our Advisor for services they provide to us during the various phases of our organization and operations. During the offering stage, we pay the Dealer Manager selling commissions and dealer manager fees, and we reimburse the Advisor for organizational and offering costs.

For the years ended December 31, 2006, 2005 and 2004, we paid the Dealer Manager selling commissions of approximately $34.0 million, $10.5 million, and $987,000, respectively, and we paid dealer manager fees of approximately $13.4 million, $3.7 million, and $259,000, respectively. For the nine months ended September 30, 2007 and 2006, we paid the Dealer Manager selling commissions of $46.8 million and $20.2 million, respectively, and we paid dealer manager fees of $15.3 million and $8.2 million, respectively. All such selling commissions and a portion of such dealer manager fees were reallowed by HRES to participating broker dealers for their services in selling our shares.

During the years ended December 31, 2006, 2005 and 2004, the Advisor incurred organizational and internal offering costs related to our initial public offering totaling approximately $3.0 million, $6.5 million, and $10.9 million, respectively, and third-party offering costs of approximately $3.6 million, $6.3 million, and $6.7 million, respectively. During the years ended December 31, 2006 and 2005, we made payments totaling $10.0 million and $6.0 million, respectively, to our Advisor for the reimbursement of organizational and offering costs from our initial public offering. During the nine months ended September 30, 2006, the Advisor incurred organizational and internal offering costs related to the Initial Offering totaling $3.0 million and third-party offering costs of $3.6 million. During the nine months ended September 30, 2006, we made payments totaling $10.0 million to our Advisor for the reimbursement of previously incurred Initial Offering organizational and offering costs. No such payments were made to our Advisor during the year ended December 31, 2004. No such costs were incurred or paid during the nine months ended September 30, 2007 because the Initial Offering had concluded.

During the years ended December 31, 2006 and 2005, the Advisor incurred organizational and internal offering costs related to this offering totaling approximately $4.7 million and $256,000 and third-party offering costs of approximately $6.4 million and $1.2 million, respectively. We made payments totaling $7.5 million to our Advisor for reimbursement of these costs for the year ended December 31, 2006. The amount of organizational and offering costs, commissions and dealer manager fees we paid during the year ended December 31, 2006 increased, as compared to such periods in 2005 and 2004, as a result of an increase in capital raised through public offerings during 2006.

During the nine months ended September 30, 2007 and 2006, the Advisor incurred organizational and internal offering costs related to the Current Offering totaling approximately $5.1 million and $2.1 million, respectively, and third-party offering costs of approximately $6.9 million and $3.9 million, respectively. During the nine months ended September 30, 2007 we made payments totaling $15.4 million for reimbursement of Current Offering organizational and offering costs, of which $15.1 million were made to our Advisor. During the nine months ended September 30, 2006, we made payments of $1.3 million to our Advisor for reimbursement of Current Offering organizational and offering costs.

See “Critical Accounting Policies — Organizational and Offering Costs” above for additional information.

Debt Financings

We use debt financing from time to time for acquisitions and investments as well as for property improvements, tenant improvements, leasing commissions and other working capital needs. We may obtain financing at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate, depending on market conditions and other factors.

Subject to market conditions and other factors we may consider, we expect that our debt financing will generally be in the range of approximately 40 — 60% of management’s estimate of the aggregate value of our real estate investments. The amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, however, may be less than 40% or more than 60% of the value of such property or the value of the assets owed by such entity, depending on market conditions and other factors. In addition, depending on market conditions and other factors, we may choose not to use debt financing for our operations or to acquire properties. Our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report. As of September 30, 2007 and December 31, 2006, our debt financing was approximately 47% and 53%, respectively, of the aggregate value of our real estate investments (including our pro rata share of the Core Fund’s real estate assets and related debt).

The following table includes all of our outstanding notes payable as of September 30, 2007 and December 31, 2006 (in thousands, except interest rates):

					Principal		Principal
					Outstanding at		Outstanding at
	Date				September 30,		December 31,
Description	Entered Into	Maturity Date	Interest Rate		2007		2006

Key Bank National Association — Revolving Credit Facility	9/9/2005	10/31/2009	Variable	(1)	$66,000		$162,000
SECURED MORTGAGE DEBT
Wells Fargo Bank, N.A. — Airport Corporate Center	1/31/2006	3/11/2009	4.775%		89,836	(6)	89,233
Metropolitan Life Insurance Company — 1515 S. Street	4/18/2006	5/1/2011	5.680%		45,000		45,000
Capmark Finance, Inc. — Atrium on Bay	2/26/2007	2/26/2017	5.330%		191,539	(4)	—
HSH POOLED MORTGAGE FACILITY
HSH Nordbank — Citymark, 321 North Clark, 1900 and 2000 Alameda	8/1/2006	8/1/2016	5.8575	%(2)	185,000		185,000
HSH Nordbank — 3400 Data Drive, Watergate Tower IV	1/23/2007	1/12/2017	5.2505	%(3)	98,000		—
HSH Nordbank — Daytona and Laguna Buildings	5/2/2007	5/2/2017	5.3550	%(5)	119,000		—
HSH Nordbank — 3 Huntington Quadrangle	7/19/2007	7/19/2017	5.9800	%(7)	48,000		—
HSH Nordbank — Seattle Design Center / 5th and Bell	8/14/2007	8/14/2017	6.0300	%(8)	70,000		—

					$912,375		$481,233

(1)	The revolving credit facility with KeyBank National Association (“KeyBank”) provides a maximum aggregate borrowing capacity of $250.0 million, which may be increased to $350.0 million upon our election. Borrowings under the revolving credit facility are at variable interest rates based on LIBOR plus 125 to 200 basis points based on prescribed leverage ratios. The weighted average interest rate on outstanding borrowings under this facility was 6.32% and 6.73% as of September 30, 2007 and December 31, 2006, respectively.

(2)	Borrowings under the pooled mortgage facility with HSH Nordbank (“HSH Credit Facility”) that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.8575%.

(3)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.2505%.

(4)	This amount was translated to U.S. dollars at a rate of $1.0081 as of September 30, 2007. The mortgage agreement provided for a principal amount of $190.0 million Canadian dollars (“CAD”).

(5)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, we entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.355%.

(6)	This mortgage is an interest-only loan in the principal amount of $91.0 million, which we assumed in connection with our acquisition of Airport Corporate Center. At the time of acquisition, the fair value of this mortgage was estimated to be $88.5 million, resulting in a premium of $2.5 million. The premium is being amortized over the term of the mortgage.

(7)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, the Company entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.98%.

(8)	Borrowings under the HSH Credit Facility that closed after August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.45%. However, the Company entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 6.03%.

As of September 30, 2007, we have complied with all covenants stipulated by the debt financings referenced above.

Advances from Affiliates

Certain costs and expenses associated with our organization and public offerings have been paid by our Advisor on our behalf. See “Financial Condition, Liquidity and Capital Resources — Payment of Offering Costs and Other Expenses” above for a discussion of these advances and our repayment of the same.

Our Advisor has also advanced funds to us to allow us to pay certain of our corporate-level operating expenses. During the year ended December 31, 2004, our Advisor advanced to or made payments on our behalf totaling $1.0 million. During the year ended December 31, 2005, our Advisor advanced to or made payments on our behalf totaling $2.2 million. During that period, our Advisor forgave approximately $1.7 million of amounts previously advanced to us to pay these expenses and we made repayments totaling $375,000. As of December 31, 2005 (after taking into account our Advisor’s forgiveness referred to above), we owed our Advisor approximately $1.0 million for these advances. For the year ended December 31, 2006, our Advisor had advanced to us or made payments on our behalf totaling $1.6 million and we made repayments totaling $2.7 million. During the nine months ended September 30, 2006, our Advisor had advanced to us or made payments on our behalf totaling approximately $1.7 million for certain expenses incurred in connection with the Company’s administration and ongoing operations. We did not receive any advances from our Advisor after June 30, 2006, and as of December 31, 2006, we had repaid our Advisor all amounts related to these advances.

To the extent that our operating expenses in any four consecutive fiscal quarters exceed the greater of 2% of average invested assets or 25% of Net Income (as defined in our charter), our Advisor is required to reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold, unless our independent directors determine that such excess was justified. For the four quarters ended September 30, 2007, we did not exceed this limitation.

Distributions

In order to meet the requirements for being treated as a REIT under the Internal Revenue Code of 1986 and to pay regular cash distributions to our shareholders, which is one of our investment objectives, we have and intend to continue to declare distributions to shareholders (as authorized by our board of directors) as of daily record dates and aggregate and pay such distributions quarterly.

From January 1, 2006 through June 30, 2006, we declared distributions (as authorized by our board of directors) equal to $0.00164384 per share, per day. From July 1, 2006 through September 30, 2007, we declared distributions equal to $0.00170959 per share, per day. Additionally, we have declared distributions equal to $0.00170959 per share, per day through December 31, 2007. The distributions declared were authorized and set by our board of directors at a level the board believed to be appropriate based upon the board’s evaluation of our assets, historical and projected levels of cash flow and results of operations, additional capital and debt anticipated to be raised or incurred and invested in the future, the historical and projected timing between receiving offering proceeds and investing such proceeds in real estate investments, and general market conditions and trends.

Aggregate distributions declared to our shareholders and minority interests related to the nine months ended September 30, 2007 were $55.5 million. Our two primary sources of funding for our distributions are cash flows from operating activities and distributions from the Core Fund. When analyzing the amount of cash flow available to pay distributions, we also consider the impact of certain other factors, including our practice of financing acquisition fees and other acquisition-related cash flows, which reduce cash flows from operating activities in our statements of cash flows. The following table summarizes the primary sources and other factors we considered in our analysis of cash flows available to fund distributions to shareholders and minority interests (amounts are in thousands for the nine months ended September 30, 2007 and are approximate):

Cash flow from operating activities	$15,778
Distributions from the Core Fund(1)	$19,503
Cash acquisition fees(2)	$6,705
Acquisition-related items(3)	$7,277
Master lease rent receipts(4)	$3,919

(1)	Cash distributions earned during the nine months ended September 30, 2007 related to our investment in the Core Fund.

(2)	In accordance with GAAP, acquisition fees paid to our Advisor reduce cash flows from operating activities in our condensed consolidated statements of cash flows. However, we fund such payments with offering proceeds and related acquisition indebtedness as such payments are transaction costs associated with our acquisitions of real estate investments. As a (2) result, we considered the payment of acquisition fees in our analysis of cash flow available to pay distributions.

(3)	Acquisition-related items include cash payments to settle net liabilities assumed upon acquisition of properties. In accordance with GAAP, these payments reduce cash flows from operating activities in our condensed consolidated statements of cash flows. However, these payments are related to the acquisition, as opposed to the operations, of these properties, and we fund such payments with offering proceeds and acquisition-related indebtedness. As a result, we considered the payment of these items in our analysis of cash flow available to pay distributions. For the nine months ended September 30, 2007, these amounts consisted primarily of the settlement of liabilities assumed upon the acquisition of our properties.

(4)	Master lease rent receipts include rent payments received related to master leases entered into in conjunction with previous asset acquisitions. In accordance with GAAP, these payments are recorded in cash flows from investing activities in our condensed consolidated statement of cash flows. However, we consider these cash receipts in our analysis of cash flow available to pay distributions.

Additionally, we typically use cash flows from financing activities such as offering proceeds or borrowings, rather than operating cash flows, to pay for deferred leasing costs, such as tenant incentive payments, leasing commissions and tenant improvements as we consider these costs to be additional capital investments in our properties. For the nine months ended September 30, 2007, we paid $6.3 million for deferred leasing costs, which were reflected as a reduction of cash flows from operating activities in our condensed consolidated financial statements included elsewhere in this prospectus.

As noted above in “— General”, we are currently making real estate investments in a competitive environment. Significant U.S. and foreign investment capital continues to flow into real estate capital markets, creating competition for acquisitions, including high-quality office properties. This competition may cause downward pressure on rates of return from our future real estate investments, and consequently, could cause downward pressure on the future distributions payable to our shareholders.

To the extent our distributions exceed our tax-basis earnings and profits, a portion of these distributions will constitute a return of capital for federal income tax purposes. Approximately 23% of our distributions declared during the year ended December 31, 2006 were taxable to shareholders as ordinary taxable income and the remaining portion was treated as return of capital. We expect that a portion of distributions paid in future years will also constitute a return of capital for federal income tax purposes, primarily as a result of non-cash depreciation deductions.

Results of Operations

We commenced our initial public offering in June 2004; however, we did not receive and accept the minimum offering proceeds of $10.0 million until November 23, 2004. Our $28.4 million investment in the Core Fund was our only real estate investment as of December 31, 2004.

During the year ended December 31, 2005, we invested $99.9 million in the Core Fund and acquired direct interests in three office properties in June 2005, August 2005 and November 2005 with an aggregate acquisition cost of approximately $154.2 million. Accordingly, our results of operations for the year ended December 31, 2005 consisted primarily of organizational and offering expenses, general and administrative expenses and equity in earnings of the Core Fund. As of December 31, 2005, the Core Fund owned interests in ten office properties with an aggregate acquisition cost of approximately $1,691.1 million.

During the year ended December 31, 2006, we acquired direct interests in five additional office properties with an aggregate acquisition cost of approximately $680.8 million and invested an additional $209.3 million in the Core Fund. In addition, the Core Fund acquired interests in five additional office properties with an aggregate acquisition cost of approximately $1,200.2 million during this period. As a result of the significant new investments made during the year ended December 31, 2006, as well as operating our direct properties owned on December 31, 2005 for the entire period, our results of operations for the years ended December 31, 2006 and 2005 are not directly comparable. As discussed below, increases in operating revenues and expenses as well as distributions from the Core Fund as discussed below are primarily attributable to our direct and indirect real estate acquisitions after December 31, 2005, in addition to the operation of existing properties for the full period.

We owned 15 office properties directly, 23 office properties indirectly through our investment in the Core Fund, and one industrial property in Rio de Janeiro, Brazil indirectly through our investment in the joint venture as of September 30, 2007. By comparison, we owned five office properties directly and 13 office properties indirectly through our investment in the Core Fund as of September 30, 2006. As a result of the significant new investments made between September 30, 2006 and September 30, 2007, as well as the number of our direct properties owned for the three and nine month periods then ended, our results of operations for the three months ended September 30, 2007 and 2006 are not directly comparable.

Our results of operations are also not indicative of what we expect our results of operations will be in future periods as we expect that our operating revenues and expenses will continue to increase as a result of (i) owning the real estate investments we recently acquired for an entire period, and (ii) our future real estate investments, which we expect to be substantial.

Direct Investments

As discussed above, our initial direct property investments were made in June 2005, August 2005, and November 2005. Therefore, we had no rental revenue or expenses related to these properties for the year ended December 31, 2004 and only limited rental revenues and expenses related to these properties for the year ended December 31, 2005.

Rental revenues for the years ended December 31, 2006 and 2005 were approximately $61.4 million and $6.0 million, respectively. Property-level expenses, property taxes and property management fees for the years ended December 31, 2006 and 2005 were approximately $28.7 million and $3.0 million, respectively. Depreciation and amortization expense for the years ended December 31, 2006 and 2005 was approximately $22.5 million and $3.3 million, respectively.

Total revenues for the nine months ended September 30, 2007 and 2006 were $117.6 million and $43.6 million, respectively. Property-level expenses, property taxes and property management fees for the nine months ended September 30, 2007 and 2006 were $51.7 million and $20.1 million, respectively. Depreciation and amortization expense for the nine months ended September 30, 2007 and 2006 was $44.8 million and $15.3 million, respectively.

Total revenues for the three months ended September 30, 2007 and 2006 were $49.7 million and $18.7 million, respectively. Property-level expenses, property taxes and property management fees for the three months ended September 30, 2007 and 2006 were $22.5 million and $8.7 million, respectively. Depreciation and amortization expense for the three months ended September 30, 2007 and 2006 was $20.2 million and $6.5 million, respectively.

Our Interest in the Core Fund

As of December 31, 2004, we had invested a total of approximately $28.4 million and owned a 12.51% non-managing general partner interest in the Core Fund. Our equity in earnings related to our investment in the Core Fund for the period from November 23, 2004 through December 31, 2004 was approximately $68,000. For the year ended December 31, 2004, the Core Fund had net income of approximately $5.9 million on revenues of approximately $145.4 million. The Core Fund’s net income for the year ended December 31, 2004 included approximately $43.6 million of non-cash depreciation and amortization expenses. The distribution we earned from the Core Fund during the year ended December 31, 2004 was approximately $247,000.

As of December 31, 2005, we had invested a total of approximately $128.2 million and owned an approximate 26.2% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2005 was approximately $831,000. For the year ended December 31, 2005, the Core Fund had a net loss of approximately $3.1 million on revenues of approximately $200.7 million. The Core Fund’s net loss for the year ended December 31, 2005 included approximately $58.2 million of non-cash depreciation and amortization expenses. The distributions we earned from the Core Fund during the year ended December 31, 2005 totaled approximately $8.6 million.

As of December 31, 2006, we had invested a total of approximately $337.6 million and owned a 34.0% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2006 was approximately $3.3 million. For the year ended December 31, 2006, the Core Fund had a net loss of approximately $9.9 million on revenues of approximately $279.9 million. The Core Fund’s net loss for the year ended December 31, 2006 included approximately $87.7 million of non-cash depreciation and amortization expenses. The distributions we earned from the Core Fund during the year ended December 31, 2006 totaled approximately $17.1 million.

As of September 30, 2007, we had invested a total of approximately $395.5 million and owned a 32.0% non-managing general partner interest in the Core Fund, compared to $230.6 million invested as of September 30, 2006, representing a 31.5% interest.

Our equity in losses related to our investment in the Core Fund for the nine months ended September 30, 2007 and 2006 was approximately $6.9 million and $1.8 million, respectively. For the nine months ended September 30, 2007 and 2006, the Core Fund had net losses of approximately $21.0 million and $5.9 million, respectively, on revenues of $310.2 million and $192.8 million, respectively. The Core Fund’s net losses for the nine months ended September 30, 2007 and 2006 included $131.8 million and $59.3 million, respectively, of non-cash depreciation and amortization expenses.

Our equity in losses related to our investment in the Core Fund for the three months ended September 30, 2007 and 2006 was approximately $5.0 million and $926,000, respectively. For the three months ended September 30, 2007 and 2006, the Core Fund had net losses of approximately $15.4 million and $2.9 million, respectively, on revenues of $109.0 million and $72.2 million, respectively. The Core Fund’s net losses for the three months ended September 30, 2007 and 2006 included $63.6 million and $23.1 million, respectively, of non-cash depreciation and amortization expenses.

Asset Management and Acquisition Fees

Asset management fees earned by our advisor for the years ended December 31, 2006, 2005 and 2004 were approximately $6.3 million, $1.7 million, and $42,000, respectively. Increases in asset management fees reflect the fact that we had a larger portfolio of assets under management in each respective year. Acquisition fees for the years ended December 31, 2006, 2005, and 2004 were approximately $11.2 million, $3.5 million, and $776,000, respectively. Increases compared to the prior years are attributable to an increase in investment activity during each respective year.

Asset management fees earned by our advisor for the nine months ended September 30, 2007 and 2006 were approximately $11.3 million and $4.2 million, respectively. The increase in asset management fees reflects the fact that we have a larger portfolio of assets under management. Acquisition fees for the nine months ended September 30, 2007 and 2006 were $10.7 million and $6.3 million, respectively.

Asset management fees earned by our advisor for the three months ended September 30, 2007 and 2006 were approximately $4.8 million and $1.8 million, respectively. The increase in asset management fees reflects the fact that we have a larger portfolio of assets under management. Acquisition fees for the three months ended September 30, 2007 and 2006 were $6.1 million and $1.1 million, respectively.

These amounts include both the cash portion of the fees payable to our Advisor as well as the corresponding increase in the Participation Interest. See “Note 6 — Related Party Transactions” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for a description of the Participation Interest.

General, Administrative and Other Expenses

General and administrative expenses for the years ended December 31, 2006, 2005 and 2004 were approximately $2.8 million, $2.2 million, and $618,000, respectively. These costs include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments. In addition, as discussed above, our Advisor forgave approximately $1.7 million of advances to us to cover certain corporate-level general and administrative expenses during the year ended December 31, 2005. The increases in general and administrative expenses during the years ended December 31, 2006 and 2005 were primarily due to increased costs of shareholder communications and audit fees as the Company’s activities and shareholder base continue to grow. Additionally, general and administrative expenses for the year ended December 31, 2004 included start-up costs of approximately $430,000 that were not incurred in subsequent years.

General and administrative expenses were approximately $3.0 million and $2.0 million, respectively, for the nine months ended September 30, 2007 and 2006 and approximately $839,000 and $514,000, respectively, for the three months ended September 30, 2007 and 2006. These costs include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments. The increases in general and administrative expenses during the periods are primarily due to increased costs of shareholder communications and audit fees as the Company’s activities and shareholder base continue to grow.

Loss on Derivative Instruments

We entered into interest rate swap contracts with HSH Nordbank in June 2006, December 2006, February 2007 and June 2007.

The loss on derivative instruments recorded in our condensed consolidated statements of operations for the three and nine months ended September 30, 2007 is the result of the following (additional details provided below):

•	the decrease in the fair value of the interest rate swaps during the period resulted in losses of $21.3 million and $5.6 million for the three and nine months ended September 30, 2007, respectively;

•	transaction fees incurred upon entering into the swaps of approximately $0 and $731,000 for the three and nine months ended September 30, 2007, respectively; and

•	a gain of approximately $939,000 for the nine months ended September 30, 2007 resulting from the settlement of a foreign currency contract in February 2007. There were no similar transactions during the three months ended September 30, 2007.

We recorded a loss of $7.8 million and $6.4 million, respectively, on an interest rate swap for the three and nine months ended September 30, 2006. This loss resulted from the decrease in the fair value of an interest rate swap and was net of fees of approximately $552,000 incurred upon entering into the swap transaction.

We have not designated our foreign currency contract or any of our interest rate swap contracts as cash flow hedges for accounting purposes. The interest rate swap contracts have been recorded at their estimated fair value in the condensed consolidated balance sheets as of September 30, 2007 and December 31, 2006.

Gain on Foreign Currency Transactions

During the nine months ended September 30, 2007, certain of our subsidiaries which own Atrium on Bay, our property located in Toronto, Ontario, had transactions denominated in currencies other than their functional currency (CAD). In these instances, non-monetary assets and liabilities are reflected at the historical exchange rate, monetary assets and liabilities are remeasured into the functional currency at the exchange rate in effect at the end of the period, and income statement accounts are remeasured at the average exchange rate for the period. We recorded a gain of approximately $134,000 in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2007 as a result of such foreign currency transactions.

Interest Expense

Interest expense for the years ended December 31, 2006 and 2005 was approximately $18.3 million and $2.4 million, respectively. Interest expense was $32.0 million and $12.7 million, respectively, for the nine months ended September 30, 2007 and 2006 and $12.1 million and $4.9 million, respectively, for the three months ended September 30, 2007 and 2006. The increases in interest expense during the periods are primarily due to increased borrowings used to fund our acquisitions of directly-owned properties and our investments in the Core Fund during 2006. No interest expense was incurred during the year ended December 31, 2004.

Interest Income

Interest income was $4.2 million and $585,000, respectively, for the nine months ended September 30, 2007 and 2006 and $1.3 million and $351,000, respectively, for the three months ended September 30, 2007 and 2006. The increases in interest income are primarily due to increased cash we held in short-term investments during delays between raising capital and acquiring real estate investments.

Income / Loss Allocated to Minority Interests

As of December 31, 2006, 2005, and 2004, Hines REIT owned a 97.38%, 94.24%, and 64.29% interest in the Operating Partnership, respectively, and affiliates of Hines owned the remaining 2.62%, 5.76%, and 35.71% interests, respectively. We allocated losses of approximately $429,000, $635,000, and $6.5 million to the holders of these minority interests for the years ended December 31, 2006, 2005, and 2004, respectively.

As of September 30, 2007 and 2006, Hines REIT owned a 97.8% and a 96.8% interest, respectively, in the Operating Partnership, and affiliates of Hines owned the remaining 2.2% and 3.2% interests, respectively. We allocated income of approximately $680,000 to minority interests for the nine months ended September 30, 2007 and losses of $409,000 to minority interests for the nine months ended September 30, 2006. In addition, we allocated income of approximately $286,000 to minority interests for the three months ended September 30, 2007 and losses of $155,000 to minority interests for the three months ended September 30, 2006.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor, Dealer Manager and Hines or its affiliates, whereby we pay certain fees and reimbursements to these entities, including acquisition fees, selling commissions, dealer manager fees, asset and property management fees, construction management fees, reimbursement of organizational and offering costs, and reimbursement of certain operating costs, as described previously.

Off-Balance Sheet Arrangements

As of September 30, 2007 and December 31, 2006, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

The following table lists our known contractual obligations as of December 31, 2006. Specifically included are our obligations under long-term debt agreements, operating lease agreements and outstanding purchase obligations (in thousands):

	Payments Due by Period
	Less than			More than
Contractual Obligation	1 Year	1-3 Years	3-5 Years	5 Years

Notes payable(1)	$—	$253,000	$45,000	$185,000
Interest payments under outstanding notes payable(2)	28,632	142,936	70,081	234,667
Obligation to purchase the Laguna Buildings	118,000	—	—	—
Obligation to purchase Atrium on Bay	215,600	—	—	—
Derivative Instruments	5,000	10,291	10,291	25,873

Total Contractual Obligations	$367,232	$406,227	$125,372	$445,540

(1)	Notes payable includes amounts outstanding under our revolving credit facility, mortgage agreements related to Airport Corporate Center and 1515 S Street, and our HSH Facility.

(2)	As of December 31, 2006 the amount outstanding under our revolving credit facility was $162.0 million and the weighted average rate on outstanding loans was 6.73%. No scheduled principal payments are required until the maturity date of October 31, 2009

Recent Developments and Subsequent Events

One Wilshire Mortgage Loan

On October 25, 2007, a subsidiary of the Operating Partnership borrowed $159.5 million from The Prudential Insurance Company of America pursuant to a Deed of Trust and Security Agreement dated October 25, 2007 and a Promissory Note dated October 25, 2007. The Loan is secured by a mortgage and related security interests in One Wilshire, an office property located in Los Angeles, California that the Company acquired on August 1, 2007. The subsidiary of the Operating Partnership that directly owns One Wilshire is the borrower under the Loan Documents. The Loan matures on November 1, 2012 and bears interest at a fixed annual rate of 5.98%. Interest payments are due monthly, beginning on December 1, 2007 through maturity.

KeyBank Activity

From October 1, 2007 to November 9, 2007, we repaid all amounts outstanding under our revolving credit facility with KeyBank. No new borrowings were made under the KeyBank facility during that period.

Shareholder Redemption

In October 2007, in accordance with our share redemption plan, we redeemed approximately 636,000 common shares and made corresponding payments totaling $6.2 million to shareholders who had requested these redemptions. The shares redeemed were cancelled and will have the status of authorized, but unissued shares.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks relating to changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. We are exposed to both interest rate risk and foreign currency exchange rate risk.

The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. As our existing debt is either fixed rate debt or floating rate debt with a fixed spread over LIBOR, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the overall availability of debt decrease and/or the cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to include such factors in the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

We are also exposed to the effects of interest rate changes primarily through variable-rate debt, which we use to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to monitor and manage the impact of interest rate changes on earnings and cash flows, and to use derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on variable rate debt. We do not enter into derivative or interest rate transactions for speculative purposes. Please see “Debt Financings” above for more information concerning the Company’s outstanding debt.

As of September 30, 2007, we had $520.0 million of debt outstanding under our HSH Credit Facility, which is a variable-rate pooled mortgage facility. However, as a result of the interest rate swap agreements entered into with HSH Nordbank, these borrowings effectively bear interest at fixed rates.

Our total variable-rate debt outstanding as of September 30, 2007 consisted of $66.0 million in borrowings under our revolving credit facility with KeyBank. This debt is subject to a variable rate through its maturity date on October 31, 2009. An increase in the variable interest rate would increase our interest payable on debt outstanding under the Revolving Credit Facility and therefore decrease our cash flows available for distribution to shareholders. Based on our variable rate debt outstanding as of September 30, 2007, a 1% change in interest rates would result in a change in interest expense of approximately $660,000 per year.

We are exposed to foreign currency exchange rate variations resulting from the remeasurement and translation of the financial statements of our subsidiaries located in Toronto, Ontario. As of September 30, 2007 and for the nine months then ended, we recorded a gain on foreign currency transactions of approximately $134,000 in our condensed consolidated statement of operations and approximately $10.6 million of accumulated other comprehensive income included in our condensed consolidated statement of shareholders’ equity related to our Toronto subsidiaries. Based on the Company’s current operational strategies, management does not believe that variations in the foreign currency exchange rates pose a significant risk to our consolidated results of operations or financial position.

DESCRIPTION OF CAPITAL STOCK

We were formed as a corporation under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common shares is a summary of all material provisions concerning our common shares and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information” below.

Our charter authorizes us to issue up to 1,500,000,000 common shares, $0.001 par value per share, and 500,000,000 preferred shares, $0.001 par value per share. As of the date of this prospectus, we had no preferred shares issued and outstanding. Our board of directors may amend our charter to increase or decrease the amount of our authorized shares without any action by our shareholders.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.

Common Shares

Subject to any preferential rights of any other class or series of shares and to the provisions of our charter regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such dividends as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. We currently have only one class of common shares, which have equal dividend, distribution, liquidation and other rights.

Subject to the limitations described in our charter, our board of directors, without any action by our shareholders, may classify or reclassify any of our unissued common shares into one or more classes or series by setting or changing the preferences, conversion, restrictions or other rights.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Trust Company of America, Inc. acts as our registrar and as the transfer agent for our shares. A transfer of your shares can be effected simply by mailing to Trust Company of America, Inc. a transfer and assignment form, which we will provide to you upon written request. A transfer fee of $50.00 is charged by our transfer agent in order to implement any such transfer of your shares.

Preferred Shares

Upon the affirmative vote of a majority of our directors, our charter authorizes our board of directors to issue one or more classes or series of preferred shares without shareholder approval and our charter provides that the issuance of preferred shares must also be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Further, our charter authorizes the board to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to the Company for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence.

Under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Our board of directors, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above. We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

Each shareholder is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of shareholders holding at least 10% of the common shares entitled to vote at such meeting. The presence, either in person or by proxy, of 50% of our outstanding shares entitled to vote constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take shareholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our charter, shareholders are generally entitled to vote at a duly held meeting at which a quorum is present on:

•	amendments to our charter and the election of directors (except as otherwise provided in our charter or under the Maryland General Corporation Law);

•	our liquidation or dissolution;

•	a merger, consolidation or sale or other disposition of substantially all of our assets; and

•	a termination of our status as a REIT.

No such action can be taken by our board of directors without a vote of our shareholders holding at least a majority of our outstanding shares or, in the case of director elections, a majority of our outstanding shares present in person or by proxy at a meeting at which a quorum is present. Shareholders are not entitled to exercise any of the rights of an objecting shareholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise such rights.

Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. Shareholders are also entitled to access, upon request and on the terms described above, to the comparable records of the Operating Partnership.

In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of shareholders and the payment of the expenses of the distribution, we are required to distribute specific materials to our shareholders in the context of the solicitation of proxies for voting on matters presented to our shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

Restrictions on Transfer

To qualify as a REIT under the Code:

•	five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

You should read the “Material Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, our charter provides (subject to certain exceptions) that no shareholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.9% of the value (as determined in good faith by our board of directors) of the aggregate of our outstanding shares or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate number of shares of any class or series. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our charter, that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, the transfer or issuance of our shares or any security convertible into our shares will be transferred to a charitable trust or will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT), if such transfer or issuance:

•	creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

•	with respect to transfers only, results in our shares being owned by fewer than 100 persons;

•	results in us being “closely held” within the meaning of Section 856(h) of the Code;

•	results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	results in our disqualification as a REIT.

Our charter provides that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.

The ownership restriction does not apply to an offeror who, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

In addition, we have the right to purchase any Excess Securities at the lesser of the price per share paid in the transfer that created the Excess Securities or the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter.

Distribution Objectives

We receive cash flow from our investments in real estate which we expect will allow us to pay dividends to our shareholders. We intend to authorize and calculate dividends on a daily basis and aggregate and pay them on a quarterly basis. If our board of directors has authorized and we have declared dividends, investors are entitled to earn distributions immediately upon purchasing our shares. Because all of our operations are performed indirectly through the Operating Partnership, our ability to pay dividends depends on the Operating Partnership’s ability to pay distributions to its partners, including Hines REIT. Dividends are paid to our shareholders as of record dates selected by our board of directors. We expect to pay dividends unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Dividends are authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our ability to pay dividends may be affected by a number of factors, including:

•	our Advisor’s ability to identify and execute investment opportunities at a pace consistent with capital we raise;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	amount of distributions or dividends received by us from our indirect real estate investments such as the Core Fund;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves therefor;

•	leasing commissions and tenant inducements for leasing space;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our shareholders at least 90% of our annual ordinary taxable income in order to continue to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize dividends in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the “Risk Factors — Business and Real Estate Risks — We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements” and “Material Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.

Share Redemption Program

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, we have a share redemption program. Shareholders who have held their shares for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their shares to us in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay the Advisor or its affiliates any fees to complete any transactions under our share redemption program.

To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions to a quarterly basis upon 30 days’ notice. We intend to redeem shares subject to the limitation that, during any calendar year, the number of shares we may redeem under the program may not exceed, as of the date of any such redemption, 10% of our shares outstanding as of the same date in the prior calendar year. We may, but are not required to, use available cash flow not otherwise dedicated to a particular use to meet these redemption needs, including cash proceeds generated from the dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or refinancings.

Shares may be redeemed at a price of $      per share effective upon the commencement of this offering. The redemption price was determined by our board of directors. Our board’s determination of the redemption price was subjective and was primarily based on the estimated per-share net asset value of the Company as determined by our management. Our management estimated the per-share net asset value of the Company using appraised values of our real estate assets as of March 31, 2008, which were determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2007, and then making various adjustments and estimates in order to account for our operations and other factors occurring or expected to occur between December 31, 2007 and the anticipated commencement of this offering. In addition, our board of directors also considered our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies.

Both our real estate appraisals and the methodology utilized by our management in estimating our per-share net asset value were based on a number of assumptions and estimates which may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per-share valuation, and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The redemption price may not be indicative of the price our shareholders could receive if they sold our shares, if our shares were actively traded or if we were liquidated.

Our board of directors may adjust the per share redemption price from time to time upon 30 days’ written notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment, and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be equal to or lower than the applicable per share offering price. Real estate values fluctuate, which in the future may result in an increase or decrease in the value of our real estate investments. Thus, future adjustments to the offering price of our shares could result in a higher or lower redemption price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner they believe is in the best interests of our shareholders when making any decision to adjust the redemption price offered under our share redemption program. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of our regular communications with shareholders. Please see “Reports to Shareholders.”

We will redeem shares presented for cash to the extent we have sufficient available cash flow to do so. Our board of directors may terminate, suspend or amend the share redemption program at any time upon 30 days’ written notice without shareholder approval if our directors believe such action is in our and our shareholders’ best interests, or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. In the event of a redemption request after the death or disability (as defined in the Code) of a shareholder, we may waive the one-year holding period requirement as well as the annual limitation on the number of shares that will be redeemed as summarized above. In addition, in the event a shareholder is having all his shares redeemed, the one-year holding requirement will be waived for shares purchased under our dividend reinvestment plan.

All requests for redemption must be made in writing and received by us at least five business days prior to the end of the month. You may also withdraw your request to have your shares redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the month. We cannot guarantee that we will have sufficient available cash flow to accommodate all requests made in any month. If the percentage of our shares subject to redemption requests exceeds the then available cash flow, each shareholder’s redemption request will be reduced on a pro rata basis. In addition, if we do not have sufficient available funds at the time redemption is requested, you can withdraw your request for redemption or request in writing that we honor it at such time in a successive month, if any, when we have sufficient funds to do so. Such pending requests will generally be honored on a pro-rata basis with any new redemption requests we receive in the applicable period.

Commitments by us to repurchase shares will be communicated either telephonically or in writing to each shareholder who submitted a request at or promptly (no more than five business days) after the fifth business day following the end of each quarter. We will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we redeem them. Please see “Risk Factors — Investment Risks — Your ability to have your shares redeemed is limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares” and “Risk Factors — Investment Risks — There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or are exempt under such laws. We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or included for quotation on a national securities market, or in the event a secondary market for our common shares develops.

Restrictions on Roll-Up Transactions

Our charter contains various limitations on our ability to participate in Roll-up Transactions. In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity (a “Roll-up Entity”) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•	a transaction involving our conversion into a limited liability company, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to our Advisor or our sponsor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our shareholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Shareholder Liability

Both the Maryland General Corporation Law and our charter provide that our shareholders are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors.

The Maryland General Corporation Law provides that our shareholders are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Dividend Reinvestment Plan

We currently have a dividend reinvestment plan available that allows you to have dividends otherwise payable to you invested in additional common shares. During this offering, you may purchase common shares under our dividend reinvestment plan for an initial price of $      per share. Our board of directors may change the price per share for shares issued under the plan upon 10 days’ notice based on the consideration of numerous factors, including the then-current offering price of our shares to the public (if any). No sales commissions or dealer manager fees will be paid in connection with shares purchased pursuant to our dividend reinvestment plan. A copy of our dividend reinvestment plan as currently in effect is included as Appendix B to this prospectus.

Investors participating in our dividend reinvestment plan may purchase fractional shares. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends in cash to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our charter relating to such investment, you will promptly notify us in writing of that fact.

Shareholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

Following the reinvestment, we will send each participant a written confirmation showing the amount of the dividend reinvested in our shares, the number of common shares owned prior to the reinvestment, and the total amount of common shares owned after the dividend reinvestment. We have the discretion not to provide a dividend reinvestment plan, and a majority of our board of directors may amend or terminate our dividend reinvestment plan for any reason at any time upon 10 days’ prior notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common shares would cause the percentage ownership limitation contained in our charter to be exceeded. Otherwise, unless you terminate your participation in our dividend reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration or the price of our dividend reinvestment plan shares is changed. You may terminate your participation in the dividend reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the dividend reinvestment plan will be effective only with respect to dividends paid more than 30 days after receipt of written notice. Generally, a transfer of common shares will terminate the shareholder’s participation in the dividend reinvestment plan as of the first day of the quarter in which the transfer is effective.

If you participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional common shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our dividend reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors — Tax Risks — Investors may realize taxable income without receiving cash dividends.”

Business Combinations

The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate for five years after the most recent date on which the shareholder becomes an interested shareholder. These provisions of the Maryland General Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. As permitted by the Maryland General Corporation Law, Section 5.9 of our charter provides that the business combination provisions of Maryland law do not apply to us.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by officers; and

•	owned by employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, Section 5.10 of our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares.

PLAN OF DISTRIBUTION

General

We are offering up to $3,500,000,000 in shares of our common stock pursuant to this prospectus through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker-dealer organized in June 2003 and affiliated with Hines. For additional information about our Dealer Manager, please see “Management — The Dealer Manager.” We are offering up to $3,000,000,000 in shares to the public and up to $500,000,000 in shares pursuant to our dividend reinvestment plan. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” Of the $3,500,000,000 in shares being offered pursuant to this prospectus, we are currently offering:

•	shares to the public at a price of $ per share;

•	shares to the public at a price of $ per share, if the purchaser is party to an agreement with a licensed broker dealer, investment advisor or bank trust department pursuant to which the purchaser pays a fee based on assets under management such as a “wrap fee”, “commission replacement fee”, or similar fee, in which event we will waive dealer manager fees and the selling commissions and sell shares to you at an aggregate 9.2% discount; and

•	shares for issuance pursuant to our dividend reinvestment plan at a price of $ per share.

Please see “— Underwriting Terms” and “— Volume Discounts” for a description of the conditions to which the other discounts and fee waivers available to purchasers in this offering are subject. The determination of these prices by our board of directors was primarily based on (i) the estimated per-share net asset value of Hines REIT as determined by our management, plus (ii), in the case of our offering price, the commission and dealer manager fee. Our management estimated the per-share net asset value of Hines REIT using appraised values of our real estate assets as of March 31, 2008, which were determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2007, and then making various adjustments and estimates in order to account for our operations and other factors occurring or expected to occur between December 31, 2007 and the anticipated commencement of this offering. In addition, our board of directors also considered our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessments of our prospects and expected execution of our investment and operating strategies.

Both our real estate appraisals and the methodology utilized by our management in estimating our per-share net asset value were based on a number of assumptions and estimates that may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are externally managed were applied to our estimated per-share valuation and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The offering price may not be indicative of the price our shareholders would receive if they sold our shares, if our shares were actively traded or if we were liquidated. Moreover, since certain fees and costs associated with this offering were added to the estimated per-share net asset value of Hines REIT in connection with setting the new offering price of our shares, the proceeds received from a liquidation of our assets would likely be substantially less than the offering price of our shares. Please see “Risk Factors — Investment Risks — The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.” Our offering price may change from time to time.

Our board of directors may in its discretion from time to time change the offering price of our common shares and, therefore, the number of shares being offered in this offering. In such event, we expect that our board of directors would consider, among others, the factors described above. Real estate values fluctuate and fees may fluctuate which in the future may result in an increase or decrease in the price of our common shares. Thus, future adjustments to the offering price of our shares could result in a higher or lower offering price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner which they believe is in the best interests of our shareholders when making any decision to adjust the offering price of our common shares.

Any adjustments to the offering price will be made through a supplement or an amendment to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part. Our board of directors may change the offering price from time to time in its sole discretion, and we expect that our board of directors will change the offering price at least once a year following the commencement of this offering. Additionally, we cannot assure you that our offering price will increase in the future or that our offering price will not decrease during this offering, or in connection with any future offering of our shares. Please see “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.”

This offering commenced on          , 2008. We reserve the right to terminate this offering at any time or extend the termination to the extent we can under applicable law.

Underwriting Terms

We have not retained an underwriter in connection with this offering. Our common shares are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.” We will pay the Dealer Manager selling commissions of up to 7.0% of the gross offering proceeds of shares sold to the public, all of which will be reallowed to participating broker dealers. We will not pay selling commissions on shares issued and sold pursuant to our dividend reinvestment plan. Further, as described below, selling commissions may be reduced or waived in connection with volume or other discounts or other fee arrangements.

The Dealer Manager has entered into selected dealer agreements with certain other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions to such participating broker-dealers.

The Dealer Manager will also receive a dealer manager fee of up to 2.2% of gross offering proceeds we raise from the sale of shares to the public as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. We will not pay dealer manager fees on shares issued and sold pursuant to our dividend reinvestment plan. Further, as described below, dealer manager fees may be reduced or waived in connection with volume or other discounts or other fee arrangements. The Dealer Manager, in its sole discretion, may reallow all or a portion of the dealer manager fee to participating broker-dealers as marketing fees, in part to cover fees and costs associated with conferences sponsored by participating broker-dealers and to defray other distribution-related costs and expenses of participating broker-dealers. The marketing fees may be reallowed and paid to any particular participating broker-dealer based upon prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in the past and the anticipated level of marketing support to be provided in this offering.

Other than these fees, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

We have agreed to indemnify participating broker-dealers, the Dealer Manager and our Advisor against material misstatements and omissions contained in this prospectus, as well as other potential liabilities arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions. The Dealer Manager will also indemnify participating broker-dealers against such liabilities, and under certain circumstances, our sponsor and/or our Advisor may agree to indemnify participating broker-dealers against such liabilities.

We entered into a selected dealer agreement with the Dealer Manager, the Advisor and Ameriprise Financial Services, Inc. (“Ameriprise”), pursuant to which Ameriprise was appointed as a soliciting dealer in our current public offering. Subject to certain limitations set forth in the agreement, we, the Dealer Manager and the Advisor, jointly and severally, agreed to indemnify Ameriprise against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the offering, certain filings with the Securities and Exchange Commission or certain other public statements, or the breach by us, the Dealer Manager or the Advisor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the agreement. In addition, Hines separately agreed to provide a limited indemnification to Ameriprise for these losses on a joint and several basis with the other entities, and we separately agreed to indemnify and reimburse Hines under certain circumstances for any amounts Hines is required to pay pursuant to this indemnification. Please see “Conflicts of Interest.”

The following table shows the estimated maximum compensation payable to the Dealer Manager and participating broker-dealers in connection with this offering.

			Percentage of
	Maximum	Percentage of	Maximum
Type of Compensation and Expenses	Amount	Maximum(1)	(Excluding DRP Shares)

Selling Commissions(2)	$210,000,000	6.0%	7.0%
Dealer Manager Fees(3)	$66,000,000	1.9%	2.2%

	$276,000,000	7.9%	9.2%

(1)	Assumes the sale of the maximum offering of up to $3,500,000,000 of shares of common stock, including shares sold under our dividend reinvestment plan.

(2)	For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution.” We will not pay commissions for sales of shares pursuant to our dividend reinvestment plan.

(3)	For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution.” We will not pay a dealer manager fee for sales of shares pursuant to our dividend reinvestment plan.

Additional amounts may be paid by an affiliate of Hines to the Dealer Manager, its employees and to participating broker-dealers for expenses related to this offering which may include, but are not limited to: (i) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, including travel and entertainment expenses associated with the offering and marketing of our shares; (ii) costs and expenses of conducting educational conferences and seminars or of attending broker-dealer sponsored conferences; (iii) travel and other expenses of participating broker-dealers in connection with the offering and marketing of our shares and (iv) payment or reimbursement of marketing and similar expenses, all of the foregoing to be paid by an affiliate of Hines. We estimate that such expenses will approximate $25,741,000 and would be considered underwriting compensation under applicable NASD Conduct Rules applicable to participating broker-dealers who are members of FINRA.

In accordance with applicable NASD Conduct Rules, in no event will total underwriting compensation payable to FINRA members (including, but not limited to, selling commissions, the dealer manager fee, expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives, all compensation payable to wholesalers of the Dealer Manager and transaction-based compensation payable to other registered representatives of the Dealer Manager who are directly responsible for the solicitation, marketing, distribution or sale of our shares, other than a registered representative whose functions are clerical or administerial) exceed 10% of maximum gross offering proceeds, except for any additional amounts equal to up to 0.5% of gross offering proceeds which may be paid in connection with bona fide due diligence activities.

In addition to the underwriting compensation described above, an affiliate of Hines will pay for all organization and offering expenses, other than selling commissions and dealer manager fees, whether incurred by us directly or through the Advisor, the Dealer Manager and/or their affiliates, which expenses are expected to consist of, among other expenses, actual legal, accounting, printing, filing fees, transfer agent costs, costs and expenses of the Advisor related to educational conferences and seminars conducted by Hines, costs and expenses of the Advisor related to attending broker-dealer sponsored conferences and other accountable offering-related expenses. We will have no liability for such expenses.

In the event that an investor:

•	has a contract for investment advisory and related brokerage services which includes a fee based on the amount of assets under management or a “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice;

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee; or

•	has any other type of account which requires the investor to pay fees based on assets under management (and the investor’s financial or investment advisor agrees to the waiver of commissions payable in connection with this offering),

we will sell shares to or for the account of such investor at a 9.2% discount, or $      per share, reflecting the fact that selling commissions and the dealer manager fee will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by such sales of shares made net of selling commissions and the dealer manager fee.

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers themselves (and their employees), to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and to each of their spouses, parents and minor children) at a 7.0% discount, or $      per share, reflecting that selling commissions will not be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares made net of commissions.

Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at a 9.2% discount, or $      per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.

In addition, Hines, the Dealer Manager or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 9.2% discount, or $      per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Shares sold at the discounts described above are identical in all respects to shares sold without such discounts, with equal dividend, distribution, liquidation and other rights.

Volume Discounts

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to qualifying purchasers (as defined below) who purchase $250,000 or more in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares.

The volume discounts operate as follows:

			Amount of	Net Offering
	Commission	Price per Share	Commission	Proceeds
Amount of Shares Purchased	Percentage	to the Investor	Paid per Share	per Share(1)

Up to $249,999	7.0%	$	$	$
$250,000 to $499,999	6.0%	$	$	$
$500,000 to $749,999	5.0%	$	$	$
$750,000 to $999,999	4.0%	$	$	$
$1,000,000 to $1,249,999	3.0%	$	$	$
$1,250,000 to $1,499,999	2.0%	$	$	$
$1,500,000 and over	1.5%	$	$	$

(1)	Before payment of the Dealer Manager fee.

For example, if you purchase $800,000 in shares, the selling commissions on such shares will be reduced to 4.0%, in which event you will receive           shares instead of           shares, the number of shares you would have received if you had paid $      per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchased shares issued and sold in our prior offerings, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in this offering.

As set forth below, a “qualifying purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•	all commingled trust funds maintained by a given bank;

•	Subscriptions obtained by certain participating broker-dealers, as discussed below.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”

In addition, the Dealer Manager may, in its sole discretion, allow participating broker-dealers to combine subscriptions of multiple purchasers as part of a combined order for purposes of determining the commissions payable to the Dealer Manager and the participating broker-dealer. In order for a participating broker-dealer to combine subscriptions for the purposes of qualifying for discounts or fee waivers, the Dealer Manager and such participating broker-dealer must agree on acceptable procedures relating to the combination of subscriptions for this purpose. In all events, in order to qualify, any such combined order of subscriptions must be from the same participating broker-dealer.

In order to encourage purchases of our shares in excess of $10 million, the Dealer Manager may, in its sole discretion, (i) agree with a participating broker-dealer to reduce sales commissions with respect to shares purchased by qualifying purchasers to as low as $      per share; and (ii) agree with qualifying purchasers to reduce the dealer manager fee with respect to such shares to as low as $      per share, reflecting a reduction in selling commissions from 7.0% to 1.5% and an additional reduction of 2.2% due to the Dealer Manager’s waiver of its fee. Therefore, a qualifying purchaser acquiring in excess of $10 million could pay as little as $      per share. The net offering proceeds we receive will not be affected by any reduction of selling commissions or any such waiver of the dealer manager fee.

Accordingly, your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your shares, so you should check before purchasing shares.

Requests to combine subscriptions as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the participating broker-dealer, and any resulting reduction in selling commissions or the dealer manager fee will be pro rated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $      per share. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. With respect to shares purchased pursuant to our dividend reinvestment plan, you cannot receive a discount greater than 5% of the then-current price of our shares, regardless of whether you have received a greater discount on shares purchased in this or prior offerings due to the volume of your purchases or otherwise. Accordingly, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our dividend reinvestment plan and have your dividends reinvested at the price offered thereunder.

Discounts and fee waivers will be available through certain financial advisers and broker-dealers under the circumstances described above, and you should ask your financial advisor and/or broker-dealer about the ability to receive such discounts or fee waivers.

The Subscription Process

We and participating broker-dealers selling shares on our behalf are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker-dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The Dealer Manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements. We plan to make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, as well as to provide them paper copies, on our website at www.HinesREIT. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.HinesREIT.com.

Sales of our shares are completed upon the receipt and acceptance by us of subscriptions. We have the unconditional right to accept or reject your subscription within 20 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares for which you subscribed. If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 20 days after our receipt of the same.

To purchase shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. You should pay for your shares by check payable to “Hines Real Estate Investment Trust, Inc.” or “Hines REIT,” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Admission of Shareholders

We intend to admit shareholders daily as subscriptions for shares are accepted by us in good order. Upon your being admitted as a shareholder, we will use your subscription proceeds to make real estate investments and pay fees and expenses as described in this prospectus. Please see “Estimated Use of Proceeds.”

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you are a U.S. person;

•	a copy of this prospectus was delivered or made available to you;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

In addition, investors who are California residents will be required to make certain additional certifications or representations that the sale, transfer or assignment of their shares will be made only with the prior written consent of the Commissioner of the Department of Corporations of the State of California, or as otherwise permitted by the Commissioner’s rules.

Determinations of Suitability

Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor purchasing our shares through such participating broker-dealer based on information provided by the prospective investor regarding, among other things, each prospective investor’s financial situation and investment objectives. In making this determination, participating broker-dealers may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.

Participating broker-dealers are required to make the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Investment

In order to purchase shares in this offering, you initially must invest at least $2,500. Please see “Suitability Standards.” Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases in increments of at least five shares, except for purchases made pursuant to our dividend reinvestment plan which may be in increments of less than five shares.

Termination Date

This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than          , 2010 (two years after the initial effective date of this prospectus), unless we announce an extension of the offering in a supplement or amendment to this prospectus.

THE OPERATING PARTNERSHIP

We conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Agreement of Limited Partnership of the Operating Partnership. We refer to the Operating Partnership’s Agreement of Limited Partnership as the “Partnership Agreement.”

General

The Operating Partnership was formed in August, 2003 to hold our assets. It will allow the Company to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the dividends made to holders of our common shares. Finally, a limited partner in the Operating Partnership may later exchange his or her limited partner interests in the Operating Partnership for cash or shares of our common stock, at our election, in a taxable transaction.

The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other programs, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.

We hold substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of September 30, 2007, we owned a 97.8% ownership interest in the Operating Partnership, and Hines 2005 VS I LP, an affiliate of Hines, owned a 0.7% ownership interest in the Operating Partnership. Finally, HALP Associates Limited Partnership owned the Participation Interest in the Operating Partnership. As of September 30, 2007, the percentage interest attributable to the Participation Interest represented a 1.5% ownership interest. Please see ‘‘— The Participation Interest” below. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Purposes and Powers

The Operating Partnership is organized as a Delaware limited partnership. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objectives and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a shareholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership’s purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Uniform Limited Partnership Act.

Operations

The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes, avoid any federal income or excise tax liability and ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material Tax Considerations — Tax Aspects of the Operating Partnership.” The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us. Please see “— Distributions” below. Distributions will be made such that a holder of one OP Unit in the Operating Partnership will receive an amount of annual cash flow distributions from the Operating Partnership equal to the amount of annual dividends paid to the holder of one of our common shares.

The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations:

•	income from operations is allocated first to the holder of the Participation Interest until it has been allocated income in an amount equal to distributions made to such holder, and then to the remaining partners of the Operating Partnership in proportion to the number of units held by each of them;

•	gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests; and

•	all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests.

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the holder of the Participation Interest were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

•	all expenses relating to the continuity of our existence;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of OP Units or our common shares; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments

The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

•	the allocation of profits, losses, or distributions among partners;

•	any provision relating to the issuance and conversion of OP Units; and

•	any provision relating to the transfer of OP Units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership. The written consent of all the partners is required to amend these amendment limitations.

Transferability of Our General Partner Interest

We may not transfer our interest in the Operating Partnership without the consent of partners holding over 50% of the aggregate percentage interest held by all partners in the Operating Partnership unless:

•	the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

•	the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of a majority-in-interest of the limited partners of the Operating Partnership, or (ii) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with the Partnership Agreement.

Voting Rights

When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, each partner’s consent rights (including the holder of the Participation Interest) are based on such partner’s percentage interest of the Operating Partnership. Please see “— The Participation Interest” below for a summary of the calculations of the percentage interest attributable to the Participation Interest, which increases over time, and the percentage interests attributable to partners holding OP Units.

The Participation Interest

HALP Associates Limited Partnership owns a profits interest in the Operating Partnership denominated as the Participation Interest, which increases as described below and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Through their ownership in an affiliate of Hines or other compensation arrangements, Hines employees (including the officers and managers of our Advisor) will effectively hold up to 50% of the Participation Interest for purposes of aligning their interests with those of our shareholders. The Participation Interest was issued in consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. We believe the Participation Interest had a nominal value at issuance. The percentage interest attributable to the Participation Interest, initially 0.0% at the first month of operations of the Operating Partnership and 1.5% as of September 30, 2007, increases on a monthly basis as described below. We anticipate that the percentage interest attributable to the Participation Interest will increase incrementally over time and, consequently, the percentage interest of holders of OP Units, including Hines REIT, will decrease proportionally. See “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your investment in Hines REIT may be diluted if we issue additional shares” and “— Hypothetical Impact of the Participation Interest” below.

The percentage interest of the holder of the Participation Interest as of the end of a particular calendar month will equal the sum of:

(a) the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, adjusted for any issuances or redemptions of OP Units during the month, plus

(b) 0.0625% of the net equity received by the Operating Partnership and invested in real estate investments as of the end of the current month, divided by the “Equity Value” (as defined below) of the Operating Partnership as of the end of the current month, plus

(c) 0.50% of the “Gross Real Estate Investments” (as defined below) made by the Operating Partnership during the current month, divided by the Equity Value of the Operating Partnership as of the end of such month.

The monthly adjustment to the percentage interest attributable to the Participation Interest is intended to approximate the economic equivalent of the cash acquisition and asset management fees earned by the Advisor under the Advisory Agreement for the applicable month, and the immediate and automatic reinvestment of such amount into the Operating Partnership in exchange for equity. Adjustments in the percentage interest attributable to the Participation Interest as described above will cease at such time as an affiliate of Hines no longer serves as our advisor.

“Equity Value” as of a particular date means, in cases where we have an offering of common shares then in effect, the product of (i) the per-share offering price for the common shares that are the subject of such offering, net of selling commissions and dealer manager fees, multiplied by (ii) a number equal to the number of OP Units outstanding as of the end of such month, divided by the difference between 100% and the percentage interest attributable to the Participation Interest as of the end of such month. In cases where we do not have an offering of common shares then in effect, “Equity Value” as of a particular date means the net fair market value of the Operating Partnership’s equity as of such date, as approved by our board of directors, which shall generally equal the net proceeds that would be available for distribution by the Operating Partnership if all properties owned directly or indirectly by the Operating Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.

The term “Gross Real Estate Investments” of the Operating Partnership means the gross amount invested by the Operating Partnership in any real estate investments (either directly or indirectly, including real estate investments contributed to the Operating Partnership for OP Units), including debt attributable to such investments; provided that in the case of amounts invested in entities not wholly-owned by the Operating Partnership, the term shall mean our allocable share of the Gross Real Estate Investments of such entities.

The foregoing calculation of the percentage interest of the Participation Interest as of the end of a particular month will be effective as of the first day of the following month. While the Participation Interest increases on a monthly basis, the amount of the increase is diluted by the number of OP Units issued (including OP Units issued to Hines REIT as the general partner as a result of offering proceeds raised by us), or increased as a result of OP Units redeemed, during such calendar month, so that the percentage interest attributable to the Participation Interest immediately after such issuance or redemption equals (i) the percentage interest attributable to the Participation Interest immediately prior to such issuance or redemption, multiplied by (ii) a fraction whose numerator is the number of OP Units outstanding immediately prior to such issuance or redemption and whose denominator is the number of OP Units outstanding immediately after such issuance or redemption. The Participation Interest may be repurchased for common shares or cash as described below. Repurchases of the Participation Interest will result in a reduction in the percentage interest attributable to the Participation Interest to the extent of such repurchase and will have no impact on the calculation of subsequent increases in the Participation Interest.

The percentage interest of each partner holding OP Units for any particular calendar month will equal:

•	100% minus the percentage interest attributable to the Participation Interest, multiplied by

•	the sum of the number of OP Units held by such partner, assuming the conversion of any Preference Units held by such partner (if any) into OP Units, divided by

•	the sum of all OP Units issued and outstanding at such time, assuming the conversion of all Preference Units issued and outstanding at such time (if any) into OP Units.

Hypothetical Impact of the Participation Interest

The following table shows an example of the increase of the Participation Interest, and the proportionate decrease of Hines REIT’s interest in the Operating Partnership. This table shows the actual ownership percentages in the Operating Partnership as of December 31, 2004, 2005 and 2006, and the estimated percentages for 2007 through 2012 assuming: (i) we raise $250 million each quarter during this offering, (ii) we raise no additional capital and otherwise issue no additional shares remaining during the remaining five years represented, (iii) we immediately invest all proceeds received in real estate investments without taking into account selling commissions, dealer manager fees or organizational and offering expenses, (iv) no other interests in the Operating Partnership are issued, and (v) our investments in real estate investments are 50% leveraged at the time of acquisition.

	Hines	Hines’ Cash	Participation
End of Year	REIT(1)	Investment(2)	Interest(3)	Total

December 31, 2004	64.29%	34.33%	1.38%	100.00%
December 31, 2005	94.24%	4.53%	1.23%	100.00%
December 31, 2006	97.38%	1.34%	1.28%	100.00%
Estimated December 31, 2007	97.60%	0.68%	1.72%	100.00%
Estimated December 31, 2008	97.48%	0.44%	2.08%	100.00%
Estimated December 31, 2009	97.38%	0.28%	2.34%	100.00%
Estimated December 31, 2010	97.02%	0.22%	2.76%	100.00%
Estimated December 31, 2011	96.27%	0.22%	3.51%	100.00%
Estimated December 31, 2012	95.53%	0.21%	4.26%	100.00%
Estimated December 31, 2013	94.78%	0.21%	5.01%	100.00%

(1)	Represents Hines REIT’s interest in the Operating Partnership received as a result of offering proceeds contributed to the Operating Partnership.

(2)	Represents the $10,200,000 investment HREH made in the Operating Partnership and subsequently transferred to Hines 2005 VS I LP.

(3)	The increase in the Participation Interest will be less if Hines REIT conducts future offerings similar to this offering, as the increase in the Participation Interest will be diluted by future issuances of shares.

Repurchase of OP Units and the Participation Interest

Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their OP Units for cash or, at our option, common shares in Hines REIT. The holder of the Participation Interest likewise has the right to request the repurchase of the Participation Interest for cash or, at our option, common shares in Hines REIT. These repurchase rights will be exercisable one year after the OP Units or Participation Interest are issued to such limited partner. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units or, in the case of the Participation Interest, the Participation Interest Unit Equivalents were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the OP Units or Participation Interest by issuing one common share for each OP Unit or Participation Interest Unit Equivalent exchanged. The number of “Participation Interest Unit Equivalents” equals a number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the Participation Interest or, if less, a number of OP Units that represents the Participation Interest’s proportionate share of the Capital Account balances of all partners in the Partnership (determined as if the assets of the Partnership were liquidated for a net amount equal to Net Asset Value). A limited partner cannot exercise these repurchase rights if such repurchase would:

•	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Code;

•	result in any person owning common shares in excess of our ownership limits;

•	constitute or be likely to constitute a violation of any applicable federal or state securities law;

•	violate any provision of our charter or bylaws;

•	cause us to be “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code;

•	cause the acquisition of shares by a limited partner whose interests are repurchased to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act; or

•	cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code or cause a technical termination of the Operating Partnership under Section 708 of the Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise repurchase rights only if:

•	the redemption would constitute a “private transfer” (as that term is defined in the Partnership Agreement); or

•	the redemption, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.

We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units or the Participation Interest. Rather, in the event a limited partner of the Operating Partnership exercises its repurchase rights, and we elect to purchase the OP Units or Participation Interest with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.

Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor

In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, we may be required to repurchase all or a portion of the OP Units and Participation Interest held Hines and its affiliates. In such event, the purchase price is required to be paid in cash or common shares at the option of the holder. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor” and “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.”

Capital Contributions

If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

Term

The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

•	the sale of all or substantially all of the assets of the Operating Partnership; or

•	unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or Hines REIT as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

Tax Matters

Hines REIT is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

Distributions

Generally, all available cash is distributed quarterly to or for the benefit of the partners of record as of the applicable record date. The term “available cash” means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer, manager, advisor or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the general partner) established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.

The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement and subject to the rights of any holders of Preference Units, the Operating Partnership will distribute cash among the partners holding OP Units and the partner holding the Participation Interest in proportion to their respective percentage interests in the Operating Partnership. Please see “— The Participation Interest” above for a summary of how the percentage interests in the Operating Partnership are calculated.

Indemnity

The Operating Partnership must indemnify and hold Hines REIT (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify:

•	Hines REIT for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence;

•	officers and directors of Hines REIT (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct; or

•	our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct.

In addition, the Operating Partnership must reimburse Hines REIT for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

MATERIAL TAX CONSIDERATIONS

General

The following is a summary of the material federal income tax considerations generally applicable to the ownership of common shares. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, and, except as described in “— Taxation of Foreign Investors” below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on the following:

•	current provisions of the Code;

•	existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	existing administrative rulings; and

•	judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our common shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

We elected to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2004. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot assure you that the actual results of our operations for any particular year will satisfy these requirements. We also cannot assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the “— Failure to Qualify as a REIT” section below.

Our counsel, Greenberg Traurig, LLP, has rendered its opinion that, based on the continuing accuracy of certain assumptions specified below:

•	We were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable year ended December 31, 2004;

•	Our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

•	The Operating Partnership will be properly classified as a partnership under the Code; and

•	All statements of law and legal conclusions, but not statements of facts, contained in this “Material Tax Considerations” section are correct in all material respects.

The foregoing opinion is based on the assumptions that:

•	our method of operation and share ownership structure are as described in this prospectus and in a certificate of an officer of Hines REIT;

•	Hines REIT and its subsidiaries are, and will continue to be, organized and managed as set forth in this prospectus, and in each such entity’s relevant organizational documents;

•	the organizational documents of Hines REIT and each of its subsidiaries are not amended or modified in any material respect, and all material terms and conditions in such documents are and will be complied with; and

•	each of the written agreements to which we or any of our subsidiaries are a party will be implemented, construed and enforced in accordance with its terms.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described herein relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Greenberg Traurig, LLP will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Requirements for Qualification as a REIT

Organizational Requirements

In order to qualify as a REIT, we must meet the following criteria:

•	We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

•	We cannot be a financial institution or an insurance company.

•	We must be managed by one or more trustees or directors.

•	Our taxable year must be a calendar year.

•	Our beneficial ownership must be evidenced by transferable shares.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a “look through” rule, the beneficiaries of such a pension trust will be treated as holding our common shares in proportion to their interests in the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our common shares may be treated as unrelated business taxable income. Please see “— Taxation of Tax Exempt Entities.” We do not expect to have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

•	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

To protect against violations of these requirements, our charter contains restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see “Description of Capital Stock — Restrictions on Transfer.” There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

We believe that we have satisfied each of the requirements discussed above beginning with our taxable year ended December 31, 2004. We also believe that we have satisfied the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ended December 31, 2004. Our counsel, Greenberg Traurig, LLP, has rendered its opinions that, based on the continuing accuracy of certain assumptions specified in “Material Tax Considerations — General” above, we were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable year ended December 31, 2004, and our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described below relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Greenberg Traurig, LLP will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Operational Requirements — Gross Income Tests

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

75% Gross Income Test

At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

•	“rents from real property” (as described below);

•	gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company’s trade or business, referred to below as “dealer property”);

•	abatements and refunds of real property taxes;

•	dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

•	interest on obligations secured by mortgages on real property or on interests in real property; and

•	“qualified temporary investment income” (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

We expect that substantially all of our operating gross income will be considered “rent from real property.” “Rent from real property” is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

•	“Rent from real property” can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

•	“Rent from real property” generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant’s net income or profit.

•	“Rent from real property” can include rent based on a percentage of a tenant’s gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

•	“Rent from real property” cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.

•	“Rent from real property” generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are “usually and customarily rendered” in connection with the rental of space for occupancy only or are not considered “rendered to the occupant.” If the services we provide do not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as “rent from real property,” unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an “independent contractor” from whom we do not derive any income or through taxable REIT subsidiaries.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

We expect to invest proceeds we receive from the offering covered by this prospectus in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

95% Gross Income Test

In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

Failing the 75% or the 95% Gross Income Tests; Reasonable Cause

As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

•	following our identification of the failure to meet either or both of such income tests for any taxable year, a description of each item of our gross income is set forth in a schedule filed by us for such taxable year; and

•	our failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the “— Taxation as a REIT” section below.

Operational Requirements — Asset Tests

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) of any single issuer that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, and securities described in the following paragraph, or (iv) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. In evaluating a REIT’s assets, the REIT generally is deemed to own a proportionate share of each of the assets of any partnership in which it invests (such as the Operating Partnership) based on the percentage interest held by the REIT in partnership capital, subject to special rules that are applicable under the 10% asset test (described in clause (iii) above) which take into account the REIT’s interest in certain securities issued by the partnership.

Securities for purposes of the foregoing asset tests may include debt securities. The 10% value limitation (described in clause (iii) of the preceding paragraph) will not apply, however, to (i) any security qualifying as “straight debt” within the meaning of the Code, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter.

Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to qualify as a REIT, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gains are not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our “REIT taxable income” before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of “excess non-cash income” (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry forward, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•	Dividends declared by us in October, November, or December of a particular year and payable to our shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

•	Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such dividends are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular dividend payment made after such declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. Additionally, such dividends will be treated as paid by us in the year actually paid, for purposes of determining the application of the 4% excise tax for the prior year.

It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the Internal Revenue Service, we may be able to retroactively cure the failure by paying a “deficiency dividend,” as well as applicable interest and penalties, within a specified period.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the Internal Revenue Service. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

In order to qualify as a REIT, we must maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Recently Enacted Relief Provisions

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure.

Taxation as a REIT

Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to our shareholders during the taxable year. A “dividends paid” deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

•	a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

•	if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

•	under some circumstances, we will be subject to the alternative minimum tax;

•	we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our shareholders an amount equal to the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for such year, and any undistributed taxable income from prior years;

•	if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

•	any income (other than income otherwise qualifying for REIT purposes) or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

•	a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm’s length pricing arrangements between the REIT and such taxable REIT subsidiary.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to pay dividends. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

Taxation of Shareholders

Distributions

In general, distributions paid by us to our shareholders (who are not “Non-U.S. Shareholders” as defined below in “— Taxation of Foreign Investors”) during periods we qualify as a REIT will be taxable as follows:

•	Except as provided below, dividends will generally be taxable to our shareholders, as ordinary income, in the year in which such dividends are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

•	Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

•	Dividends paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder subject to the passive activity rules.

•	Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

•	If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder’s proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	No portion of the dividends paid by us, whether characterized as ordinary income or as capital gains, are eligible for the “dividends received” deduction for corporations.

•	Shareholders are not permitted to deduct our losses or loss carry-forwards.

Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Dispositions of the Shares

Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

If a shareholder has shares of our common stock redeemed by us, such shareholder will be treated as if such shareholder sold the redeemed shares if all of such shareholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Our Failure to Qualify as a REIT

In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:

•	none of our distributions will be eligible for treatment as capital gains dividends;

•	corporate shareholders will qualify for the “dividends received” deduction; and

•	shareholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax equal to 28% of the amount of any such dividends. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

•	when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

•	when a shareholder furnishes an incorrect taxpayer identification number; or

•	in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder’s actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.

Taxation of Tax Exempt Entities

Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of “unrelated business taxable income” (“UBTI”) as such term is defined in the Code. In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, part or all of such income or gain would constitute UBTI.

If we were deemed to be “predominately held” by qualified employee pension benefit trusts and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in “— Requirements for Qualification as a REIT — Organizational Requirements” above, part of the income and gain recognized by such trusts holding more than 10% in value of our shares attributable to the ownership of our common shares may be treated as UBTI. We would be deemed to be “predominately held” by such trusts if either one employee pension benefit trust owns more than 25% in value of our shares, or any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not expect to have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be “predominately held” by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.

Taxation of Foreign Investors

The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

Distributions

General

Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation that is not entitled to any treaty exemption). Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “— Sales of Shares” below.

Distributions Attributable to Sale or Exchange of Real Property

As long as our stock is not regularly traded in an established securities market within the United States, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.

If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a Non-U.S. Shareholder who does not own more than 5% of our common stock at any time during the taxable year:

•	will be taxed on such capital gain dividend as if the distribution was an ordinary dividend;

•	will generally not be required to report distributions received from us on U.S. federal income tax returns; and

•	will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to Non-U.S. Shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the Non-U.S. Shareholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the Internal Revenue Service a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

Tax Withholding on Distributions

For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service

Form W-8BEN evidencing that such Non-U.S. Shareholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any distribution to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the Internal Revenue Service.

Sales of Shares

Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

•	such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

•	the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

•	we are a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence; provided, however, that even if we are a “domestically controlled REIT,” a Non-U.S. Shareholder may be treated as having gain that is subject to U.S. federal income taxation if the Non-U.S. Shareholder (i) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution on our common shares, any portion of which, but for such disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

We cannot assure you that we will qualify as a “domestically controlled REIT.” If we are not a domestically controlled REIT, a Non-U.S. Shareholder’s sale of common shares will be subject to tax, unless (i) the first two conditions described above are met, (ii) the common shares were regularly traded on an established securities market; and (iii) the selling Non-U.S. Shareholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. In this regard, at the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If a Non-U.S. Shareholder has shares of our common stock redeemed by us, such Non-U.S. Shareholder will be treated as if such Non-U.S. Shareholder sold the redeemed shares if all of such Non-U.S. Shareholder of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

State and Local Taxes

We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Tax Aspects of the Operating Partnership

The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

Tax Treatment of the Operating Partnership

The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

•	it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

•	it does not elect to be classified as an association taxable as a corporation; and

•	either (i) it is not classified as a “publicly traded partnership” under Section 7704 of the Code or (ii) 90% or more of it’s gross income consists of specified types of “qualifying income” within the meaning of Section 7704(c)(2) of the Code (including interest, dividends, “real property rents” and gains from the disposition of real property). A partnership is deemed to be a “publicly traded partnership” if its interests are either (a) traded on an established securities market or (b) readily tradable on a secondary market (or the substantial equivalent thereof).

Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited “safe harbors” which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership’s gross income will consist of “qualifying income” within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Our counsel, Greenberg Traurig, LLP, has rendered its opinion that the Operating Partnership is properly classified as a partnership under the Code, assuming that no election is made by the Operating Partnership to be classified as a corporation under the Treasury Regulations.

If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income and would be taxable to us. Any change in the Operating Partnership’s status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

Tax Treatment of Partners

Income and Loss Pass-Through

No federal income tax will be paid by the Operating Partnership. Instead, each partner, including Hines REIT, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book/tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules, certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro-rata basis and in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash. The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

Treatment of Distributions and Constructive Distributions

Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership’s indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

•	If the distributions are made in redemption of part or all of a partner’s interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

•	If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner’s share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

Tax Basis in Our Operating Partnership Interest

Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership’s indebtedness;

•	will be increased by our share of the Operating Partnership’s taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

•	will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other benefit plan that is exempt form ERISA (each, a “Plan”) is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such plan or IRA.

A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our common shares. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

•	whether the investment is prudent under ERISA.

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction. An excise tax may be imposed on any party in interest or disqualified person who participates in a prohibited transaction. The tax exempt status of an IRA will be lost if the IRA enters into a prohibited transaction.

Each fiduciary of an investing Plan must independently determine whether such investment constitutes a prohibited transaction with respect to that Plan. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. Section 3(42) of ERISA generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly- offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act, and will be registered within the relevant time provided under Section 12(g) of the Exchange Act.

The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our charter and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.” Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and will be registered under the Exchange Act.

We believe our common shares are “widely held” and “freely transferable” as described above and, accordingly, that the common shares offered hereby will be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets will not be deemed to be “plan assets” of any Plan that invests in our common shares.

Annual Valuations

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on a national securities market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our common shares, we intend to include estimated values of our shares in our Annual Reports on Form 10-K, along with the method used to establish such values, and the date of any data used to develop the estimated values. Such estimated valuations are not intended to represent the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT, or the amount you would receive if you attempt to sell your shares. There is no public market for our shares, and any sale of our shares would likely be at a substantial discount.

We caution you that our valuations will be estimates only and may be based upon a number of estimates and assumptions that may not be accurate or complete. We are not required to obtain appraisals for our assets or third-party valuations or opinions for the specific purpose of preparing these estimates. Our estimated valuations should not be viewed as an accurate reflection of the fair market value of our assets, nor will they represent the amount of net proceeds that would result from an immediate sale of our assets or upon liquidation. In addition, real estate and other asset values could decline. As set forth above, there is no public market for our shares, and it is unlikely that our shareholders could realize these values if they were to attempt to sell their shares. One method that we have used in the past, and may use again in the future, is to deem the estimated value of our shares to be equal the price at which we are then offering our shares to the public. Such a method would be subject to the limitations on valuation described above. Additionally, in the event we were to use such a method to establish a value for our shares, that value would likely be higher than the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT since the amount of funds available for investment in our assets is reduced by approximately 9.2% of the offering proceeds we raise. Please see “Estimated Use of Proceeds.” For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries and IRA custodians in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that the estimated values, or the method used to establish such values, will comply with the ERISA or IRA requirements described above.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

REPORTS TO SHAREHOLDERS

We will make available to each shareholder an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of shareholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, which are audited and reported on by our independent registered public accounting firm; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, their affiliates, the Advisor or any other affiliate of Hines occurring in the year for which the annual report is made.

We are required by the Exchange Act to file quarterly reports with the Securities and Exchange Commission on Form 10-Q and we will furnish or make available to our shareholders a summary of the information contained in each such report within 60 days after the end of each applicable quarter. This summary information generally will include balance sheets, a statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request to the Company. If we are ever not subject to this filing requirement, we will still furnish or make available to our shareholders a quarterly report within 60 days after each of the first three quarters containing similar information. We also provide quarterly dividend statements.

We will make available to you through our web site at www.HinesREIT.com our quarterly and annual reports and any other reports required to be made available to you.

Our tax accountants, Ernst & Young LLP, will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our shareholders within 30 days following the end of each fiscal year. Our fiscal year is the same as the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the programs managed by Hines and its affiliates, property brochures and publications concerning real estate and investments.

The following is a brief description of the supplemental sales material prepared by us for use in permitted jurisdictions:

•	The Hines Real Estate Investment Trust Property Gallery, which briefly summarizes (i) information about risks and suitability investors should consider before investing in us; (ii) objectives and strategies relating to our selection of assets; and (iii) certain properties in which we own a direct or indirect interest.

•	The Hines Real Estate Investment Trust Brochure, which briefly summarizes (i) information about risks and suitability investors should consider before investing in us; (ii) general information about investing in real estate; and (iii) information about Hines Real Estate Investment Trust and its sponsor, Hines.

•	Certain print brochures and handouts, which include (i) information about risks and suitability investors should consider before investing in us; (ii) various topics related to real estate; and (iii) information regarding certain properties in which we own a direct or indirect interest, in some cases.

•	Certain information on our website, electronic media, presentations and third party articles.

The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement forming the basis of the offering of the shares of which this prospectus is a part.

LEGAL OPINIONS

The legality of the common shares being offered hereby has been passed upon for Hines REIT by Venable LLP. The statements under the caption “Material Tax Considerations” as they relate to federal income tax matters have been reviewed by Greenberg Traurig, LLP, and Greenberg Traurig, LLP has opined as to certain income tax matters relating to an investment in the common shares. Greenberg Traurig, LLP has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Please see “Conflicts of Interest — Lack of Separate Representation.”

EXPERTS

The consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, included in this Prospectus, the related financial statement schedule included elsewhere in the Registration Statement and the consolidated financial statements of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses of 321 North Clark, Chicago, Illinois and 1201 W. Peachtree Street, Atlanta, Georgia, for the years ended December 31, 2005, 2004 and 2003, the statements of revenues and certain operating expenses of the eleven building office complex known as Airport Corporate Center, Miami, Florida, 3400 Data Drive, Rancho Cordova, California, 2100 Powell Street, Emeryville, California, the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodlands Hills, California, 901 and 951 East Byrd Street, Richmond, Virginia and the Daytona Buildings, Redmond, Washington for the year ended December 31, 2005, the statements of revenues and certain operating expenses of the Laguna Buildings, Redmond, Washington, 595 Bay Street, Toronto, Ontario, 2301 Fifth Avenue, Seattle, Washington, 3 Huntington Quadrangle, a two-building office complex located in Melville, New York, One Wilshire, Los Angeles, California, the portfolio of nine office/flex buildings located in the I-494, I-394, and Midway submarkets of Minneapolis, Minnesota, and 2200 Ross Avenue, Dallas, Texas for the year ended December 31, 2006, and the statement of revenues and certain operating expenses of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California for the year ended December 31, 2007 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix C to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the Securities and Exchange Commission at prescribed rates by writing to the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a World Wide Web site on the Internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the Securities and Exchange Commission’s web site.

We maintain a website at www.HinesREIT.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

GLOSSARY OF TERMS

Advisor:  means Hines Advisors Limited Partnership, a Delaware limited partnership.

Capmark:  means Capmark Finance, Inc.

Code:  means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Company:  means, collectively, Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries.

Core Fund:  means Hines US Core Office Fund LP, a Delaware limited partnership.

Dealer Manager:  means Hines Real Estate Securities, Inc., a Delaware corporation, also referred to as “HRES”.

ERISA:  means the Employee Retirement Income Security Act of 1974, as amended.

Excess Securities:  means shares proposed to be transferred pursuant to a transfer which, if consummated, would violate the restrictions on transfer contained within our charter.

Exchange Act:  means the Securities Exchange Act of 1934, as amended.

FINRA:  means the Financial Industry Regulatory Authority.

Fund Investors:  means partners in the Core Fund and certain other investors in entities in which the Core Fund has an interest.

Hines:  means Hines Interests Limited Partnership, a Texas limited partnership.

Hines REIT:  means Hines Real Estate Investment Trust, Inc., a Maryland corporation.

Hines Value Added Fund:  means Hines U.S. Office Value Added Fund II, L.P., a Delaware limited partnership.

HREH:  means Hines Real Estate Holdings limited partnership, a Texas limited partnership.

HRES: means Hines Real Estate Securities, Inc., also referred to as the “Dealer Manager.”

HSH Facility:  means the secured credit facility with HSH Nordbank AG, New York Branch.

HSH Nordbank:  means HSH Nordbank AG, New York Branch.

Institutional Co-Investors:  means the independent pension plans and funds that are advised by the Institutional Co-Investor Advisor and co-invest in properties with the Core Fund.

Institutional Co-Investor Advisor:  means General Motors Investment Management Corporation.

IRA:  means an individual retirement account established pursuant to Section 408 or Section 408A of the Code.

Investment Company Act:  means the Investment Company Act of 1940, as amended.

KeyBank:  means KeyBank National Association.

NASAA Guidelines:  means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on May 7, 2007.

NOP:  means National Office Partners Limited Partnership, a Delaware limited partnership.

OP Units:  means partner interests in the Operating Partnership.

Operating Partnership:  means Hines REIT Properties, L.P., a Delaware limited partnership.

Participation Interest:  means the profits interest in the Operating Partnership held by HALP Associates Limited Partnership.

Partnership Agreement:  means the Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.

Plan:  means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.

REIT:  means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.

SAB:  means a Staff Accounting Bulletin of the Securities and Exchange Commission.

Securities Act:  means the Securities Act of 1933, as amended.

Shell Buildings:  means, collectively, One Shell Plaza located in Houston, Texas, at 910 Louisiana Street and Two Shell Plaza, located in Houston, Texas, at 777 Walker Street.

UBTI:  means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

UPREIT:  means an umbrella partnership real estate investment trust.

U.S. GAAP: means accounting principles generally accepted in the United States of America.

FINANCIAL STATEMENT

INDEX TO FINANCIAL STATEMENTS

Chase Tower, Dallas, Texas — For the Nine Months Ended September 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-98
Statements of Revenues and Certain Operating Expenses	F-99
Notes to Statements of Revenues and Certain Operating Expenses	F-100
Minneapolis Office/Flex Portfolio, Minneapolis, Minnesota — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-102
Statements of Revenues and Certain Operating Expenses	F-103
Notes to Statements of Revenues and Certain Operating Expenses	F-104
One Wilshire, Los Angeles, California — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-106
Statements of Revenues and Certain Operating Expenses	F-107
Notes to Statements of Revenues and Certain Operating Expenses	F-108
3 Huntington Quadrangle, Melville, New York — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-110
Statements of Revenues and Certain Operating Expenses	F-111
Notes to Statements of Revenues and Certain Operating Expenses	F-112
5th and Bell, Seattle, Washington — For the Three Months Ended March 31, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-114
Statements of Revenues and Certain Operating Expenses	F-115
Notes to Statements of Revenues and Certain Operating Expenses	F-116
Atrium on Bay, Toronto, Ontario — For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-118
Statement of Revenues and Certain Operating Expenses	F-119
Notes to Statement of Revenues and Certain Operating Expenses	F-120
The Laguna Buildings, Redmond, Washington — For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-122
Statement of Revenues and Certain Operating Expenses	F-123
Notes to Statement of Revenues and Certain Operating Expenses	F-124
The Daytona Buildings, Redmond, Washington — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-126
Statements of Revenues and Certain Operating Expenses	F-127
Notes to Statements of Revenues and Certain Operating Expenses	F-128
Watergate Tower IV, Emeryville, California — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-130
Statements of Revenues and Certain Operating Expenses	F-131
Notes to Statements of Revenues and Certain Operating Expenses	F-132

3400 Data Drive, Rancho Cordova, California — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-134
Statements of Revenues and Certain Operating Expenses	F-135
Notes to Statements of Revenues and Certain Operating Expenses	F-136
Riverfront Plaza, Richmond, Virginia — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-138
Statements of Revenues and Certain Operating Expenses	F-139
Notes to Statements of Revenues and Certain Operating Expenses	F-140
Warner Center, Woodland Hills, California — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-142
Statements of Revenues and Certain Operating Expenses	F-143
Notes to Statements of Revenues and Certain Operating Expenses	F-144
1201 W. Peachtree Street, Atlanta, Georgia, — For the Six Months Ended June 30, 2006 (Unaudited) and For the Years Ended December 31, 2005, 2004 and 2003:
Independent Auditor’s Report	F-146
Statements of Revenues and Certain Operating Expenses	F-147
Notes to Statements of Revenues and Certain Operating Expenses	F-148
321 North Clark, Chicago, Illinois — For the Years Ended December 31, 2005, 2004 and 2003:
Independent Auditors’ Report	F-150
Statements of Revenues and Certain Operating Expenses	F-151
Notes to Statements of Revenues and Certain Operating Expenses	F-152
Airport Corporate Center, Miami, Florida — For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-154
Statement of Revenues and Certain Operating Expenses	F-155
Notes to Statement of Revenues and Certain Operating Expenses	F-156
Hines Real Estate Investment Trust, Inc. Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Financial Statements — Basis of Presentation	F-158
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2007	F-159
Unaudited Pro Forma Consolidated Statements of Operations For the Nine Months Ended September 30, 2007	F-161
Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 2006	F-163
Unaudited Notes to Pro Forma Consolidated Financial Statements	F-165

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)
	(In thousands, except per share amounts)}

ASSETS
Investment property, net	$1,760,984	$798,329
Investments in unconsolidated entities	369,249	307,553
Cash and cash equivalents	45,705	23,022
Restricted cash	6,267	2,483
Distributions receivable	7,481	5,858
Interest rate swap contracts	1,681	1,511
Tenant and other receivables	20,574	5,172
Out-of-market lease assets, net	45,477	36,414
Deferred leasing costs, net	29,950	17,189
Deferred financing costs, net	6,820	5,412
Other assets	7,002	10,719

TOTAL ASSETS	$2,301,190	$1,213,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$53,982	$28,899
Due to affiliates	7,399	8,954
Out-of-market lease liabilities, net	62,742	15,814
Other liabilities	10,687	6,488
Interest rate swap contracts	11,737	5,955
Participation interest liability	22,808	11,801
Distributions payable	23,059	11,281
Notes payable	912,375	481,233

Total liabilities	1,104,789	570,425
Minority interest	—	652
Commitments and Contingencies (Note 9)
Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of September 30, 2007 and December 31, 2006	—	—
Common shares, $.001 par value; 1,500,000 common shares authorized as of September 30, 2007 and December 31, 2006; 149,186 and 80,217 common shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	149	80
Additional paid-in capital	1,286,130	692,780
Retained deficit	(100,520)	(50,275)
Accumulated other comprehensive income	10,642	—

Total shareholders’ equity	1,196,401	642,585

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,301,190	$1,213,662

See notes to the condensed consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)
	(In thousands, except per share amounts)

Revenues:
Rental revenue	$45,536	$17,957	$110,142	$41,953
Other revenue	4,151	710	7,498	1,601

Total revenues	49,687	18,667	117,640	43,554
Expenses:
Property operating expenses	13,906	4,949	30,739	12,096
Real property taxes	7,430	3,234	18,149	6,918
Property management fees	1,135	472	2,797	1,072
Depreciation and amortization	20,187	6,511	44,828	15,336
Asset management and acquisition fees	10,883	2,886	22,014	10,445
Organizational and offering expenses	1,614	1,463	5,115	3,123
General and administrative expenses	839	514	2,989	2,040

Total expenses	55,994	20,029	126,631	51,030

Loss before other income (expenses), income tax expense and (income) loss allocated to minority interests	(6,307)	(1,362)	(8,991)	(7,476)

Other income (expenses):
Equity in losses of unconsolidated entities	(5,029)	(926)	(6,922)	(1,839)
Loss on derivative instruments, net	(21,252)	(7,795)	(5,405)	(6,440)
Gain on foreign currency transactions	—	—	134	—
Interest expense	(12,146)	(4,935)	(31,979)	(12,708)
Interest income	1,317	351	4,178	585

Loss before income tax expense and (income) loss allocated to minority interests	(43,417)	(14,667)	(48,985)	(27,878)

Provision for income taxes	(247)	—	(580)	—
(Income) loss allocated to minority interests	(286)	155	(680)	409

Net loss	$(43,950)	$(14,512)	$(50,245)	$(27,469)

Basic and diluted loss per common share:
Loss per common share	$(0.31)	$(0.26)	$(0.43)	$(0.66)

Weighted average number of common shares outstanding	143,386	55,657	116,037	41,333

See notes to the condensed consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2007

					Accumulated
			Additional		Other
	Common		Paid-In	Retained	Comprehensive	Shareholders’
	Shares	Amount	Capital	Deficit	Income	Equity
				(Unaudited)
				(In thousands)

BALANCE,
January 1, 2007	80,217	$80	$692,780	$(50,275)	$—	$642,585
Issuance of common shares	69,452	69	720,941	—	—	721,010
Redemption of common shares	(483)	—	(4,569)	—	—	(4,569)
Distributions declared	—	—	(54,156)	—	—	(54,156)
Selling commissions and dealer manager fees	—	—	(61,977)	—	—	(61,977)
Other offering costs, net	—	—	(6,889)	—	—	(6,889)
Comprehensive loss:
Net loss	—	—	—	(50,245)	—
Other comprehensive income — Foreign currency translation adjustment	—	—	—	—	10,642
Total comprehensive loss	—	—	—	—	—	(39,603)

BALANCE,
September 30, 2007	149,186	$149	$1,286,130	$(100,520)	$10,642	$1,196,401

See notes to the condensed consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2007	2006
	(Unaudited)
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(50,245)	$(27,469)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	46,139	17,105
Non-cash compensation expense	19	23
Equity in losses of unconsolidated entities	6,922	1,839
Income (loss) allocated to minority interests	680	(409)
Accrual of organizational and offering expenses	5,115	3,123
Gain on foreign currency transactions	(134)	—
Loss on derivative instruments, net	5,405	6,440
Net change in operating accounts	1,877	3,510

Net cash provided by operating activities	15,778	4,162

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in unconsolidated entities	(86,851)	(102,360)
Distributions received from Hines-Sumisei U.S. Core Office Fund, L.P. in excess of equity in earnings	17,880	9,965
Investments in property	(946,190)	(300,363)
Investments in master leases	(6,968)	—
Master lease rent receipts	3,919	—
Settlement of foreign currency hedge	939	—
Increase in restricted cash	(3,535)	(4,337)
Increase (decrease) in acquired out-of-market lease assets, net	36,926	(10,335)

Net cash used in investing activities	(983,880)	(407,430)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in unaccepted subscriptions for common shares	(1,551)	(530)
Proceeds from issuance of common stock	696,143	358,908
Redemption of common shares	(4,569)	(1,477)
Payments of selling commissions and dealer manager fees	(62,077)	(28,384)
Payments of organizational and offering expenses	(15,366)	(11,262)
Proceeds from advances from affiliate	—	1,670
Payments on advances from affiliate	—	(1,275)
Distributions paid to shareholders and minority interests	(18,862)	(5,802)
Proceeds from notes payable	792,415	630,220
Payments on notes payable	(389,664)	(475,120)
Decrease in security deposit liability, net	(184)	(24)
Additions to deferred financing costs	(5,440)	(5,374)
Payments related to interest rate swap contracts	(731)	(552)

Net cash provided by financing activities	990,114	460,998

Effect of exchange rate changes on cash	671	—

Net change in cash and cash equivalents	22,683	57,730
Cash and cash equivalents, beginning of period	23,022	6,156

Cash and cash equivalents, end of period	$45,705	$63,886

See notes to the condensed consolidated financial statements

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three and Nine Months Ended September 30, 2007 and 2006
(UNAUDITED)

1.	Organization

The accompanying interim unaudited condensed consolidated financial information has been prepared according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted according to such rules and regulations. For further information, refer to the financial statements and footnotes for the year ended December 31, 2006 included in Hines Real Estate Investment Trust, Inc.’s Annual Report on Form 10-K. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly and in conformity with GAAP the financial position of Hines Real Estate Investment Trust, Inc. as of September 30, 2007 and December 31, 2006, and the results of operations and cash flows for the three and nine months ended September 30, 2007 and 2006 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in real estate. The Company operates and intends to continue to operate in a manner to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the advisory agreement the Company entered into with the Advisor (the “Advisory Agreement”).

Public Offerings

On June 18, 2004, Hines REIT commenced its initial public offering, pursuant to which it offered a maximum of 220 million common shares for sale to the public (the “Initial Offering”). The Initial Offering expired on June 18, 2006. On June 19, 2006, the Company commenced its current public offering (the “Current Offering”), pursuant to which it is offering a maximum of $2.2 billion in common shares.

The following table summarizes the activity from Hines REIT’s offerings for the years ended December 31, 2006, 2005 and 2004 and the nine months ended September 30, 2007 (in millions):

	Initial Public Offering				Current Public Offering				All Offerings
Period	# of Shares		Proceeds		# of Shares		Proceeds		# of Shares	Proceeds

Year Ended December 31, 2004	2.1		$20.6		—		$—		2.1	$20.6
Year Ended December 31, 2005	21.0	(a)	207.7	(a)	—		—		21.0	207.7
Year Ended December 31, 2006	30.1	(b)	299.2	(b)	27.3	(b)	282.7	(b)	57.4	581.9
Nine Months Ended September 30, 2007	—		—		69.4	(c)	720.9	(c)	69.4	720.9

Total	53.2		$527.5		96.7		$1,003.6		149.9	$1,531.1

(a)	Amounts include $2.1 million of gross proceeds relating to approximately 223,000 shares issued under the Company’s dividend reinvestment plan.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b)	Amounts include $13.5 million of gross proceeds relating to approximately 1.4 million shares issued under the Company’s dividend reinvestment plan.

(c)	Amounts include $24.8 million of gross proceeds relating to approximately 2.5 million shares issued under the Company’s dividend reinvestment plan.

As of September 30, 2007, approximately $1,030.6 million in common shares remained available for sale pursuant to the Current Offering, exclusive of approximately $165.8 million in common shares available under the Company’s dividend reinvestment plan.

Hines REIT contributes all net proceeds from its public offerings to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of September 30, 2007 and December 31, 2006, Hines REIT owned a 97.8% and 97.4%, respectively, general partner interest in the Operating Partnership.

From October 1 through November 9, 2007, Hines REIT received gross offering proceeds of approximately $59.6 million from the sale of 5.7 million common shares, including approximately $12.6 million relating to 1.3 million shares sold under Hines REIT’s dividend reinvestment plan. As of November 9, 2007, $983.5 million in common shares remained available for sale to the public pursuant to the Current Offering, exclusive of $153.2 million in common shares available under the dividend reinvestment plan.

Minority Interests

Hines 2005 VS I LP, an affiliate of Hines, owned a 0.7% and 1.3% interest in the Operating Partnership as of September 30, 2007 and December 31, 2006, respectively. As a result of HALP Associates Limited Partnership’s (“HALP”) ownership of the Participation Interest (see Note 6), HALP’s percentage ownership in the Operating Partnership was 1.5% and 1.3% as of September 30, 2007 and December 31, 2006, respectively.

Investment Property

As of September 30, 2007, the Company held direct and indirect investments in 37 office properties located throughout the United States, one mixed-use office and retail property in Toronto, Ontario, and a 50% interest in one industrial property in Rio de Janeiro, Brazil. The Company’s interests in 23 of these properties are owned indirectly through the Company’s investment in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”). As of September 30, 2007 and December 31, 2006, the Company owned an approximate 32.0% and 34.0% non-managing general partner interest in the Core Fund, respectively. See Note 3 for further discussion.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company evaluates its assumptions and estimates on an ongoing basis. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Additionally, application of the Company’s accounting policies involves exercising judgments regarding assumptions as to future uncertainties. Actual results may differ from these estimates under different assumptions or conditions.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

The consolidated financial statements of the Company included in this quarterly report include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries (see Note 3), as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Company evaluates the need to consolidate joint ventures based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”) and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures (“SOP 78-9”), as amended by Emerging Issues Task Force Issue No. 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, the Company will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Company will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises control over major operating decisions through substantive participation rights, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

On June 28, 2007, the Company invested $28.9 million into HCB River II, LLC, a joint venture it created with HCB Interests II LP (“HCB”). HCB is an investment vehicle organized by Hines and the California Public Employees’ Retirement System. The joint venture is in the form of a Delaware limited liability company governed by an Amended and Restated Limited Liability Company Agreement. The Company and HCB each own a 50% interest in the joint venture. HCB is responsible for managing the day-to-day operations of the joint venture, however, the Company has various approval rights and must approve certain major decisions related to the joint venture. On July 2, 2007, the joint venture acquired Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil for $103.7 million Brazilian real ($53.7 million USD as of July 2, 2007). The Company owns a 50% interest in Cargo Center Dutra II as a result of its investment in the joint venture.

The Company concluded that the joint venture does not meet the definition of a variable interest entity under FIN 46R. Further, as neither the Company nor HCB has a controlling interest in the joint venture or any special or disproportionate voting or participation rights, consolidation is not required under SOP 78-9. Therefore, the Company accounts for its interest in the joint venture as an equity method investment. See Note 3 for additional details regarding the joint venture.

Reportable Segments

Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. As described above, the Company owned interests in 38 office properties and one industrial property as of September 30, 2007. The Company’s investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. The Company has determined it has two reportable segments: one with activities related to investing in office properties and one with activities related to investing in industrial properties. The Company’s office properties have similar economic characteristics, tenants, and products and services. As such, all of the Company’s 38 office properties have been aggregated into one reportable segment.

The Company also owns an indirect investment in one industrial property, which is accounted for using the equity method of accounting for investments. As such, the activities of the industrial property are reflected in investments in unconsolidated entities in the condensed consolidated balance sheet and equity in losses of

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

unconsolidated entities in the condensed consolidated statement of operations. See “Investments in Unconsolidated Entities” in Note 3 for additional discussion.

The Company’s investments in office properties generate rental revenue and other income through the leasing of office properties, which constituted 100% of the Company’s total consolidated revenues for the nine months ended September 30, 2007.

Comprehensive Loss

The Company reports comprehensive loss in its condensed consolidated statements of shareholders’ equity. Comprehensive loss was approximately $39.6 million for the nine months ended September 30, 2007 resulting from the Company’s net loss of $50.2 million offset by its foreign currency translation adjustment of $10.6 million. See “International Operations” below for additional information.

International Operations

The Canadian dollar is the functional currency for the Company’s subsidiaries operating in Toronto, Ontario and the Brazilian real is the functional currency for the Company’s subsidiary operating in Rio de Janeiro, Brazil. The Company’s foreign subsidiaries have translated their financial statements into U.S. dollars for reporting purposes. Assets and liabilities are translated at the exchange rate in effect as of the balance sheet date. The Company translates income statement accounts using the average exchange rate for the period and significant nonrecurring transactions using the rate on the transaction date. As described above, these translation gains or losses are included in accumulated other comprehensive income as a separate component of shareholders’ equity.

The Company’s international subsidiaries may have transactions denominated in currencies other than their functional currency. In these instances, assets and liabilities are remeasured into the functional currency at the exchange rate in effect at the end of the period, and income statement accounts are remeasured at the average exchange rate for the period. These gains or losses are included in the Company’s results of operations.

The Company’s subsidiaries also record gains or losses in the income statement when a transaction with a third party, denominated in a currency other than the entity’s functional currency, is settled and the functional currency cash flows realized are more or less than expected based upon the exchange rate in effect when the transaction was initiated.

Investment Property

Real estate assets the Company owns directly are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At September 30, 2007, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in the Company’s results of operations from their respective

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

dates of acquisition. Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Initial valuations are subject to change until such information is finalized, no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Management estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents.

Restricted Cash

As of September 30, 2007 and December 31, 2006, the Company had restricted cash of approximately $6.3 million and $2.5 million, respectively, related to escrow accounts required by certain of the Company’s mortgage and purchase and sale agreements.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the term of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, the Company considers all of the above factors. No one factor is determinative.

Tenant inducement amortization was approximately $1.4 million and $429,000 for the nine months ended September 30, 2007 and 2006, respectively, and was recorded as an offset to rental revenue. In addition, the Company recorded approximately $468,000 and $60,000 as amortization expense related to other direct leasing costs for the nine months ended September 30, 2007 and 2006, respectively.

Tenant inducement amortization was approximately $493,000 and $155,000 for the three months ended September 30, 2007 and 2006, respectively, and was recorded as an offset to rental revenue. In addition, the Company recorded approximately $188,000 and $33,000 as amortization expense related to other direct leasing costs for the three months ended September 30, 2007 and 2006, respectively.

Derivative Instruments

The loss on derivative instruments recorded in the Company’s condensed consolidated statements of operations for the three and nine months ended September 30, 2007 is the result of the following (additional details provided below):

•	the decrease in the fair value of the interest rate swaps during the period resulted in losses of $21.3 million and $5.6 million for the three and nine months ended September 30, 2007, respectively;

•	transaction fees incurred upon entering into the swaps of approximately $0 and $731,000 for the three and nine months ended September 30, 2007, respectively; and

•	a gain of approximately $939,000 for the nine months ended September 30, 2007 resulting from the settlement of a foreign currency contract in February 2007. There were no similar transactions during the three months ended September 30, 2007.

The Company recorded a loss of $7.8 million and $6.4 million on an interest rate swap for the three and nine months ended September 30, 2006, respectively. This loss resulted from the decrease in the fair value of an interest rate swap and included fees of approximately $552,000 incurred upon entering into the swap transaction.

To date, the Company has entered into five forward interest rate swap transactions with HSH Nordbank AG, New York Branch (“HSH Nordbank”). All of these swap transactions were entered into as economic hedges against the variability of future interest rates on the Company’s variable interest rate borrowings with HSH Nordbank.

The Company has not designated any of these contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in the accompanying condensed consolidated balance sheets as of September 30, 2007 and December 31, 2006. The Company will continue to mark the interest rate swap contracts to their estimated fair value as of each balance sheet date and the changes in fair value will be reflected in the condensed consolidated statements of operations.

In addition, on February 8, 2007, the Company entered into a foreign currency contract related to the acquisition of Atrium on Bay, an office property located in Toronto, Ontario. The contract was entered into as

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

an economic hedge against the variability of the foreign currency exchange rate related to the Company’s equity investment and was settled at the close of this acquisition on February 26, 2007, as described above.

Deferred Financing Costs

Deferred financing costs as of September 30, 2007 and December 31, 2006 consist of direct costs incurred in obtaining debt financing (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations. For the nine months ended September 30, 2007 and 2006, approximately $874,000 and $718,000, respectively, was amortized and recorded in interest expense in the accompanying condensed consolidated statements of operations. For the three months ended September 30, 2007 and 2006, approximately $311,000 and $286,000, respectively, was amortized and recorded in interest expense in the accompanying condensed consolidated statements of operations.

Other Assets

Other assets includes the following (in thousands):

	September 30,	December 31,
	2007	2006

Property acquisition deposit	$—	$8,858
Prepaid insurance	1,726	353
Prepaid contribution	—	—
Mortgage loan deposits	4,120	924
Other	1,156	584

Total	$7,002	$10,719

Due to Affiliates

Due to affiliates includes the following (in thousands):

	September 30,	December 31,
	2007	2006

Organizational and offering costs related to the Current Offering	$1,670	$4,992
Dealer manager fees and selling commissions	784	885
Asset management, acquisition fees and property-level fees and reimbursements	4,698	3,077
Other	247	—

Total	$7,399	$8,954

Organizational and Offering Costs

Initial Offering

Certain organizational and offering costs associated with the Initial Offering were paid by the Advisor on behalf of the Company. Pursuant to the Advisory Agreement among Hines REIT, the Operating Partnership and the Advisor during the Initial Offering, the Company was obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred related to the Initial Offering or 3.0% of the gross proceeds raised from the Initial Offering.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2006, the Advisor had incurred on behalf of the Company organizational and offering costs related to the Initial Offering of approximately $43.3 million (of which approximately $23.0 million relates to the Advisor or its affiliates). This amount includes approximately $24.2 million of organizational and internal offering costs, and approximately $19.1 million of third- party offering costs, such as legal and accounting fees and printing costs. No such amounts were incurred subsequent to December 31, 2006.

As described above, the Company’s obligation to reimburse the Advisor for organizational and offering costs related to the Initial Offering was limited by the amount of gross proceeds raised from the sale of the Company’s common shares in the Initial Offering. Amounts of organizational and offering costs recorded in the Company’s financial statements in periods prior to the quarter ended June 30, 2006 were based on estimates of gross proceeds to be raised through the end of the Initial Offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with the Company’s Dealer Manager, Hines Real Estate Securities, Inc. (“HRES” or the “Dealer Manager”), anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales.

Based on actual gross proceeds raised in the Initial Offering, the total amount of organizational and offering costs for which the Company was obligated to reimburse the Advisor related to the Initial Offering was $16.0 million. As a result of amounts recorded in prior periods, during the six months ended June 30, 2006, organizational and internal offering costs related to the Initial Offering totaling $1.0 million incurred by the Advisor were expensed and included in the accompanying condensed consolidated statement of operations and third-party offering costs related to the Initial Offering of $2.0 million were offset against additional paid-in capital. During the six months ended June 30, 2006, organizational and internal offering costs related to the Initial Offering totaling $1.9 million and third-party offering costs related to the Initial Offering of $1.5 million were incurred by the Advisor but were not recorded in the consolidated condensed financial statements because the Company was not obligated to reimburse the Advisor for these costs.

Current Offering

The Company commenced the Current Offering on June 19, 2006. Certain organizational and offering costs associated with the Current Offering have been paid by the Advisor on the Company’s behalf. Pursuant to the terms of the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, so long as such costs, together with selling commissions and dealer-manager fees, do not exceed 15% of gross proceeds from the Current Offering. As of September 30, 2007 and December 31, 2006, the Advisor had incurred on the Company’s behalf organizational and offering costs in connection with the Current Offering of $24.6 million and $12.6 million, respectively (of which $9.6 million and $4.7 million, respectively, relates to the Advisor or its affiliates).

The Advisor incurred $5.1 million and $2.1 million of internal offering costs, which have been expensed in the accompanying condensed consolidated statements of operations for the nine months ended September 30, 2007 and 2006, respectively. In addition, $6.9 million and $5.0 million of third-party offering costs have been offset against net proceeds of the Current Offering within additional paid-in capital for the nine months ended September 30, 2007 and 2006, respectively.

The Advisor incurred approximately $1.6 million and $1.5 million of internal offering costs, which have been expensed in the accompanying condensed consolidated statements of operations for the three months ended September 30, 2007 and 2006, respectively. In addition, $2.3 million and $2.0 million of third-party offering costs have been offset against net proceeds of the Current Offering within additional paid-in capital for the three months ended September 30, 2007 and 2006, respectively.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue Recognition

The Company recognizes rental revenue on a straight-line basis over the life of the lease including rent holidays, if any. Straight-line rent receivable in the amount of $9.2 million and $3.4 million as of September 30, 2007 and December 31, 2006, respectively, consisted of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements and is included in tenant and other receivables in the accompanying condensed consolidated balance sheets. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement.

The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. The determination of who is the owner of the tenant improvements for accounting purposes determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner of the tenant improvements for accounting purposes, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes the lessee is the owner of the tenant improvements for accounting purposes, then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduce revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements.

Stock-based Compensation

Under the terms of the Employee and Director Incentive Share Plan, the Company grants each independent member of its board of directors 1,000 restricted shares of common stock annually. The restricted shares granted each year fully vest upon completion of each director’s annual term. In accordance with the provisions of SFAS No. 123(R), Share-Based Payment, the Company recognizes the expense related to these shares over the vesting period. The Company granted 1,000 restricted common shares to each of its independent board members in November 2004, June 2005, June 2006 and July 2007. For the nine months ended September 30, 2007 and 2006, the Company amortized approximately $19,000 and $23,000, respectively, of related compensation expense. For the three months ended September 30, 2007 and 2006, the Company amortized approximately $8,000 of related compensation expense. Such amounts are included in general and administrative expenses in the accompanying condensed consolidated statements of operations.

Income Taxes

Hines REIT made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2004. In addition, as of September 30, 2007 and 2006 the Company owned an investment in the Core Fund, which has invested in properties through other entities that have elected to be taxed as REITs. Hines REIT’s management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for U.S. federal income taxes for the nine months ended September 30, 2007 and 2006 in the accompanying condensed consolidated financial statements.

During 2006, the State of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the then-current franchise tax with a

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

new “margin tax,” which for financial reporting purposes is considered an income tax under SFAS No. 109, Accounting for Income Taxes. This legislation had an immaterial impact on the Company’s financial statements.

Due to the acquisition of Atrium on Bay, an office property located in Toronto, Ontario, the Company has recorded a provision for Canadian income taxes of approximately $236,000 and $552,000 for the three and nine months ended September 30, 2007, respectively, in accordance with Canadian tax laws and regulations.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires companies to recognize uncertain tax positions in the financial statements if management believes it is more likely than not that the position will be sustained on examination by the taxing authorities, based on the technical merits of the positions. The Company reviewed its current tax positions and believes its positions will be sustained on examination. The adoption of the provisions of FIN 48 on January 1, 2007 did not have a material impact on the Company’s financial statements.

As of September 30, 2007, the Company had no significant temporary differences, tax credits, or net operating loss carry-forwards.

Per Share Data

Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Loss per common share on a basic and diluted basis is the same because the Company has no potentially dilutive common shares outstanding.

3.	Real Estate Investments

Investment property consisted of the following as of September 30, 2007 and December 31, 2006 (in thousands):

	September 30,	December 31,
	2007	2006

Buildings and improvements, net	$1,200,231	$511,961
In-place leases, net	220,379	120,765
Land	340,374	165,603

Investment property, net	$1,760,984	$798,329

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Direct Investments

Properties that are wholly owned by the Operating Partnership are referred to as “direct investments.” As of December 31, 2006, the Company owned direct investments in eight office properties through its interest in the Operating Partnership and acquired the following office properties during the nine months ended September 30, 2007:

			Acquisition
City	Property	Date Acquired	Cost
			(In millions)

Redmond, Washington	The Laguna Buildings	January 2007	$118.0
Toronto, Ontario	Atrium on Bay	February 2007	$215.6	(1)
Seattle, Washington	Seattle Design Center	June 2007	$56.8
Seattle, Washington	5th and Bell	June 2007	$72.2
Melville, New York	3 Huntington Quadrangle	July 2007	$87.0
Los Angeles, California	One Wilshire	August 2007	$287.0
Minneapolis, Minnesota	Minneapolis Portfolio	September 2007	$87.0

(1)	This amount was translated from the $250.0 million Canadian dollars (“CAD”) acquisition cost as of the date of this acquisition.

As of September 30, 2007, accumulated depreciation and amortization related to direct investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and	In-Place	Out-of-Market	Out-of-Market
	Improvements	Leases	Lease Assets	Lease Liabilities

Cost	$1,224,118	$258,837	$53,011	$71,331
Less: accumulated depreciation and amortization	(23,887)	(38,458)	(7,534)	(8,589)

Net	$1,200,231	$220,379	$45,477	$62,742

As of December 31, 2006, accumulated depreciation and amortization related to direct investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and	In-Place	Out-of-Market	Out-of-Market
	Improvements	Leases	Lease Assets	Lease Liabilities

Cost	$519,843	$137,344	$40,267	$19,046
Less: accumulated depreciation and amortization	(7,882)	(16,579)	(3,853)	(3,232)

Net	$511,961	$120,765	$36,414	$15,814

Amortization expense was $23.0 million and $10.4 million for in-place leases for the nine months ended September 30, 2007 and 2006, respectively, and amortization of out-of-market leases, net, was an increase to rental revenue of approximately $1.6 million and $86,000, respectively. Amortization expense was $8.2 million and $4.4 million for in-place leases for the three months ended September 30, 2007 and 2006, respectively. Amortization of out-of-market leases, net, was an increase to rental revenue of approximately $925,000 for the three months ended September 30, 2007 and a decrease to rental revenue of approximately $104,000 for the three months ended September 30, 2006.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Anticipated amortization of in-place and out-of-market leases, net, for the period from October 1 through December 31, 2007 and for each of the following four years ended December 31 is as follows (in thousands):

	In-place	Out-of-Market
	Leases	Leases, Net

October 1 through December 31, 2007	$13,179	$(1,737)
2008	47,311	(5,965)
2009	40,731	(4,439)
2010	32,509	(3,754)
2011	26,351	(2,825)

In connection with its direct investments, the Company has entered into non-cancelable lease agreements with tenants for office and retail space. As of September 30, 2007, the approximate fixed future minimum rentals for the period from October 1 through December 31, 2007, and each of the years ending December 31, 2008 through 2011 and for the period thereafter are as follows (in thousands):

Fixed Future
Minimum
Rentals

October 1 through December 31, 2007	$36,484
2008	138,958
2009	130,511
2010	112,052
2011	98,530
Thereafter	318,875

Total	$835,410

One of the Company’s properties is subject to a ground lease, which expires on March 31, 2032. Although the lease provides for increases in payments over the term of the lease, ground rent expense accrues on a straight-line basis. The fixed future minimum rentals to be paid under the ground lease for the period from October 1, 2007 through December 31, 2007 are approximately $100,000. In addition, the fixed future minimum rentals for each of the years ended December 31, 2008 through December 31, 2011 and thereafter are approximately $405,000, $412,000, $420,000, $428,000 and $10.8 million, respectively.

Pursuant to the lease agreements with certain tenants in one of its buildings, the Company receives fees for the provision of various telecommunication-related services. The fixed future minimum rentals received for such services for the period from October 1, 2007 through December 31, 2007 are approximately $672,000. In addition, the fixed future minimum rentals expected to be received for such services for each of the years ended December 31, 2008 through December 31, 2011 and for the period thereafter are approximately $2.5 million, $1.9 million, $1.7 million, $1.3 million and $1.3 million, respectively. The Company has outsourced the provision of these services to a tenant in the same building, to whom it pays fees for the provision of such services. The fixed future minimum payments for such services for the period from October 1, 2007 through December 31, 2007 are approximately $271,000. In addition, the fixed future minimum payments for each of the years ended December 31, 2008 through December 31, 2011 and for the period thereafter are approximately $1.1 million, $900,000, $727,000, $515,000 and $567,000, respectively.

Of the total rental revenue earned by the Company for the nine months ended September 30, 2006, approximately 11% was earned from a state government agency, whose leases representing approximately 10% of the rentable space in the Company’s portfolio expire in October 2012 and whose remaining lease expires in April 2013. No other tenant provided more than 10% of the Company’s total rental revenues for the

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

nine months ended September 30, 2006. No tenant provided more than 10% of the Company’s total rental revenues for the nine months ended September 30, 2007.

Investments in Unconsolidated Entities

The Company owns indirect interests in real estate through its investments in Hines-Sumisei U.S. Core Office Fund, L.P. and HCB II River LLC. The carrying values of its investments in these entities as of September 30, 2007 and December 31, 2006 are as follows (in thousands):

	September 30,	December 31,
	2007	2006

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	$339,141	$307,553
Investment in HCB II River LLC	30,108	—

Total investments in unconsolidated entities	$369,249	$307,553

The equity in losses of the Company’s unconsolidated entities for the three and nine months ended September 30, 2007, was as follows (in thousands):

	Three Months	Nine Months
	Ended	Ended
	September	September
	30, 2007	30, 2007

Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	$4,971	$6,864
Equity in losses of HCB II River LLC	58	58

Total equity in losses of unconsolidated entities	$5,029	$6,922

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. The Core Fund owns interests in real estate assets through certain limited liability companies and limited partnerships which have mortgage financing in place.

As of December 31, 2006, the Company owned a 34.0% non-managing general partnership interest in the Core Fund, which held ownership interests in 15 properties across the United States. As of June 30, 2007, the Company owned a 29.8% non-managing general partnership interest in the Core Fund, which held ownership interests in 22 properties across the United States.

On July 2, 2007, an indirect subsidiary of the Core Fund acquired the Carillon Building, a 24-story office building located at 227 West Trade Street in downtown Charlotte, North Carolina and a one-half acre parcel of land adjacent to the building. The contract purchase price for the Carillon Building was approximately $140.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Carillon Building was constructed in 1991 and contains 469,226 square feet of rentable area that is approximately 99% leased.

On July 2, 2007 the Company acquired additional interests in the Core Fund totaling $58.0 million. As of September 30, 2007, the Company owned a 32.0% non-managing general partnership interest in the Core Fund, which held ownership interests in 23 properties across the United States.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed consolidated financial information of the Core Fund as of September 30, 2007 and December 31, 2006 and for the nine months ended September 30, 2007 and 2006 is summarized below (in thousands):

ASSETS

	September 30,	December 31,
	2007	2006

Cash	$88,853	$67,557
Property, net	3,237,352	2,520,278
Other assets	328,420	305,027

Total Assets	$3,654,625	$2,892,862

LIABILITIES AND PARTNERS’ CAPITAL

Debt	$2,030,120	$1,571,290
Other liabilities	218,497	157,248
Minority interest	437,908	341,667
Partners’ capital	968,100	822,657

Total Liabilities and Partners’ Capital	$3,654,625	$2,892,862

OPERATIONS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Revenues and other income	$109,870	$72,744	$312,566	$194,045
Operating expenses	(45,445)	(33,013)	(132,222)	(89,268)
Interest expense	(28,596)	(17,691)	(75,779)	(46,004)
Depreciation and amortization	(63,608)	(23,091)	(131,770)	(59,282)
Minority interest	12,382	(1,838)	6,231	(5,346)

Net Loss	$(15,397)	$(2,889)	$(20,974)	$(5,855)

Of the total rental revenue of the Core Fund for the nine months ended September 30, 2007, approximately 30% was earned from 14 tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027. No other tenant provided more than 10% of the Core Fund’s total rental revenues for the nine months ended September 30, 2007.

Of the total rental revenue of the Core Fund for the nine months ended September 30, 2006, approximately 12% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015. In addition, 36% was earned from 13 tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027. No other tenant provided more than 10% of the Core Fund’s total rental revenues for the nine months ended September 30, 2006.

Investment in HCB River II LLC

As described in Note 2, the Company invested $28.9 million into HCB River II LLC, a joint venture it created with HCB on June 28, 2007. On July 2, 2007, the joint venture acquired Cargo Center Dutra II (“CCDII”), an industrial property located in Rio de Janeiro, Brazil. The Property consists of four industrial buildings that were constructed in 2001-2007. The buildings contain 693,116 square feet of rentable area that is 97% leased. The Company owns a 50% indirect interest in CCDII through its investment in the joint venture.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

HCB is the managing member responsible for day-to-day operations of the joint venture. However, the Company has various approval rights and must approve certain major decisions of the joint venture including, but not limited to: the direct or indirect sale of any interest in CCDII; any financing or other indebtedness incurred by the joint venture and the creation of any lien or encumbrance on CCDII; annual plans and budgets for the joint venture and CCDII; and any new leases at CCDII. Condensed financial information is not presented for HCB River II LLC as it does not meet the quantitative thresholds for a significant equity method investee described in Rule 3-09 of Regulation S-X set forth by the United States Securities and Exchange Commission.

4.	Debt Financing

The following table includes all of the Company’s outstanding notes payable as of September 30, 2007 and December 31, 2006 (in thousands, except interest rates):

					Principal		Principal
	Origination				Outstanding at		Outstanding at
Description	Date	Maturity Date	Interest Rate		September 30, 2007		December 31, 2006

Key Bank National Association — Revolving Credit Facility	9/9/2005	10/31/2009	Variable(1)		$66,000		$162,000
SECURED MORTGAGE DEBT
Wells Fargo Bank, N.A. — Airport Corporate Center	1/31/2006	3/11/2009	4.775%		89,836	(6)	89,233
Metropolitan Life Insurance Company — 1515 S. Street	4/18/2006	5/1/2011	5.680%		45,000		45,000
Capmark Finance, Inc. — Atrium on Bay	2/26/2007	2/26/2017	5.330%		191,539	(4)	—
HSH POOLED MORTGAGE FACILITY
HSH Nordbank — Citymark, 321 North Clark, 1900 and 2000 Alameda	8/1/2006	8/1/2016	5.8575	%(2)	185,000		185,000
HSH Nordbank — 3400 Data Drive, Watergate Tower IV	1/23/2007	1/12/2017	5.2505	%(3)	98,000		—
HSH Nordbank — Daytona and Laguna Buildings	5/2/2007	5/2/2017	5.3550	%(5)	119,000		—
HSH Nordbank — 3 Huntington Quadrangle	7/19/2007	7/19/2017	5.9800	%(7)	48,000		—
HSH Nordbank — Seattle Design Center / 5th and Bell	8/14/2007	8/14/2017	6.0300	%(8)	70,000		—

					$912,375		$481,233

(1)	The revolving credit facility with KeyBank National Association (“KeyBank”) provides a maximum aggregate borrowing capacity of $250.0 million, which may be increased to $350.0 million upon the Company’s election. Borrowings under the revolving credit facility are at variable interest rates based on LIBOR plus 125 to 200 basis points based on prescribed leverage ratios. The weighted average interest rate on outstanding borrowings under this facility was 6.32% and 6.73% as of September 30, 2007 and December 31, 2006, respectively.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, the Company entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.8575%.

(3)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, the Company entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.2505%.

(4)	This amount was translated to U.S. dollars at a rate of $1.0081 as of September 30, 2007. The mortgage agreement provided for a principal amount of $190.0 million CAD as of September 30, 2007.

(5)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, the Company entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.355%.

(6)	This mortgage is an interest-only loan in the principal amount of $91.0 million, which the Company assumed in connection with its acquisition of Airport Corporate Center. At the time of acquisition, the fair value of this mortgage was estimated to be $88.5 million, resulting in a premium of $2.5 million. The premium is being amortized over the term of the mortgage.

(7)	Borrowings under the HSH Credit Facility that closed prior to August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.40%. However, the Company entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 5.98%.

(8)	Borrowings under the HSH Credit Facility that closed after August 1, 2007 have variable interest rates equal to one-month LIBOR plus 0.45%. However, the Company entered into an interest rate swap agreement which effectively fixed the interest rate of this borrowing at 6.03%.

As of September 30, 2007, the Company has complied with all covenants stipulated by the debt financings referenced above.

5.	Distributions

The Company began declaring distributions (as authorized by its board of directors) in November 2004, after the Company commenced business operations. The Company has declared distributions monthly and aggregated and paid such distributions quarterly. The Company intends to continue this distribution policy for so long as its board of directors decides this policy is in the best interests of its shareholders. The Company has declared and paid the following quarterly distributions to its shareholders and minority interests for the year ended December 31, 2006 and the nine months ended September 30, 2007 (in thousands):

		Total
Distribution for the Quarter Ended	Date Paid	Distribution

September 30, 2007	October 15, 2007	$23,059
June 30, 2007	July 20, 2007	$18,418
March 31, 2007	April 16, 2007	$14,012
December 31, 2006	January 16, 2007	$11,281
September 30, 2006	October 13, 2006	$9,056
June 30, 2006	July 14, 2006	$6,405
March 31, 2006	April 13, 2006	$4,212

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Related Party Transactions

Advisory Agreement

Pursuant to the Advisory Agreement, the Company is required to pay the following fees and expense reimbursements:

Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned cash acquisition fees totaling $5.3 million and $3.1 million for the nine months ended September 30, 2007 and 2006, respectively, which have been recorded as an expense in the accompanying condensed consolidated statements of operations. The Advisor earned cash acquisition fees totaling $3.1 million and $561,000 for the three months ended September 30, 2007 and 2006, respectively, which have been recorded as an expense in the accompanying condensed consolidated statements of operations. See discussion of the Participation Interest below for additional information concerning acquisition fees.

Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned cash asset management fees totaling approximately $5.7 million and $2.1 million during the nine months ended September 30, 2007 and 2006, respectively, which have been recorded as an expense in the accompanying condensed consolidated statements of operations. The Advisor earned cash asset management fees totaling approximately $2.4 million and $882,000 during the three months ended September 30, 2007 and 2006, respectively, which have been recorded as an expense in the accompanying condensed consolidated statements of operations. See discussion of the Participation Interest below for additional information concerning acquisition fees.

Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company reimburses the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. For the year ended December 31, 2006, the Advisor had advanced to or made payments on the Company’s behalf totaling $1.6 million and the Company made repayments totaling $2.7 million. No advances were received after June 30, 2006 and no amounts were owed to the Advisor as of September 30, 2007 or December 31, 2006 related to any advances.

Dealer Manager Agreement

The Company has retained HRES, an affiliate of the Advisor, to serve as dealer manager for the Initial Offering and the Current Offering. The dealer manager agreement related to the Initial Offering provided that HRES would earn selling commissions equal to 6.0% of the gross proceeds from sales of common stock sold in the Company’s primary offering and 4.0% of gross proceeds from the sale of shares issued pursuant the Company’s dividend reinvestment plan, all of which was reallowed to participating broker dealers. On May 30, 2006, the Company executed a separate dealer manager agreement for the Current Offering providing that HRES earns selling commissions equal to 7.0% of the gross proceeds from sales of common stock, all of which is reallowed to participating broker dealers, and earns no selling commissions related to shares issued pursuant to the dividend reinvestment plan. Both agreements also provide that HRES earns a dealer manager fee equal to 2.2% of gross proceeds from the sales of common stock other than issuances pursuant to the dividend reinvestment plan, a portion of which may be reallowed to participating broker dealers. HRES earned

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

selling commissions of $46.7 million and $20.5 million and earned dealer manager fees of $15.3 million and $7.9 million for the nine months ended September 30, 2007 and 2006, respectively, which have been offset against additional paid-in capital in the accompanying condensed consolidated statements of shareholders’ equity.

Property Management and Leasing Agreements

The Company has entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which it directly invests. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. The Company incurred property management fees of approximately $2.6 million and $1.1 million for the nine months ended September 30, 2007 and 2006, respectively, and approximately $1.1 million and $472,000 for the three months ended September 30, 2007 and 2006, respectively. As of September 30, 2007 and December 31, 2006, the Company had liabilities for incurred and unpaid property management fees of approximately $392,000 and $233,000, respectively, which have been included in the accompanying condensed consolidated balance sheets.

•	A leasing fee of 1.5% of gross revenues payable over the term of each executed lease, including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. The Company incurred leasing, construction management or redevelopment fees of approximately $1.1 million and $28,000 during the nine months ended September 30, 2007 and 2006, respectively, and approximately $462,000 and $6,100 during the three months ended September 30, 2007 and 2006, respectively. As of September 30, 2007 the Company had a related liability of approximately $952,000, which is included in due to affiliates in the accompanying condensed consolidated balance sheet. No related liability existed as of December 31, 2006.

•	The Company generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’ duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses are limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. The Company incurred reimbursable expenses of approximately $5.8 million and $2.5 million for the nine months ended September 30, 2007 and 2006, respectively, and approximately $2.5 million and $734,000 for the three months ended September 30, 2007 and 2006, respectively. As of September 30, 2007 and December 31, 2006, the Company had related liabilities of approximately $2.0 million and $498,000, respectively, which were included in due to affiliates in the accompanying condensed consolidated balance sheets.

The Participation Interest

Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.5% and 1.3% as of September 30, 2007 and December 31, 2006, respectively. The Participation Interest entitles HALP to receive

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.

As the percentage interest of the Participation Interest is adjusted, the value attributable to such adjustment related to acquisition fees and asset management fees is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares of Hines REIT. This liability totaled $22.8 million and $11.8 million as of September 30, 2007 and December 31, 2006, respectively, and is included in the participation interest liability in the accompanying condensed consolidated balance sheets. The related expense for asset management and acquisition fees of $11.0 million and $5.2 million for the nine months ended September 30, 2007 and 2006, respectively, is included in asset management and acquisition fees in the accompanying condensed consolidated statements of operations. The Company expensed asset management and acquisition fees of $5.4 million and $1.4 million for the three months ended September 30, 2007 and 2006, respectively.

7.	Changes in Assets and Liabilities

The effect of changes in asset and liability accounts on cash flows from operating activities for the nine months ended September 30, 2007 and 2006 is as follows (in thousands):

	2007	2006

Changes in assets and liabilities:
Increase in other assets	$(940)	$(197)
Increase in tenant and other receivables	(11,556)	(2,927)
Additions to deferred leasing costs	(6,300)	(1,039)
Increase in accounts payable and accrued expenses	6,043	1,994
Increase in participation interest liability	11,007	5,222
Increase (decrease) in other liabilities	1,876	(55)
Increase in due to affiliates	1,747	512

Changes in assets and liabilities	$1,877	$3,510

8.	Supplemental Cash Flow Disclosures

Supplemental cash flow disclosures for the nine months ended September 30, 2007 and 2006 are as follows (in thousands):

	2007	2006

Cash paid for interest	$31,722	$9,878
Supplemental Schedule of Non-Cash Activities
Unpaid selling commissions and dealer manager fees	$784	$1,131
Deferred offering costs offset against additional paid-in-capital	$6,889	$7,096
Distributions declared and unpaid	$23,059	$9,056
Distributions receivable	$7,481	$4,844
Distributions reinvested	$24,849	$8,023
Non-cash net liabilities acquired upon acquisition of property	$11,831	$9,253
Accrual of deferred financing costs	$132	$221
Assumption of mortgage upon acquisition of property	$—	$88,495
Accrued additions to deferred leasing costs	$12,038	$—
Accrued additions to investment property	$1,360	$—

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Commitments and Contingencies

On December 8, 2006, Norwegian Cruise Line (NCL) signed a lease renewal for its space in Airport Corporate Center, an office property located in Miami, Florida. In connection with this renewal, the Company committed to funding approximately $10.4 million of construction costs related to NCL’s expansion and refurbishment of its space, which will be paid in future periods. This amount has been recorded in deferred leasing costs and accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets as of December 31, 2006 and September 30, 2007.

10.	Subsequent Events

One Wilshire Mortgage Loan

On October 25, 2007, a subsidiary of the Operating Partnership borrowed $159.5 million from The Prudential Insurance Company of America pursuant to a Deed of Trust and Security Agreement dated October 25, 2007 and a Promissory Note dated October 25, 2007. The Loan is secured by a mortgage and related security interests in One Wilshire, an office property located in Los Angeles, California that the Company acquired on August 1, 2007. The subsidiary of the Operating Partnership that directly owns One Wilshire is the borrower under the Loan Documents. The Loan matures on November 1, 2012 and bears interest at a fixed annual rate of 5.98%. Interest payments are due monthly, beginning on December 1, 2007 through maturity.

KeyBank Activity

From October 1, 2007 to November 9, 2007, the Company repaid all amounts outstanding under its revolving credit facility with KeyBank. No new borrowings were made under the KeyBank facility during that period.

Shareholder Redemption

In October 2007, in accordance with the Company’s share redemption plan, the Company redeemed approximately 636,000 common shares and made corresponding payments totaling $6.2 million to shareholders who had requested these redemptions. The shares redeemed were cancelled and will have the status of authorized, but unissued shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Hines Real Estate Investment Trust, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index at Item 36. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines Real Estate Investment Trust, Inc. and subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/  Deloitte & Touche LLP

Houston, Texas
March 29, 2007

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2006 and 2005

	December 31,	December 31,
	2006	2005
	(In thousands)

ASSETS
Investment property, at cost:
Buildings and improvements, net	$511,961	$79,461
In-place leases, net	120,765	25,699
Land	165,603	38,417

Total investment property	798,329	143,577
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	307,553	118,575
Cash and cash equivalents	23,022	6,156
Restricted cash	2,483	—
Distributions receivable	5,858	3,598
Forward interest rate swap contract	1,511	—
Straight-line rent receivable	3,423	277
Tenant and other receivables	1,749	808
Acquired above-market leases, net	36,414	15,100
Deferred offering costs	—	1,222
Deferred leasing costs, net	17,189	1,656
Deferred financing costs, net	5,412	851
Other assets	10,719	5,514

TOTAL ASSETS	$1,213,662	$297,334

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$28,899	$4,281
Unaccepted subscriptions for common shares	2,325	1,168
Due to affiliates	8,954	10,856
Acquired below-market leases, net	15,814	8,719
Other liabilities	4,163	902
Interest rate swap contract	5,955	—
Participation interest liability	11,801	3,022
Distributions payable	11,281	3,209
Notes payable	481,233	74,900

Total liabilities	570,425	107,057
Minority interest	652	2,193
Commitments and Contingencies
Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2006 and 2005	—	—
Common shares, $.001 par value; 1,500,000 common shares authorized as of December 31, 2006 and 2005; 80,217 and 23,046 common shares issued and outstanding as of December 31, 2006 and 2005, respectively	80	23
Additional paid-in capital	692,780	199,846
Retained deficit	(50,275)	(11,785)

Total shareholders’ equity	642,585	188,084

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,213,662	$297,334

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006, 2005 and 2004

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
	(In thousands, except per share amounts)

Revenues:
Rental revenue	$61,422	$6,005	$—
Other revenue	2,508	242	—

Total revenues	63,930	6,247	—
Expenses:
Property operating expenses	17,584	2,184	—
Real property taxes	9,624	688	—
Property management fees	1,527	167	—
Depreciation and amortization	22,478	3,331	—
Asset management and acquisition fees	17,559	5,225	818
Organizational and offering expenses	5,760	1,736	14,771
Reversal of accrued organizational and offering expenses	—	(8,366)	—
General and administrative expenses	2,819	2,224	618
Forgiveness of related party payable	—	(1,730)	—
Other start-up costs	—	—	410

Total expenses	77,351	5,459	16,617

Income (loss) before equity in (losses) earnings, interest expense, interest income and loss allocated to minority interests	(13,421)	788	(16,617)

Equity in (losses) earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	(3,291)	(831)	68
Interest expense	(18,310)	(2,447)	—
Interest income	1,409	98	—
Loss on derivative instruments	(5,306)	—	—
Loss allocated to minority interests	429	635	6,541

Net loss	$(38,490)	$(1,757)	$(10,008)

Basic and diluted loss per common share:
Loss per common share	$(0.79)	$(0.16)	$(60.40)

Weighted average number common shares outstanding	48,468	11,061	166

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2006, 2005 and 2004

					Additional		Shareholders’
	Preferred		Common		Paid-In	Retained	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
				(In thousands)

BALANCE, January 1, 2004	—	$—	1	$—	$10	$(20)	$(10)
Issuance of common shares	—	—	2,072	2	20,583	—	20,585
Distributions authorized	—	—	—	—	(99)	—	(99)
Selling commissions and dealer manager fees	—	—	—	—	(1,583)	—	(1,583)
Other offering costs	—	—	—	—	(9,196)	—	(9,196)
Net loss	—	—	—	—	—	(10,008)	(10,008)

BALANCE, December 31, 2004	—	—	2,073	2	9,715	(10,028)	(311)

Issuance of common shares	—	—	20,973	21	207,642	—	207,663
Distributions authorized	—	—	—	—	(6,637)	—	(6,637)
Selling commissions and dealer manager fees	—	—	—	—	(15,055)	—	(15,055)
Other offering costs, net	—	—	—	—	4,181	—	4,181
Net loss	—	—	—	—	—	(1,757)	(1,757)

BALANCE, December 31, 2005	—	—	23,046	23	199,846	(11,785)	188,084

Issuance of common shares	—	—	57,422	57	581,948	—	582,005
Redemption of common shares	—	—	(251)	—	(2,341)	—	(2,341)
Distributions authorized	—	—	—	—	(29,840)	—	(29,840)
Selling commissions and dealer manager fees	—	—	—	—	(47,220)	—	(47,220)
Other offering costs, net	—	—	—	—	(9,613)	—	(9,613)
Net loss	—	—	—	—	—	(38,490)	(38,490)

BALANCE, December 31, 2006	—	$—	80,217	$80	$692,780	$(50,275)	$642,585

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005 and 2004

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,490)	$(1,757)	$(10,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,130	4,633	—
Non-cash director compensation expense	31	40	—
Equity in losses (earnings) of Hines-Sumisei U.S. Core Office Fund, L.P.	3,291	831	(68)
Loss allocated to minority interests	(429)	(635)	(6,541)
Loss on derivative instrument	5,306	—	—
Accrual of organizational and offering expenses	5,760	1,736	14,771
Reversal of accrual of organizational and offering expenses	—	(8,366)	—
Forgiveness of related party payable	—	(1,730)	—
Net change in operating accounts	7,063	3,473	673

Net cash provided by (used in) operating activities	7,662	(1,775)	(1,173)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	(209,339)	(99,853)	(28,361)
Distributions received from Hines-Sumisei U.S. Core Office Fund, L.P. in excess of equity in earnings	14,809	5,278	—
Investments in investment property	(572,333)	(145,835)	—
Additions to other assets	(8,858)	(5,027)	—
Increase in restricted cash	(2,483)	—	—
Investment in acquired out-of-market leases	(14,483)	(7,132)	—

Net cash used in investing activities	(792,687)	(252,569)	(28,361)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in escrowed investor proceeds	—	100	(100)
(Increase) decrease in escrowed investor proceeds liability	—	(100)	100
Increase in unaccepted subscriptions for common shares	1,157	606	562
Proceeds from issuance of common stock	568,465	205,506	20,585
Redemptions of common shares	(2,341)	—	—
Payments of selling commissions and dealer manager fees	(47,444)	(14,283)	(1,246)
Payments of organizational and offering expenses	(17,497)	(6,000)	—
Proceeds from advances from affiliate	1,602	2,173	958
Payment on advances from affiliate	(2,685)	(375)	—
Distributions paid to shareholders and minority interests	(9,372)	(2,242)	—
Proceeds from notes payable	805,220	222,600	—
Payments on notes payable	(488,120)	(147,700)	—
Increase in security deposit liability, net	11	—	—
Additions to deferred financing costs	(6,243)	(1,321)	—
Payments related to forward interest swap	(862)	—	—
Capital contribution from minority partner in consolidated partnership	—	—	10,000

Net cash provided by financing activities	801,891	258,964	30,859

Net change in cash and cash equivalents	16,866	4,620	1,325
Cash and cash equivalents, beginning of period	6,156	1,536	211

Cash and cash equivalents, end of period	$23,022	$6,156	$1,536

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization

Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in real estate. The Company operates and intends to continue to operate in a manner to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and elected to be taxed as a REIT in connection with the filing of its 2004 federal income tax return. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the advisory agreement the Company entered into with the Advisor (the “Advisory Agreement”).

Public Offering

On June 18, 2004, Hines REIT commenced its initial public offering, pursuant to which it offered a maximum of 220 million common shares for sale to the public (the “Initial Offering”). The Initial Offering expired on June 18, 2006. On June 19, 2006, the Company commenced its current public offering (the “Current Offering”), pursuant to which it is offering a maximum of $2.2 billion in common shares.

The following table summarizes the activity from our offerings for the years ended December 31, 2006, 2005 and 2004 (in millions):

	Initial Public Offering				Current Public Offering				All Offerings
Year Ended	# of Shares		Proceeds		# of Shares		Proceeds		# of Shares	Proceeds

December 31, 2004	2.1		$20.6		—		$—		2.1	$20.6
December 31, 2005	21.0	(1)	207.7	(1)	—		—		21.0	207.7
December 31, 2006	30.1	(2)	299.2	(2)	27.3	(2)	282.7	(2)	57.4	581.9

Total	53.2		$527.5		27.3		$282.7		80.5	$810.2

(1)	Amounts include $2.1 million of gross proceeds relating to approximately 223,000 shares issued under our dividend reinvestment plan.

(2)	Amounts include $13.5 million of gross proceeds relating to approximately 1.4 million shares issued under our dividend reinvestment plan.

As of December 31, 2006, approximately $1,726.6 million in common shares remained available for sale pursuant to our Current Offering, exclusive of approximately $190.7 million in common shares available under our dividend reinvestment plan.

Hines REIT contributes all net proceeds from its public offerings to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of December 31, 2006 and 2005, Hines REIT owned a 97.38% and 94.24%, respectively, general partner interest in the Operating Partnership.

From January 1 through March 16, 2007, Hines REIT received gross offering proceeds of approximately $138.8 million from the sale of 13.4 million common shares, including approximately $6.7 million relating to 674,000 shares sold under Hines REIT’s dividend reinvestment plan. As of March 16, 2007, 1,594.5 million common shares remained available for sale to the public pursuant to the Offering, exclusive of 184.0 million common shares available under the dividend reinvestment plan.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Minority Interests

Hines 2005 VS I LP, an affiliate of Hines, owned a 1.34% and 4.53% interest in the Operating Partnership as of December 31, 2006 and 2005, respectively. As a result of HALP Associates Limited Partnership’s (“HALP”) ownership of the Participation Interest (see Note 6), HALP’s percentage ownership in the Operating Partnership was 1.28% and 1.23% as of December 31, 2006 and 2005, respectively.

Investment Property

As of December 31, 2006, the Company held direct and indirect investments in 23 office properties located in 17 cities throughout the United States. The Company’s interests in 15 of these properties are owned indirectly through the Company’s investment in the Core Fund (as defined in Note 3). As of December 31, 2006 and 2005, the Company owned an approximate 34.0% and 26.2% non-managing general partner interest in the Core Fund, respectively. See further discussion in Note 3.

On January 3, 2007, the Company acquired a direct investment in an office complex located in Redmond, Washington and on February 26, 2007, the Company acquired a direct investment in a mixed-use office and retail complex located in Toronto, Canada (see Note 10).

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company included in this registration statement include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries (see Note 3), as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Company evaluates the need to consolidate joint ventures based on standards set forth in FASB Interpretation No. 46R, Consolidation of Variable Interest Entities “FIN 46” and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures, as amended by Emerging Issues Task Force 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, the Company will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Company will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. As of December 31, 2006, the Company has no unconsolidated interests in joint ventures, other than its interest in the Core Fund.

Reportable Segments

The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has determined that it has one reportable segment, with activities related to investing in office properties. The Company’s investments in real estate generate rental revenue and other income through the leasing of office properties, which constituted 100% of the Company’s total consolidated revenues for the year ended December 31, 2006. The Company’s investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. However, as each of the Company’s office properties has similar economic characteristics, tenants, and products and services, the

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s office properties have been aggregated into one reportable segment for the years ended December 31, 2006, 2005 and 2004.

Investment Property

Real estate assets we own directly are stated at cost less accumulated depreciation, which in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized. Maintenance and repair costs are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2006, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations and mortgage notes payable. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved and include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Management estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance is amortized over the life of the mortgage note payable.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents.

Restricted Cash

As of December 31, 2006, the Company had restricted cash of approximately $2.5 million related to certain escrows required by one of our mortgage agreements.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner of the tenant improvements for accounting purposes, determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner of the tenant improvements for accounting purposes, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes the lessee is the owner of the tenant improvements for accounting purposes, then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduce revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. The Company considers a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the length of the lease; and 5) who constructs or directs the construction of the improvements.

The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, the Company considers all of the above factors. No one factor, however, necessarily establishes our determination.

Tenant inducement amortization was approximately $685,000 and $81,000 for the years ended December 31, 2006 and 2005, respectively, and was recorded as an offset to rental revenue. In addition, the Company recorded approximately $137,000 as amortization expense related to other direct leasing costs for the year ended December 31, 2006. There was no amortization expense related to other direct leasing costs for the years ended December 31, 2005 and 2004.

Interest Rate Swap Contracts

During the year ended December 31, 2006, the Company entered into two forward interest rate swap transactions with HSH Nordbank AG, New York Branch (“HSH Nordbank”). Both swap transactions were entered into as economic hedges against the variability of future interest rates on the Company’s variable interest rate borrowings with HSH Nordbank.

The first swap transaction had a notional amount of $185.0 million, a 10-year term, and was effective on August 1, 2006. This agreement has effectively fixed the interest rate at 5.8575% for the $185.0 million in

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

borrowings under the credit facility with HSH Nordbank that closed August 1, 2006. See Note 4 for additional information.

The second swap transaction had a notional amount of $98.0 million, a 10-year term, and was effective on January 12, 2007 (as amended). This agreement has effectively fixed the interest rate at 5.2505% for the $98.0 million borrowing under the credit facility with HSH Nordbank that closed January 23, 2007. See Note 10 for additional information.

The Company has not designated either of these contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair value in the accompanying consolidated balance sheet as of December 31, 2006. The loss resulting from the decrease in the fair value of the interest rate swaps for the year ended December 31, 2006 of approximately $5.3 million, which includes fees of $862,000 incurred upon entering into these swap transactions, has been recorded in loss on interest rate swap contract in the consolidated statements of operations for the year ended December 31, 2006.

The Company will mark the interest rate swap contracts to their estimated fair value as of each balance sheet date, and the changes in fair value will be reflected in the consolidated statements of operations.

Deferred Financing Costs

Deferred financing costs as of December 31, 2006 and 2005 consist of direct costs incurred in obtaining debt financing (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations. For the years ended December 31, 2006 and 2005, approximately $967,000 and $470,000, respectively, was amortized and recorded in interest expense in the accompanying consolidated statements of operations.

Other Assets

Other assets primarily consists of prepaid insurance, earnest money deposits paid in connection with future acquisitions and capitalized acquisition costs that have not yet been applied to investments in real estate assets. Other assets will be amortized to expense or reclassified to other asset accounts upon being put into service in future periods. Other assets includes the following:

	December 31,	December 31,
	2006	2005
	(In thousands)

Property acquisition escrow deposit	$8,858	$5,000
Prepaid insurance	353	110
Mortgage loan deposits	924	—
Other	584	404

Total	$10,719	$5,514

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares includes proceeds related to subscriptions which had not been accepted by the Company as of December 31, 2006 and 2005.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Due to Affiliates

Due to affiliates includes the following:

	December 31,	December 31,
	2006	2005
	(In thousands)

Organizational and offering costs related to the Initial Offering	$—	$6,900
Organizational and offering costs related to the Current Offering	4,992	1,478
Dealer manager fees and selling commissions	885	1,108
Asset management, acquisition fees and property-level fees and reimbursements	3,077	325
General, administrative and other expenses	—	1,045

Total	$8,954	$10,856

As discussed in Note 6 below, the Advisor and its affiliates have advanced or paid on behalf of the Company certain expenses incurred in connection with the Company’s administration and ongoing operations. During the year ended December 31, 2005, the Advisor forgave amounts due from the Company totaling approximately $1.7 million related to amounts previously advanced to the Company to cover certain corporate-level general and administrative expenses. This transaction is included in forgiveness of related party payable in the accompanying statement of operations for the year ended December 31, 2005.

Organizational and Offering Costs

Initial Offering

Certain organizational and offering costs associated with the Initial Offering were paid by the Advisor on behalf of the Company. Pursuant to the Advisory Agreement among Hines REIT, the Operating Partnership and the Advisor during the Initial Offering, the Company was obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred related to the Initial Offering or 3.0% of the gross proceeds raised from the Initial Offering.

As of December 31, 2006, 2005 and 2004, the Advisor had incurred on behalf of the Company organizational and offering costs related to the Initial Offering of approximately $43.3 million, $36.8 million and $24.0 million, respectively (of which approximately $23.0 million, $20.4 million, and $14.8 million as of December 31, 2006, 2005 and 2004, respectively, relates to the Advisor or its affiliates). These amounts include approximately $24.2 million, $21.3 million and $14.8 million as of December 31, 2006, 2005 and 2004, respectively, of organizational and internal offering costs, and approximately $19.1 million, $15.5 million and $9.2 million as of December 31, 2006, 2005 and 2004, respectively, of third-party offering costs, such as legal and accounting fees and printing costs.

As described above, the Company’s obligation to reimburse the Advisor for organizational and offering costs related to the Initial Offering was limited by the amount of gross proceeds raised from the sale of the Company’s common shares in the Initial Offering. Amounts of organizational and offering costs recorded in the Company’s financial statements in periods ending on or before June 30, 2006 were based on estimates of gross proceeds to be raised through the end of the Initial Offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with the Company’s Dealer Manager, Hines Real Estate Securities, Inc. (“HRES” or the “Dealer Manager”), anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Based on actual gross proceeds raised in the Initial Offering, the total amount of organizational and offering costs the Company was obligated to reimburse the Advisor related to the Initial Offering is approximately $16.0 million. As a result of amounts recorded in prior periods, during the year ended December 31, 2006, organizational and internal offering costs related to the Initial Offering totaling approximately $1.0 million incurred by the Advisor were expensed and included in the accompanying consolidated statements of operations and third-party offering costs related to the Initial Offering of approximately $2.0 million were offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ equity (deficit). During the year ended December 31, 2006, organizational and internal offering costs related to the Initial Offering totaling approximately $1.9 million and third-party offering costs related to the Initial Offering totaling approximately $1.5 million were incurred by the Advisor but were not recorded in the consolidated condensed financial statements because the Company will not be obligated to reimburse the Advisor for these costs.

For the year ended December 31, 2005, organizational and internal offering costs related to the Initial Offering of approximately $1.5 million were expensed and included in the accompanying consolidated statement of operations, and third-party offering costs of approximately $1.1 million were offset against additional paid-in capital on the accompanying consolidated statement of shareholders’ equity (deficit). For the year ended December 31, 2005, organizational and offering costs related to the Initial Offering totaling approximately $10.2 million incurred by the Advisor (including approximately $5.0 million of organizational and internal offering costs and approximately $5.2 million of third-party offering costs) were not recorded in the accompanying consolidated financial statements because management determined that the Company would not be obligated to reimburse the Advisor for these costs.

Current Offering

The Company commenced the Current Offering on June 19, 2006. Certain organizational and offering costs associated with the Current Offering have been paid by the Advisor on the Company’s behalf. Pursuant to the terms of the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, so long as such costs, together with selling commissions and dealer manager fees, do not exceed 15% of gross proceeds from the Current Offering. As of December 31, 2006 and 2005, the Advisor had incurred on the Company’s behalf organizational and offering costs in connection with the Current Offering of approximately $12.6 million and $1.5 million, respectively (of which approximately $4.7 million and $256,000, respectively relates to the Advisor or its affiliates). These amounts include approximately $4.7 million and $256,000 of internal offering costs, which have been expensed in the accompanying consolidated statements of operations for the years ended December 31, 2006 and 2005, respectively. Approximately $7.6 million of third-party offering costs for the years ended December 31, 2006 have been offset against net proceeds of the Current Offering within additional paid-in capital.

Revenue Recognition

The Company recognizes rental revenue on a straight-line basis over the life of the lease including rent holidays, if any. Straight-line rent receivable in the amount of approximately $3.4 million and $277,000 as of December 31, 2006 and 2005, respectively, consisted of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement. There was no rental revenue for the year ended December 31, 2004 as the Company did not own a direct interest in any properties during that period.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-based Compensation

Under the terms of the Employee and Director Incentive Share Plan, the Company grants each independent member of its board of directors 1,000 restricted shares of common stock annually. The restricted shares granted each year fully vest upon completion of each director’s annual term. In accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (as amended), the Company recognizes the expense related to these shares over the vesting period. During each of the years ended December 31, 2006, 2005 and 2004, the Company granted 3,000 restricted shares of common stock to its independent board members. For the years ended December 31, 2006, 2005 and 2004, the Company amortized approximately $31,000, $40,000 and $6,000 of related compensation expense, respectively. Such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, that addresses the accounting for share-based payment transactions in which an enterprise receives services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by Accounting Principles Board, (“APB”), Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company’s consolidated statement of income. The standard requires that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the period of adoption (plus unvested awards at the date of adoption) be expensed over the vesting period. The statement requires companies to assess the most appropriate model to calculate the value of the options. The Company adopted this standard on January 1, 2006 and the adoption of this statement did not have a material impact on the Company’s consolidated financial statements.

Income Taxes

Hines REIT made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2004. In addition, as of December 31, 2006 and 2005 the Company owned an investment in the Core Fund, which has invested in properties through other entities that have elected to be taxed as REITs. Hines REIT’s management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for federal income taxes for the years ended December 31, 2006, 2005 and 2004 in the accompanying consolidated financial statements.

During 2006, the state of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax under SFAS No. 109, Accounting for Income Taxes. The Company believes the impact of this legislation was not material to the Company for the year ended December 31, 2006. Accordingly, it has not recorded deferred income taxes in its accompanying consolidated financial statements for the year ended December 31, 2006.

Per Share Data

Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Loss per common share on a basic and diluted basis are the same because the Company has no potential dilutive common shares outstanding.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments

Disclosure about the fair value of financial instruments is based on pertinent information available to management as of December 31, 2006 and 2005. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2006 and 2005, management estimated that the carrying value of cash and cash equivalents, restricted cash, distributions receivable, accounts receivable, accounts payable and accrued expenses, distributions payable and notes payable were recorded at amounts which reasonably approximated fair value. Excluding notes payable, the primary factor in determining the fair value of the financial statement items listed above was the short-term nature of the items. The fair value of notes payable was determined based upon interest rates available for the issuance of debt with similar terms and maturities.

Recent Accounting Pronouncements

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires the Company to recognize in its financial statements the impact of a tax position, if the position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has assessed the potential impact of FIN 48 and does not anticipate its adoption will have a material impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. The Company will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after September 30, 2007. Management does not anticipate the adoption of this statement will have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is effective for fiscal years beginning after September 30, 2007. Management has not decided if it will early adopt SFAS No. 159 or if it will choose to measure any eligible financial assets and liabilities at fair value.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Real Estate Investments

The following table provides summary information regarding the properties in which the Company owned interests as of December 31, 2006. All assets which are 100% owned by the Company are referred to as “directly-owned properties”. All other properties are owned indirectly through the Company’s investment in the Core Fund as discussed below.

		Leasable	Percent	Our Effective
Property	City	Square Feet	Leased	Ownership(1)
		(Unaudited)	(Unaudited)

321 North Clark	Chicago, Illinois	885,664	94%	100%
Citymark	Dallas, Texas	218,096	100%	100%
Watergate Tower IV	Emeryville, California	344,433	100%	100%
Airport Corporate Center	Miami, Florida	1,018,627	95%	100%
3400 Data Drive	Rancho Cordova, California	149,703	100%	100%
Daytona Buildings	Redmond, Washington	250,515	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	75%	100%

Total for Directly-Owned Properties		3,469,296	95%

One Atlantic Center	Atlanta, Georgia	1,100,312	82%	30.95%
Three First National Plaza	Chicago, Illinois	1,419,079	92%	24.76%
333 West Wacker	Chicago, Illinois	845,247	90%	24.70%
One Shell Plaza	Houston, Texas	1,228,160	97%	15.47%
Two Shell Plaza	Houston, Texas	566,960	94%	15.47%
425 Lexington Avenue	New York, New York	700,034	100%	13.81%
499 Park Avenue	New York, New York	288,184	100%	13.81%
600 Lexington Avenue	New York, New York	281,072	100%	13.81%
Riverfront Plaza	Richmond, Virginia	949,873	99%	30.95%
525 B Street	San Diego, California	447,159	89%	30.95%
The KPMG Building	San Francisco, California	379,328	96%	30.95%
101 Second Street	San Francisco, California	388,370	99%	30.95%
720 Olive Way	Seattle, Washington	300,710	82%	24.70%
1200 19th Street	Washington, D.C.	234,718	100%	13.81%
Warner Center	Woodland Hills, California	808,274	98%	24.70%

Total for Core Fund Properties		9,937,480	94%

Total for All Properties		13,406,776	94%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2006, Hines REIT owned a 97.38% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 2.62% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 34.0% non-managing general partner interest as of December 31, 2006. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 91.0%.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Direct real estate investments

Summarized below is certain information about the eight office properties the Company owned directly as of December 31, 2006:

			Date Built/
Market	Property	Date Acquired	Renovated(1)
			(Unaudited)

San Mateo, California	1900 and 2000 Alameda	June 2005	1983,1996	(2)
Dallas, Texas	Citymark	August 2005	1987
Sacramento, California	1515 S Street	November 2005	1987
Miami, Florida	Airport Corporate Center	January 2006	1982-1996	(3)
Chicago, Illinois	321 North Clark	April 2006	1987
Rancho Cordova, California	3400 Data Drive	November 2006	1990
Emeryville, California	Watergate Tower IV	December 2006	2001
Redmond, Washington	Daytona Buildings	December 2006	2002

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	1900 Alameda was constructed in 1971 and substantially renovated in 1996; 2000 Alameda was constructed in 1983.

(3)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. See Note 10 for additional information.

As of December 31, 2006, amounts of related accumulated depreciation and amortization were as follows (in thousands):

			Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market
	Improvements	Leases	Leases	Leases

Cost	$519,843	$137,344	$40,267	$19,046
Less: accumulated depreciation and amortization	(7,882)	(16,579)	(3,853)	(3,232)

Net	$511,961	$120,765	$36,414	$15,814

As of December 31, 2005, amounts of related accumulated depreciation and amortization were as follows (in thousands):

			Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market
	Improvements	Leases	Leases	Leases

Cost	$80,000	$28,490	$16,208	$9,075
Less: accumulated depreciation and amortization	(539)	(2,791)	(1,108)	(356)

Net	$79,461	$25,699	$15,100	$8,719

Amortization expense for the years ended December 31, 2006 and 2005 was approximately $15.0 million and $2.8 million, respectively, for in-place leases and $263,000 and $752,000, respectively, for out-of-market

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

leases, net. The weighted average lease life of in-place and out-of-market leases at December 31, 2006 and 2005 was 6 years and 7 years, respectively.

Anticipated amortization of in-place and out-of-market leases, net, for each of the following five years ended December 31 is as follows (in thousands):

	In-Place	Out-of-Market
	Leases	Leases, Net

2007	$22,066	$1,932
2008	20,439	2,074
2009	19,128	2,308
2010	13,621	1,924
2011	11,974	1,596

In connection with its direct investments, the Company has entered into non-cancelable lease agreements with tenants for office space. As of December 31, 2006, the approximate fixed future minimum rentals for each of the years ending December 31, 2007 through 2011 and thereafter were as follows:

Fixed Future
Minimum Rentals
(In thousands)

2007	$72,084
2008	67,021
2009	64,926
2010	49,351
2011	43,924
Thereafter	140,860

Total	$438,166

Approximately 10% of the rental revenue recognized during the year ended December 31, 2006 was earned from a state government agency, whose leases representing 10% of their space expire in October 2012 and whose remaining space expires in April 2013. No other tenant leased space representing more than 10% of the total rental revenue of the Company for the year ended December 31, 2006.

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. During the year ended December 31, 2005, the Company acquired interests in the Core Fund totaling approximately $99.9 million, including purchases of approximately $81.5 million that were acquired from affiliates of Hines. The Company had invested $128.2 million and owned an approximate 26.2% non-managing general partner interest in the Core Fund as of December 31, 2005. During the year ended December 31, 2005, the Core Fund acquired controlling interests in two additional properties located in Chicago, Illinois and San Diego, California. As of December 31, 2005, the Core Fund had controlling interests in ten properties located in New York City, Washington, D.C., Houston, Texas, San Francisco, California, Chicago, Illinois and San Diego, California.

During the year ended December 31, 2006, the Company acquired additional interests in the Core Fund totaling approximately $209.3 million. The Company owned an approximate 34.0% non-managing general partner interest in the Core Fund as of December 31, 2006. During the year ended December 31, 2006, the Core Fund acquired controlling interests in five additional properties located in Chicago, Illinois, Seattle, Washington, Atlanta, Georgia, Los Angeles, California and Richmond, Virginia.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidated condensed financial information of the Core Fund is summarized below:

Consolidated Condensed Balance Sheets of the Core Fund as of December 31, 2006 and 2005

	December 31,	December 31,
	2006	2005
	(In thousands)

ASSETS
Cash	$67,557	$42,044
Investment property, net	2,520,278	1,382,493
Other assets	305,027	275,103

Total Assets	$2,892,862	$1,699,640

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$1,571,290	$915,030
Other liabilities	157,248	106,126
Minority interest	341,667	260,929
Partners’ capital	822,657	417,555

Total Liabilities and Partners’ Capital	$2,892,862	$1,699,640

Consolidated Condensed Statements of Operations of the Core Fund
For the Years Ended December 31, 2006, 2005 and 2004

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
	(In thousands)

Revenues and interest income	$281,795	$201,604	$145,731
Operating expenses	(128,645)	(92,530)	(55,170)
Interest expense	(68,260)	(47,272)	(30,349)
Depreciation and amortization	(87,731)	(58,219)	(43,618)
Minority interest	(7,073)	(6,660)	(10,737)

Net (loss) income	$(9,914)	$(3,077)	$5,857

Of the total rental revenue of the Core Fund for the year ended December 31, 2006, approximately:

•	11% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

•	36% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

4.	Debt Financing

Revolving Credit Facility with KeyBank National Association

The Company is party to a credit agreement with KeyBank National Association (“KeyBank”), as administrative agent for itself and various other lenders named in the credit agreement, which provides for a revolving credit facility (the “Revolving Credit Facility”) with maximum aggregate borrowing capacity of up to $250.0 million.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company established this facility to repay certain bridge financing incurred in connection with certain of its acquisitions and to provide a source of funds for future real estate investments and to fund its general working capital needs.

The Revolving Credit Facility has a maturity date of October 31, 2009, which is subject to extension at the election of the Company for two successive periods of one year each, subject to specified conditions. The Company may increase the amount of the facility to a maximum of $350.0 million upon written notice prior to May 8, 2008, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at the election of the Company, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on prescribed leverage ratios. The weighted-average interest rate on outstanding borrowings was 6.73% and 6.22% as of December 31, 2006 and 2005.

In addition to customary covenants and events of default, the Revolving Credit Facility provides that it shall be an event of default under the agreement if the Company’s Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The amounts outstanding under this facility are secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including the Company’s interest in the Core Fund, subject to certain limitations and exceptions. The Company has entered into a subordination agreement with Hines and the Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by the Company for organizational and offering and other expenses are subordinate to the Company’s obligations under the Revolving Credit Facility.

On September 9, 2005, the Company made its initial borrowing of $56.3 million under the Revolving Credit Facility to retire its term loan agreement with KeyBank, which was used to complete the acquisitions of 1900 and 2000 Alameda and Citymark. Additionally, it made borrowings totaling $84.3 million to complete the acquisition of 1515 S Street and to fund a capital contribution to the Core Fund. For the period from September 9, 2005 through December 31, 2005, the Company used proceeds from its public offering to make repayments under the Revolving Credit Facility totaling $65.7 million and the remaining principal amount due under this obligation as of December 31, 2005 was $74.9 million.

During the year ended December 31, 2006, the Company incurred borrowings of $410.2 million under the Revolving Credit Facility to complete several property acquisitions and to fund capital contributions to the Core Fund. During the year ended December 31, 2006, the Company used proceeds from its public offerings, proceeds from a mortgage loan secured by 1515 S Street and proceeds from a credit facility with HSH Nordbank (see below) to make repayments under the Revolving Credit Facility totaling $323.1 million and the remaining principal amount due under this obligation as of December 31, 2006 was $162.0 million. In addition, the Company has an outstanding letter of credit under its Revolving Credit Facility totaling approximately $336,000 at December 31, 2006 for a utility deposit at one of its directly-owned properties. As of December 31, 2006, the Company has complied with all covenants stipulated by the Revolving Credit Facility agreement.

From January 1, 2007 through March 16, 2007, the Company incurred borrowings totaling $112.7 million under the Revolving Credit Facility in connection with the acquisition of the Laguna Buildings on January 3, 2007 and other working capital needs. The Company used proceeds from the Current Offering to make repayments totaling $142.0 million, and the remaining principal amount due under this obligation was $132.7 million as of March 16, 2007.

Debt Secured by Investment Property

In connection with the acquisition of Airport Corporate Center, on January 31, 2006 the Company assumed a mortgage loan with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775%

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

per annum, is payable on March 11, 2009 and is secured by Airport Corporate Center. The mortgage agreement contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Company executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents. At the date of acquisition, management estimated the fair value of the assumed mortgage note payable to be approximately $88.5 million, which included a premium of approximately $2.5 million. This premium is being amortized over the life of the mortgage note payable and the amortization is included in interest expense in the accompanying consolidated condensed statements of operations.

On April 18, 2006, the Company entered into a mortgage agreement with Metropolitan Life Insurance Company in the principal amount of $45.0 million. The loan bears interest at a fixed rate of 5.68% per annum, matures and becomes payable on May 1, 2011 and is secured by 1515 S Street. The mortgage agreement contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on liens and indebtedness and maintenance of certain financial ratios. The Company has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.

In connection with the acquisition of 321 North Clark, on April 24, 2006, the subsidiary of the Operating Partnership that acquired 321 North Clark entered into a term loan agreement with KeyBank to provide bridge financing in the principal amount of $165.0 million. On August 2, 2006, the Company paid this loan in full with proceeds received from the Company’s credit agreement with HSH Nordbank, which is described below, and terminated the term loan agreement.

On August 1, 2006, certain of the Company’s subsidiaries entered into a credit agreement with HSH Nordbank, as administrative agent for itself and the other lenders named in the credit agreement, which provides a secured credit facility in the maximum principal amount of $500.0 million, subject to certain borrowing limitations (the “HSH Credit Facility”). The total borrowing capacity under this credit facility is based upon a percentage of the appraised values of the properties that the Operating Partnership selects to serve as collateral. On August 1, 2006, the borrowers under the loan documents borrowed approximately $185.0 million under the HSH Credit Facility to repay amounts owed under the Operating Partnership’s then existing term loan and the Credit Facility and to pay certain fees and expenses related to the HSH Credit Facility. The loans under the HSH Credit Facility are secured initially by mortgages or deeds of trust and related assignments and security interests on three properties: 321 North Clark in Chicago, Illinois, Citymark in Dallas, Texas and 1900 and 2000 Alameda in San Mateo, California. The subsidiaries of the Operating Partnership that own such properties are the borrowers under the loan documents. The Operating Partnership has and may continue, at its election, to pledge newly acquired properties as security under the HSH Credit Facility for additional borrowings.

The initial $185.0 million borrowing has a term of ten years and bears interest at a variable rate, as described below. The effective fixed interest rate on such borrowing is 5.8575% as a result of an interest rate swap agreement the Operating Partnership entered into with HSH Nordbank on August 1, 2006. Future borrowings under the HSH Credit Facility must be drawn, if at all, between August 1, 2006 and July 31, 2009, and undrawn amounts will be subject to an unused facility fee of 0.15% per annum on the average daily outstanding undrawn loan amount during this period. For amounts drawn on the HSH Credit Facility after August 1, 2006, the Operating Partnership may select terms of five, seven or 10 years for the applicable borrowings. The outstanding balance of these loans will bear interest at a rate equal to: one-month LIBOR, plus an applicable margin of (1) 0.40% for amounts funded before August 1, 2007 that have 10-year terms, and (2) 0.45% for all other borrowings and maturities. The Operating Partnership is required to purchase interest rate protection prior to borrowing any additional amounts under this facility, the effect of which is to

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

secure it against fluctuations of LIBOR. The loans made under the HSH Credit Facility allow for prepayment, in whole or in part, subject to certain prepayment fees and breakage costs.

In connection with the closing of the HSH Credit Facility, the Operating Partnership provided customary non-recourse carve-out guarantees. Hines REIT also made certain limited guarantees with respect to the payment and performance of (1) specified tenant improvement and leasing commission obligations in the event the properties securing the loan fail to meet certain occupancy requirements and (2) specified major capital repairs with respect to the properties securing the loans.

The HSH Credit Facility provides that an event of default will exist under the agreement if a change in majority ownership or control occurs for the Advisor or Hines, or if the Advisor no longer provides advisory services or manages the day-to-day operations of Hines REIT. The HSH Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. As of December 31, 2006, the Company has complied with all covenants stipulated by the HSH Credit Facility agreement.

On January 23, 2007, the Company borrowed $98.0 million under the HSH Credit Facility. See Note 10 for additional information.

On February 26, 2007, the Company entered into a $190.0 million CAD mortgage loan with Capmark Finance, Inc. in connection with its acquisition of Atrium on Bay. See Note 10 for additional information.

On February 27, 2007, the Company entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. See Note 10 for additional information.

5.	Distributions

The Company’s board of directors began declaring distributions in November 2004, after it commenced business operations. The Company has declared distributions monthly and aggregated and paid such distributions quarterly. The Company intends to continue this distribution policy for so long its our board of directors decides this policy is in the best interests of its shareholders. The Company has made the following quarterly distributions to its shareholders for the years ended December 31, 2006 and 2005:

		Total
Distribution for the Quarter Ended	Date Paid	Distribution
		(In thousands)

December 31, 2006	January 16, 2007	$10,954
September 30, 2006	October 13, 2006	$8,754
June 30, 2006	July 14, 2006	$6,145
March 31, 2006	April 13, 2006	$3,987
December 31, 2005	January 13, 2006	$3,001
September 30, 2005	October 14, 2005	$2,009
June 30, 2005	July 15, 2005	$1,092
March 31, 2005	April 7, 2005	$535

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Related Party Transactions

Advisory Agreement

Pursuant to the Advisory Agreement, the Company is required to pay the following fees and expense reimbursements:

Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned cash acquisition fees totaling approximately $5.6 million, $1.8 million and $388,000 for the years ended December 31, 2006, 2005 and 2004, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.

Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned cash asset management fees totaling approximately $3.2 million, $850,000 and $21,000 during the years ended December 31, 2006, 2005 and 2004, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.

Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company reimburses the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. During the year ended December 31, 2004, the Advisor advanced to or made payments on the Company’s behalf totaling $1.0 million.

During the year ended December 31, 2005, the Advisor advanced to or made payments on the Company’s behalf totaling $2.2 million. During that period, the Advisor forgave approximately $1.7 million of amounts previously advanced to the Company to pay these expenses and the Company made repayments totaling $375,000. As of December 31, 2005 (after taking into account the Advisor’s forgiveness referred to above), the Company owed the Advisor approximately $1.0 million for these advances.

For the year ended December 31, 2006, the Advisor had advanced to or made payments on the Company’s behalf totaling $1.6 million and the Company made repayments totaling $2.7 million. No advances were received after June 30, 2006 and no amounts were owed to the Advisor as of December 31, 2006 related to these advances.

Reimbursement by the Advisor to the Company — The Advisor must reimburse the Company quarterly for any amounts by which operating expenses exceed, in any four consecutive fiscal quarters, the greater of (i) 2.0% of the Company’s average invested assets, which consists of the average book value of its real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25.0% of its net income (as defined by the Company’s Amended and Restated Articles of Incorporation), excluding the gain on sale of any of the Company’s assets, unless Hines REIT’s independent directors determine that such excess was justified. Operating expenses generally include all expenses paid or incurred by the Company as determined by generally accepted accounting principles, except certain expenses identified in Hines REIT’s Amended and Restated Articles of Incorporation. For the years ended December 31, 2006 and 2005, no such reimbursements were received by the Company.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Dealer Manager Agreement

The Company has retained HRES, an affiliate of the Advisor, to serve as dealer manager for the Initial Offering and the Current Offering. The dealer manager agreement related to the Initial Offering provided that HRES would earn selling commissions equal to 6.0% of the gross proceeds from sales of common stock sold in the Company’s primary offering and 4.0% of gross proceeds from the sale of shares issued pursuant the Company’s dividend reinvestment plan, all of which was reallowed to participating broker dealers. On May 30, 2006, the Company executed a separate dealer manager agreement for the Current Offering providing that HRES will earn selling commissions equal to 7.0% of the gross proceeds from sales of common stock, all of which is reallowed to participating broker dealers, and will earn no selling commissions related to shares issued pursuant to the dividend reinvestment plan. Both agreements also provide that HRES will earn a dealer manager fee equal to 2.2% of gross proceeds from the sales of common stock other than issuances pursuant to the dividend reinvestment plan, a portion of which may be reallowed to participating broker dealers. HRES earned selling commissions of approximately $34.7 million, $10.5 million and $1.1 million and earned dealer manager fees of approximately $12.5 million, $4.5 million and $439,000 for the years ended December 31, 2006, 2005 and 2004, respectively, which have been offset against additional paid-in capital in the accompanying consolidated condensed statement of shareholders’ equity.

Property Management and Leasing Agreements

The Company has entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which it directly invests. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. The Company incurred property management fees of approximately $1.5 million and $167,000 for the years ended December 31, 2006 and 2005, respectively. These amounts, net of payments, resulted in liabilities of approximately $312,000 and $31,000 as of December 31, 2006 and 2005, respectively, which have been included in the accompanying consolidated balance sheets. The Company incurred no property management fees for the year ended December 31, 2004.

•	A leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. The Company incurred leasing, construction management or redevelopment fees of $1.2 million during the year ended December 31, 2006, all of which were repaid by the end of the year. No such fees were incurred during the years ended December 31, 2005 and 2004.

•	The Company generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses will be limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. The Company incurred reimbursable expenses of approximately $3.5 million and $405,000 for the years ended December 31, 2006 and 2005, respectively. These amounts, net of payments, resulted in liabilities of approximately $498,000 and $100,000 as of December 31, 2006 and 2005, respectively, which have been included in the accompanying consolidated balance sheets. The Company incurred no reimbursable expenses for the year ended December 31, 2004.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Participation Interest

Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.28%, 1.23% and 1.38% as of December 31, 2006, 2005 and 2004, respectively. The Participation Interest entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.

As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment related to acquisition fees and asset management fees is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares of Hines REIT. This liability totaled approximately $11.8 million and $3.0 million as of December 31, 2006 and 2005, respectively, and is included in the participation interest liability in the accompanying consolidated balance sheets. The related expense for asset management and acquisition fees of approximately $8.8 million, $2.6 million and $409,000 for the years ended December 31, 2006, 2005 and 2004, respectively, is included in asset management and acquisition fees in the accompanying consolidated statements of operations.

Acquisition of Interests in the Core Fund

During the years ended December 31, 2006 and 2005, the Company acquired interests in the Core Fund totaling approximately $209.3 million and $99.9 million, respectively (of which $81.5 million and $28.4 million was acquired from affiliates of Hines for the years ended December 31, 2005 and 2004, respectively). The Company acquired the interests from affiliates of Hines at the same price at which the affiliates originally acquired the interests (in the form of limited partnership interests). See further discussion of the Company’s investment in the Core Fund in Note 3.

7.	Changes in Assets and Liabilities

The effect of changes in asset and liability accounts on cash flows from operating activities is as follows (in thousands):

	Year Ended December 31,
	2006	2005	2004

Changes in assets and liabilities:
Increase in other assets	$(166)	$(198)	$(47)
Increase in straight-line rent receivable	(3,146)	(277)	0
Increase in tenant and other receivables	(927)	(808)	0
Additions to deferred lease costs	(2,274)	(691)	0
Increase in accounts payable and accrued expenses	2,258	1,927	113
Increase in participation interest liability	8,779	2,613	409
Increase in other liabilities	(172)	780	0
Increase in due to affiliates	2,711	127	198

Changes in assets and liabilities	$7,063	$3,473	$673

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Supplemental Cash Flow Disclosures

Supplemental cash flow disclosures are as follows (in thousands):

	Year Ended December 31,
	2006	2005	2004

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$15,371	$1,965	$—

Supplemental Schedule of Non-Cash Activities
Unpaid selling commissions and dealer manager fees	$885	$1,108	$337

Deferred offering costs offset against additional paid-in-capital	$9,613	$1,141	$9,013

Reversal of deferred offering costs offset against additional paid-in-capital	$—	$(5,321)	$—

Distributions authorized and unpaid	$11,281	$3,209	$172

Distributions receivable	$5,858	$3,598	$—

Dividends reinvested	$13,509	$2,117	$—

Non-cash net assets acquired upon acquisition of property	$11,036	$1,072	$—

Accrual of deferred offering costs	$—	$1,222	$—

Accrual of deferred financing costs	$185	$—	$—

Assumption of mortgage upon acquisition of property	$88,495	$—	$—

Accrued deferred leasing costs	$15,062	$1,045	$—

Accrued additions to investment property	$163	$—	$—

9.	Commitments and Contingencies

On November 28, 2006, the Company entered into a contract to acquire the Laguna Buildings, a group of six office buildings located in Redmond, Washington. This acquisition was completed on January 3, 2007. See Note 10 for further discussion.

On December 8, 2006, Norwegian Cruise Line (NCL) signed a lease renewal for its space in Airport Corporate Center, an office property located in Miami, Florida. In connection with this renewal, we committed to funding approximately $10.4 million of construction costs related to NCL’s expansion and refurbishment of its space, which will be paid in future periods. This amount has been recorded in accounts payable and accrued expenses in the accompanying consolidated balance sheet as of December 31, 2006.

On December 22, 2006, the Company entered into a contract to acquire Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. This acquisition was completed on February 26, 2007. See Note 10 for further discussion.

On February 27, 2007, the Company entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. See Note 10 for additional information.

10.	Subsequent Events

On January 3, 2007, the Company acquired six office buildings located in Redmond, Washington (the “Laguna Buildings”). The buildings have an aggregate of approximately 465,000 square feet (unaudited) of rentable area that is 100% leased (unaudited). The contract purchase price of the Laguna Buildings was approximately $118.0 million, exclusive of transaction costs, financing fees and working capital reserves.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On January 23, 2007, the Company borrowed $98.0 million under its HSH Credit Facility. The borrowing was used to repay amounts owed under its existing credit facility with KeyBank. The $98.0 million borrowing is secured by mortgages or deeds of trust and related assignments and security interests on two of its directly owned properties: 3400 Data Drive in Rancho Cordova, California and Watergate Tower IV in Emeryville, California. The subsidiaries that directly own such properties are the borrowers under the loan documents. The borrowing matures on January 12, 2017 and bears interest at a variable rate based on one-month LIBOR plus a margin of 0.40%. The interest rate on such borrowing has been effectively fixed at 5.2505% as a result of an interest rate swap agreement the Company entered into with HSH Nordbank.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The buildings consist of 1,079,870 square feet (unaudited) of rentable area and are 86% (unaudited) leased to a variety of office and retail tenants. The contract purchase price of Atrium on Bay was approximately $250.0 million CAD (approximately $215.6 million USD as of February 26, 2007), exclusive of transaction costs, financing fees and working capital reserves.

On February 26, 2007, the Company entered into a $190.0 million CAD (approximately $163.9 million USD as of February 26, 2007) mortgage loan with Capmark Finance, Inc. (“Capmark”) in connection with its acquisition of Atrium on Bay. The Capmark loan bears interest at an effective fixed rate of 5.33%, has a 10-year term and is secured by Atrium on Bay. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines REIT.

On February 27, 2007, the Company entered into a forward interest rate swap contract with HSH Nordbank with a notional amount of $119.0 million. The contract, which has an effective date of May 1, 2007 and a 10-year term, was entered into as an economic hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, the Company will pay a fixed rate of 4.955% in exchange for receiving floating interest rate payments based on one-month LIBOR. The Company anticipates that on or about May 1, 2007, it will pay down amounts outstanding under its Revolving Credit Facility with additional borrowings under its HSH Credit Facility. The Company expects that the $119 million borrowing will have an effective fixed interest rate of 5.355% as a result of this swap agreement and will be secured by mortgages or deeds of trust and related assignments and security interests on the Daytona and Laguna Buildings.

On March 27, 2007, the Company entered into a contract to acquire Seattle Design Center, a mixed-use office and retail complex located near the central business district of Seattle, Washington. Seattle Design Center is comprised of a two-story building and a five-story building with an underground parking garage. The buildings consist of 390,684 square feet (unaudited) of rentable area and are 90% (unaudited) leased to a variety of office and retail tenants. The contract purchase price of Seattle Design Center is approximately $57.0 million, exclusive of transaction costs, financing fees and working capital reserves and the acquisition is expected to close on or about June 22, 2007.

On March 29, 2007, an affiliate of Hines entered into a contract (the “Purchase Agreement”) to acquire a portfolio of office buildings in Sacramento, California (the “Sacramento Properties”) on behalf of an indirect subsidiary of the Core Fund, as well as acquire certain other properties on behalf of another affiliate of Hines. The Sacramento Properties consist of approximately 1.4 million square feet (unaudited) and are located in and around the Sacramento metropolitan area. The contract purchase price of the Sacramento Properties is expected to be approximately $490.2 million, exclusive of transaction costs, financing fees and working capital reserves, and the transaction is expected to close on or about May 1, 2007. Additionally, the indirect subsidiary of the Core Fund has entered into an unconditional guaranty to pay a termination fee in the amount of approximately $49.0 million in the event that the acquisition of any of the properties subject to the

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Purchase Agreement does not close (including the failure to purchase any of the properties to be acquired by the other affiliate of Hines). There are no financing or due diligence conditions to the closing of this transaction.

11.	Quarterly Financial data (unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2006:

					For the
	For the Quarter Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2006	2006	2006	2006	2006
	(In thousands, except per share data)

Revenues	$8,394	$16,494	$18,667	$20,375	$63,930
Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	$(101)	$(812)	$(926)	$(1,452)	$(3,291)
Net loss	$(4,536)	$(8,422)	$(14,511)	$(11,021)	$(38,490)
Loss per common share:
Basic and diluted	$(0.17)	$(0.21)	$(0.26)	$(0.16)	$(0.79)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2005:

					For the
	For the Quarter Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005
	(In thousands, except per share data)

Revenues	$—	$48	$2,073	$4,126	$6,247
Equity in earnings (losses) of Hines-Sumisei U.S. Core Office Fund, L.P.	$(29)	$45	$(76)	$(771)	$(831)
Net loss	$(2,237)	$(1,896)	$5,258	$(2,882)	$(1,757)
Loss per common share:
Basic and diluted	$(0.62)	$(0.24)	$0.40	$(0.22)	$(0.16)

* * * * *

Hines Real Estate Investment Trust, Inc.

Schedule III — Real Estate Assets and Accumulated Depreciation
December 31, 2006

														Life on
						Costs	Gross Amount at Which Carried							Which
			Initial Cost			Capitalized	at 12/31/2006							Depreciation is
Description		Encumbrances		Buildings and		Subsequent to		Buildings and		Accumulated	Date of		Date	Computed
(a)	Location	(b)	Land	Improvements	Total	Acquisition	Land	Improvements	Total	Depreciation	Construction		Acquired	(c)
	(In thousands)

321 North Clark	Chicago, Illinois	$136,632	$27,896	$217,330	$245,226	$198	$27,896	$217,528	$245,424	$(7,866)	1987		April-06	0 to 40 years

Citymark	Dallas, Texas	15,303	6,796	18,667	25,463	(565)	6,796	18,102	24,898	(4,376)	1987		August-05	0 to 40 years

Watergate Tower IV	Emeryville, California	—	31,280	113,527	144,807	0	31,280	113,527	144,807	(361)	2001		December-06	0 to 40 years

Airport Corporate Center	Miami, Florida	89,233	44,292	112,884	157,176	411	44,292	113,295	157,587	(6,833)	1982-1996	(d)	January-06	0 to 40 years

3400 Data Drive	Rancho Cordova, California	—	4,514	28,452	32,966	0	4,514	28,452	32,966	(184)	1990		November-06	0 to 40 years

Daytona Buildings	Redmond, Washington	—	19,204	76,181	95,385	0	19,204	76,181	95,385	(140)	2002		December-06	0 to 40 years

1515 S Street	Sacramento, California	45,000	13,099	61,753	74,852	236	13,099	61,989	75,088	(2,801)	1987		November-05	0 to 40 years

1900 and 2000 Alameda	San Mateo, California	33,065	18,522	28,023	46,545	90	18,522	28,113	46,635	(1,900)	1971,1983		June-05	0 to 40 years

Total		$319,233	$165,603	$656,817	$822,420	$370	$165,603	$657,187	$822,790	$(24,461)

(a)	All assets are institutional-quality office properties.

(b)	In addition to its mortgage debt, the Company had debt of $162.0 million outstanding as of December 31, 2006 on its revolving line of credit.

(c)	Real estate assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, tenant inducements and lease intangibles are amortized over the respective lease term. Building improvements are depreciated over 5-25 years and buildings are depreciated over 40 years.

(d)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land development site.

The changes in total real estate assets for the years ended December 31 (in thousands):

	2006	2005

Gross real estate assets
Balance, beginning of period	$146,907	$—
Additions during the period:
Acquisitions	675,560	146,859
Other	1,533	48
Deductions during the period:	—	—
Fully-depreciated assets	(1,210)	—

Ending Balance	$822,790	$146,907

Accumulated Depreciation
Balance, beginning of period	$(3,330)	$—
Depreciation	(22,341)	(3,330)
Fully-depreciated assets	1,210	—

Ending Balance	$(24,461)	$(3,330)

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006
(UNAUDITED)

	9/30/07	12/31/06
	(In thousands)

ASSETS
Investment property — at cost:
Buildings and improvements — net	$2,187,316	$1,606,064
In-place leases — net	449,635	413,021
Land	600,401	501,193

Total investment property	3,237,352	2,520,278
Cash and cash equivalents	88,853	67,557
Restricted cash	9,408	8,449
Straight-line rent receivable	57,358	43,336
Tenant and other receivables	13,182	6,021
Deferred financing costs — net	17,180	18,917
Deferred leasing costs — net	75,802	64,476
Acquired above-market leases — net	141,012	155,298
Prepaid expenses and other assets	14,478	8,530

TOTAL ASSETS	$3,654,625	$2,892,862

LIABILITIES AND PARTNERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$87,343	$67,633
Due to affiliates	4,638	4,160
Straight-line rent payable	3,221	1,506
Acquired below-market leases — net	60,257	35,839
Acquired above-market ground leases — net	4,641	4,731
Other liabilities	21,338	14,487
Distributions payable	23,400	17,218
Dividends and distributions payable to minority interest holders	13,659	11,674
Notes payable — net	2,030,120	1,571,290

Total liabilities	2,248,617	1,728,538

Minority interest	437,908	341,667

Commitments and contingencies
Partners’ equity	968,100	822,657

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$3,654,625	$2,892,862

See notes to condensed consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In thousands)

Revenues:
Rental revenues	$100,568	$67,816	$279,393	$182,386
Other revenues	8,407	4,381	21,137	10,452

Total revenues	108,975	72,197	300,530	192,838

Expenses:
Depreciation and amortization	63,608	23,091	131,770	59,282
Property operating expenses	25,189	16,873	69,629	45,154
Real property taxes	16,018	12,879	48,322	36,156
Property management fees	2,337	1,504	6,466	4,062
General and administrative	1,805	1,757	7,516	3,896

Total expenses	108,957	56,104	263,703	148,550

Income before other income, interest income, interest expense, income tax expense and loss (income) allocated to minority interests	18	16,093	36,827	44,288
Other income	—	—	9,640	—
Interest income	895	547	2,396	1,207
Interest expense	(28,596)	(17,691)	(75,779)	(46,004)

Loss before income tax and loss (income) allocated to minority interests	(27,683)	(1,051)	(26,916)	(509)

Provision for income taxes	(96)	—	(289)	—
Loss (income) allocated to minority interests	12,382	(1,838)	6,231	(5,346)

Net loss	$(15,397)	$(2,889)	$(20,974)	$(5,855)

See notes to condensed consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
(UNAUDITED)

	Managing
	General	Other
	Partner	Partners	Total
	(In thousands)

BALANCE — January 1, 2007	$697	$821,960	$822,657
Contributions from partners	219	227,453	227,672
Distributions to partners	(62)	(61,193)	(61,255)
Net loss	(21)	(20,953)	(20,974)

BALANCE — September 30, 2007	$833	$967,267	$968,100

See notes to condensed consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2007	2006
	(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,974)	$(5,855)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	139,630	64,630
Amortization of out-of-market leases — net	7,271	11,870
Minority interest in earnings of consolidated entities	(6,231)	5,346
Changes in assets and liabilities:
Increase in tenant and other receivables	(7,099)	(80)
Increase in straight-line rent receivable	(14,022)	(10,735)
Additions to deferred leasing costs	(13,887)	(16,110)
Increase in prepaid expenses and other assets	(5,246)	(4,832)
Increase (decrease) in accounts payable and accrued expenses	9,839	(4,214)
Increase in due to affiliates	789	610
Increase in straight-line rent payable	1,715	438
Increase (decrease) in other liabilities	3,649	(1,062)

Net cash provided by operating activities	95,434	40,006

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in investment property	(839,622)	(818,446)
(Increase) decrease in restricted cash	(959)	59
Increase in acquired out-of-market leases, net	31,345	3,971

Net cash used in investing activities	(809,236)	(814,416)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from partners	227,672	234,448
Contributions from minority interest holders	143,961	52,504
Distributions to partners	(55,073)	(36,778)
Distributions to minority interest holders	(39,502)	(26,043)
Proceeds from notes payable	785,400	817,245
Payments of notes payable	(326,825)	(257,275)
Increase in security deposit liabilities	1,164	5
Additions to deferred financing costs	(1,699)	(898)

Net cash provided by financing activities	735,098	783,208

NET INCREASE IN CASH AND CASH EQUIVALENTS	21,296	8,798
CASH AND CASH EQUIVALENTS — Beginning of period	67,557	42,044

CASH AND CASH EQUIVALENTS — End of period	$88,853	$50,842

See notes to condensed consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three and Nine Months Ended September 30, 2007 and 2006
(UNAUDITED)

1.	ORGANIZATION

Hines-Sumisei U.S. Core Office Fund, L.P. and consolidated subsidiaries (the “Fund”) was organized in August 2003 as a Delaware limited partnership by affiliates of Hines Interests Limited Partnership (“Hines”) for the purpose of investing in existing office properties (“Properties”) in the United States. The Fund’s third-party investors are primarily U.S. and foreign institutional investors. The managing general partner is Hines U.S. Core Office Capital LLC (“Capital”), an affiliate of Hines.

As of September 30, 2007, the Fund owned indirect interests in office properties as follows:

		Effective
		Ownership
		by the Fund
		September 30,
Property	City	2007(1)

One Atlantic Center	Atlanta, Georgia	85.9%
Three First National Plaza	Chicago, Illinois	68.7
333 West Wacker	Chicago, Illinois	68.6
One Shell Plaza	Houston, Texas	43.0
Two Shell Plaza	Houston, Texas	43.0
425 Lexington Avenue	New York, New York	40.6
499 Park Avenue	New York, New York	40.6
600 Lexington Avenue	New York, New York	40.6
Riverfront Plaza	Richmond, Virginia	85.9
525 B Street	San Diego, California	85.9
The KPMG Building	San Francisco, California	85.9
101 Second Street	San Francisco, California	85.9
720 Olive Way	Seattle, Washington	68.6
1200 Nineteenth Street	Washington, D.C.	40.6
Warner Center	Woodland Hills, California	68.6
Douglas Corporate Center	Sacramento, California	68.6
Johnson Ranch Corporate Centre	Sacramento, California	68.6
Roseville Corporate Center	Sacramento, California	68.6
Summit at Douglas Ridge	Sacramento, California	68.6
Olympus Corporate Centre	Sacramento, California	68.6
Wells Fargo Center	Sacramento, California	68.6
Charlotte Plaza	Charlotte, North Carolina	85.9
Carillon	Charlotte, North Carolina	85.9

(1)	This percentage shows the Fund’s effective ownership interests in the applicable operating companies (“Companies”) that own the Properties. The Fund holds an indirect ownership interest in the Companies through its investments in (1) Hines-Sumisei NY Core Office Trust (“NY Trust”) (40.60% at September 30, 2007) and (2) Hines-Sumisei U.S. Core Office Trust (“Core Office Trust”) (99.8% at September 30, 2007).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements include the accounts of the Fund, as well as the accounts of entities over which the Fund exercises financial and operating control and the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Fund evaluates the need to consolidate joint ventures based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46R, Consolidation of Variable Interest Entities, and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures, as amended by Emerging Issues Task Force Issue No. 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, the Fund will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Fund will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. As of September 30, 2007, the Fund has no unconsolidated interests in joint ventures.

Investment Property — Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 5 to 10 years for furniture and fixtures, 5 to 20 years for electrical and mechanical installations, and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At September 30, 2007, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method, and accordingly, the results of operations of acquired properties are included in the Fund’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment, asset retirement obligations, assumed mortgage notes payable, and identifiable intangible assets and liabilities, such as amounts related to in-place leases, acquired above- and below-market leases, acquired above- and below-market ground leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs the Fund would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Fund evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized to amortization expense over the remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining noncancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense, and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Cash and Cash Equivalents — The Fund defines cash and cash equivalents as cash on hand and investment instruments with original maturities of three months or less.

Restricted Cash — As of September 30, 2007 and December 31, 2006, restricted cash consists of tenant security deposits and escrow deposits held by lenders for property taxes, tenant improvements and leasing commissions. Substantially all restricted cash is invested in demand or short-term instruments.

Deferred Financing Costs — Deferred financing costs consist of direct costs incurred in obtaining the notes payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the nine months ended September 30, 2007 and 2006, $3.4 million and $3.3 million, respectively, was amortized into interest expense. For the three months ended September 30, 2007 and 2006, $1.2 million and $1.1 million, respectively, was amortized into interest expense. Deferred financing costs are shown at cost in the condensed consolidated balance sheets, net of accumulated amortization of $13.7 million and $10.3 million at September 30, 2007 and December 31, 2006, respectively.

Deferred Leasing Costs — Direct leasing costs, primarily third-party leasing commissions and tenant incentives, are capitalized and amortized over the life of the related lease. Tenant incentive amortization was $4.0 million, and $2.0 million for the nine months ended September 30, 2007, and 2006, respectively, and was recorded as an offset to rental revenue. Amortization expense related to other direct leasing costs for the nine months ended September 30, 2007, and 2006, was $2.1 million, and $1.5 million, respectively.

Tenant incentive amortization was $1.8 million and approximately $800,000 for the three months ended September 30, 2007 and 2006, respectively, and was recorded as an offset to rental revenue. Amortized expense related to other direct leasing costs for the three months ended September 30, 2007 and 2006, was approximately $900,000 and $600,000, respectively.

Deferred leasing costs are shown at cost in the condensed consolidated balance sheets, net of accumulated amortization of $13.6 million and $8.4 million at September 30, 2007 and December 31, 2006, respectively.

Revenue Recognition — The Fund recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of rent holidays, if any. Straight-line rent receivable included in the accompanying consolidated balance sheets consists of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining term of the related leases and the tenants’ actual rent due under the leases. Revenues relating to lease termination fees are recognized at the time a tenant’s right to occupy the space is terminated and when the Fund has satisfied all obligations under the lease agreement.

Other revenues consist primarily of parking revenue and tenant reimbursements. Parking revenue represents amounts generated from contractual and transient parking and is recognized in accordance with contractual terms or as services are rendered. Other revenues relating to tenant reimbursements are recognized in the period that the expense is incurred.

Other Income — In April 2007, the Fund received a payment of $9.6 million in consideration for conveying certain air rights under an easement agreement associated with 600 Lexington Avenue.

Income Taxes — No provision for U.S. Federal income taxes is made in the accounts of the Fund since such taxes are liabilities of the partners and depend upon their respective tax situations.

During 2006, the State of Texas enacted legislation that replaces the current franchise tax with a new “margin tax,” which is effective for tax reports due on or after January 1, 2008, and which will compute the tax based on business done in calendar years beginning after December 31, 2006. The new legislation expands the number of entities covered by the current Texas franchise tax and specifically includes limited partnerships as subject to the new margin tax, which for financial reporting purposes is considered an income tax under Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Statements. Currently, the Fund owns an indirect interest in two properties located in Texas, and has recorded a provision for income taxes of approximately $96,000 and $289,000 for the three and nine months ended September 30, 2007. As of September 30, 2007, the Fund had no significant temporary differences, tax credits or net operating loss carry-forwards.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentration of Credit Risk — At September 30, 2007, the Fund had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit with financial institutions. Management regularly monitors the financial stability of these financial institutions and believes that the Fund is not exposed to any significant credit risk in cash or cash equivalents or restricted cash.

3.	REAL ESTATE INVESTMENTS

At September 30, 2007, the Fund indirectly owned interests in properties as follows:

			Leasable
Property	City	Acquisition Date	Square Feet	% Leased
			(Unaudited)	(Unaudited)

One Atlantic Center	Atlanta, Georgia	July 2006	1,100,312	82%
Three First National Plaza	Chicago, Illinois	March 2005	1,419,978	93
333 West Wacker	Chicago, Illinois	April 2006	845,206	84
One Shell Plaza	Houston, Texas	May 2004	1,228,160	99
Two Shell Plaza	Houston, Texas	May 2004	566,960	95
425 Lexington Avenue	New York, New York	August 2003	700,034	100
499 Park Avenue	New York, New York	August 2003	288,722	100
600 Lexington Avenue	New York, New York	February 2004	282,409	100
Riverfront Plaza	Richmond, Virginia	November 2006	950,025	100
525 B Street	San Diego, California	August 2005	447,159	92
The KPMG Building	San Francisco, California	September 2004	379,328	100
101 Second Street	San Francisco, California	September 2004	388,370	100
720 Olive Way	Seattle, Washington	January 2006	300,710	93
1200 Nineteenth Street	Washington, D.C.	August 2003	235,404	11
Warner Center	Woodland Hills, California	October 2006	808,274	97
Douglas Corporate Center	Sacramento, California	May 2007	214,606	86
Johnson Ranch Corporate Centre	Sacramento, California	May 2007	179,990	72
Roseville Corporate Center	Sacramento, California	May 2007	111,418	95
Summit at Douglas Ridge	Sacramento, California	May 2007	185,128	82
Olympus Corporate Centre	Sacramento, California	May 2007	191,494	86
Wells Fargo Center	Sacramento, California	May 2007	502,365	92
Charlotte Plaza	Charlotte, North Carolina	June 2007	625,026	98
Carillon	Charlotte, North Carolina	July 2007	470,726	100

			12,421,804

As of September 30, 2007, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

			Acquired	Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market	Above-Market
	Improvements	Leases	Leases	Leases	Ground Leases

Cost	$2,312,384	$617,869	$207,852	$82,817	$4,787
Less: accumulated depreciation and amortization	(125,068)	(168,234)	(66,840)	(22,560)	(146)

Net	$2,187,316	$449,635	$141,012	$60,257	$4,641

As of December 31, 2006, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

			Acquired	Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market	Above-Market
	Improvements	Leases	Leases	Leases	Ground Leases

Cost	$1,666,784	$531,218	$211,179	$50,876	$4,787
Less: accumulated depreciation and amortization	(60,720)	(118,197)	(55,881)	(15,037)	(56)

Net	$1,606,064	$413,021	$155,298	$35,839	$4,731

Amortization expense was $65.2 million and $37.7 million for in-place leases for the nine months ended September 30, 2007 and 2006, respectively. Amortization of out-of-market leases, net, was $7.4 million and $11.9 million for the nine months ended September 30, 2007 and 2006, respectively. Amortization of above-market ground leases was approximately $90,000 and $33,000 for the nine months ended September 30, 2007, and 2006, respectively. Amortization expense was $24.7 million and $15.5 million for in-place leases for the three months ended September 30, 2007 and 2006, respectively. Amortization of out-of-market leases, net, was $1.5 million and $3.9 million for the three months ended September 30, 2007 and 2006, respectively. Amortization of above-market ground leases was approximately $30,000 and $33,000 for the three months ended September 30, 2007, and 2006, respectively.

Anticipated amortization of in-place leases, out-of-market leases, net, and above-market ground leases for the period from October 1 through December 31, 2007, and each of the following four years ended December 31 is as follows (in thousands):

	In-Place	Out-of-Market	Above-Market
	Leases	Leases — Net	Ground Leases

October 1 through December 31, 2007	$22,968	$2,010	$120
2008	85,124	8,881	120
2009	71,841	10,452	120
2010	60,873	11,016	120
2011	52,712	10,776	120

4.	NOTES PAYABLE

The Fund’s notes payable at September 30, 2007, and December 31, 2006, consist of the following (in thousands):

			Outstanding	Outstanding
	Interest Rate		Principal	Principal
	as of		Balance at	Balance at
	September 30,	Maturity	September 30,	December 31,
Description	2007	Date	2007	2006

MORTGAGE DEBT
SECURED NONRECOURSE FIXED RATE MORTGAGE LOANS:
Bank of America/Connecticut General Life Insurance:
425 Lexington Avenue, 499 Park Avenue, 1200 Nineteenth Street
Note A1	4.7752%	9/01/2013	$160,000	$160,000
Note A2	4.7752	9/01/2013	104,600	104,600
Note B	4.9754	9/01/2013	51,805	51,805
Prudential Financial, Inc. — 600 Lexington Avenue	5.74	3/01/2014	49,850	49,850
Prudential Mortgage Capital Company Note A — One Shell Plaza/Two Shell Plaza	4.64	6/01/2014	131,963	131,963
Prudential Mortgage Capital Company Note B — One Shell Plaza/Two Shell Plaza	5.29	6/01/2014	63,537	63,537

			Outstanding	Outstanding
	Interest Rate		Principal	Principal
	as of		Balance at	Balance at
	September 30,	Maturity	September 30,	December 31,
Description	2007	Date	2007	2006

Nippon Life Insurance Companies — The KPMG Building	5.13	9/20/2014	80,000	80,000
Nippon Life Insurance Companies — 101 Second Street	5.13	4/19/2010	75,000	75,000
The Northwestern Mutual Life Insurance Company — Three First National Plaza	4.67	4/01/2012	126,900	126,900
NLI Properties East, Inc. — 525 B Street	4.69	8/07/2012	52,000	52,000
Prudential Insurance Company of America — 720 Olive Way	5.32	2/1/2016	42,400	42,400
Prudential Insurance Company of America — 333 West Wacker	5.66	5/1/2016	124,000	124,000
Prudential Insurance Company of America — One Atlantic Center	6.10	8/1/2016	168,500	168,500
Bank of America, N.A. — Warner Center	5.628	10/2/2016	174,000	174,000
Metropolitan Life Insurance Company — Riverfront Plaza	5.20	6/1/2012	135,900	135,900
Bank of America, N.A. — Douglas Corporate Center, Wells Fargo Center, Roseville Corporate Center, Summit at Douglas Ridge, Olympus Corporate Centre, Johnson Ranch Corporate Centre
Note A1	5.5585	5/1/2017	163,950	—
Note A2	5.5125	5/1/2014	18,650	—
Note A3	5.4545	5/1/2012	54,650	—
Key Bank National Association — Douglas Corporate Center	5.427	6/1/2014	36,000	—
Metropolitan Life Insurance Company — Charlotte Plaza	6.02	8/1/2012	97,500	—
Metropolitan Life Insurance Company — Carillon	6.02	8/1/2012	78,000	—

			1,910,355	1,540,455
SECURED NONRECOURSE VARIABLE RATE MEZZANINE LOANS — The Northwestern Mutual Life Insurance Company — Three First National Plaza	6.665%	4/01/2010	14,100	14,100
REVOLVING CREDIT FACILITIES
Key Bank National Association — NY Core Office Trust	7.18% weighted avg.	1/28/2008	27,400	18,575
Key Bank National Association — US Core Office Properties	7.05% weighted avg.	10/31/2009	1,000	—

Total			$2,031,705	$1,573,130

Substantially all the mortgage notes described above require monthly interest-only payments, and prepayment of principal balance is permitted with payment of a premium. Each mortgage note is secured by a mortgage on the related property, the leases on the related property, and the security interest in personal property located on the related property.

Revolving Credit Facilities

Key Bank National Association — NY Core Office Trust — On January 28, 2005, and as amended July 13, 2006, Hines-Sumisei NY Core Office Trust (“NY Trust”), a subsidiary of the Fund, entered into an agreement with Key Bank National Association for a $30.0 million revolving line of credit (“Key Bank Agreement 1”). The Key Bank Agreement 1 allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 200 basis points based on a prescribed leverage ratio calculated for NY Trust. Payments of interest are due monthly. NY Trust may extend the maturity date for two successive 12-month periods. NY Trust may prepay the note at any time with three business days’ notice. KeyBank Agreement 1 was retired in conjunction with the execution of a new credit facility with Key Bank National Association on December 19, 2007, as described in Note 10.

Key Bank National Association — U.S. Core Office Properties — On August 31, 2005, and as amended November 8, 2006, Hines-Sumisei U.S. Core Office Properties LP (“Core Office Properties”), a subsidiary of the Fund, entered into an agreement with Key Bank National Association for a $175.0 million revolving line of credit (“Key Bank Agreement 2”) with an option to increase the capacity up to $300.0 million. The Key Bank Agreement 2 allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on a prescribed leverage ratio calculated for Core Office Properties, which ratio under the Key Bank Agreement 2 takes into account Core Office Properties’ effective ownership interest in the debt and certain allowable assets of entities in which Core Office Properties directly and indirectly invests. Payments of interest are due monthly, and all outstanding principal and unpaid interest is due on October 31, 2009. Core Office Properties may extend the maturity date for two successive 12-month periods. Core Office Properties may prepay the note at any time with three business days’ notice.

As of September 30, 2007, the scheduled principal payments on notes payable are due in the period from October 1 through December 31, 2007, and each of the years ending December 31, 2008 through 2011 and thereafter as follows (in thousands):

October 1 through December 31, 2007	$—
2008	27,400
2009	2,466
2010	92,139
2011	3,189
Thereafter	1,906,511

2,031,705
Unamortized discount	(1,585)

Total	$2,030,120

All of the notes described above contain both affirmative and negative covenants. Management believes that the Fund was in compliance with such covenants at September 30, 2007.

5.	RENTAL REVENUES

The Fund has entered into noncancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space.

As of September 30, 2007, the approximate fixed future minimum rentals for the period from October 1 through December 31, 2007, and each of the years ending December 31, 2008 through 2011 and thereafter are as follows:

Fixed Future
Minimum
Rentals

October 1 through December 31, 2007	$74,002
2008	299,042
2009	290,484
2010	270,550
2011	253,239
Thereafter	986,158

Of the total rental revenue for the nine months ended September 30, 2007, approximately 10% was earned from one tenant that provides legal services, and whose lease expires on September 31, 2018. No other tenant provided more than 10% of the total rental revenue for the nine months ended September 30, 2007.

Of the total rental revenue for the nine months ended September 30, 2006, approximately 12% was earned from two affiliated tenants that provide oil and gas services, whose leases expire on December 31, 2015. In addition, approximately 16% was earned from one tenant that provides legal services, and whose lease expires on September 31, 2018. No other tenant provided more than 10% of the total rental revenue for the nine months ended September 30, 2006.

The tenant leases generally provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses and generally include tenant renewal options that can extend the lease terms.

6.	GOVERNING AGREEMENTS AND INVESTOR RIGHTS

Governance of the Fund — The Fund is governed by the Partnership Agreement, as amended and restated on September 1, 2006. The term of the Fund shall continue until the Fund is dissolved pursuant to the provisions of the Partnership Agreement.

Management — Capital, as managing general partner, manages the day-to-day affairs of the Fund. The managing general partner has the power to direct the management, operation, and policies of the Fund subject to oversight of a management board. A subsidiary of Hines Real Estate Investment Trust, Inc. holds a non-managing general partner interest in the Fund. The Fund is required to obtain approval from the non-managing general partner for certain significant actions specified in the Partnership Agreement. Hines provides advisory services to the Fund pursuant to an advisory agreement.

Governance — The managing general partner is subject to the oversight of a seven-member management board and certain approval rights of the Non-Managing General Partner, the Advisory Committee, and the Limited Partners. The approval of the management board is required for acquiring and disposing of investments, incurring indebtedness, undertaking offerings of equity interests in the Fund, approving annual budgets, and other major decisions as outlined in the Partnership Agreement.

Contributions — A new investor entering the Fund generally acquires units of limited partnership interest pursuant to a subscription agreement under which the investor agrees to contribute a specified amount of capital to the Fund in exchange for units (“Capital Commitment”). A Capital Commitment may be funded and units may be issued in installments; however, the new investor is admitted to the Fund as a limited partner upon payment for the first units issued to the investor. Additional cash contributions for any unfunded commitments are required upon direction by the managing general partner.

Distributions — Cash distributions will be made to the partners of record as of the applicable record dates, not less frequently than quarterly, in proportion to their ownership interests.

Allocation of Profits/Losses — All profits and losses for any fiscal year shall be allocated pro rata among the partners in proportion to their ownership interests. All profit and loss allocations are subject to the special and curative allocations as provided in the Partnership Agreement.

Fees — Unaffiliated limited partners, as defined in the Partnership Agreement, of the Fund pay acquisition and asset management fees to the managing general partner or its designees. These fees are deducted from distributions otherwise payable to a partner and are in addition to, rather than a reduction of, the Capital Commitment of the partner. During the Fund’s initial investment period, which ended on February 2, 2007, these fees were paid 100% in cash. After the initial investment period, they will be paid 50% in cash and 50% in the form of a profits interest intended to approximate Capital having reinvested such 50% of the fees in Partnership units at current unit value.

Redemptions — Beginning with the fiscal year ending after the later of (1) February 2, 2007, or (2) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interest in the Fund at a price equal to the interest’s value based on the net asset value of the Fund at the time of redemption. The Fund will attempt to redeem up to 10%, in the aggregate, of the outstanding interests in the Fund, Core Office Trust, and Core Office Properties during any calendar year, provided that the Fund will not redeem any interests if the managing general partner determines that such redemption would result in any real estate investment trust (“REIT”) in which the Fund has an interest ceasing to qualify as a domestically controlled REIT for U.S. income tax purposes.

Debt — The Fund, through its subsidiaries, may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (1) 65% debt-to-value limitation for each property and (2) 50% aggregate debt-to-value limitation for all Fund assets, excluding in both cases assets held by NY Trust. However, the Fund may exceed the 50% aggregate limitation in (2) above if the managing general partner determines it is advisable to do so as long as the managing general partner makes a reasonable determination that the excess indebtedness will be repaid within one year of its incurrence. NY Trust has a 55% debt-to-value limitation at the time any such indebtedness is incurred. In addition, the Fund, through its subsidiaries, may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, as long as no assets of the Fund are pledged to secure such indebtedness.

Rights of General Motors Investment Management Corporation — The Second Amended and Restated Investor Rights Agreement among Hines, the Fund, Core Office Properties, NY Trust, Hines Shell Plaza Partners LP (“Shell Plaza Partners”), Hines Three First National Partners LP (“TFN Partners”), Hines 720 Olive Way Partners LP (“720 Olive Way Partners”), Hines 333 West Wacker Partners LP (“333 West Wacker Partners”), Hines Warner Center Partners LP (“Warner Center Partners”), Hines CF Sacramento Partners LP (“Sacramento Partners”), General Motors Investment Management Corporation (“GMIMC”) and a number of institutional investors advised by GMIMC (each an “Institutional Co-Investor” and collectively, the “Institutional Co-Investors”), dated October 12, 2005, provides GMIMC with certain co-investment rights with respect to the Fund’s investments. As of September 30, 2007, the Institutional Co-Investors co-invest with the Fund in 16 of the Fund’s Properties, owning effective interests in the Properties as follows:

Institutional
Co-Investors’
Effective
Property	Interest

425 Lexington Ave, 499 Park Ave, 1200 Nineteenth St, 600 Lexington Ave	57.89%
One Shell Plaza, Two Shell Plaza	49.50
Three First National Plaza	19.80
720 Olive Way	20.00
333 West Wacker	20.00
Warner Center	20.00
Olympus Corporate Centre, Wells Fargo Center Douglas Corporate Center, Johnson Ranch Corporate Centre, Roseville Corporate Center, Summit at Douglas Ridge	20.00

Co-Investment Rights — GMIMC, on behalf of one or more funds it advises, has the right to co-invest with the Fund in connection with each investment made by the Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.

GMIMC also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of any co-investment capital sought by the Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, GMIMC must invest at least 50% of the equity to be invested from sources other than the Fund.

If the owner of an investment desires to contribute the investment to the Fund and receive interests in the Fund or a subsidiary of the Fund on a tax-deferred basis, GMIMC has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

Redemption Rights — For each asset in which the Institutional Co-Investors acquire interests pursuant to GMIMC’s co-investment rights, the Fund must establish a three-year period ending no later than the 12th anniversary of the date such asset is acquired, unless GMIMC elects to extend it, during which the entity through which the Institutional Co-Investors make their investments will redeem or acquire such Institutional

Co-Investors’ interest in such entity at a price based on the net asset value of such entity at the time of redemption date.

Buy/Sell Rights — GMIMC, on behalf of the Institutional Co-Investors having an interest in NY Trust, Shell Plaza Partners, TFN Partners, 720 Olive Way Partners, 333 Wacker Partners, Warner Center Partners, Sacramento Partners and any other entity through which a co-investment is made (each, a “Co-Investment Entity”), on the one hand, and the Fund, on the other hand, have the right to initiate at any time the purchase and sale of any property in which any Institutional Co-Investor has an interest (the “Buy/Sell”). A Buy/Sell is triggered by either party delivering a written notice to the other party that identifies the property and states the value the tendering party assigns to such property (the “Stated Value”). The recipient may elect by written notice to be the buyer or seller with respect to such property or, in the absence of a written response, will be deemed to have elected to be a seller. If the property that is the subject of the Buy/Sell is owned by a Co-Investment Entity that owns more than one property, then such Co-Investment Entity will sell the property to the party determined to be the buyer pursuant to the Buy/Sell notice procedure for the Stated Value, and the proceeds of the sale will be distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. If the property in question is the only property owned by a Co-Investment Entity, then the party determined to be the buyer pursuant to the Buy/Sell notice procedure will acquire the interest of the selling party in the Co-Investment Entity for an amount equal to the amount that would be distributed to the selling party if the property were sold for the Stated Value and the proceeds distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. For this purpose, the Shell Buildings and Warner Center are each considered to be a single property.

Rights of IK Funds — As of September 30, 2007, IK US Portfolio Invest GmbH & Co. KG (“IK Fund I”), a limited partnership established under the laws of Germany, owned 109,497 units of limited partner interest in Core Office Properties. Additionally, IK US Portfolio Invest Zwei GmbH & Co. KG (“IK Fund II”) and IK US Portfolio Invest Drei GmbH & Co. KG (“IK Fund III”), each a limited partnership established under the laws of Germany (collectively with IK Fund I, the “IK Funds”), owned 29,869 and 21,061 units, respectively, of limited partnership interest in Core Office Properties, and also had unfunded commitment to invest additional $149.1 million to Core Office Properties, which is conditioned on IK Fund II and IK Fund III raising sufficient equity capital to fund such commitment. The IK Funds have the right to require Core Office Properties to redeem, at a price based on the net asset value of Core Office Properties as of the date of redemption, all or any portion of its interest, subject to a maximum redemption amount of $150.0 million for IK Fund II and IK Fund III, as of the following dates:

IK Fund	Redemption Date

IK Fund I	December 31, 2014
IK Fund II	December 31, 2016
IK Fund III	December 31, 2017

Any remaining interest not redeemed due to the maximum limitation will be redeemed in the subsequent year or years according to the Partnership Agreement’s redemption policy as described above. The Fund is obligated to provide Core Office Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to Core Office Properties. An IK Fund is not entitled to participate in the redemption rights available to Core Office Properties investors prior to such IK Funds’ redemption date.

7.	RELATED-PARTY TRANSACTIONS

The Companies have entered into management agreements with Hines, a related party, to manage the operations of the Properties. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or a specific percentage of the gross revenues of the specific Property. The Fund incurred management fees of $6.5 million and $4.1 million for the nine months ended September 30,

2007, and 2006, respectively. The Fund incurred management fees of $2.3 million and $1.5 million for the three months ended September 30, 2007, and 2006, respectively.

•	Reimbursement for salaries and wages of its on-site personnel. Salary and wage reimbursements of its on-site property personnel incurred by the Fund for the nine months ended September 30, 2007 and 2006, were $10.1 million and $7.4 million, respectively, and for the three months ended September 30, 2007 and 2006, were $3.5 million and $2.7 million, respectively.

•	Reimbursement for various direct services performed off site that are limited to the amount that is recovered from tenants under their leases and usually will not exceed in any calendar year a per-rentable-square-foot limitation. In certain instances, the per-rentable-square-foot limitation may be exceeded, with the excess offset against property management fees received. For the nine months ended September 30, 2007 and 2006, reimbursable services incurred by the Fund were $2.8 million and $1.1 million, respectively, and for the three months ended September 30, 2007 and 2006, were $1.0 million and approximately $500,000, respectively.

•	Leasing commissions equal to 1.5% of gross revenues payable over the term of each executed lease, including any lease amendment, renewal, expansion, or similar event. Leasing commissions of $1.8 million and $2.1 million were incurred by the Fund during the nine months ended September 30, 2007 and 2006, respectively, and approximately $600,000 and $1.2 million for the three months ended September 30, 2007 and 2006, respectively.

•	Construction management fees equal to 2.5% of the total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Construction management fees of approximately $624,000 and $90,000 were incurred by the Fund during the nine months ended September 30, 2007 and 2006, respectively, and approximately $19,000 for the three months ended September 30, 2006.

•	Other fees, primarily related to security services and parking operations, in the amounts of approximately $780,000 and $116,000 were incurred by the Fund during the nine months ended September 30, 2007 and 2006, respectively, and approximately $306,000 and $42,000 for the three months ended September 30, 2007 and 2006, respectively.

Certain Companies of the Fund have entered into lease agreements with Hines Core Fund Services, LLC (“Services”), an affiliate of Hines, for the operation of their respective parking garages. Under the terms of the lease agreements, the Fund received rental fees of $4.6 million and $3.3 million during the nine months ended September 30, 2007 and 2006, respectively, and $2.1 million and $1.2 million for the three months ended September 30, 2007 and 2006, respectively. Receivables due to the Fund from Services were approximately $1.6 million and $386,000 at September 30, 2007 and December 31, 2006, respectively.

In addition, the Fund has related-party payables owed to Hines and its affiliated entities at September 30, 2007 and December 31, 2006, of $4.6 million and $4.2 million, respectively, for accrued management fees, payroll expense, leasing commissions, off-site services, and legal and other general and administrative costs.

8.	LEASE OBLIGATIONS

The Shell Buildings are subject to certain ground leases that expire in 2065 and 2066. One ground lease that expires in 2065 contains a purchase option that allows the Fund to purchase the land within a five-year period that begins in June 2026.

One Atlantic Center is subject to a ground lease that expires in 2033. The ground lease contains renewal options at 10-year term increments, up to a total term of 99 years.

Straight-line rent payable included on the Fund’s condensed consolidated balance sheets consists of the difference between the rental payments due under the lease calculated on a straight-line basis from the date of acquisition or the lease commencement date over the remaining term of the lease and the actual rent due under the lease.

As of September 30, 2007, required payments under the terms of the leases in the period from October 1 through December 31, 2007, and each of the years ending December 31, 2008 through 2011 and thereafter are as follows (in thousands):

Fixed Future
Minimum
Rentals

October 1 through December 31, 2007	$388
2008	1,574
2009	1,633
2010	1,695
2011	1,759
Thereafter	161,612

Ground lease expense for the nine months ended September 30, 2007, and 2006, was approximately $1.1 million and $500,000, respectively, and is included in general and administrative expenses in the accompanying condensed consolidated statements of operations. Ground lease expense for the three months ended September 30, 2007 and 2006, was approximately $380,000 and $325,000 respectively, and is included in generally and administrative expenses in the accompanying condensed consolidated statement of operations.

9.	SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental cash disclosures for the nine months ended September 30, 2007 and 2006 were as follows (in thousands):

	2007	2006

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid during the period for interest	$70,766	$40,969

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued additions to investment property	$1,218	$766

Distributions authorized and unpaid	$23,400	$15,389

Dividends declared and unpaid to minority interest holders	$13,659	$9,158

Security deposits assumed upon acquisition of property	$1,319	$585

10.	SUBSEQUENT EVENTS

On October 8, the Fund entered into a construction contract for the redevelopment of the property located at 1200 19th Street in Washington, D.C., for a maximum guaranteed payment of $46.2 million.

On December 19, 2007, NY Trust entered into an unsecured revolving line of credit facility with KeyBank National Association, as administrative agent for itself and certain other lenders. This facility provides for borrowing capacity of up to $100.0 million with an option to increase the capacity up to $150.0 million prior to June 19, 2009 subject to certain terms and conditions. It has an initial three-year term, with the NY Trust having the right to extend the initial term for two successive one-year periods, subject to specified conditions. Loans under this facility bear interest, at the borrowers’ option, at (a) LIBOR plus a spread of 100 to 137.5 basis points or (b) the greater of the prime rate designated from time to time by KeyBank or the federal funds rate plus 50 basis points. Initial borrowings under this facility were used to pay in full the outstanding balance under Key Bank Agreement 1 and Key Bank Agreement 1 was retired. As of December 31, 2007, $31.9 million was outstanding under this facility at a weighted average interest rate of 5.93%.

On December 27, 2007, the Fund acquired Renaissance Square, a property consisting of two office buildings, One Renaissance Square and Two Renaissance Square, located in the central business district of Phoenix, Arizona. Renaissance Square was constructed between 1987 and 1989 and contains 965,508 square feet of rentable area that is approximately 95% leased. The contract purchase price for Renaissance Square was $270.9 million, exclusive of transaction costs, financing fees and working capital reserves.

In connection with the acquisition of Renaissance Square, the Fund assumed two mortgage loans. A mortgage loan made by Bank of America, N.A. in the principal amount of $103.6 million matures on April 1, 2012, bears interest at a fixed rate of 5.1325% per annum, and requires monthly installments of interest only throughout the remaining term. Prepayment of the loan is permitted with prior written notice and payment of a prepayment fee. No prepayment fee is due if loan is repaid in full during the last 180 days before the maturity date. The loan is secured by a mortgage/deed of trust on One Renaissance Square, the leases on the property, a security interest in the personal property in the property and an assignment of the property management agreement. A mortgage loan made by Principle Financial Group, LLC in the principal amount of $85.2 million matures on April 1, 2012, bears interest at a fixed rate of 5.14% per annum, and requires monthly installments of interest only throughout the remaining term. Prepayment of the loan is permitted on 30 days’ prior written notice and payment of a prepayment fee. No prepayment fee is due if loan is repaid in full during the last 90 days before the maturity date. The loan is secured by a mortgage/deed of trust on Two Renaissance Square, the leases on the property, a security interest in the personal property in the property and an assignment of the property management agreement. Both loan agreements contain customary covenants and events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the loan and bankruptcy-related defaults. Both loans are non-recourse to the Fund.

* * * * * *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Hines-Sumisei U.S. Core Office Fund, L.P.:

We have audited the accompanying consolidated balance sheets of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries (the “Partnership”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
March 29, 2007

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2006 and 2005

	2006	2005
	(In thousands)

ASSETS
Investment property — at cost:
Buildings and improvements — net	$1,606,064	$770,178
In-place leases — net	413,021	277,568
Land	501,193	334,747

Total investment property	2,520,278	1,382,493
Cash and cash equivalents	67,557	42,044
Restricted cash	8,449	2,137
Straight-line rent receivable	43,336	27,000
Tenant and other receivables	6,021	5,002
Deferred financing costs — net	18,917	21,358
Deferred leasing costs — net	64,476	52,148
Acquired above-market leases — net	155,298	160,330
Prepaid expenses and other assets	8,530	7,128

TOTAL ASSETS	$2,892,862	$1,699,640

LIABILITIES AND PARTNERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$67,633	$48,119
Due to affiliates	4,160	2,440
Straight-line rent payable	1,506	319
Acquired below-market leases — net	35,839	18,970
Acquired above-market ground leases — net	4,731	—
Other liabilities	14,487	15,062
Distributions payable	17,218	13,960
Dividends and distributions payable to minority interest holders	11,674	7,256
Notes payable — net	1,571,290	915,030

Total liabilities	1,728,538	1,021,156
Commitments and contingencies Minority interest	341,667	260,929
Partners’ equity	822,657	417,555

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$2,892,862	$1,699,640

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS
For The Years Ended December 31, 2006, 2005, and 2004

	2006	2005	2004
		(In thousands)

Revenues:
Rental revenues	$263,462	$190,686	$136,811
Other revenues	16,454	9,991	8,573

Total revenues	279,916	200,677	145,384

Expenses:
Depreciation and amortization	87,731	58,219	43,618
Property operating expenses	67,066	46,558	25,635
Real property taxes	49,100	37,213	21,634
Property management fees	5,839	3,912	2,406
General and administrative	6,640	4,847	5,495

Total expenses	216,376	150,749	98,788

Income before interest income, interest expense, and income allocated to minority interests	63,540	49,928	46,596
Interest income	1,879	928	347
Interest expense	(68,260)	(47,273)	(30,349)
Income allocated to minority interests	(7,073)	(6,660)	(10,737)

Net (loss) income	$(9,914)	$(3,077)	$5,857

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
For The Years Ended December 31, 2006, 2005, and 2004

	Managing
	General	Other
	Partner	Partners	Total
		(In thousands)

BALANCE — January 1, 2004	$(21)	$(2,101)	$(2,122)
Contributions from partners	285	364,730	365,015
Distributions to partners	(31)	(22,264)	(22,295)
Net income	9	5,848	5,857
Redemption of partnership interests	(5)	(85,127)	(85,132)
Adjustment for basis difference	(1,555)	—	(1,555)

BALANCE — December 31, 2004	(1,318)	261,086	259,768
Contributions from partners	207	199,060	199,267
Distributions to partners	(58)	(39,824)	(39,882)
Net loss	(3)	(3,074)	(3,077)
Adjustment for basis difference	1,479	—	1,479

BALANCE — December 31, 2005	307	417,248	417,555
Contributions from partners	456	469,984	470,440
Distributions to partners	(56)	(55,368)	(55,424)
Net loss	(10)	(9,904)	(9,914)

BALANCE — December 31, 2006	$697	$821,960	$822,657

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Years Ended December 31, 2006, 2005, and 2004

	2006	2005	2004
		(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(9,914)	$(3,077)	$5,857
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	95,163	64,152	46,066
Amortization of out-of-market leases — net	15,204	16,233	10,824
Minority interest in earnings of consolidated entities	7,073	6,660	10,737
Changes in assets and liabilities:
(Increase) decrease in tenant and other receivables	(1,398)	(2,909)	786
Increase in straight-line rent receivable	(16,336)	(15,522)	(8,598)
Additions to deferred leasing costs	(24,931)	(22,154)	(12,226)
Decrease in prepaid expenses and other assets	(842)	(109)	(1,053)
Increase in accounts payable and accrued expenses	8,903	16,361	5,900
Increase (decrease) in due to affiliates	808	(2,025)	2,359
Increase in straight-line rent payable	1,187	192	128
(Decrease) increase in other liabilities	(5,038)	(10,901)	18,549

Net cash provided by operating activities	69,879	46,901	79,329

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in investment property	(1,066,558)	(348,117)	(589,863)
(Increase) decrease in restricted cash	(6,311)	11,002	(2,561)
Decrease (increase) in acquired out-of-market leases	11,812	(16,092)	(137,595)
Increase in other assets	—	(6,000)	—

Net cash used in investing activities	(1,061,057)	(359,207)	(730,019)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from partners	470,440	180,430	320,962
Contributions from minority interest holders	113,381	23,309	191,981
Distributions to partners	(52,166)	(33,000)	(15,217)
Dividends to minority interest holders	(35,298)	(30,479)	(32,445)
Redemption to partners	—	—	(85,132)
Redemptions to minority interests	—	—	(20,000)
Proceeds from notes payable	1,060,145	346,140	436,340
Repayments of notes payable	(537,945)	(170,843)	(95,512)
Increase (decrease) in security deposit liabilities	82	(1,801)	4,014
Additions to deferred financing costs	(1,948)	(2,002)	(18,272)

Net cash provided by financing activities	1,016,691	311,754	686,719

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,513	(552)	36,029
CASH AND CASH EQUIVALENTS — Beginning of year	42,044	42,596	6,567

CASH AND CASH EQUIVALENTS — End of year	$67,557	$42,044	$42,596

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2006 and 2005, and for each of the
Three Years in the Period Ended December 31, 2006

1.	ORGANIZATION

Hines-Sumisei U.S. Core Office Fund, L.P. and consolidated subsidiaries (the “Fund”) was organized in August 2003 as a Delaware limited partnership by affiliates of Hines Interests Limited Partnership (“Hines”) for the purpose of investing in existing office properties (“Properties”) in the United States. The Fund’s third-party investors are primarily U.S. and foreign institutional investors. The managing general partner is Hines U.S. Core Office Capital LLC (“Capital”), an affiliate of Hines.

As of December 31, 2006, the Fund owned indirect interests in office properties as follows:

		Effective
		Ownership
		by the Fund
		December 31,
Property	City	2006(1)

One Atlantic Center	Atlanta, Georgia	91.0%
Three First National Plaza	Chicago, Illinois	72.8
333 West Wacker	Chicago, Illinois	72.6
One Shell Plaza	Houston, Texas	45.5
Two Shell Plaza	Houston, Texas	45.5
425 Lexington Avenue	New York, New York	40.6
499 Park Avenue	New York, New York	40.6
600 Lexington Avenue	New York, New York	40.6
Riverfront Plaza	Richmond, Virginia	91.0
525 B Street	San Diego, California	91.0
The KPMG Building	San Francisco, California	91.0
101 Second Street	San Francisco, California	91.0
720 Olive Way	Seattle, Washington	72.6
1200 Nineteenth Street	Washington, D.C.	40.6
Warner Center	Woodland Hills, California	72.6

(1)	This percentage shows the Fund’s effective ownership interests in the applicable operating companies (“Companies”) that own the Properties. The Fund holds an indirect ownership interest in the Companies through its investments in (1) Hines-Sumisei NY Core Office Trust (“NY Trust”) (40.60% at December 31, 2006) and (2) Hines-Sumisei U.S. Core Office Trust (“Core Office Trust”) (99.75% at December 31, 2006).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements include the accounts of the Fund, as well as the accounts of entities over which the Fund exercises financial and operating control and the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.

The Fund evaluates the need to consolidate joint ventures based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46R, Consolidation of Variable Interest Entities, and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures, as amended by Emerging Issues Task Force Issue No. 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Limited Partners Have Certain Rights. In accordance with this accounting literature, the Fund will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Fund will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. As of December 31, 2006, the Fund has no unconsolidated interests in joint ventures.

Investment Property — Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 5 to 10 years for furniture and fixtures, 5 to 20 years for electrical and mechanical installations, and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2006 and 2005, management believes no such impairment has occurred.

Acquisitions of properties are accounted for utilizing the purchase method, and accordingly, the results of operations of acquired properties are included in the Fund’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment, asset retirement obligations, assumed mortgage notes payable, and identifiable intangible assets and liabilities, such as amounts related to in-place leases, acquired above- and below-market leases, acquired above- and below-market ground leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs the Fund would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Fund evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized to amortization expense over the remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining noncancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense, and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

under the ground leases. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Cash and Cash Equivalents — The Fund defines cash and cash equivalents as cash on hand and investment instruments with original maturities of three months or less.

Restricted Cash — At December 31, 2006 and 2005, restricted cash consists of tenant security deposits and escrow deposits held by lenders for property taxes, tenant improvements and leasing commissions. Substantially all restricted cash is invested in demand or short-term instruments.

Deferred Financing Costs — Deferred financing costs consist of direct costs incurred in obtaining the notes payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the years ended December 31, 2006, 2005, and 2004, $4.4 million, $4.2 million, and $2.4 million, respectively, was amortized into interest expense. Deferred financing costs are shown at cost in the consolidated balance sheets, net of accumulated amortization of $10.3 million and $5.9 million at December 31, 2006 and 2005, respectively.

Deferred Leasing Costs — Direct leasing costs, primarily third-party leasing commissions and tenant incentives, are capitalized and amortized over the life of the related lease. Tenant incentive amortization was $2.9 million, $1.8 million, and $0 for the years ended December 31, 2006, 2005, and 2004, respectively, and was recorded as an offset to rental revenue. Amortization expense related to other direct leasing costs for the years ended December 31, 2006, 2005, and 2004, was $2.1 million, $1.4 million, and $0.3 million, respectively. Deferred leasing costs are shown at cost in the consolidated balance sheets, net of accumulated amortization of $8.4 million and $3.5 million at December 31, 2006 and 2005, respectively.

Revenue Recognition — The Fund recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of rent holidays, if any. Straight-line rent receivable included in the accompanying consolidated balance sheets consists of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining term of the related leases and the tenants’ actual rent due under the leases.

Revenues relating to lease termination fees are recognized at the time a tenant’s right to occupy the space is terminated and when the Fund has satisfied all obligations under the lease agreement. For the years ended December 31, 2006, 2005, and 2004, the Fund recorded $1.2 million, $22,000, and $13.2 million, respectively, in rental revenue relating to lease termination fees.

Other revenues consist primarily of parking revenue and tenant reimbursements. Parking revenue represents amounts generated from contractual and transient parking and is recognized in accordance with contractual terms or as services are rendered. Other revenues relating to tenant reimbursements are recognized in the period that the expense is incurred.

Income Taxes — No provision for income taxes is made in the accounts of the Fund since such taxes are liabilities of the partners and depend upon their respective tax situations.

In May 2006, the State of Texas enacted legislation that replaces the current franchise tax with a new “margin tax,” which is effective for tax reports due on or after January 1, 2008, and which will compute the tax based on business done in calendar years beginning after December 31, 2006. The new legislation expands the number of entities covered by the current Texas franchise tax and specifically includes limited partnerships as subject to the new margin tax. Currently, the Fund owns an indirect interest in two properties located in Texas, and as a consequence, the new margin tax will result in income tax expense in future years.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications — Certain reclassifications have been made to amounts in the 2005 and 2004 consolidated financial statements to be consistent with the 2006 presentation, which includes the reclassification of amounts due to affiliates to be disclosed separately from accounts payable and accrued expenses in the consolidated balance sheets and within cash flows from operating activities in the consolidated statements of cash flows.

Concentration of Credit Risk — At December 31, 2006, the Fund had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit with financial institutions. Management regularly monitors the financial stability of these financial institutions and believes that the Fund is not exposed to any significant credit risk in cash or cash equivalents or restricted cash.

Recent Accounting Pronouncements — In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires we recognize in our financial statements the impact of a tax position, if the position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management has assessed the potential impact of FIN 48 and does not anticipate the adoption will have a material impact on the Fund’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement that should be determined based on assumptions market participants would use in pricing an asset or liability. Management will be required to disclose the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS No. 157 is effective for fiscal years beginning after September 30, 2007. Management does not anticipate the adoption of this statement will have a material impact on the Fund’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for fiscal years beginning after September 30, 2007. Management has not decided if it will early adopt SFAS No. 159 or if it will choose to measure any eligible financial assets and liabilities at fair value.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	REAL ESTATE INVESTMENTS

At December 31, 2006, the Fund indirectly owned interests in properties as follows:

		Acquisition	Leasable
Property	City	Date	Square Feet	% Leased
			(Unaudited)	(Unaudited)

One Atlantic Center	Atlanta, Georgia	July 2006	1,100,312	82%
Three First National Plaza	Chicago, Illinois	March 2005	1,419,079	92
333 West Wacker	Chicago, Illinois	April 2006	845,247	90
One Shell Plaza	Houston, Texas	May 2004	1,228,160	97
Two Shell Plaza	Houston, Texas	May 2004	566,960	94
425 Lexington Avenue	New York, New York	August 2003	700,034	100
499 Park Avenue	New York, New York	August 2003	288,184	100
600 Lexington Avenue	New York, New York	February 2004	281,072	100
Riverfront Plaza	Richmond, Virginia	November 2006	949,873	99
525 B Street	San Diego, California	August 2005	447,159	89
The KPMG Building	San Francisco, California	September 2004	379,328	96
101 Second Street	San Francisco, California	September 2004	388,370	99
720 Olive Way	Seattle, Washington	January 2006	300,710	82
1200 Nineteenth Street	Washington, D.C.	August 2003	234,718	100
Warner Center	Woodland Hills, California	October 2006	808,274	98

			9,937,480

As of December 31, 2006, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

			Acquired	Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market	Above-Market
	Improvements	Leases	Leases	Leases	Ground Leases

Cost	$1,666,784	$531,218	$211,179	$50,876	$4,787
Less: accumulated depreciation and amortization	(60,720)	(118,197)	(55,881)	(15,037)	(56)

Net	$1,606,064	$413,021	$155,298	$35,839	$4,731

As of December 31, 2005, cost and accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows (in thousands):

			Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market
	Improvements	Leases	Leases	Leases

Cost	$801,611	$352,872	$197,839	$28,660
Less: accumulated depreciation and amortization	(31,433)	(75,304)	(37,509)	(9,690)

Net	$770,178	$277,568	$160,330	$18,970

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense was $56.3 million, $38.9 million, and $32.5 million for in-place leases for the years ended December 31, 2006, 2005, and 2004, respectively. Amortization of out-of-market leases, net, was $15.3 million, $16.2 million, and $10.8 million for the years ended December 31, 2006, 2005, and 2004, respectively. Amortization of above-market ground leases was approximately $56,000 for the year ended December 31, 2006, and $0 for the years ended December 31, 2005 and 2004. The weighted-average lease life of in-place and out-of-market leases was eight years at December 31, 2006.

Anticipated amortization of in-place leases, out-of-market leases, net, and above-market ground leases for the next five years is as follows (in thousands):

	In-Place	Out-of-Market	Above-Market
Years Ending December 31	Leases	Leases Net	Ground Leases

2007	$67,001	$14,386	$120
2008	60,791	15,627	120
2009	52,873	16,235	120
2010	46,773	15,328	120
2011	41,986	13,954	120

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	NOTES PAYABLE

The Fund’s notes payable at December 31, 2006 and 2005, consist of the following (in thousands):

			Outstanding	Outstanding
	Interest Rate		Principal	Principal
	as of		Balance at	Balance at
	December 31,	Maturity	December 31,	December 31,
Description	2006	Date	2006	2005

MORTGAGE DEBT
SECURED NONRECOURSE FIXED RATE MORTGAGE LOANS:
Bank of America/Connecticut General Life Insurance:
425 Lexington Avenue, 499 Park Avenue, 1200 Nineteenth Street
Note A1	4.7752%	9/01/2013	$160,000	$160,000
Note A2	4.7752	9/01/2013	104,600	104,600
Note B	4.9754	9/01/2013	51,805	51,805
Prudential Financial, Inc. — 600 Lexington Avenue	5.74	3/01/2014	49,850	49,850
Prudential Mortgage Capital Company Note A — One Shell Plaza/Two Shell Plaza	4.64	6/01/2014	131,963	131,963
Prudential Mortgage Capital Company Note B — One Shell Plaza/Two Shell Plaza	5.29	6/01/2014	63,537	63,537
Nippon Life Insurance Companies — The KPMG Building	5.13	9/20/2014	80,000	80,000
Nippon Life Insurance Companies — 101 Second Street	5.13	4/19/2010	75,000	75,000
The Northwestern Mutual Life Insurance Company — Three First National Plaza	4.67	4/01/2012	126,900	126,900
NLI Properties East, Inc. — 525 B Street	4.69	8/07/2012	52,000	52,000
Prudential Insurance Company of America — 720 Olive Way	5.32	2/1/2016	42,400	—
Prudential Insurance Company of America — 333 West Wacker	5.66	5/1/2016	124,000	—
Prudential Insurance Company of America — One Atlantic Center	6.10	8/1/2016	168,500	—
Bank of America, N.A. — Warner Center	5.628	10/2/2016	174,000	—
Metropolitan Life Insurance Company — Riverfront Plaza	5.20	6/1/2012	135,900	—

			1,540,455	895,655
SECURED NONRECOURSE VARIABLE RATE MEZZANINE LOANS — The Northwestern Mutual Life Insurance Company — Three First National Plaza	6.33%	4/01/2010	14,100	14,100
REVOLVING CREDIT FACILITIES Key Bank National Association — NY Core Office Trust	6.95% weighted avg.	1/28/2008	18,575	5,275

Total			$1,573,130	$915,030

Substantially all the mortgage notes described above require monthly interest-only payments, and prepayment of principal balance is permitted with payment of a premium. Each mortgage note is secured by a

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

mortgage on the related property, the leases on the related property, and the security interest in personal property located on the related property.

Revolving Credit Facilities

Key Bank National Association — NY Core Office Trust — On January 28, 2005, and as amended July 13, 2006, Hines-Sumisei NY Core Office Trust (“NY Trust”), a subsidiary of the Fund, entered into an agreement with Key Bank National Association for a $30.0 million revolving line of credit (“Key Bank Agreement 1”). The Key Bank Agreement 1 allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 200 basis points based on a prescribed leverage ratio calculated for NY Trust. Payments of interest are due monthly. NY Trust may extend the maturity date for two successive 12-month periods. NY Trust may prepay the note at any time with three business days’ notice.

Key Bank National Association — U.S. Core Office Properties — On August 31, 2005, and as amended November 8, 2006, Hines-Sumisei U.S. Core Office Properties LP (“Core Office Properties”), a subsidiary of the Fund, entered into an agreement with Key Bank National Association for a $175.0 million revolving line of credit (“Key Bank Agreement 2”) with an accordion to $300.0 million. The Key Bank Agreement 2 allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 200 basis points based on a prescribed leverage ratio calculated for Core Office Properties, which ratio under the Key Bank Agreement 2 takes into account Core Office Properties’ effective ownership interest in the debt and certain allowable assets of entities in which Core Office Properties directly and indirectly invests. Payments of interest are due monthly, and all outstanding principal and unpaid interest is due on October 31, 2009. Core Office Properties may extend the maturity date for two successive 12-month periods. Core Office Properties may prepay the note at any time with three business days’ notice. There was no outstanding principal balance on this revolving line of credit at December 31, 2006.

As of December 31, 2006, the scheduled principal payments on notes payable are due as follows (in thousands):

Years Ending December 31

2007	$—
2008	18,575
2009	1,466
2010	92,139
2011	3,189
Thereafter	1,457,761

1,573,130
Unamortized discount	(1,840)

Total	$1,571,290

All of the notes described above contain both affirmative and negative covenants. Management believes that the Fund was in compliance with such covenants at December 31, 2006.

5.	RENTAL REVENUES

The Fund has entered into noncancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2006, the approximate fixed future minimum rentals in various years through 2029 (excluding rentals from month-to-month leases) are as follows:

Fixed Future
Minimum
Years Ending December 31	Rentals

2007	$243,718
2008	233,152
2009	228,546
2010	217,327
2011	207,206
Thereafter	876,941

Of the total rental revenue for the year ended December 31, 2006, approximately:

•	36% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027, and

•	11% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015.

The tenant leases generally provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Properties’ tenant leases have remaining terms of up to 23 years and generally include tenant renewal options that can extend the lease terms.

6.	GOVERNING AGREEMENTS AND INVESTOR RIGHTS

Governance of the Fund — The Fund is governed by the Partnership Agreement, as amended and restated on September 1, 2006. The term of the Fund shall continue until the Fund is dissolved pursuant to the provisions of the Partnership Agreement.

Management — Capital, as managing general partner, manages the day-to-day affairs of the Fund. The managing general partner has the power to direct the management, operation, and policies of the Fund subject to oversight of a management board. A subsidiary of Hines Real Estate Investment Trust, Inc. holds a non-managing general partner interest in the Fund. The Fund is required to obtain approval from the non-managing general partner for certain significant actions specified in the Partnership Agreement. Hines provides advisory services to the Fund pursuant to an advisory agreement.

Governance — The managing general partner is subject to the oversight of a seven-member management board and certain approval rights of the Non-Managing General Partner, the Advisory Committee, and the Limited Partners. The approval of the management board is required for acquiring and disposing of investments, incurring indebtedness, undertaking offerings of equity interests in the Fund, approving annual budgets, and other major decisions as outlined in the Partnership Agreement.

Contributions — A new investor entering the Fund generally acquires units of limited partnership interest pursuant to a subscription agreement under which the investor agrees to contribute a specified amount of capital to the Fund in exchange for units (“Capital Commitment”). A Capital Commitment may be funded and units may be issued in installments; however, the new investor is admitted to the Fund as a limited partner upon payment for the first units issued to the investor. Additional cash contributions for any unfunded commitments are required upon direction by the managing general partner.

Distributions — Cash distributions will be made to the partners of record as of the applicable record dates, not less frequently than quarterly, in proportion to their ownership interests.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Allocation of Profits/Losses — All profits and losses for any fiscal year shall be allocated pro rata among the partners in proportion to their ownership interests. All profit and loss allocations are subject to the special and curative allocations as provided in the Partnership Agreement.

Fees — Unaffiliated limited partners, as defined in the Partnership Agreement, of the Fund pay acquisition and asset management fees to the managing general partner or its designees. These fees are deducted from distributions otherwise payable to a partner and are in addition to, rather than a reduction of, the Capital Commitment of the partner. During the Fund’s initial investment period, which ended on February 2, 2007, these fees were paid 100% in cash. After the initial investment period, they will be paid 50% in cash and 50% in the form of a profits interest intended to approximate Capital having reinvested such 50% of the fees in Partnership units at current unit value.

Redemptions — Beginning with the fiscal year ending after the later of (1) February 2, 2007, or (2) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interest in the Fund at a price equal to the interest’s value based on the net asset value of the Fund at the time of redemption. The Fund will attempt to redeem up to 10%, in the aggregate, of the outstanding interests in the Fund, Core Office Trust, and Core Office Properties during any calendar year, provided that the Fund will not redeem any interests if the managing general partner determines that such redemption would result in any real estate investment trust (“REIT”) in which the Fund has an interest ceasing to qualify as a domestically controlled REIT for U.S. income tax purposes.

Debt — The Fund, through its subsidiaries, may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (1) 65% debt-to-value limitation for each property and (2) 50% aggregate debt-to-value limitation for all Fund assets, excluding in both cases assets held by NY Trust. However, the Fund may exceed the 50% aggregate limitation in (2) above if the managing general partner determines it is advisable to do so as long as the managing general partner makes a reasonable determination that the excess indebtedness will be repaid within one year of its incurrence. NY Trust has a 55% debt-to-value limitation at the time any such indebtedness is incurred. In addition, the Fund, through its subsidiaries, may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, as long as no assets of the Fund are pledged to secure such indebtedness.

Rights of General Motors Investment Management Corporation — The Second Amended and Restated Investor Rights Agreement among Hines, the Fund, Core Office Properties, NY Trust, Hines Shell Plaza Partners LP (“Shell Plaza Partners”), Hines Three First National Partners LP (“TFN Partners”), Hines 720 Olive Way Partners LP (“720 Olive Way Partners”), Hines 333 West Wacker Partners LP (“333 West Wacker Partners”), Hines Warner Center Partners LP (“Warner Center Partners”), General Motors Investment Management Corporation (“GMIMC”) and a number of institutional investors advised by GMIMC (each an “Institutional Co-Investor” and collectively, the “Institutional Co-Investors”), dated October 12, 2005, provides GMIMC with certain co-investment rights with respect to the Fund’s investments. As of December 31, 2006,

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Institutional Co-Investors co-invest with the Fund in 10 of the Fund’s Properties, owning effective interests in the Properties as follows:

Institutional
Co-Investors’
Effective
Property	Interest

425 Lexington Ave, 499 Park Ave, 1200 Nineteenth St, 600 Lexington Ave	57.89%
One Shell Plaza, Two Shell Plaza	49.50
Three First National Plaza	19.80
720 Olive Way	20.00
333 West Wacker	20.00
Warner Center	20.00

Co-Investment Rights — GMIMC, on behalf of one or more funds it advises, has the right to co-invest with the Fund in connection with each investment made by the Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.

GMIMC also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of any co-investment capital sought by the Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, GMIMC must invest at least 50% of the equity to be invested from sources other than the Fund.

If the owner of an investment desires to contribute the investment to the Fund and receive interests in the Fund or a subsidiary of the Fund on a tax-deferred basis, GMIMC has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

Redemption Rights — For each asset in which the Institutional Co-Investors acquire interests pursuant to GMIMC’s co-investment rights, the Fund must establish a three-year period ending no later than the 12th anniversary of the date such asset is acquired, unless GMIMC elects to extend it, during which the entity through which the Institutional Co-Investors make their investments will redeem or acquire such Institutional Co-Investors’ interest in such entity at a price based on the net asset value of such entity at the time of redemption date.

Buy/Sell Rights — GMIMC, on behalf of the Institutional Co-Investors having an interest in NY Trust, Shell Plaza Partners, TFN Partners, 720 Olive Way Partners, 333 Wacker Partners, Warner Center Partners and any other entity through which a co-investment is made (each, a “Co-Investment Entity”), on the one hand, and the Fund, on the other hand, have the right to initiate at any time the purchase and sale of any property in which any Institutional Co-Investor has an interest (the “Buy/Sell”). A Buy/Sell is triggered by either party delivering a written notice to the other party that identifies the property and states the value the tendering party assigns to such property (the “Stated Value”). The recipient may elect by written notice to be the buyer or seller with respect to such property or, in the absence of a written response, will be deemed to have elected to be a seller. If the property that is the subject of the Buy/Sell is owned by a Co-Investment Entity that owns more than one property, then such Co-Investment Entity will sell the property to the party determined to be the buyer pursuant to the Buy/Sell notice procedure for the Stated Value, and the proceeds of the sale will be distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. If the property in question is the only property owned by a Co-Investment Entity, then the party determined to be the buyer pursuant to the Buy/Sell notice procedure will acquire the interest of the selling party in the Co-Investment Entity for an amount equal to the amount that would be distributed to the selling party if the property were sold for the Stated Value and the proceeds distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. For this purpose, the Shell Buildings and Warner Center are each considered to be a single property.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Rights of IK Funds — As of December 31, 2006, IK US Portfolio Invest GmbH & Co. KG (“IK Fund I”), a limited partnership established under the laws of Germany, owned 73,106 units of limited partner interest in Core Office Properties and also had an unfunded commitment to invest an additional $40.8 million to Core Office Properties. Additionally, IK US Portfolio Invest Zwei GmbH & Co. KG (“IK Fund II”) and IK US Portfolio Invest Drei GmbH & Co. KG (“IK Fund III”), each a limited partnership established under the laws of Germany (collectively with IK Fund I, the “IK Funds”), have made a commitment to contribute up to an additional $200.0 million to Core Office Properties, which is conditioned on IK Fund II and IK Fund III raising sufficient equity capital to fund such commitment. The IK Funds have the right to require Core Office Properties to redeem, at a price based on the net asset value of Core Office Properties as of the date of redemption, all or any portion of its interest, subject to a maximum redemption amount of $150.0 million for IK Fund II and IK Fund III, as of the following dates:

IK Fund	Redemption Date

IK Fund I	December 31, 2014
IK Fund II	December 31, 2016
IK Fund III	December 31, 2017

Any remaining interest not redeemed due to the maximum limitation will be redeemed in the subsequent year or years according to the Partnership Agreement’s redemption policy as described above. The Fund is obligated to provide Core Office Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to Core Office Properties. An IK Fund is not entitled to participate in the redemption rights available to Core Office Properties investors prior to such IK Funds’ redemption date.

7.	RELATED-PARTY TRANSACTIONS

The Companies have entered into management agreements with Hines, a related party, to manage the operations of the Properties. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or a specific percentage of the gross revenues of the specific Property. The Fund incurred management fees of $5.8 million, $3.9 million, and $2.4 million for the years ended December 31, 2006, 2005, and 2004, respectively.

•	Reimbursement for salaries and wages of its on-site personnel. Salary and wage reimbursements of its on-site property personnel incurred by the Fund for the years ended December 31, 2006, 2005, and 2004, were $10.6 million, $7.8 million, and $4.2 million, respectively.

•	Reimbursement for various direct services performed off site that are limited to the amount that is recovered from tenants under their leases and usually will not exceed in any calendar year a per-rentable-square-foot limitation. In certain instances, the per-rentable-square-foot limitation may be exceeded, with the excess offset against property management fees received. This per-rentable-square-foot limitation was approximately $0.23, $0.21, and $0.21 for 2006, 2005, and 2004, respectively, increasing on January 1 of each subsequent year based on changes in the consumer price index. For the years ended December 31, 2006, 2005, and 2004, reimbursable services incurred by the Fund were $1.7 million, $2.6 million, and $0.5 million, respectively.

•	Leasing commissions equal to 1.5% of gross revenues payable over the term of each executed lease, including any lease amendment, renewal, expansion, or similar event. Leasing commissions of $3.5 million, $2.9 million, and $2.9 million were incurred by the Fund during the years ended December 31, 2006, 2005, and 2004, respectively.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	Construction management fees equal to 2.5% of the total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Construction management fees of approximately $64,000, $52,000, and $4,000 were incurred by the Fund during the years ended December 31, 2006, 2005, and 2004, respectively.

•	Other fees, primarily related to security services and parking operations, in the amounts of $1.1 million, $1.0 million, and $0.9 million were incurred by the Fund during the years ended December 31, 2006, 2005, and 2004, respectively.

Certain Companies of the Fund have entered into lease agreements with Hines Core Fund Services, LLC (“Services”), an affiliate of Hines, for the operation of their respective parking garages. Under the terms of the lease agreements, the Fund received rental fees of $4.5 million, $3.4 million, and $2.7 million during the years ended December 31, 2006, 2005, and 2004, respectively. Receivables due to the Fund from Services were approximately $386,000 and $259,000 at December 31, 2006 and 2005, respectively.

In addition, the Fund has related-party payables owed to Hines and its affiliated entities at December 31, 2006 and 2005, of $4.2 million and $2.4 million, respectively, for accrued management fees, payroll expense, leasing commissions, off-site services, and legal and other general and administrative costs.

8.	LEASE OBLIGATIONS

The Shell Buildings are subject to certain ground leases that expire in 2065 and 2066. One ground lease that was to expire in 2065 contained a purchase option that allowed the Fund to purchase the land in June 2006. The Fund exercised the purchase option and paid the purchase price of $1.2 million in June 2006. A second ground lease that expires in 2065 contains a purchase option that allows the Fund to purchase the land within a five-year period that begins in June 2026.

One Atlantic Center is subject to a ground lease that expires in 2033. The ground lease contains renewal options at 10-year term increments, up to a total term of 99 years.

Straight-line rent payable included on the Fund’s consolidated balance sheets consists of the difference between the rental payments due under the lease calculated on a straight-line basis from the date of acquisition or the lease commencement date over the remaining term of the lease and the actual rent due under the lease.

As of December 31, 2006, required payments under the terms of the leases are as follows (in thousands):

Fixed Future
Minimum
Years Ending December 31	Rentals

2007	$1,513
2008	1,574
2009	1,633
2010	1,695
2011	1,759
Thereafter	61,720

Ground lease expense for the years ended December 31, 2006, 2005, and 2004, was $2.0 million, $0.5 million, and $0.3 million, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

9.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2006 and 2005. Considerable judgment is necessary to interpret market data

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Fund could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2006 and 2005, management estimates that the carrying values of cash and cash equivalents, tenant and other receivables, accounts payable and accrued expenses, other liabilities, and distributions payable are recorded at amounts that reasonably approximate fair value due to the short-term nature of these items. Fair value of notes payable at December 31, 2006 and 2005, was approximately $1,548.9 million and $891.6 million, respectively, based upon interest rates available for the issuance of debt with similar terms and maturities, with carrying amounts of $1,571.3 million and $915.0 million, respectively.

10.	SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental cash disclosures were as follows (in thousands):

	2006	2005	2004

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid during the period for interest	$61,432	$42,496	$26,630

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued additions to investment property	$1,364	$2,836	$—

Distributions authorized and unpaid	$17,218	$13,960	$7,078

Dividends declared and unpaid to minority interest holders	$11,674	$7,256	$6,117

Conversion of note payable to equity	$—	$—	$44,053

Conversion of minority interests	$—	$18,837	$—

Mortgage assumed upon acquisition of property	$134,017	$—	$—

Security deposits assumed upon acquisition of property	$1,644	$—	$—

11.	SUBSEQUENT EVENTS

On March 29, 2007, an affiliate of Hines entered into a contract (the “Purchase Agreement”) to acquire a portfolio of office buildings in Sacramento, California (the “Sacramento Properties”) on behalf of an indirect subsidiary of the Fund, as well as acquire certain other properties on behalf of another affiliate of Hines. The Sacramento Properties consist of approximately 1.4 million square feet (unaudited) and are located in and around the Sacramento metropolitan area. The contract purchase price of the Sacramento Properties is expected to be approximately $490.2 million, exclusive of transaction costs, financing fees and working capital reserves, and the transaction is expected to close on or about May 1, 2007. Additionally, the indirect subsidiary of the Fund has entered into an unconditional guaranty to pay a termination fee in the amount of approximately $49.0 million in the event that the acquisition of any of the properties subject to the Purchase Agreement does not close (including the failure to purchase any of the properties to be acquired by the other affiliate of Hines). There are no financing or due diligence conditions to the closing of this transaction.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the two-building office complex located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California (the “Property”) for the year ended December 31, 2007. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
January 24, 2008

RAYTHEON/DIRECTV BUILDINGS, EL SEGUNDO, CALIFORNIA

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2007

Revenue —
Rental revenue	$15,433,883
Certain Operating Expenses:
Real estate taxes	1,232,930
Interest expense	3,102,781
Insurance	20,075

Total certain operating expenses	4,355,786

Revenues in excess of certain operating expenses	$11,078,097

See accompanying notes to the statement of revenues and certain operating expenses.

RAYTHEON/DIRECTV BUILDINGS, EL SEGUNDO, CALIFORNIA

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2007

(1)	Organization

2200, 2222 and 2230 East Imperial Highway (the “Raytheon/DirecTV Buildings” or the “Property”), is a complex consisting of two office buildings located in the South Bay submarket of El Segundo, California that contains 550,579 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) entered into a contract to acquire the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition is expected to be completed in February 2008 by Hines REIT El Segundo LP, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

Revenue Recognition

The Property’s operations consist of rental revenue earned from a tenant under a leasing arrangement which provides for minimum rents and an escalation charge to the tenant for the real estate tax amount of 1,232,930. All leases with the tenants are triple-net leases and leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in cash receipts in excess of rental revenue of $7,184,530 for the year ended December 31, 2007.

(5)	Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2007 is as follows:

Year Ended December 31:	Amount

2008	$21,385,483
2009	7,663,105
2010	7,717,935
2011	7,773,861
2012	7,830,906
Thereafter	34,224,112

RAYTHEON/DIRECTV BUILDINGS, EL SEGUNDO, CALIFORNIA

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents and real estate taxes. There were no contingent rents for the year-ended December 31, 2007.

Of the total rental revenue for the year ended December 31, 2007, 100% was earned from a tenant in the manufacturing industry, whose lease expires in December 2008. The tenant has executed a lease for 345,377 square feet, or approximately 63% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2018. Additionally, a tenant in the information industry, has executed a lease for 205,202 square feet, or approximately 37% of the buildings’ rentable area, which commences January 1, 2009, and expires on December 31, 2013.

(6)	Mortgage Note Payable

In connection with the acquisition of the Property, Hines REIT El Segundo LP assumed a mortgage note payable to IXIS Real Estate Capital Inc. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note accrues interest daily at a fixed rate of 5.675% per annum, which is paid in monthly installments until the maturity date of December 5, 2016.

Future principal payments on the Mortgage Note are as follows:

Year Ending December 31:	Amount

2008	$759,201
2009	803,425
2010	850,224
2011	899,749
2012	952,159
Thereafter	$50,017,829

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 2200 Ross Avenue, Dallas, Texas (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
January 16, 2008

CHASE TOWER, DALLAS, TEXAS

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months ended September 30, 2007 (unaudited) and
For the Year Ended December 31, 2006

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2007	2006
	(Unaudited)

Revenue:
Rental revenue	$21,581,514	$26,449,203
Other revenue	2,497,767	2,793,255

Total revenue	24,079,281	29,242,458
Certain Operating Expenses:
Utilities	2,834,862	3,830,722
Real estate taxes	3,975,348	5,762,054
Repairs and maintenance	868,710	1,263,791
Cleaning services	791,839	1,063,773
Salaries and wages	961,305	1,296,576
Building management services	1,452,633	2,084,735
Insurance	328,613	442,380

Total certain operating expenses	11,213,310	15,744,031

Revenues in excess of certain operating expenses	$12,865,971	$13,498,427

See accompanying notes to statements of revenues and certain operating expenses.

CHASE TOWER, DALLAS, TEXAS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)	Organization

2200 Ross Avenue (“Chase Tower” or the “Property”) is a 55-story office building located in Dallas, Texas that contains 1,296,407 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on November 16, 2007 by Hines REIT 2200 Ross Avenue LP, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases with the tenants are gross leases and leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of cash payments of $767,019 (unaudited) for the nine months ended September 30, 2007, and $1,427,613 for the year ended December 31, 2006.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

CHASE TOWER, DALLAS, TEXAS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year Ended December 31:	Amount

2007	$23,104,680
2008	24,815,715
2009	24,848,185
2010	24,800,258
2011	24,192,861
Thereafter	112,992,395

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service and real estate taxes.

Of the total rental revenue for the year ended December 31, 2006, 36% was earned from two tenants in the legal industry, whose leases expire in various years through 2016, 19% was earned from a tenant in the finance and insurance industry, whose lease expires in 2008, and 14% was earned from a tenant in the accounting industry, whose leases expire in various years through 2012. Also, of the total rental revenue for the year ended December 31, 2006, 39% was earned from seven tenants in the legal industry and 34% was earned from ten tenants in the finance and insurance industry. The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of the total rental revenue of the Property for the year ended December 31, 2006.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of a portfolio of nine office/flex buildings located in the I-494, I-394, and Midway submarkets of Minneapolis, Minnesota (collectively, the “Properties”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Properties for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
October 16, 2007

MINNEAPOLIS OFFICE/FLEX PORTFOLIO, MINNEAPOLIS, MINNESOTA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

	Six Months
	Ended	Year Ended
	June 30,	December 31,
	2007	2006
	(Unaudited)

Revenue —
Rental revenue	$4,504,205	$9,391,506
Certain Operating Expenses:
Real estate taxes	932,310	1,824,684
Cleaning services	10,172	11,069
Repairs and maintenance	423,836	873,591
Building management services	12,727	26,988
Insurance	39,467	77,766
Utilities	215,950	422,221

Total certain operating expenses	1,634,462	3,236,319

Revenues in excess of certain operating expenses	$2,869,743	$6,155,187

See accompanying notes to statements of revenues and certain operating expenses.

MINNEAPOLIS OFFICE/FLEX PORTFOLIO, MINNEAPOLIS, MINNESOTA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)	Organization

Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired a portfolio of nine one-story office/flex buildings located in the I-494, I-394, and Midway submarkets of Minneapolis, Minnesota (collectively known as the “Properties” or “Minneapolis Office/Flex Portfolio”). The Properties consist of 766,240 square feet (unaudited) of rentable area. Hines REIT acquired the Properties, through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on September 28, 2007 by Hines REIT Minneapolis Industrial, LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Properties.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Properties’ operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of cash payments of approximately $90,000 (unaudited) for the six months ended June 30, 2007, and approximately $386,000 for the year ended December 31, 2006.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

MINNEAPOLIS OFFICE/FLEX PORTFOLIO, MINNEAPOLIS, MINNESOTA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year Ended December 31:	Amount

2007	$5,917,626
2008	5,448,514
2009	4,477,265
2010	3,871,580
2011	2,904,463
Thereafter	7,477,396

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2006.

Of the total rental revenue for the year ended December 31, 2006, approximately 12% was earned from a tenant in the finance and insurance industry, whose lease expires in 2015. Also, of the total revenue for the year ended December 31, 2006, 21% was earned from two tenants in the finance and insurance industry, whose leases expire in various years through 2015, and 27% was earned from 11 tenants in the manufacturing industry, whose leases expire in various years through 2012. The Properties did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of the total rental revenue of the Properties for the year ended December 31, 2006.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at One Wilshire, Los Angeles, California (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
October 16, 2007

ONE WILSHIRE, LOS ANGELES, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

	Six Months
	Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenue:
Rental revenue	$9,499,575	$18,832,846
Other revenue	1,453,686	2,782,118

Total revenue	10,953,261	21,614,964
Certain Operating Expenses:
Utilities	1,974,428	4,018,994
Real estate taxes	1,071,475	2,107,033
Repairs and maintenance	253,604	632,409
Cleaning services	408,613	832,516
Salaries and wages	519,258	851,191
Building management services	463,026	956,201
Insurance	517,784	752,528

Total certain operating expenses	5,208,188	10,150,872

Revenues in excess of certain operating expenses	$5,745,073	$11,464,092

See accompanying notes to statements of revenues and certain operating expenses.

ONE WILSHIRE, LOS ANGELES, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)	Organization

One Wilshire (the “Property”), a thirty-story office building located in Downtown Los Angeles, California and contains 664,248 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on August 1, 2007 by Hines REIT One Wilshire LP, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, depreciation and amortization, and fees earned from telecommunication services, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases with the tenants are gross leases and leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of cash payments of approximately $16,000 (unaudited) for the six months ended June 30, 2007, and approximately $153,000 for the year ended December 31, 2006.

Other revenue consists of fees earned from tenants under leasing arrangements related to space rental of the HVAC condenser unit, emergency generator usage, access to telecommunications rooms and use of connections thereto (excluding fees related to the use of telecommunication services), and parking fees. Such fees are specified under lease agreements with the tenants and are recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

ONE WILSHIRE, LOS ANGELES, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(5)	Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year Ended December 31:	Amount

2007	$13,580,118
2008	12,391,652
2009	10,816,817
2010	10,168,030
2011	8,196,425
Thereafter	23,039,965

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service and real estate taxes. The contingent rents for the year ended December 31, 2006 were approximately $283,000.

Of the total rental revenue for the year ended December 31, 2006, 13% was earned from a tenant in the telecommunications industry, whose lease expires in various years through 2013, and 12% was earned from a tenant in the legal industry, whose lease expires in 2018. Also, of the total rental revenue for the year ended December 31, 2006, 53% was earned from 34 tenants in the telecommunications industry, whose leases expire in various years through 2014, and 16% was earned from 4 tenants in the legal industry whose leases expire in various years through 2018. The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of the total rental revenue of the Property for the year ended December 31, 2006.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of 3 Huntington Quadrangle, a two-building office complex located in Melville, New York (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
October 2, 2007

3 HUNTINGTON QUADRANGLE, MELVILLE, NEW YORK

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

	Six Months
	Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenue —
Rental revenue	$5,299,379	$11,255,387
Certain Operating Expenses:
Utilities	1,057,656	1,997,394
Real estate taxes	553,848	1,063,919
Repairs and maintenance	149,859	441,624
Cleaning services	204,627	439,319
Salaries and wages	180,992	393,363
Building management services	99,831	207,308
Insurance	44,789	88,199

Total certain operating expenses	2,291,602	4,631,126

Revenues in excess of certain operating expenses	$3,007,777	$6,624,261

See accompanying notes to statements of revenues and certain operating expenses.

3 HUNTINGTON QUADRANGLE, MELVILLE, NEW YORK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)	Organization

3 Huntington Quadrangle (the “Property”) is a two-building office complex located in Melville, New York and contains 407,731 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on July 19, 2007 by Hines REIT 3HQ LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases with the tenants are gross leases and leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of cash payments of approximately $152,072 (unaudited) for the six months ended June 30, 2007, and approximately $442,245 for the year ended December 31, 2006.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

3 HUNTINGTON QUADRANGLE, MELVILLE, NEW YORK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year Ended December 31:	Amount

2007	$7,805,613
2008	7,054,349
2009	6,980,288
2010	5,903,657
2011	1,658,057
Thereafter	5,243,645

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service and real estate taxes. There were no contingent rents for the year ended December 31, 2006.

Of the total rental revenue for the year ended December 31, 2006, 31% was earned from a tenant in the finance and insurance industry, whose lease expires in 2010 and 15% was earned from a tenant in the healthcare industry, whose lease expires in 2010. Also, 75% of the total rental revenue for the year ended December 31, 2006 was earned from nine tenants in the finance and insurance industry, whose leases expire in various years through 2017. The Property did not earn rental revenue from any other tenants or industry concentration of tenants which represent more than 10% of the total rental revenue of the Property for the year ended December 31, 2006.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of 2301 Fifth Avenue, Seattle, Washington (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
July 13, 2007

5th AND BELL, SEATTLE, WASHINGTON

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
For the Year Ended December 31, 2006

	Three Months	Year Ended
	Ended	December 31,
	March 31, 2007	2006
	(Unaudited)

Revenue:
Rental revenues	$1,104,684	$4,322,176
Other income	135,545	515,070

Total revenues	1,240,229	4,837,246
Certain Operating Expenses:
Real estate taxes	81,630	287,814
Salaries and wages	14,538	60,734
Cleaning services	55,616	218,542
Repairs and maintenance	53,116	147,315
Building management services	55,877	188,850
Insurance	11,422	76,272
Utilities	75,698	256,813
Ground rent	118,814	475,484

Total certain operating expenses	466,711	1,711,824

Revenues in excess of certain operating expenses	$773,518	$3,125,422

See accompanying notes to statements of revenues and certain operating expenses.

5TH AND BELL, SEATTLE, WASHINGTON

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)	Organization

2301 Fifth Avenue (the “Property” or “5th and Bell”), is a six-story office building with 197,135 square feet (unaudited) of office space located in Seattle, Washington. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”), the Property. The acquisition was completed on June 28, 2007 by Hines REIT 5th and Bell LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $7,399 (unaudited) for the three months ended March 31, 2007, and an increase in rental income of approximately $52,316 for the year ended December 31, 2006.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

5TH AND BELL, SEATTLE, WASHINGTON

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2006 was as follows:

Year Ended December 31:	Amount

2007	$3,469,944
2008	3,593,468
2009	3,284,477
2010	3,347,838
2011	3,451,874
Thereafter	1,976,286

Total future minimum rentals	$19,123,887

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. Contingent rent was approximately $2,000 (unaudited) for the three months ended March 31, 2007. There were no contingent rents for the year ended December 31, 2006.

Of the total rental income for the year ended December 31, 2006, approximately 81% was earned from a tenant in the technology industry, whose lease expires in 2012.

(6)	Ground Lease

The Property is subject to a ground lease with Frank H. Hopkins and Frederick J. Hopkins. The lease expires on March 31, 2032. Although the lease provides for increases in payments over the term of the lease, ground rent expense accrues on a straight-line basis. Related adjustments increased ground rent expense by approximately $21,000 (unaudited) for the three months ending March 31, 2007 and $88,000 for the year ended December 31, 2006.

Future minimum rents to be paid under the ground lease in effect at December 31, 2006 are as follows:

Year Ended December 31:	Amount

2007	$395,526
2008	404,526
2009	411,505
2010	419,735
2011	428,130
Thereafter	10,776,821

Total future minimum lease payments	$12,836,243

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 595 Bay Street, Toronto, Ontario (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 595 Bay Street, Toronto, Ontario for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
April 13, 2007

ATRIUM ON BAY, TORONTO, ONTARIO

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Year Ended
December 31,
2006

Revenue:
Rental revenue	$27,133,262
Parking revenue	1,637,818
Other income	1,131,692

Total revenues	29,902,772
Certain Operating Expenses:
Real estate taxes	8,205,463
Salaries and wages	1,258,386
Cleaning services	1,557,991
Repairs and maintenance	887,867
Building management services	1,665,958
Insurance	291,567
Utilities	2,698,827

Total certain operating expenses	16,566,059

Revenues in excess of certain operating expenses	$13,336,713

See accompanying notes to statement of revenues and certain operating expenses.

ATRIUM ON BAY, TORONTO, ONTARIO

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

(1)	Organization

595 Bay Street, Toronto, Ontario (the “Property” or “Atrium on Bay”), is a mixed use office and retail complex containing 1,079,870 square feet (unaudited) of office space located at 595 Bay Street, Toronto, Ontario. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on February 26, 2007 by Hines REIT 595 Bay Trust, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The Historical Summary is presented in United States dollars (USD) and the Property’s functional currency is Canadian dollars (CAD). The translation adjustment from converting the Historical Summary from CAD to USD resulted in a decrease in revenues in excess of certain operating expenses of approximately $1,785,000.

(3)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. The Property recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $556,000 for the year ended December 31, 2006.

Parking revenue represents amounts generated from contractual and transient parking and is recognized in accordance with contractual terms or as services are rendered. Other revenues consist primarily of tenant reimbursements. Other revenues relating to tenant reimbursements are recognized in the period that the expenses are incurred.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ATRIUM ON BAY, TORONTO, ONTARIO

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(4)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year Ended December 31:	Amount

2007	$11,712,563
2008	11,709,935
2009	10,665,100
2010	10,233,961
2011	9,797,206
Thereafter	27,735,677

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. The contingent rents for the year ended December 31, 2006 were approximately $68,000.

Of the total rental income for the year ended December 31, 2006, 38% was earned from a tenant in the financial services industry, whose leases expire in 2011, 2013, and 2016. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2006.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Laguna Buildings, an office complex located on N. E. 31st Way in Redmond, Washington (“Laguna”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of Laguna’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of Laguna for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
February 22, 2007

THE LAGUNA BUILDINGS, REDMOND, WASHINGTON

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Year Ended
December 31,
2006

Revenue —
Rental revenue	$7,426,863
Certain Operating Expenses:
Real estate taxes	420,961
Repairs and maintenance	87,753
Building management services	15,538
Insurance	13,751
Utilities	6,490

Total certain operating expenses	544,493

Revenues in excess of certain operating expenses	$6,882,370

See accompanying notes to statement of revenues and certain operating expenses.

THE LAGUNA BUILDINGS, REDMOND, WASHINGTON

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

(1)	Organization

Located on N. E. 31st Way, Redmond, Washington (the “Property” or “The Laguna Buildings”), is a group of six office buildings containing 464,701 (unaudited) square feet of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on January 3, 2007 by Hines REIT Laguna Campus LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents. Under most of the leases, the tenants pay for operating expenses directly. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $357,168 for the year ended December 31, 2006.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

THE LAGUNA BUILDINGS, REDMOND, WASHINGTON

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year Ended December 31:	Amount

2007	$7,416,076
2008	7,426,426
2009	6,477,688
2010	4,931,677
2011	4,465,300
Thereafter	763,160

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2006.

Of the total rental income for the year ended December 31, 2006, 27% was earned from a tenant in the application software industry, whose leased space expires in 2008 and 2011 and 73% was earned from a tenant in the industrial products industry, whose leases expire in 2009 and 2012.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Daytona Buildings, an office complex located at 148th Avenue and N. E. 32nd Street, Redmond, Washington (“Daytona”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of Daytona’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of Daytona for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
February 22, 2007

THE DAYTONA BUILDINGS, REDMOND, WASHINGTON

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(Unaudited)

Revenue —
Rental revenue	$5,197,321	$6,968,309
Certain Operating Expenses:
Real estate taxes	210,273	293,287
Cleaning services	10,448	12,746
Repairs and maintenance	34,039	23,896
Building management services	6,165	10,540
Insurance	13,884	18,732
Utilities	12,481	19,341

Total certain operating expenses	287,290	378,542

Revenues in excess of certain operating expenses	$4,910,031	$6,589,767

See accompanying notes to statements of revenues and certain operating expenses.

THE DAYTONA BUILDINGS, REDMOND, WASHINGTON

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)	Organization

Located at 148th Avenue and N. E. 32nd Street, Redmond, Washington (the “Property” or “The Daytona Buildings”), is a group of three office buildings containing 250,515 (unaudited) square feet of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on December 20, 2006 by Hines REIT Daytona Campus LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report is unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents. Some leases also provide for escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $100,155 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $300,360 for the year ended December 31, 2005.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

THE DAYTONA BUILDINGS, REDMOND, WASHINGTON

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount

Year ended December 31:
2006	$6,276,894
2007	5,968,586
2008	6,115,199
2009	6,205,544
2010	6,391,139
Thereafter	7,684,970

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, 88% was earned from a tenant in the application software industry, whose lease expires in 2012. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 2100 Powell Street, Emeryville, California (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 2100 Powell Street, Emeryville, California for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
December 15, 2006

WATERGATE TOWER IV, EMERYVILLE, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months	Year Ended
	Ended September 30,	December 31,
	2006	2005
	(Unaudited)

Revenue:
Rental revenues	$9,663,104	$12,627,159
Other income	938,989	1,085,705

Total revenues	10,602,093	13,712,864
Certain Operating Expenses:
Real estate taxes	910,289	1,106,309
Salaries and wages	349,953	411,002
Cleaning services	270,737	361,499
Repairs and maintenance	206,963	187,207
Building management services	339,024	383,069
Insurance	298,250	350,389
Utilities	767,159	1,064,013

Total certain operating expenses	3,142,375	3,863,488

Revenues in excess of certain operating expenses	$7,459,718	$9,849,376

See accompanying notes to statements of revenues and certain operating expenses.

WATERGATE TOWER IV, EMERYVILLE, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)	Organization

2100 Powell Street (the “Property or “Watergate Tower IV”), is a sixteen-story office building with 344,433 square feet of office space located at 2100 Powell Street in Emeryville, California. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Property. The acquisition was completed on December 8, 2006 by Hines REIT Watergate Tower IV LP, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $189,000 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $489,000 for the year ended December 31, 2005.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

WATERGATE TOWER IV, EMERYVILLE, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount

Year ended December 31:
2006	$12,040,766
2007	12,257,759
2008	12,495,418
2009	12,743,410
2010	12,991,401
Thereafter	31,041,004

Total future minimum rentals	$93,569,758

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, 92% was earned from a tenant in the application software industry, whose lease expires in 2013 and 8% was earned from a tenant in the pharmaceutical industry, whose lease expires in 2013.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 3400 Data Drive, Rancho Cordova, California (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 3400 Data Drive, Rancho Cordova, California for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
December 15, 2006

3400 DATA DRIVE, RANCHO CORDOVA, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months	Year Ended
	Ended September 30,	December 31,
	2006	2005
	(Unaudited)

Revenue:
Rental revenues	$2,270,096	$3,026,794
Other income	109,740	72,681

Total revenues	2,379,836	3,099,475
Certain Operating Expenses:
Real estate taxes	225,481	209,610
Cleaning services	124,218	153,388
Repairs and maintenance	145,337	226,898
Building management services	20,554	5,197
Insurance	54,514	32,580
Utilities	268,438	321,820

Total certain operating expenses	838,542	949,493

Revenues in excess of certain operating expenses	$1,541,294	$2,149,982

See accompanying notes to statements of revenues and certain operating expenses.

3400 DATA DRIVE, RANCHO CORDOVA, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)	Organization

3400 Data Drive (the “Property”), is a three-story office building with 149,703 square foot of office space located in Rancho Cordova, California. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Property. The acquisition was completed on November 21, 2006 by Hines REIT 3400 Data Drive LP, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $155,000 (unaudited) for the nine months ended September 30, 2006, and a decrease in rental income of approximately $117,000 for the year ended December 31, 2005.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

3400 DATA DRIVE, RANCHO CORDOVA, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount

Year ended December 31:
2006	$3,233,585
2007	3,233,585
2008	3,278,496
2009	3,323,407
2010	3,323,407
Thereafter	8,533,071

Total future minimum rentals	$24,925,551

Total minimum future rental income represents the base rent the tenant is required to pay under the terms of their lease exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, 100% was earned from a tenant in the healthcare industry, whose lease expires in 2013.

* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the properties located at 901 and 951 East Byrd Street, Richmond, Virginia (the “Properties”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the properties located at 901 and 951 East Byrd Street, Richmond, Virginia for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
December 15, 2006

RIVERFRONT PLAZA, RICHMOND, VIRGINIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months	Year Ended
	Ended September 30,	December 31,
	2006	2005
	(Unaudited)

Revenue:
Rental revenues	$17,171,823	$22,048,732
Other income	2,891,279	3,502,276

Total revenues	20,063,102	25,551,008
Certain Operating Expenses:
Real estate taxes	2,034,912	2,347,046
Salaries and wages	577,894	648,055
Cleaning services	671,552	971,766
Repairs and maintenance	848,388	1,031,018
Building management services	573,239	855,571
Insurance	318,048	333,420
Utilities	1,217,959	1,679,421

Total certain operating expenses	6,241,992	7,866,297

Revenues in excess of certain operating expenses	$13,821,110	$17,684,711

See accompanying notes to statements of revenues and certain operating expenses.

RIVERFRONT PLAZA, RICHMOND, VIRGINIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)	Organization

901 and 951 East Byrd Street (the “Properties” or “Riverfront Plaza”) consists of two 21-story office buildings containing 950,475 square feet of office space located in Richmond, Virginia. Hines Riverfront Plaza LP (the “Company”), an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund L.P. (the “Core Fund”), acquired the Properties on November 16, 2006. Hines REIT Properties, L.P., a subsidiary of Hines Real Estate Investment Trust, Inc., owned a 32.81% (unaudited) non-managing general partner interest in the Core Fund as of the date of this acquisition.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Properties, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Properties.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(e)	Revenue Recognition

The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $577,700 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $1,306,000 for the year ended December 31, 2005.

(f)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

RIVERFRONT PLAZA, RICHMOND, VIRGINIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount

Year ended December 31:
2006	$14,396,690
2007	13,944,038
2008	13,972,050
2009	13,498,696
2010	12,835,791
Thereafter	51,284,937

Total future minimum rentals	$119,932,202

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. Contingent rent was approximately $1,000 in 2005.

Of the total rental income for the year ended December 31, 2005, approximately 32% was earned from a tenant in the banking industry, whose lease expires in June 2013 and 35% was earned from a tenant in the legal industry, whose lease expires in June 2015. No other tenant leases space representing more than 10% of the total rental income of the Properties for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodland Hills, California (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodland Hills, California for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
December 15, 2006

WARNER CENTER, WOODLAND HILLS, CALIFORNIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

	Nine Months	Year Ended
	Ended September 30,	December 31,
	2006	2005
	(Unaudited)

Revenue:
Rental revenues	$20,054,037	$23,656,517
Other income	1,503,931	1,291,661

Total revenues	21,557,968	24,948,178
Certain Operating Expenses:
Real estate taxes	2,185,613	2,855,762
Salaries and wages	595,983	618,645
Cleaning services	771,646	979,212
Repairs and maintenance	140,555	279,516
Building management services	1,432,033	1,498,065
Insurance	173,385	269,679
Utilities	1,276,782	1,554,358

Total certain operating expenses	6,575,997	8,055,237

Revenues in excess of certain operating expenses	$14,981,971	$16,892,941

See accompanying notes to statements of revenues and certain operating expenses.

WARNER CENTER, WOODLAND HILLS, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2006 (Unaudited) and
For the Year Ended December 31, 2005

(1)	Organization

The office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, (the “Property” or “Warner Center”) consists of four five-story office buildings, one three-story office building and two parking structures that were constructed between 2001 and 2005. The buildings contain an aggregate of 808,274 square feet of rentable area and are located in Woodlands Hills, California. Hines Warner Center LP (the “Company”), an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund L.P. (the “Core Fund”), acquired the Property on October 2, 2006. Hines REIT Properties, L.P., a subsidiary of Hines Real Estate Investment Trust, Inc., owned a 31.48% (unaudited) non-managing general partner interest in the Core Fund as of the date of this acquisition.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(c)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $855,000 (unaudited) for the nine months ended September 30, 2006, and an increase in rental income of approximately $3,968,000 for the year ended December 31, 2005.

(d)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

WARNER CENTER, WOODLAND HILLS, CALIFORNIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount

Year ended December 31:
2006	$24,875,963
2007	25,932,689
2008	24,618,419
2009	24,872,484
2010	23,813,843
Thereafter	53,846,858

Total future minimum rentals	$177,960,256

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. There were no contingent rents for the year ended December 31, 2005.

Of the total rental income for the year ended December 31, 2005, approximately 50% was earned from a tenant in the healthcare industry, whose lease expires in December 2011 and 15% was earned from a tenant in the internet service industry, whose lease expires in September 2014. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statements of revenues and certain operating expenses (the “Historical Summaries”) of the property located at 1201 W. Peachtree Street, Atlanta, Georgia (the “Property”) for the years ended December 31, 2005, 2004, and 2003. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the property located at 1201 W. Peachtree Street, Atlanta, Georgia for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
June 14, 2006

1201 W. PEACHTREE STREET, ATLANTA, GEORGIA

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2006 (Unaudited) and
For the Years Ended December 31, 2005, 2004 and 2003

	Six Months
	Ended June 30,	Years Ended December 31,
	2006	2005	2004	2003
	(Unaudited)

Revenue:
Rental revenues	$12,231,982	$21,100,114	$22,448,158	$20,041,625
Other income	1,311,094	2,033,910	2,150,507	1,819,144

Total revenues	13,543,076	23,134,024	24,598,665	21,860,769
Certain Operating Expenses:
Real estate taxes	2,074,766	3,049,174	3,104,229	3,243,565
Salaries and wages	503,998	964,834	916,394	947,070
Cleaning services	560,732	1,065,607	1,073,910	961,632
Repairs and maintenance	471,475	1,062,682	1,142,645	972,256
Building management services	721,316	1,510,261	1,599,025	1,329,470
Insurance	186,097	374,700	400,044	407,141
Utilities	1,025,333	1,975,833	1,756,455	1,636,567
Ground rent	778,172	1,556,344	1,556,344	1,556,356

Total certain operating expenses	6,321,889	11,559,435	11,549,046	11,054,057

Revenues in excess of certain operating expenses	$7,221,187	$11,574,589	$13,049,619	$10,806,712

See accompanying notes to statements of revenues and certain operating expenses.

1201 W. PEACHTREE STREET, ATLANTA, GEORGIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2006 (Unaudited) and
For the Years Ended December 31, 2005, 2004 and 2003

(1)	Organization

1201 W. Peachtree Street, Atlanta, Georgia (the “Property”) is a 50-story, 1,100,808 square foot (unaudited) office building and a nine-story parking garage constructed in 1987. Hines One Atlantic Center LP (the “Company”), an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund L.P. (the “Core Fund”), acquired the Property on or about July 14, 2006. Hines REIT Properties, L.P., a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), owned a 29.25% (unaudited) non-managing general partner interest in the Core Fund as of the date of this acquisition. The seller, Sumitomo Life Realty (N.Y.), Inc. is a limited partner in the Core Fund and is therefore considered a related party of Hines REIT.

(2)	Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $1,374,000 (unaudited) for the six months ended June 30, 2006, and increases in rental income of approximately $4,588,000, $4,529,000, and $170,000 for the years ended December, 31, 2005, 2004 and 2003, respectively.

(b)	Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

1201 W. PEACHTREE STREET, ATLANTA, GEORGIA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2005 is as follows:

Amount

Year ending December 31:
2006	$15,438,312
2007	16,752,733
2008	16,019,434
2009	14,070,477
2010	13,677,968
Thereafter	67,052,849

Total future minimum rentals	$143,011,773

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations. Contingent rents were $0, $503 and $1,767 in 2005, 2004 and 2003, respectively.

Of the total rental income for the year ended December 31, 2005, approximately 84% was earned from tenants in the legal industry, whose leases expire various years through 2019. No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

(6)	Ground Rent

The Property is subject to a ground lease with Metropolitan Atlanta Rapid Transit Authority. The lease expires on August 31, 2033. Although the lease provides for increases in payments over the term of the lease, ground rent expense accrues on a straight-line basis. Related adjustments increased ground rent expense by approximately $219,000 (unaudited) for the six months ending June 30, 2006 and $468,000, $509,000, and $550,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

Future minimum rents to be paid under the ground lease in effect at December 31, 2005 are as follows:

Amount

Year ending December 31, 2006	$1,132,372
2007	1,177,667
2008	1,224,774
2009	1,273,765
2010	1,324,716
Thereafter	49,331,630

Total future minimum lease payments	$55,464,924

* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statements of revenues and certain operating expenses (the “Historical Summaries”) of the property located at 321 North Clark, Chicago, Illinois (the “Property”) for the years ended December 31, 2005, 2004, and 2003. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the property located at 321 North Clark, Chicago, Illinois, for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
April 13, 2006

321 NORTH CLARK, CHICAGO, ILLINOIS

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Years Ended December 31, 2005, December 31, 2004 and December 31, 2003

	2005	2004	2003

Revenue:
Rental income	$15,881,872	$15,123,776	$11,045,196
Escalation income	10,741,506	6,973,793	4,561,382
Other income	459,049	431,197	544,205

Total revenues	27,082,427	22,528,766	16,150,783
Certain Operating Expenses:
Real estate taxes	6,090,145	5,340,181	4,271,025
Cleaning services	1,418,150	1,238,063	893,256
Building management services	1,260,547	1,153,181	1,152,964
Repairs, maintenance and supplies	1,100,215	1,032,508	809,586
Salaries	1,048,977	1,170,282	1,312,868
Utilities	1,043,206	876,506	813,122
Insurance	164,649	158,452	303,886

Total certain operating expenses	12,125,889	10,969,173	9,556,707

Revenues in excess of certain operating expenses	$14,956,538	$11,559,593	$6,594,076

See accompanying notes to statements of revenues and certain operating expenses.

321 NORTH CLARK, CHICAGO, ILLINOIS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Years Ended December 31, 2005, December 31, 2004 and December 31, 2003

(1)	Organization

321 North Clark, Chicago, Illinois (the “Property”), is a 35 story, approximately 897,000 square foot (unaudited) office building with a below-grade parking structure constructed in 1987. Hines Real Estate Investment Trust, Inc. (“Hines REIT”), through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”) acquired the Property from 321 North Clark Realty LLC, a joint venture between Hines Interests Limited Partnership (“Hines”), an affiliate of Hines REIT, and an institution advised by JP Morgan Chase, on April 24, 2006.

(2)	Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Property’s operations consist of rental revenues earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the terms of the leases, which amounted to an increase in rental income of approximately $3,319,107, $6,060,450 and $5,060,703 for the years ended December 31, 2005, December 31, 2004, and December 31, 2003, respectively.

(b)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

321 NORTH CLARK, CHICAGO, ILLINOIS

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Rental Income

The aggregate annual minimum future rentals on noncancelable operating leases in effect as of December 31, 2005 are as follows:

Amount

Year ending December 31:
2006	$15,616,749
2007	15,748,789
2008	15,746,385
2009	15,532,567
2010	10,580,784
Thereafter	92,570,598

Total future minimum rentals	$165,795,872

Total minimum future rentals represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.

Of the total rental income is for the year ended December 31, 2005, approximately:

•	74% were earned from tenants in the legal industry, whose leases expire various years through 2019; and

•	18% was earned from tenants in the financial services industry, whose leases expire various years through 2009.

No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Member of
Hines REIT Airport Corporate Center LLC

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the eleven building office complex known as Airport Corporate Center located in Miami, Florida (the “Properties”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the eleven building office complex known as Airport Corporate Center located in Miami, Florida, for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
February 13, 2006

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

Revenue:
Rental income	$16,485,337
Escalation income	2,924,680
Other income	72,187

Total revenues	19,482,204
Certain Operating Expenses:
Interest	4,405,601
Real estate taxes	2,205,019
Utilities	1,727,042
Repairs, maintenance and supplies	1,434,673
Building management services	1,135,206
Cleaning	1,128,987
Salaries	874,953
Insurance	551,809

Total certain operating expenses	13,463,290

Revenues in excess of certain operating expenses	$6,018,914

See accompanying notes to statement of revenues and certain operating expenses.

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

(1)	Organization

The Airport Corporate Center (the “Properties”), is an 11-Building, 53 acres office complex with 1,018,477 square foot of office space located in Miami, Florida. Hines Real Estate Investment Trust, Inc.(“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Properties. The acquisition was completed on January 31, 2006 by Hines REIT Airport Corporate Center LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.

(3)	Principles of Reporting and Use of Estimates

The preparation of historical summaries in conformity with generally accepted accounting principles in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition

The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the leases, which amounted to a decrease in rental income of approximately $54,000 for the year ended December 31, 2005.

Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.

Approximately 92% (unaudited) of the Properties’ net rentable space is committed under operating leases at December 31, 2005. The tenants’ leases expire in various years through 2015. Of the total net rentable area leased, approximately 13% (unaudited) is leased to tenants in import/export/transportation industry and 18% (unaudited) is leased to tenants in hospitality industry.

(b)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(5)	Leases

The aggregate annual minimum future rental revenue on non-cancelable operating leases in effect at December 31, 2005 is as follows:

Amount

Year ending December 31:
2006	$16,486,686
2007	14,086,258
2008	9,440,706
2009	5,240,765
2010	2,488,487
Thereafter	2,975,074

Total future minimum rentals	$50,717,976

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, insurance, real estate taxes, and operating cost escalations.

(6)	Mortgage Note Payable

In connection with the acquisition of the Properties, Hines REIT Airport Corporate Center LLC assumed a mortgage note payable to Wells Fargo Bank, N.A. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note accrues interest daily at a fixed rate of 4.775% per annum, which is paid in monthly installments until the maturity date of March 11, 2009, at which time all remaining outstanding principal and interest is due and payable.

Future principal payments on the Mortgage Note are as follows:

Amount

Year ending December 31:
2006	$—
2007	—
2008	—
2009	91,000,000

Total	$91,000,000

* * * * *

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2006:

Property Name	Date of Acquisition	Purchase Price

Airport Corporate Center	January 31, 2006	$156.8 million
321 North Clark	April 24, 2006	$247.3 million
3400 Data Drive	November 21, 2006	$32.8 million
Watergate Tower IV	December 8, 2006	$144.9 million
Daytona Buildings	December 20, 2006	$99.0 million
Laguna Buildings	January 3, 2007	$118.0 million
Atrium on Bay	February 26, 2007	$215.6 million
Seattle Design Center	June 22, 2007	$56.8 million
5th and Bell	June 28, 2007	$72.2 million
Cargo Center Dutra II	July 2, 2007	$53.7 million
3 Huntington Quadrangle	July 19, 2007	$87.0 million
One Wilshire	August 1, 2007	$287.0 million
Minneapolis Office/Flex Portfolio	September 28, 2007	$87.0 million
JPMorgan Chase Tower	November 16, 2007	$289.6 million
Raytheon/DirecTV Building	N/A	$120.0 million

Additionally, the Company made equity investments in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) totaling $209.3 million during the year ended December 31, 2006, and an additional $58.0 million effective July 2, 2007.

On July 2, 2007, the Company acquired a 50% interest in Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil, through a joint venture with another affiliate of Hines. The Company accounts for its investment in Cargo Center Dutra II using the equity method of accounting. The Company funded this equity method investment on June 28, 2007.

On December 17, 2007, the Company entered into a contract to acquire the Raytheon/DirecTV Buildings, a complex consisting of two buildings located in El Segundo, California. The contract purchase price for the Raytheon/DirecTV Buildings is expected to be $120.0 million and the acquisition is expected to close in February 2008. Management believes this acquisition is likely to occur and has included it in these unaudited pro forma consolidated financial statements accordingly.

The unaudited pro forma consolidated balance sheet assumes the acquisitions of JPMorgan Chase Tower and the Raytheon/DirecTV Buildings occurred on September 30, 2007. The unaudited pro forma consolidated statements of operations assume the $267.3 million in investments in the Core Fund, the investment in Cargo Center Dutra II, and all of the Company’s acquisitions listed above occurred on January 1, 2006.

In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on January 1, 2006, nor does it purport to represent the results of operations for future periods.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2007

	September 30,	Adjustment for
	2007	Acquisitions		Pro Forma
	(In thousands)

ASSETS
Investment property, net	$1,760,984	$446,365	(a)	$2,207,349
Investments in unconsolidated entities	369,249			369,249
Cash and cash equivalents	45,705	—		45,705
Restricted cash	6,267	—		6,267
Distributions receivable	7,481	—		7,481
Interest rate swap contracts	1,681	—		1,681
Tenant and other receivables	20,574	—		20,574
Out-of-market lease assets, net	45,477	10,062	(a)	55,539
Deferred leasing costs, net	29,950	—		29,950
Deferred financing costs, net	6,820	—		6,820
Other assets	7,002			7,002

TOTAL ASSETS	$2,301,190	$456,427		$2,757,617

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$53,982	$—		$53,982
Due to affiliates	7,399	2,041	(b)	9,440
Out-of-market lease liabilities, net	62,742	49,694	(a)	112,436
Other liabilities	10,687	—		10,687
Interest rate swap contracts	11,737	—		11,737
Participation interest liability	22,808	2,041	(b)	24,849
Distributions payable	23,059	—		23,059
Notes payable	912,375	352,720	(c)	1,265,095

Total liabilities	1,104,789	406,496		1,511,285
Minority interest	—	—		—
Commitments and Contingencies
Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of September 30, 2007	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized as of September 30, 2007; 149,186 common shares issued and outstanding as of September 30, 2007	149	6	(d)	155
Additional paid-in capital	1,286,130	54,006	(d)	1,340,136
Retained deficit	(100,520)	(4,081	)(b)	(104,601)
Accumulated other comprehensive income	10,642	—		10,642

Total shareholders’ equity	1,196,401	49,931		1,246,332

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,301,190	$456,427		$2,757,617

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2007

(a)	To record the pro forma effect of the Company’s acquisitions of JPMorgan Chase Tower and the Raytheon/DirecTV Buildings, assuming they had occurred on September 30, 2007.

(b)	To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the acquisitions of JPMorgan Chase Tower and the Raytheon/DirecTV Buildings, assuming they had occurred on September 30, 2007.

(c)	To record the pro forma effect of the Company’s acquisitions of JPMorgan Chase Tower and the Raytheon/DirecTV Buildings assuming they had occurred on September 30, 2007 and that the financing for these acquisitions as well as other financing activity (as described below) had taken place as of September 30, 2007:

•	Entered into a $159.5 million mortgage with Prudential at a rate of 5.98% related to the acquisition of One Wilshire;

•	Entered into a $205.0 million mortgage with Metropolitan Life Insurance Company at a rate of 5.7%, secured by interests in JPMorgan Chase Tower and the Minneapolis Office/Flex Portfolio;

•	Assumed a $54.2 million mortgage with IXIS Real Estate Capital Inc. at a rate of 5.675%, in connection with the acquisition of the Raytheon/DirecTV Buildings; and

•	Paid down the entire $66.0 million outstanding balance under the Company’s revolving credit facility with KeyBank National Association.

(d)	To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) above, less amounts received from the financing activities described in (c) above.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2007

	Nine Months
	Ended
	September 30,
	2007	Adjustments		Pro Forma
	(In thousands)

Revenues:
Rental revenue	$110,142	$65,714	(a)	$175,856
Other revenue	7,498	4,628	(a)	12,126

Total revenues	117,640	70,342		187,982
Expenses:
Property operating expenses	30,739	17,638	(a)	48,377
Real property taxes	18,149	9,608	(a)	27,757
Property management fees	2,797	1,663	(a)	4,460
Depreciation and amortization	44,828	40,422	(a)	85,250
Asset management and acquisition fees	22,014	4,081	(b)	26,095
Organizational and offering expenses	5,115	—		5,115
General and administrative expenses	2,989	—		2,989

Total expenses	126,631	73,412		200,043

Income (loss) before other income (expenses), income tax expense and (income) loss allocated to minority interests	(8,991)	(3,070)		(12,061)

Equity in losses of unconsolidated entities	(6,922)	(4,921	)(c)	(11,843)
Gain on derivative instruments, net	(5,405)	—		(5,405)
Gain on foreign currency transactions	134	—		134
Interest expense	(31,979)	(23,878	)(d)	(55,857)
Interest income	4,178	—		4,178

Loss before income tax expense and income allocated to minority interests	(48,985)	(31,869)		(80,854)

Income tax expense	(580)	(198	)(e)	(778)
Income allocated to minority interests	(680)			(680)

Net loss	$(50,245)	$(32,067)		$(82,312)

Basic and diluted loss per common share:
Loss per common share	$(0.43)	$(5.12)		$(0.67)

Weighted average number common shares outstanding	116,037	6,264	(f)	122,301

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Nine Months Ended September 30, 2007

(a)	To record the pro forma effect of the Company’s acquisitions of the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower, and the Raytheon/DirecTV Buildings assuming that the acquisitions had occurred on January 1, 2006.

(b)	To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the Company’s additional investment in the Core Fund and acquisitions of Cargo Center Dutra II, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower, and the Raytheon/DirecTV Buildings.

(c)	To record the pro forma effect on the Company’s equity in income of the Core Fund and Cargo Center Dutra II assuming that the Company’s additional investment in the Core Fund, the Core Fund’s acquisitions of the Sacramento Properties, Charlotte Plaza, the Carillon building, Renaissance Square, and the Company’s acquisition of Cargo Center Dutra II had occurred on January 1, 2006.

(d)	To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2006 related to its acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower, and the Raytheon/DirecTV Buildings. The financing for each acquisition is described as follows:

•	$190.0 million CAD ($163.9 million USD as of February 26, 2007) mortgage upon the acquisition of Atrium on Bay at a rate of 5.33%;

•	$119.0 million mortgage at 5.355% under its pooled mortgage facility with HSH Nordbank for the purchase of the Daytona Buildings and the Laguna Buildings;

•	$70.0 million mortgage at 6.03% under its pooled mortgage facility with HSH Nordbank for the purchase of Seattle Design Center and 5th and Bell;

•	$48.0 million mortgage at 5.98% under its pooled mortgage facility with HSH Nordbank for the purchase of 3 Huntington Quadrangle;

•	$159.5 million mortgage with Prudential at 5.98% for the purchase of One Wilshire; and

•	$205.0 million mortgage with Metropolitan Life Insurance Company at a rate of 5.7%, for the acquisition of the JPMorgan Chase Tower and the Minneapolis Office/Flex Portfolio

•	Assumed a $54.2 million mortgage with IXIS Real Estate Capital Inc. at a rate of 5.675%, in connection with the acquisition of the Raytheon/DirecTV Buildings.

(e)	To record the pro forma effect of income taxes, primarily related to the Company’s acquisition of Atrium on Bay, assuming the acquisition had occurred on January 1, 2006.

(f)	To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) above, less amounts received from the financing activities described in (d) above.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

	Year Ended
	December 31,
	2006	Adjustments		Pro Forma
	(In thousands)

Revenues:
Rental revenue	$61,422	$171,185	(a)	$232,607
Other revenue	2,508	11,324	(a)	13,832

Total revenues	63,930	182,509		246,439
Expenses:
Property operating expenses	17,584	46,479	(a)	64,063
Real property taxes	9,624	26,522	(a)	36,146
Property management fees	1,527	4,200	(a)	5,727
Depreciation and amortization	22,478	90,184	(a)	112,662
Asset management and acquisition fees	17,559	14,757	(b)	32,316
Organizational and offering expenses	5,760	—		5,760
General and administrative expenses	2,819	—		2,819

Total expenses	77,351	182,142		259,493

Income (loss) before other income (expenses), income tax expense and loss allocated to minority interests	(13,421)	367		(13,054)

Equity in losses of unconsolidated entities	(3,291)	(10,648	)(c)	(13,939)
Loss on derivative instruments, net	(5,306)	—		(5,306)
Interest expense	(18,310)	(54,633	)(d)	(72,943)
Interest income	1,409	—		1,409

Loss before income tax expense and loss allocated to minority interests	(38,919)	(64,914)		(103,833)

Income tax expense	—	(1,000	)(e)	(1,000)
Loss allocated to minority interests	429	—		429

Net loss	$(38,490)	$(65,914)		$(104,404)

Basic and diluted loss per common share:
Loss per common share	$(0.79)	$(0.88)		$(0.84)

Weighted average number common shares outstanding	48,468	75,233	(f)	123,701

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2006

(a)	To record the pro forma effect of the Company’s acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio JPMorgan Chase Tower and the Raytheon/DirecTV Buildings, assuming that the acquisitions had occurred on January 1, 2006.

(b)	To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the Company’s additional investments in the Core Fund and acquisitions of the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, Cargo Center Dutra II, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower and the Raytheon/DirecTV Buildings.

(c)	To record the pro forma effect on the Company’s equity in losses assuming that the Company’s additional investments in the Core Fund, the Core Fund’s acquisitions of 720 Olive Way, 333 West Wacker, One Atlantic Center, Warner Center, Riverfront Plaza, the Sacramento Properties, Charlotte Plaza, the Carillon building and Renaissance Square as well as the Company’s acquisition of Cargo Center Dutra II had occurred on January 1, 2006.

(d)	To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2006 related to its acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio, JPMorgan Chase Tower, and the Raytheon/DirecTV Buildings. The financing related to each acquisition is as follows:

•	$91 million mortgage note upon the acquisition of Airport Corporate Center with a rate of 4.78%;

•	$45.0 million mortgage upon the acquisition of 1515 S Street with a rate of 5.68%;

•	$185.0 million mortgage at 5.8575% under its pooled mortgage facility with HSH Nordbank for the purchase of 321 North Clark, Citymark, and 1900 and 2000 Alameda;

•	$190.0 million CAD ($163.9 million USD as of February 26, 2007) mortgage upon the acquisition of Atrium on Bay at a rate of 5.33%;

•	$119.0 million mortgage at 5.355% under its pooled mortgage facility with HSH Nordbank for the purchase of the Daytona Buildings and the Laguna Buildings;

•	$70.0 million mortgage at 6.03% under its pooled mortgage facility with HSH Nordbank for the purchase of Seattle Design Center and 5th and Bell;

•	$48.0 million mortgage at 5.98% under its pooled mortgage facility with HSH Nordbank for the purchase of 3 Huntington Quadrangle;

•	$159.5 million mortgage with Prudential at 5.98% for the purchase of One Wilshire; and

•	$205.0 million mortgage with Metropolitan Life Insurance Company at a rate of 5.7%, for the acquisition of the JPMorgan Chase Tower and the Minneapolis Office/Flex Portfolio

•	Assumed a $54.2 million mortgage with IXIS Real Estate Capital Inc. at a rate of 5.675%, in connection with the acquisition of the Raytheon/DirecTV Buildings.

(e)	To record the pro forma of income taxes, primarily resulting from foreign income taxes related to the Company’s acquisition of Atrium on Bay, assuming the acquisition had occurred on January 1, 2006.

(f)	To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) above, less amounts received from the financing activities described in (d) above.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2007 and the Year Ended December 31, 2006

(1)	Investment Properties

On January 31, 2006, the Company acquired Airport Corporate Center, a 45-acre office park located in the Airport West/Doral airport submarket of Miami, Florida. Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 that contain an aggregate of 1,018,627 square feet of rentable area and a 5.46-acre land development site. The aggregate purchase price of Airport Corporate Center was $156.8 million, excluding transaction costs and financing fees. In connection with the acquisition, mortgage financing was assumed in the amount of $91.0 million.

On April 24, 2006, the Company acquired 321 North Clark, a 35-story, 885,664 square foot office building located in Chicago, Illinois. The building has a below-grade parking structure and was constructed in 1987. The seller was 321 North Clark Realty LLC, a joint venture between Hines Interests Limited Partnership (“Hines”) and an institution advised by JPMorgan Chase. The acquisition was consummated on April 24, 2006 by Hines REIT 321 North Clark, a wholly-owned subsidiary of the Company. The aggregate purchase price of 321 North Clark was $247.3 million, excluding transaction costs and financing fees.

On November 21, 2006, the Company acquired 3400 Data Drive, a three-story, 149,703 square foot office building located in Rancho Cordova, California, a submarket of Sacramento. The building was constructed in 1990. The aggregate purchase price of 3400 Data Drive was $32.8 million, excluding transaction costs and financing fees.

On December 8, 2006, the Company acquired Watergate Tower IV, a 16-story, 344,433 square foot office building located in Emeryville, California. The building was constructed in 2001. The aggregate purchase price of Watergate Tower IV was $144.9 million, excluding transaction costs and financing fees.

On December 20, 2006, the Company acquired three office buildings located at 148th Avenue and N.E. 31st way in Redmond, Washington (the “Daytona Buildings”). The buildings were constructed in 2002 and contain an aggregate of 250,515 square feet of rentable area. The aggregate purchase price for the Daytona Buildings was $99.0 million, excluding transaction costs and financing fees.

On January 3, 2007, the Company acquired six office buildings located on N.E. 31st Way in Redmond, Washington (the “Laguna Buildings”). Four of the buildings were constructed in the 1960’s, while the remaining two buildings were constructed in 1998 and 1999. In aggregate, the buildings contain 464,701 square feet of rentable area. The aggregate purchase price for the Laguna Buildings was $118.0 million, excluding transaction costs and financing fees.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The buildings consist of 1,079,870 square feet of rentable area and are 86% leased to a variety of office and retail tenants. The contract purchase price of Atrium on Bay was approximately $250.0 million CAD (approximately $215.6 million USD as of February 26, 2007), exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $190.0 million CAD ($163.9 million USD as of February 26, 2007). The financial statements of Atrium on Bay were translated from Canadian Dollars, the property’s functional currency, into United States Dollars for reporting purposes.

On June 22, 2007, the Company acquired Seattle Design Center, a mixed-use office and retail complex that contains 390,684 square feet of rentable area, located in Seattle, Washington. The complex consists of two buildings, one constructed in 1973 and the other in 1983. The aggregate purchase price of Seattle Design Center was $56.8 million, excluding transaction costs and financing fees.

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On June 28, 2007, the Company acquired 5th and Bell, a six-story office building that contains 197,135 square feet of rentable area, located in Seattle, Washington. The building was constructed in 2002. The net contract purchase price of 5th and Bell was $72.2 million, excluding transaction costs and financing fees.

On July 2, 2007, the Company acquired a 50% interest in Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil for $103.7 million BRL ($53.7 million USD as of July 2, 2007) through a joint venture with an affiliate of Hines. The property consists of four industrial buildings that contain 693,116 square feet of rentable area. The buildings were constructed in various years from 2001 to 2007. The Company funded this equity method investment on June 28, 2007.

On July 19, 2007, the Company acquired 3 Huntington Quadrangle, an office complex that contains 407,731 square feet of rentable area, located on Long Island in New York. The complex consists of two four-story buildings constructed in 1971. The aggregate purchase price of 3 Huntington Quadrangle was $87.0 million, excluding transaction costs and financing fees.

On August 1, 2007, the Company acquired One Wilshire, a thirty-story office building that contains 664,248 square feet of rentable area, located in Los Angeles, California. The building was constructed in 1966 and renovated in 1992. The aggregate purchase price of One Wilshire was $287.0 million, excluding transaction costs and financing fees.

On September 28, 2007, the Company acquired the Minneapolis Office/Flex Portfolio, a collection of nine office/flex buildings located in the I-494, I-394, and Midway submarkets of Minneapolis, Minnesota. The buildings were constructed between 1986 and 1992. The aggregate purchase price of the Minneapolis Portfolio was $87.0 million, excluding transaction costs and financing fees.

On November 16, 2007, the Company acquired JPMorgan Chase Tower, a fifty five-story office building that contains 1,296,407 square feet of rentable area, located in Dallas, Texas. The building was constructed in 1987. The aggregate purchase price of JPMorgan Chase Tower was $289.6 million, excluding transaction costs and financing fees.

On December 17, 2007, the Company entered into a contract to acquire the Raytheon/DirecTV Buildings, a complex consisting of two buildings located in El Segundo, California. The contract purchase price for the Raytheon/DirecTV Buildings is expected to be $120.0 million and the acquisition is expected to close in February 2008. Management believes this acquisition is likely to occur and has included it in these unaudited pro forma consolidated financial statements accordingly.

The unaudited pro forma consolidated balance sheet of the Company assumes that the acquisitions of JPMorgan Chase Tower and the Raytheon/DirecTV Buildings occurred on September 30, 2007, and the unaudited pro forma consolidated statements of operations of the Company assume that all acquisitions described above occurred on January 1, 2006.

(2)	Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership.

On January 31, 2006, the Core Fund purchased 720 Olive Way, an office property located in the retail core submarket of the central business district of Seattle, Washington. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The aggregate purchase price of 720 Olive Way was $83.7 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$42.4 million. The Core Fund currently holds approximately a 68.56% interest in 720 Olive Way. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On April 3, 2006, the Core Fund purchased 333 West Wacker, an office property located in the central business district of Chicago, Illinois. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The aggregate purchase price of 333 West Wacker was $223.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $124.0 million. The Core Fund currently holds approximately a 68.56% interest in 333 West Wacker. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On July 14, 2006, the Core Fund acquired One Atlantic Center, a 50-story, office building located in Atlanta, Georgia. The building was constructed in 1987. The contract purchase price of One Atlantic Center was $305.0 million, exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $168.5 million. The Core Fund currently holds approximately a 85.91% interest in One Atlantic Center. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On October 2, 2006, the Core Fund purchased LNR I, II, and III (“Warner Center”), an office complex located in the central business district of Woodland Hills, California. The property consists of four five-story office buildings, one three-story office building, and two parking structures that were constructed between 2001 and 2005. The aggregate purchase price of Warner Center was $311.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $174.0 million. The Core Fund currently holds approximately a 68.56% interest in Warner Center. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On November 16, 2006, the Core Fund purchased Riverfront Plaza, an office property located in Richmond, Virginia. The property consists of two 21-story office buildings that were constructed in 1990. The contract purchase price of Riverfront Plaza was $277.5 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $135.9 million. The Core Fund currently holds approximately a 85.91% interest in Riverfront Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On May 1, 2007, the Core Fund purchased a portfolio of six office properties located in Sacramento, California (collectively the “Sacramento Properties”). The Sacramento Properties include 15 office buildings located in and around the Sacramento metropolitan area that contain approximately 1.4 million square feet. The contract purchase price of the Sacramento Properties was $490.2 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $273.3 million. The Core Fund currently holds approximately a 68.56% interest in the Sacramento Properties. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On June 20, 2007, the Core Fund purchased Charlotte Plaza, a 27-story office building located in Charlotte, N.C. The building was constructed in 1981. The contract purchase price of Charlotte Plaza was $175.5 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $97.5 million. The Core Fund currently holds approximately a 85.91% interest in Charlotte Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On July 2, 2007, the Core Fund purchased the Carillon building, a 24-story office building located in Charlotte, N.C. The building was constructed in 1989. The contract purchase price of the Carillon building

HINES REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

was $140.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $78.0 million. The Core Fund currently holds approximately a 85.91% interest in the Carillon building. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On December 27, 2007, the Core Fund purchased Renaissance Square, a complex consisting of two office buildings located in Phoenix, Arizona. The buildings were constructed between 1987 and 1989. The contract purchase price of Renaissance Square was $270.9 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was assumed in the amount of $188.8 million. The Core Fund currently holds approximately a 85.91% interest in Renaissance Square. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

The unaudited pro forma consolidated balance sheet of the Core Fund summarized below assumes that the acquisition of Renaissance Square occurred on September 30, 2007, and the unaudited pro forma condensed consolidated statements of operations of the Core Fund summarized below assume that all acquisitions described above occurred on January 1, 2006.

The Company acquired interests in the Core Fund totaling approximately $209.3 million during the year ended December 31, 2006 and an additional $58.0 million effective July 2, 2007. The unaudited pro forma consolidated statements of operations of the Company assume that these investments occurred on January 1, 2006. Additionally, the unaudited pro forma consolidated financial statements of the Company have been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence, but does not exercise financial and operating control, over the Core Fund.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET OF THE CORE FUND
As of September 30, 2007

ASSETS
Cash	$88,853
Property, net	3,501,441
Other assets	341,344

Total assets	$3,931,638

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$2,218,920
Other liabilities	224,610
Minority interest	455,328
Partners’ capital	1,032,780

Total liabilities and partners’ capital	$3,931,638

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS OF THE CORE FUND
For the Nine Months Ended September 30, 2007
and the Year Ended December 31, 2006

	Nine
	Months
	Ended	Year Ended
	September 30,	December 31,
	2007	2006

Revenues and other income	$360,143	$458,110
Expenses:
Operating	150,369	195,999
Interest	94,310	127,568
Depreciation and amortization	160,922	182,542

Total expenses	405,601	506,109
Minority interest	9,769	2,907

Net loss	$(35,689)	$(45,092)

*****

APPENDIX A

(HINES REIT LOGO)	SUBSCRIPTION AGREEMENT FOR THE FOLLOW-ON OFFERING OF SHARES OF HINES REAL ESTATE INVESTMENT TRUST, INC.

(1) YOUR INITIAL INVESTMENT	Make all checks* payable to: Hines REIT * Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.

Investment Amount $	Brokerage Account Number

(The minimum investment is $2,500)	(If Applicable)

A. Purchase Options

Please check one of the following options that pertains to the commission structure which applies to your subscription. If no option is selected then your subscription will be processed under Option 1. Please see the “Plan of Distribution” section of the prospectus for details regarding each of these options.

OPTION 1

☐ STANDARD ACCOUNT — Broker-Dealer receives selling commission.

OPTION 2

☐ FEE-BASED ACCOUNT — You have an agreement with a Broker-Dealer, investment advisor or bank trust department pursuant to which you pay a fee based on assets under management. Broker-Dealer does not receive selling commission and dealer manager fee.

OPTION 3

☐ REGISTERED REPRESENTATIVE PURCHASE — Broker-Dealer does not receive selling commission.

B. Rights of Accumulation

☐ Please link the tax identification numbers or account numbers listed below for rights of accumulation privileges as a “qualifying purchaser.” Please see the “Plan of Distribution” section of the prospectus for details.

Tax ID/SSN or Hines REIT Account Number	Tax ID/SSN or Hines REIT Account Number	Tax ID/SSN or Hines REIT Account Number

(2) FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership

☐ INDIVIDUAL OR JOINT TENANT (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

☐ TRANSFER ON DEATH-optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties. Please complete Section 3D.

☐ UNIFORM GIFT/TRANSFER TO MINORS (UGMA/UTMA) Under the UGMA/UTMA of the State of

☐ PENSION PLAN (Include Plan Documents)

☐ TRUST (Include title and signature pages)

☐ CORPORATION OR PARTNERSHIP (Include Corporate Resolution or Partnership Agreement)

☐ OTHER (Include title and signature pages)
Custodial Ownership

☐ THIRD PARTY ADMINISTERED CUSTODIAN PLAN

☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER

Name of Custodian

Mailing Address

City State Zip

Custodian Information (To be completed by Custodian above)

Custodian Tax ID #

Custodian Account #

Custodian Phone #

(3) INVESTOR INFORMATION Please print name(s) in which Shares are to be registered.

A. Investor

First Name	(MI) Last Name	Gender

Social Security Number	Drivers License Number/State (optional)	Date of Birth (MM/DD/YYYY)

Street Address	City State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship		Daytime Phone Number
B. Co-Investor (if any)

First Name	(MI) Last Name	Gender

Social Security Number	Drivers License Number/State (optional)	Date of Birth (MM/DD/YYYY)

Street Address	City State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship		Daytime Phone Number

 For Transfer Agent Use Only

Sub. #	Admit Date	Amount	Check #

C. Residential Street Address (This section must be completed for verification purposes if mailing address in Section 3A is a P.O. Box)

Street Address	City	State	Zip Code

If Non-U.S., Specify Country
Daytime Phone Number

D. Transfer on Death Beneficiary Information (For Individual or Joint Accounts only)

First Name	(MI)	Last Name	Social Security Number	Primary	%

First Name	(MI)	Last Name	Social Security Number	Primary	%

E. Trust/Corporation/Partnership/Other (Trustee(s) information must be provided in Sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust

(4)	DISTRIBUTIONS
 (Select only one)
Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive dividend distributions by check mailed to you at the address set forth in Section 3A above, to elect to receive dividend distributions by check mailed to third-party or alternate address, or to elect to receive dividend distributions by direct deposit.

For Custodial held accounts, if you elect cash distributions the funds will be directed back to the Custodian (Select option C).
I hereby subscribe for Shares of Hines REIT and elect the distribution option indicated below:
A. ☐ Reinvest/Dividend Reinvestment Plan (See Prospectus for details)
B. ☐ Check mailed to the address set forth in Section 3A.
C. ☐ Check Mailed to Third-Party/Alternate Address/Custodian
To direct dividends to a party other than the registered owner, please provide applicable information below.

Name/Entity Name/Financial Institution	Mailing Address
City	State	Zip Code	Account Number

D. ☐  Direct Deposit Please attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Hines REIT or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Hines REIT in writing to cancel it. In the event that Hines REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution	Mailing Address

City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account

Please Attach a Pre-printed Voided Check

* The above services cannot be established without a pre-printed voided check.
For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

(CHECK PHOTO)	Signature

(5)	PAPER DELIVERY AND HOUSEHOLDING (check only boxes that apply)

☐	Paper Delivery. Although Hines REIT makes shareholder communications available on its website (www.HinesREIT.com), I hereby request that Hines REIT deliver any such shareholder communication (including proxy statements, annual and quarterly reports, prospectus supplements and other required reports) to me by mailing paper documents to the address listed in Section 3A. I understand that I may revoke my request for paper delivery at any time by calling (888) 220-6121.

☐	Householding. To the extent that I have requested paper delivery, I consent to “householding” of shareholder communications, which means that Hines REIT may deliver one printed copy of any shareholder communication to all shareholders sharing my address. I understand that my consent to householding is effective so long as my account with Hines REIT remains active, unless I revoke my consent by calling (888) 220-6121.

(6)	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)
The Financial Advisor must sign below to complete order. The Financial Advisor herby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Advisor Number	Branch Number	Telephone Number

E-mail Address		Fax Number

Please note that all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale (Section 6 must be filled in).

The undersigned confirm on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

×			×
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

(7) SUBSCRIBER SIGNATURES
TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).

Hines REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Registered Representatives are not permitted to initial the representations on your behalf. In order to induce Hines REIT to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED.		Owner	Joint Owner
(a)	A copy of the Prospectus of Hines Real Estate Investment Trust, Inc. has been delivered or made available to me.	☐	☐
		Initials	Initials
(b)	I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”	☐	☐
		Initials	Initials
(c)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	☐	☐
		Initials	Initials
(d)	I am purchasing the Shares for my own account.	☐	☐
		Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

×			×
	Signature of Investor	Date		Signature of Co-Investor or Custodian (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

(8)	MISCELLANEOUS
Investors participating in the Dividend Reinvestment Plan or making subsequent purchases of Shares of Hines REIT, agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in Section 7 above, they are required to promptly notify Hines REIT and the Broker-Dealer in writing.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines REIT.
Return to: Hines REIT ■ P.O. Box 5238 ■ Englewood, CO 80155-5238
Overnight Delivery: Hines REIT ■ 7103 S. Revere Parkway ■ Centennial, CO 80112
Hines REIT Investor Relations: 1-888-220-6121

Accepted by Hines Real Estate Investment Trust, Inc.

By:            Sub #

APPENDIX B

HINES REAL ESTATE INVESTMENT TRUST, INC.
DIVIDEND REINVESTMENT PLAN
As of          , 2008

Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the “Company”), has adopted the following Dividend Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s charter (the “Charter”) unless otherwise defined herein.

1. Dividend Reinvestment.  As an agent for the shareholders (“Shareholders”) of the Company who purchase shares of the Company’s shares of common stock (the “Shares”) pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all dividends and other distributions authorized and paid in respect of the Shares held by each Participant, but exclusive of distributions made to Shareholders attributable to the net proceeds from the sale of the Company’s properties (“Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of this DRP was          , 2008.

3. Procedure for Participation.  Any Shareholder who owns Shares and who has received a prospectus, as contained in a Company’s Registration Statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange or inclusion of the Shares for quotation on a national securities market he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 8 below. If the DRP transaction involves Shares which are registered with the Securities and Exchange Commission (the “Commission”) in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall make available to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his participation pursuant to the provisions of Section 8 below.

4. Purchase of Shares.  Participants will acquire DRP Shares from the Company at a fixed price of $      per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors of the Company decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange or national securities market (if listed) (collectively,

B-1

the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. Shares Certificates.  The ownership of the Shares purchased through the DRP will be in book-entry form only.

6. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

7. Commissions.  The Company will not pay any selling commissions or Dealer Manager fees in connection with Shares sold pursuant to the DRP.

8. Termination by Participant.  A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to dividends paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange or inclusion of the shares for quotation on a national securities market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Dividends, if any, will be distributed to the Shareholder in cash.

9. Taxation of Distributions.  The reinvestment of Dividends in the DRP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment in Shares pursuant to the terms of the DRP.

10. Amendment or Termination of DRP by the Company.  The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days’ notice to the Participants.

11. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

B-2

APPENDIX C

HINES REAL ESTATE INVESTMENT TRUST, INC.

HINES REAL ESTATE SECURITIES, INC.
PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY.  We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity and security of our shareholders’ personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

1.	Information We May Collect.

We may collect Nonpublic Personal Information about you from three sources:

•	Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•	Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.	Why We Collect Nonpublic Personal Information.

We collect information from and about you:

•	in order to identify you as a customer;

•	in order to establish and maintain your customer accounts;

•	in order to complete your customer transactions;

•	in order to market investment products or services that may meet your particular financial and investing circumstances;

•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•	in order to meet our obligations under the laws and regulations that govern us.

3.	Use and Disclosure of Information.

We do not disclose any Nonpublic Personal Information about you to anyone except as permitted by law.

•	Internal Use. We will use your Nonpublic Personal Information within our business for the purposes of furthering our business, including analyzing your information, matching your information with the information of others, and other possible uses.

•	Aggregate Use and Disclosure. We will use and disclose your Nonpublic Personal Information on an aggregate basis, which means that we combine parts of your information with parts of the information from our other users without including your name, complete telephone number, complete e-mail address or your street address, in the combination. For example, we might determine the most common zip code among the users of our Web Site and disclose that zip code to other companies, or determine and disclose the average age of investors in our investment product(s).

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you.

•	Opt Out. You may request that the information we collect on you from consumer reporting agencies not be shared among our affiliated companies, except where one company performs services for another company, by notifying us in writing.

•	Nonaffiliated Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf , including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Nonpublic Personal Information with outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services.

We may use and disclose your Nonpublic Personal Information to the extent reasonably necessary to:

•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•	protect the security and integrity of our records, Web Site and customer service center;

•	protect our rights and property and the rights and property of others;

•	take precautions against liability;

•	respond to claims that your information violates the rights and interests of third parties;

•	take actions required by law or to respond to judicial process;

•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4.	Protecting Your Information.

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

•	Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5.	Former Customers.

We treat information concerning our former customers the same way we treat information about our current customers.

6.	Keeping You Informed.

We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user’s or a customer’s Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.

7.	Questions About Our Privacy Policy.

If you have any questions about our Privacy Policy, please contact us via email at: HinesREITprivacy@Hines.com.

APPENDIX D

THE HINES TIMELINE

Hines, our sponsor, has over 49 years of experience. This timeline briefly summarizes this history. Our Advisor relies on Hines to locate, evaluate and assist in the acquisition of our real estate investments and to perform many of our day-to-day operations. Hines also manages all of our direct and indirect real estate investments. The Core Fund relies on Hines in a similar manner. Please see “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization.”

Except for the Core Fund and any properties identified in the prospectus, we do not have an interest in any of the funds, properties or projects listed below. This summary is included to provide potential investors with additional historical information about our sponsor. See “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.” Hines’ past performance may not be indicative of our future results.

Please see “Investment Objectives and Policies With Respect to Certain Activities” for a description of our investment objectives and policies, which differ from some of the current and historical projects sponsored by Hines. For example, a significant portion of the prior programs, financial results and history of Hines involve development projects. We do not currently expect to undertake development projects.

Establishment Through Recognized Performance: The Late 50s, 60s & 70s

Originally a developer of warehouse and distribution buildings with some ancillary office space in the 1960s, Hines shifted its strategy during the 1970s from smaller industrial and office properties to large and distinctive office towers, anticipating corporate America’s interest in signature office buildings.

1957	—	Gerald D. Hines Interests founded as a sole proprietorship.
1958	—	After six office/warehouse projects, Hines completes the firm’s first Class A Office Project, 4219 Richmond Ave., Houston, Texas.
1967	—	Gerald D. Hines Interests celebrates its 10th anniversary with 97 office, warehouse, retail, parking and residential projects in its portfolio.
1971	—	Hines builds its first office tower in downtown Houston, the 50-story One Shell Plaza.
1973	—	Banking Division is formed to pursue development of bank headquarters in joint ventures outside Houston, starting national expansion of firm.
1975	—	Pennzoil Place is completed and named building of the year by the NY Times.
1976	—	Hines sells a major interest in Pennzoil Place to an international investor. Hines completes its first international development in Montreal.
1978	—	Construction of Three First National Plaza (Chicago) begins.
1979	—	The West Region office opens in San Francisco.

Equity Joint Ventures and Selective Recapitalization: The 80s

During the high interest rate environment of the 1980s, Hines structured development partnerships with providers of long term equity to capitalize larger and more complex development projects in central business districts.

1981	—	The East Region office opens in New York City.
1982	—	The Southeast Region office opens in Atlanta.
1983	—	Transco Tower, now called Williams Tower, and Republic Bank Center, now called Bank of America Center (both in Houston) are completed, as is United Bank Center, now Wells Fargo Center (Denver) is completed.
1984	—	580 California (San Francisco), Huntington Center (Columbus) and Southeast Financial Center, now Wachovia Financial Center (Miami) are completed.
1985	—	Ravinia Center (Atlanta) is completed.
1986	—	53rd At Third and 31 West 52nd Street are completed (both in New York). The Midwest Region office opens in Chicago.
1987	—	Hines celebrates its 30th anniversary with 373 projects completed and 921 employees throughout the U.S. The Norwest Center (Minneapolis) and Columbia Square (Washington, D.C.) buildings are completed.
1988 — 1989	—	500 Bolyston (Boston) and Franklin Square (Washington, D.C.) are completed.

Global Expansion, Acquisitions and Investment Management: The 90s

In the early 1990s, Hines strategically decided to expand internationally, seeing an opportunity to provide quality space in overseas markets to multi-national firms. Domestically, as real estate markets softened in the early 90s, Hines saw an opportunity to buy buildings below replacement cost and purchased over 27 million square feet in existing properties during the decade.

In the late 90s, Hines formed a series of co-investment partnerships with major investors to execute a suburban office market development strategy.

1990	—	Jeffrey C. Hines appointed President of Hines Interests Limited Partnership; Gerald D. Hines becomes Chairman. 343 Sansome (San Francisco), 225 High Ridge Road (Stamford) and Figueroa at Wilshire (Los Angeles) are completed.
1991	—	The first international office opens in Berlin. 450 Lexington (New York) and One Detroit Center, now Comerica Tower (Detroit) are completed.
1992	—	Mexico City and Moscow offices open. The renovation and development of the historic Postal Square (Washington, D.C.) is completed.
1993	—	700 11th Street (Washington, D.C.) is acquired, the first building acquisition by Hines.
1994	—	Hines begins the year with 18 major developments in progress in the U.S. and three foreign countries. Greenspoint Plaza (Houston) is acquired. Del Bosque is completed in Mexico City and sold to Coca-Cola for its Latin America headquarters.
1995	—	Paris, London, Frankfurt and Prague offices are all opened. In partnership with Morgan Stanley, Hines acquires the Homart portfolio (15 U.S. office buildings).
1996	—	The Barcelona and Beijing offices open. Hines closes its first international fund, Emerging Markets Fund I.
1997	—	Hines celebrates its 40th anniversary with 2,700 employees worldwide. Warsaw office opens. Construction begins on Diagonal Mar in Barcelona, the largest European undertaking for Hines to date.
1998	—	Hines completes its first international property acquisition, Reforma 350 in Mexico City. Hines Corporate Properties (Hines’ first Build-to-Suit Fund) closes. Hines U.S. Development Fund I closes. CalPERS selects Hines as partner and investment manager for its $1.0 billion portfolio of 18 properties. Sào Paulo office opens.
1999	—	The Hines U.S. Office Development Fund II and Emerging Markets Real Estate Fund II close. Hines completes Mala Sarka (Prague), DZ Bank (Berlin), and Main Tower (Frankfurt). Hines acquires Figueroa at Wilshire (Los Angeles), 1100 Louisiana (Houston), and Bank of America Tower (Miami).

Continuing Development, Expanded Investment Vehicles: The 00s

2000	—	Hines starts major office projects in the central business districts of Seattle, Chicago, New York and San Francisco. Hines acquires 750 Seventh Avenue (New York).
2001	—	Hines develops, Gannett/USA Today headquarters in Virginia and projects for Morgan Stanley Dean Witter, Bear Stearns and Swiss Bank Corporation (now UBS Warburg) in New York.
2002	—	Hines initiates the Hines Suburban Office Venture to acquire suburban office properties. Hines completes 745 Seventh Avenue in New York City and the resort community of Aspen Highlands Village in Aspen, Colorado.
2003	—	Completed projects include Hilton Americas-Houston, Toyota Center and Calpine Center (all in Houston), 2002 Summit Boulevard (Atlanta), ABN AMRO (Chicago), Benrather Karree (Düsseldorf) and Panamérica Park (São Paulo).
Hines expands its presence in Paris with three significant projects. Hines begins the urban planning project Garibaldi Repubblica (Milan), a master plan project which includes residential, office, retail and a hotel as well as a 26-acre public park. Additional residential projects include Tower I of Park Avenue (Beijing), River Valley Ranch (Colorado) and master-planned community Diagonal Mars Illa de Llac in Barcelona.
The Hines European Development Fund is formed to focus on Class A office properties in Western Europe. The Hines U.S. Core Fund acquires its first buildings, three New York City office buildings and a building in Washington D.C. The Hines U.S. Office Value Added Fund offering is closed. Construction begins on One South Dearborn (Chicago), 2525 Ponce de Leon (Coral Gables), 1180 Peachtree (Atlanta) and Torre Almirante (Rio de Janeiro).
2004	—	Hines sponsors its first public program, Hines REIT, which commences its first public offering. Development continues on Cannon Place, 99 Queen Victoria and the new world headquarters for the Salvation Army (all in London), and International Plaza-Kempinski Hotel (São Paulo).
2005	—	Hines continues to seek out new development and investment opportunities in over 100 markets around the world.
Hines and CalPERS create funds to invest in Mexico’s real estate market and Brazil’s office, industrial and residential markets.
Properties in development include 300 North LaSalle and One South Dearborn in Chicago and 900 de Maisonneuve, (Montreal).
2006	—	Hines and CalPERS establish the nation’s first real estate investment fund devoted solely to sustainable development. Hines is honored with the Environmental Protection Agency’s ENERGY STAR Sustained Excellence Award. New Delhi office opens. Hines develops new region called Eurasia, which includes Poland, Russia and now India.
2007	—	Hines celebrates its 50th anniversary with more than 3,150 employees and almost 900 projects completed and under way around the globe. The Dubai office opens.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 31.	Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered pursuant to this registration statement, other than underwriting compensation. All amounts are estimated except the Securities Act registration fee and the FINRA filing fee.

Amount*

Securities Act registration fee	$137,550
FINRA filing fee	75,500
Blue sky qualification fees and expenses	279,000
Printing and engraving fees and expenses	7,569,000
Legal fees and expenses	2,172,000
Accounting fees and other professional expenses	500,000
Transfer agent and escrow fees	1,810,000
Educational conferences and seminars	4,760,000
Sales and advertising expenses	3,056,000
Miscellaneous	11,234,000
Total	$31,593,050

*	All of the listed expenses will be paid by an affiliate of Hines.

Item 32.	Sales to Special Parties

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers themselves (and their employees), to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and to each of their spouses, parents and minor children) at a 7.0% discount, or $      per share, reflecting that selling commissions will not be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares made net of commissions.

Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at a 9.2% discount, or $      per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.

In addition, Hines, the Dealer Manager or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 9.2% discount, or $      per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Item 33.	Recent Sales of Unregistered Securities

Under the terms of our Employee and Director Incentive Share Plan, on each of July 6, 2005, June 7, 2006 and July 9, 2007, 1,000 restricted common shares were granted to each of our independent directors, Messrs. George A. Davis, Thomas A. Hassard and Stanley D. Levy. Such shares were granted without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

Item 34.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the conditions set forth in this Item, our charter and bylaws provide that we shall, subject only to the limitations in our charter and bylaws, or any limitations required by the MGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment narrows the limitations of our ability to provide indemnification rights compared to such rights existing prior to such amendment), indemnify and hold harmless against, and shall pay, advance or reimburse the reasonable expenses of any director or officer of Hines REIT (each an “Indemnified Party”) related to, any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our charter and bylaws, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our charter provides that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf of us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our charter and bylaws; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our charter or bylaws, or under resolutions of shareholders or directors, contract or otherwise. We have entered into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our charter, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that such indemnification or advance is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by provisions in our charter and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the shareholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or bylaws will limit, in any respect, any Indemnified Party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

(1) The following financial statements are filed as part of this prospectus:

Chase Tower, Dallas, Texas — For the Nine Months Ended September 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-97
Statements of Revenues and Certain Operating Expenses	F-98
Notes to Statements of Revenues and Certain Operating Expenses	F-99
Minneapolis Office/Flex Portfolio, Minneapolis, Minnesota — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-101
Statements of Revenues and Certain Operating Expenses	F-102
Notes to Statements of Revenues and Certain Operating Expenses	F-103
One Wilshire, Los Angeles, California — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-105
Statements of Revenues and Certain Operating Expenses	F-106
Notes to Statements of Revenues and Certain Operating Expenses	F-107
3 Huntington Quadrangle, Melville, New York — For the Six Months Ended June 30, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-109
Statements of Revenues and Certain Operating Expenses	F-110
Notes to Statements of Revenues and Certain Operating Expenses	F-111
5th and Bell, Seattle, Washington — For the Three Months Ended March 31, 2007 (Unaudited) and For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-113
Statements of Revenues and Certain Operating Expenses	F-114
Notes to Statements of Revenues and Certain Operating Expenses	F-115
Atrium on Bay, Toronto, Ontario — For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-117
Statement of Revenues and Certain Operating Expenses	F-118
Notes to Statement of Revenues and Certain Operating Expenses	F-119
The Laguna Buildings, Redmond, Washington — For the Year Ended December 31, 2006:
Independent Auditors’ Report	F-121
Statement of Revenues and Certain Operating Expenses	F-122
Notes to Statement of Revenues and Certain Operating Expenses	F-123
The Daytona Buildings, Redmond, Washington — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-125
Statements of Revenues and Certain Operating Expenses	F-126
Notes to Statements of Revenues and Certain Operating Expenses	F-127
Watergate Tower IV, Emeryville, California — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-129
Statements of Revenues and Certain Operating Expenses	F-130
Notes to Statements of Revenues and Certain Operating Expenses	F-131

3400 Data Drive, Rancho Cordova, California — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-133
Statements of Revenues and Certain Operating Expenses	F-134
Notes to Statements of Revenues and Certain Operating Expenses	F-135
Riverfront Plaza, Richmond, Virginia — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-137
Statements of Revenues and Certain Operating Expenses	F-138
Notes to Statements of Revenues and Certain Operating Expenses	F-139
Warner Center, Woodland Hills, California — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-141
Statements of Revenues and Certain Operating Expenses	F-142
Notes to Statements of Revenues and Certain Operating Expenses	F-143
1201 W. Peachtree Street, Atlanta, Georgia, — For the Six Months Ended June 30, 2006 (Unaudited) and For the Years Ended December 31, 2005, 2004 and 2003:
Independent Auditor’s Report	F-145
Statements of Revenues and Certain Operating Expenses	F-146
Notes to Statements of Revenues and Certain Operating Expenses	F-147
321 North Clark, Chicago, Illinois — For the Years Ended December 31, 2005, 2004 and 2003:
Independent Auditors’ Report	F-149
Statements of Revenues and Certain Operating Expenses	F-150
Notes to Statements of Revenues and Certain Operating Expenses	F-151
Airport Corporate Center, Miami, Florida — For the Year Ended December 31, 2005:
Independent Auditors’ Report	F-153
Statement of Revenues and Certain Operating Expenses	F-154
Notes to Statement of Revenues and Certain Operating Expenses	F-155
Hines Real Estate Investment Trust, Inc. Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Financial Statements — Basis of Presentation	F-157
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2007	F-158
Unaudited Pro Forma Consolidated Statements of Operations For the Nine Months Ended September 30, 2007	F-160
Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 2006	F-162
Unaudited Notes to Pro Forma Consolidated Financial Statements	F-164

(b)	Exhibits:

The documents listed on the Index to Exhibits are filed as exhibits to this registration statement.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) (i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(f) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on January 25, 2008.

Hines Real Estate Investment Trust, Inc.

By:	/s/ Charles M. Baughn
Charles M. Baughn
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Frank R. Apollo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines Jeffrey C. Hines	Chairman of the Board of Directors	January 25, 2008

/s/ Charles M. Baughn Charles M. Baughn	Chief Executive Officer	January 25, 2008

/s/ Charles N. Hazen Charles N. Hazen	President and Chief Operating Officer	January 25, 2008

/s/ Sherri W. Schugart Sherri W. Schugart	Chief Financial Officer	January 25, 2008

/s/ Frank R. Apollo Frank R. Apollo	Chief Accounting Officer	January 25, 2008

/s/ George A. Davis George A. Davis	Director	January 25, 2008

/s/ Thomas A. Hassard Thomas A. Hassard	Director	January 25, 2008

/s/ C. Hastings Johnson C. Hastings Johnson	Director	January 25, 2008

/s/ Stanley D. Levy Stanley D. Levy	Director	January 25, 2008

INDEX TO EXHIBITS

Exhibit
No.		Description

1	.1*	Form of Selected Dealer Agreement, with Form of Dealer Management Agreement between Hines Real Estate Investment Trust, Inc. and Hines Real Estate Securities, Inc. attached thereto as Exhibit A.
3.1		Second Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein).
3.2		Second Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 28, 2006 and incorporated herein by reference).
4.1		Form of Subscription Agreement (filed as Appendix A to the prospectus included in the Second Registration Statement and incorporated herein by reference).
5	.1++	Opinion of Venable LLP
8	.1++	Opinion of Greenberg Traurig, LLP as to tax matters
10.1		Second Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P. (filed as Exhibit 10.1 to Amendment No. 5 to the Registration Statement on Form S-11, originally filed on September 12, 2003 (the “Initial Registration Statement”), filed on May 24, 2004 and incorporated herein by reference)
10.2		Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership (filed as Exhibit 3.3 to the registrant’s Quarterly Report on Form 10-Q of Hines Real Estate Investment Trust, Inc. for the quarter ended March 31, 2006, and incorporated herein by reference).
10.3		Advisory Agreement, dated June 26, 2006, by and among Hines Real Estate Investment Trust, Inc., Hines REIT Properties, L.P., and Hines Advisors Limited Partnership (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference, as renewed on identical terms for an additional one-year term, pursuant to a verbal agreement by and among the parties thereto).
10.4		Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.4 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.5		Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (filed as Appendix B to the Prospectus included in the Second Registration Statement and incorporated herein by reference).
10.6		Sixth Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P., dated May 9, 2005, as amended and restated December 1, 2005 (filed as Exhibit 10.6 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).
10.7		Third Amended and Restated Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust, dated December 21, 2005 (filed as Exhibit 10.7 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).
10.8		Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.8 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.9		Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended (filed as Exhibit 10.9 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.10		Second Amended and Restated Shareholder Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 21, 2005 (filed as Exhibit 10.10 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).

Exhibit
No.	Description

10.11	Second Amended and Restated Investor Rights Agreement, dated as of October 12, 2005 (filed as Exhibit 10.11 to Post Effective Amendment No. 7 to the Initial Registration Statement on February 14, 2006 and incorporated herein by reference).
10.12	Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.12 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.13	Amended Declaration of Trust of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.13 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.14	Amended Bylaws of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.14 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.15	Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.15 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.16	Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.16 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.17	Subscription Agreement, dated as of September 11, 2003, between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership (filed as Exhibit 10.17 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.18	Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 10.18 to Amendment No. 6 to the Initial Registration Statement on June 10, 2004 and incorporated herein by reference).
10.19	Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association (filed as Exhibit 10.19 to Amendment No. 2 to the Initial Registration Statement on March 2, 2004 and incorporated herein by reference).
10.20	Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.20 to Amendment No. 5 to the Initial Registration Statement on May 25, 2004 and incorporated herein by reference) (superseded by Exhibit No. 10.7).
10.21	Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.21 to Amendment No. 5 to the Initial Registration Statement on May 25, 2004 and incorporated herein by reference).
10.22	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.22 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference) (superseded by Exhibit No. 10.7).
10.23	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.23 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.24	Purchase and Sale Agreement, dated November 23, 2004, by and among Hines U.S. Core Office Capital Associates II Limited Partnership, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.22 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).

Exhibit
No.	Description

10.25	Purchase and Sale Agreement, dated February 1, 2005, by and among Hines US Core LLC, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.23 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).
10.26	Second Amended and Restated Agreement of Limited Partnership of Hines-Sumisei US Core Office Properties LP (filed as Exhibit 10.26 to Post Effective Amendment No. 1 to the Initial Registration Statement on February 22, 2005 and incorporated herein by reference).
10.27	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Jeffrey C. Hines (filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)
10.28	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and C. Hastings Johnson (filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.29	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and George A. Davis (filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.30	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Thomas A. Hassard (filed as Exhibit 10.30 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.31	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Stanley D. Levy (filed as Exhibit 10.31 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.32	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles M. Baughn (filed as Exhibit 10.32 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.33	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles N. Hazen (filed as Exhibit 10.33 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.34	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Sherri W. Schugart (filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.35	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Frank R. Apollo (filed as Exhibit 10.35 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).
10.36	Purchase and Sale Agreement, dated as of April 1, 2005, by and among Hines US Core LLC, Hines REIT Properties L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated April 1, 2005 and incorporated herein by reference).
10.37	Agreement of Sale, dated March 10, 2005, by and between Madison Two Associates and Hines 70 West Madison LP (filed as Exhibit 10.37 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 and incorporated herein by reference).
10.38	Agreement of Purchase and Sale, dated as of May 19, 2005, between OTR, an Ohio general Partnership acting as duly authorized nominee of the Board of the State Teachers Retirement System of Ohio, and Hines REIT Properties, L.P. (filed as Exhibit 10.38 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.39	Property Management and Leasing Agreement, dated as of June 28, 2005, by and between Hines Interests Limited Partnership and 1900/2000 Alameda de las Pulgas LLC (filed as Exhibit 10.39 to Post Effective Amendment No. 4 to the Initial Registration Statement on August 22, 2005 and incorporated herein by reference).

Exhibit
No.	Description

10.40	Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT — 525 and 600 B Street, LP and Hines-Sumisei US Core Office Properties, LP, dated June 27, 2005 (filed as Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.41	Purchase and Sale Agreement, dated as of July 25, 2005, by and among Hines US Core LLC, as seller, Hines REIT Properties, L.P., as buyer, and acknowledged by Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated July 25, 2005 and incorporated herein by reference).
10.42	Term Loan Agreement, made and entered into as of June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, as agent for itself and the other lending institutions which may become parties thereto (filed as Exhibit 10.39 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.43	Ownership Interests Pledge and Security Agreement, dated June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, in its capacity as administrative agent (filed as Exhibit 10.40 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).
10.44	First Amendment to Term Loan Agreement, dated August 23, 2005, between Hines REIT Properties, L.P. and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.45	Revolving Line of Credit Agreement, dated September 9, 2005, by and between Hines REIT Properties, L.P., and KeyBank National Association, as administrative agent, and the other lenders from time to time parties thereto (filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.46	Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.47	Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P. dated September 9, 2005 (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.48	Subordination Agreement, dated September 9, 2005, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.49	Agreement of Sale and Purchase, dated as of August 9, 2005 between Centex Office Citymark I, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.50	Agreement for Purchase of Office Building, dated effective as of August 12, 2005, between Hines REIT Properties, L.P. and JB Management L.P., as amended (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.51	Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (including first through fourth amendments)(filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).

Exhibit
No.	Description

10.52	Letter Agreement, dated November 9, 2005, among Hines-Sumisei U.S. Core Office Fund, L.P., Hines US Core Office Capital LLC and Hines REIT Properties, L.P. (filed as Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference).
10.53	Subscription Agreement, dated November 14, 2005, between Hines-Sumisei U.S. Core Office Fund, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.53 to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, File No. 333-108870, filed on November 2, 2005, and incorporated by reference herein).
10.54	Fifth Amendment, dated November 16, 2005, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P.
10.55	Sixth Amendment, dated January 20, 2006, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (filed as Exhibit 10.55 to Post Effective Amendment No. 7 to the Initial Registration Statement and incorporated herein by reference).
10.56	Purchase and Sale Agreement between Kan Am Grund Kapitalanlagegesellschaft MBH and Hines-Sumisei U.S. Core Office Properties, LP, dated as of March 10, 2006 (filed as Exhibit 10.56 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).
10.57	Purchase and Sale Agreement between 321 North Clark Realty L.L.C. and Hines REIT Properties, LP, dated as of March 23, 2006 (filed as Exhibit 10.57 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).
10.58	Agreement of Purchase and Sale by and between WXIII/SCV Real Estate Limited Partnership and Hines 720 Olive Way LP, dated as of December 29, 2005, as amended by First Amendment, dated as of January 6, 2006, and Second Amendment, dated January 11, 2006 (filed as Exhibit 10.58 to Post-Effective Amendment No. 8 to the Initial Registration Statement on April 14, 2006 and incorporated herein by reference).
10.59	Deed of Trust, Security Agreement and Fixture Filing, dated as of April 18, 2006, by and between Hines REIT 1515 S Street LP, First American Title Insurance Company and Met Life Bank, N.A., and Promissory Notes, dated April 18, 2006, executed by Hines REIT 1515 S Street LP (filed as Exhibit 10.59 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).
10.60	Term Loan Agreement, dated as of April 24, 2006, between Hines REIT Properties, L.P., KeyBank National Association and the other Lenders party thereto, and Promissory Note executed by Hines REIT Properties, L.P., dated April 24, 2006 (filed as Exhibit 10.60 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).
10.61	Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, dated April 24, 2006 (filed as Exhibit 10.61 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).
10.62	Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P., dated April 24, 2006 (filed as Exhibit 10.62 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).
10.63	Subordination Agreement, dated April 24, 2006, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.63 to Pre-Effective Amendment No. 1 to this Registration Statement on April 25, 2006 and incorporated by reference herein).
10.64	Contract of Sale by and between Sumitomo Life Realty (N.Y.), Inc. and Hines One Atlantic Center LP, dated May 18, 2006 (filed as Exhibit 10.64 to Amendment No. 2 to the Second Registration Statement on June 15, 2006, and incorporated by reference herein).

Exhibit
No.	Description

10.65	Agreement by and between Hines REIT Properties, L.P. and HSH Nordbank AG NY Branch dated June 5, 2006 (filed as Exhibit 10.65 to Amendment No. 2 to the Second Registration Statement on June 15, 2006, and incorporated by reference herein).
10.66	Selected Dealer Agreement, dated July 20, 2006, by and among Hines Real Estate Investment Trust, Inc., Hines Real Estate Securities, Inc., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and Ameriprise Financial Services, Inc. (filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
10.67	Reimbursement Agreement, dated July 20, 2006, by and between Hines Interests Limited Partnership and Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
10.68	Agreement of Purchase and Sale, dated as of September 27, 2006, between MP Warner Center, LLC, MP Warner Center III, LLC, and Hines-Sumisei US Core Office Properties LP (as amended by Amendments No 1, dated September 15, 2006, and No. 2, dated September 27, 2006) (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
10.69	Credit Agreement, dated as of August 1, 2006, among Hines REIT 3100 McKinnon Street LP, Hines REIT 1900/2000 Alameda de las Pulgas LLC, Hines REIT 321 North Clark Street LLC and the Borrowing Base Subsidiaries party thereto from time to time, as Borrowers, Hines REIT Properties, L.P., as Sponsor, and HSH Nordbank AG, New York Branch and the Lenders party thereto from time to time, as Lenders (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference).
10.70	Purchase and Sale Agreement, dated November 1, 2006, between 3400 Data Drive Associates, LLC and Hines Real Estate Properties, L.P. (filed as Exhibit 10.70 to Post-Effective Amendment No. 1 to the Second Registration Statement on December 19, 2006, and incorporated by reference herein).
10.71	Purchase and Sale Agreement, dated as of October 31, 2006, between Commerz Grundbesitz-Investmentgesellschaft mbH, a limited liability company under German Law, acting as investment company for the account of the German open-ended real estate investment fund Haus Invest Global and Hines Riverfront Plaza LP (filed as Exhibit 10.71 to Post-Effective Amendment No. 1 to the Second Registration Statement on December 19, 2006, and incorporated by reference herein).
10.72	First Amendment to Credit Agreement and other Credit Documents, dated November 8, 2006, by and among Hines REIT Properties, L.P. and KeyBank National Association, for itself and the other lending institutions party to the Credit Agreement (filed as Exhibit 10.72 to Post-Effective Amendment No. 1 to the Second Registration Statement on December 19, 2006, and incorporated by reference herein).
10.73	Real Estate Purchase and Sale Agreement, dated November 28, 2006, by and among Laguna North Building Sellers, Laguna North Land Sellers, Laguna South Building Sellers, Laguna South Land Sellers, FC27 Sellers and Hines REIT Laguna Campus LLC, and First Amendment thereto, dated November 29, 2006 (filed as Exhibit 10.73 to Post-Effective Amendment No. 1 to the Second Registration Statement on December 19, 2006, and incorporated by reference herein)
10.74	Real Estate Purchase and Sale Agreement, dated November 28, 2006, by and among Daytona Building Sellers, RCC Building Sellers, Daytona-RCC Land Sellers and Hines REIT Daytona Campus LLC, and First Amendment thereto, dated November 29, 2006 (filed as Exhibit 10.74 to Post-Effective Amendment No. 1 to the Second Registration Statement on December 19, 2006, and incorporated by reference herein).
10.75	Real Estate Sale Agreement, by and between CA Watergate Tower IV Limited Partnership and Hines REIT Watergate, LP., and First Amendment thereto, dated December 8, 2006 (filed as Exhibit 10.75 to Post-Effective Amendment No. 1 to the Second Registration Statement on December 19, 2006, and incorporated by reference herein).

Exhibit
No.	Description

10.76	Agreement of Purchase and Sale between The Atrium on Bay Inc. as vender and Hines REIT Properties, L.P. as Purchaser, dated December 22, 2006 (filed as Exhibit 10.76 to Post-Effective Amendment No. 2 to the Second Registration Statement on February 23, 2007, and incorporated by reference herein).
10.77	First Amendment to Credit Agreement, dated as of January 19, 2007, among Hines Reit 3100 McKinnon Street LP, Hines REIT 1900/2000 Alameda de las Pulgas LLC, Hines REIT 321 North Clark Street LLC and the Borrowing, Base Subsidiaries party thereto from time to time, as Borrowers, Hines REIT Properties, LP., as sponsor, HSH Nordbank AG, New York Branch, as lender and as Agent and Arranger, and the lenders party thereto from time to time (filed as Exhibit 10.77 to Post-Effective Amendment No. 2 to the Second Registration Statement on February 23, 2007, and incorporated by reference herein).
10.78	Purchase and Sale Agreement, dated as of March 27, 2007, by and between Bay West Design Center, LLC, Bay West Seattle, LLC, and Hines REIT Properties, L.P. (filed as Exhibit 10.78 to Post-Effective Amendment No. 4 to the Second Registration Statement on April 16, 2007, and incorporated by reference herein).
10.79	Purchase and Sale Agreement, dated as of May 11, 2007, by and between Touchstone Venture II and Hines REIT Properties, L.P. (filed as Exhibit 10.79 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein).
10.80	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of July 11, 2007, by and between Carlyle One Wilshire II, L.P. and Hines REIT One Wilshire LP (filed as Exhibit 10.80 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein).
10.81	Purchase and Sale Agreement dated as of June 4, 2007, by and between 3 Huntington Quadrangle, LLC, and Hines REIT Properties, L.P. (filed as Exhibit 10.81 to Post-Effective Amendment No. 5 to the Second Registration Statement on July 16, 2007, and incorporated by reference herein).
10.82	Agreement of Purchase and Sale, dated September 25, 2007, between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 1, 2007, and incorporated by reference herein).
10.83	First Amendment , dated September 27, 2007, to the Agreement of Purchase and Sale, dated September 25, 2007 between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 1, 2007, and incorporated by reference herein).
10.84	Agreement of Purchase and Sale, dated October 16, 2007, between 2200 Ross, L.P., and Hines REIT 2200 Ross Avenue, L.P. (filed as Exhibit 10.84 to Post-Effective Amendment No. 6 to the Second Registration Statement on October 16, 2007, and incorporated by reference herein).
10.85	Deed of Trust and Security Agreement, dated October 25, 2007, by and between Hines REIT One Wilshire LP, First American Title Insurance Company and The Prudential Insurance Company of America (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).
10.86	Promissory Note by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).
10.87	Environmental Liability by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on October 31, 2007, and incorporated by reference herein).
10.88	Agreement of Purchase and Sale, dated December 17, 2007, between Newkirk Segair L.P., LLC and Hines REIT El Segundo LP (filed as Exhibit 10.88 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.89	Loan Facility Agreement, dated as of December 20, 2007, between Hines REIT 2007 Facility Holdings LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.89 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).

Exhibit
No.		Description

10.90		Deed of Trust, Security Agreement and Fixture Filing between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company (filed as Exhibit 10.90 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein)
10.91		Promissory Note between Hines REIT 2200 Ross Avenue LP and Metropolitan Life Insurance Company (filed as Exhibit 10.91 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.92		Mortgage, Security Agreement and Fixture Filing between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.92 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10.93		Promissory Note between Hines REIT Minneapolis Industrial LLC and Metropolitan Life Insurance Company (filed as Exhibit 10.93 to Post-Effective Amendment No. 8 to the Second Registration Statement on January 16, 2008, and incorporated by reference herein).
10	.94*	Form of Advisory Agreement Among Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc.
21.1		List of Subsidiaries of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 21.1 to the Second Registration Statement on Form S-11, File No. 333-130114 on December 5, 2005, and incorporated by reference herein).
23	.1*	Consent of Deloitte & Touche LLP.
23	.2*	Consent of Deloitte & Touche LLP.
23	.3++	Consent of Venable LLP.
23	.4++	Consent of Greenberg Traurig, LLP.
23	.5++	Consent of Greenberg Traurig, LLP
24	.1*	Power of Attorney of certain signatories (included in signature pages to this registration statement)

*	Filed herewith

+	Previously filed

++	To be filed with the final pre-effective amendment to this registration statement.